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                                                     Registration No. 333-48689
As filed with the Securities and Exchange Commission on May 11, 1998


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  ------------------
                             PRE-EFFECTIVE AMENDMENT NO. 1
                                        TO THE
                                       FORM S-1
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------
                                  CFS BANCORP, INC.
       (Exact name of registrant as specified in its articles of incorporation)
                                  ------------------

          Delaware                        6711                   35-2042093
-------------------------------    -----------------        -------------------
(State or other jurisdiction of    (Primary Standard         (I.R.S. Employer
incorporation or organization)        Industrial            Identification No.)
                                    Classification
                                     Code Number)

                                   707 Ridge Road
                               Munster, Indiana 46321
                                   (219) 836-5500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Thomas F. Prisby
                  Chairman of the Board and Chief Executive Officer
                                    707 Ridge Road
                                Munster, Indiana 46321
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       Copy to:

                               Raymond A. Tiernan, Esq.
                               Hugh T. Wilkinson, Esq.
                                Philip R. Bevan, Esq.
                        Elias, Matz, Tiernan & Herrick L.L.P.
                                734 15th Street, N.W.
                                      12th Floor
                               Washington, D.C.  20005

                                    --------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

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

Title of each
Class of
Securities             Amount         Purchase
to be                  to be           Price        Aggregate      Registration
Registered            Registered      Per Share  Offering Price          Fee
---------------   -----------------  ---------  ---------------  ------------
Common Stock,
$.01 par value
per share (1)    23,661,174 shares    $10.00     $236,611,740(2)      $69,801(3)
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Participation
Interests           469,857 shares        --               --                (4)

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(1)  Includes shares of Common Stock to be issued to The Citizens Foundation, a private foundation.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  Previously paid.
(4) The securities of CFS Bancorp, Inc. to be purchased by the Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the maximum number of shares of Common Stock which could be purchased through utilization of the assets of the plan.

     The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.
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

                                CFS BANCORP, INC
                     COMMON STOCK, $.01 PAR VALUE PER SHARE

              Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan (469,857 Shares and Participations Therein)

    This Prospectus Supplement relates to the offer and sale to employees of Citizens Financial Services, FSB (the "Bank" or the "Employer") who are participants ("Participants") in the Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan ("Profit Sharing Plan" or the "Plan") of up to 469,857 shares of CFS Bancorp, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), and participation interests in the Profit Sharing Plan, as set forth herein.

    In connection with the reorganization of the Bank to the stock form of organization pursuant to the Bank's Plan of Conversion (the "Plan" or "Plan of Conversion"), the Bank has adopted the Profit Sharing Plan which permits, among other things that Participants in the Profit Sharing Plan be able to direct the investment of their account balances within the Profit Sharing Plan into an investment fund consisting of Common Stock (the "Employer Stock Fund"). The Profit Sharing Plan will permit Participants in the Profit Sharing Plan to direct the trustee of the Profit Sharing Plan (the "Trustee") to purchase Common Stock with amounts in the Profit Sharing Plan attributable to such Participants. This Prospectus Supplement relates to the initial election of a Participant to direct the purchase of Common Stock in the Conversion and also to elections by Participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund after the Conversion. This Prospectus Supplement does not cover reoffers or resales of the Common Stock. See "Restrictions on Resale."

    The Prospectus dated _________ __, 1998 of the Company (the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Company, the Conversion, the Common Stock and the financial condition, results of operations, and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Profit Sharing Plan, should be read only in conjunction with the Prospectus.

    For a discussion of certain factors that should be considered by each Participant, see "Risk Factors" at page [18] in the Prospectus.

                             ---------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION,
                    OR ANY OTHER FEDERAL OR STATE SECURITIES
                  COMMISSION, NOR HAS SUCH COMMISSION, OFFICE,
                         OR OTHER AGENCY PASSED UPON THE
                     ACCURACY OF THIS PROSPECTUS SUPPLEMENT.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                              ---------------------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

          The date of this Prospectus Supplement is _________ __, 1998.

    No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Bank or the Profit Sharing Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company, the Bank or the Profit Sharing Plan since the date hereof or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached hereto and should be retained for future reference.


                                TABLE OF CONTENTS



                                                                        Page
                                                                        ----
The Offering........................................................
   Securities Offered...............................................
   Election to Purchase Common Stock in the Conversion..............
   Value of Participation Interests.................................
   Method of Directing Transfer.....................................
   Time for Directing Transfer......................................
   Irrevocability of Transfer Direction.............................
   Direction to Purchase Common Stock After the Conversion..........
   Purchase Price of Common Stock...................................
   Nature of Participant's Interest in the Common Stock.............
   Voting and Tender Rights.........................................
Description of the Profit Sharing Plan..............................
   Introduction.....................................................
   Eligibility and Participation....................................
   Contributions Under the Profit Sharing Plan .....................
   Limitations on Contributions.....................................
   Investment of Contributions......................................
   Vesting..........................................................
   Withdrawals and Distributions From the Sharing Plan..............
   Administration of the Profit Sharing Plan........................
   Reports to Profit Sharing Plan Participants......................
   Plan Administration..............................................
   Amendment and Termination........................................
   Merger, Consolidation or Transfer................................
   Federal Income Tax Consequences..................................
   ERISA and Other Qualifications...................................
   Restrictions on Resale...........................................
   SEC Reporting and Shortswing Profit Liability....................
Legal Opinions......................................................


                                  THE OFFERING

Securities Offered

    Up to 469,857 shares of Common Stock which may be acquired by the Profit Sharing Plan for the accounts of employees participating in the Profit Sharing Plan, as well as participation interests in the Profit Sharing Plan, are offered hereby. Only employees of the Bank may participate in the Profit Sharing Plan. Information with regard to the Profit Sharing Plan is contained in this Prospectus Supplement and information with respect to the Company, the Conversion, the Merger and the financial condition, results of operations and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Company is 707 Ridge Road, Munster, Indiana 46371. The Company's telephone number is (219) 836-5500. The address and telephone number of the Bank's principal executive office are the same as the Company's.

Election to Purchase Common Stock in the Conversion

    In connection with the Conversion, the Profit Sharing Plan has been adopted. Under the terms of the Plan, each Participant is permitted to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Profit Sharing Plan may be transferred to an investment fund that will invest in Common Stock (the "Employer Stock Fund") and will be used to purchase Common Stock in the Conversion, and subsequent to the Conversion, to purchase Common Stock in the open market. If there is not enough Common Stock in the Conversion to fill all subscriptions, the Common Stock will be apportioned and the Profit Sharing Plan may not be able to purchase all of the Common Stock requested by Participants. In such event, the amounts not used to purchase shares of Common Stock in the Conversion will be returned to the other investment funds of the Profit Sharing Plan as directed by the Participants' existing investment directions. The Profit Sharing Plan permits this one-time election outside the specific election dates as discussed below. The ability of a Participant to purchase Common Stock in the Conversion pursuant to directions to transfer all or a portion of their beneficial assets in the Profit Sharing Plan will be based upon the Participant's status as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or the availability of Common Stock. See "Description of the Profit Sharing Plan - Investment of Contributions." The Trustee of the Profit Sharing Plan will follow the Participants' directions to purchase Common Stock in the Conversion. Funds not transferred to the Employer Stock Fund will remain in the other investment funds of the Profit Sharing Plan as directed by the Participants.

Value of Participation Interests

    The assets of the Profit Sharing Plan were valued as of March 31, 1998 and each Participant was informed of the value of his or her beneficial interest in the Profit Sharing Plan. The value represented the market value as of March 31, 1998 of past contributions by the Bank and the Participants and any earnings thereon, less previous withdrawals, to the predecessor of the Profit Sharing Plan, a multi-employer profit sharing plan in which the Bank participated and which did not permit investment in employer securities.

Method of Directing Transfer

    Accompanying this Prospectus Supplement is a form to direct a transfer among investment funds (the "Investment Form"). If a Participant wishes to transfer all or part of his or her beneficial interest in the assets of the Profit Sharing Plan to the purchase of Common Stock in the Conversion, he or she should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

    The deadline for submitting a direction to transfer amounts to the Employer Stock Fund to purchase Common Stock in the Conversion is _______ __, 1998. The Investment Form should be returned to the Bank by no later than 12:00 p.m., Central Time, on such date.

Irrevocability of Transfer Direction

    A Participant's direction to transfer amounts credited in the Profit Sharing Plan to his or her accounts to the Employer Stock Fund in order to fund the purchase of Common Stock in the Conversion shall be irrevocable. Subsequent to the Conversion, however, Participants will be able to direct transfers within the Profit Sharing Plan, as explained below.

Direction to Purchase Common Stock After the Conversion

    After the Conversion, a Participant may direct that a certain percentage of his or her interests in the trust fund established for the Profit Sharing Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in Common Stock. Alternatively, a Participant may direct that a certain percentage of his or her interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Profit Sharing Plan. Participants will be permitted to direct that future contributions made to the Profit Sharing Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the investment funds may be changed as allowed by the Profit Sharing Plan. The initial election to invest a percentage of his or her interest in the Employer Stock Fund shall not be counted as one of the changes in investment direction that are otherwise permitted to be made by the Profit Sharing Plan. Special restrictions apply to transfers directed by those Participants who are officers, directors and principal stockholders of the Company who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

Purchase Price of Common Stock

    The funds transferred to the Employer Stock Fund for the purchase of Common Stock in the Conversion will be used by the Trustee to purchase Common Stock through the exercise of subscription rights granted to Participants as an Eligible Account Holder or Supplemental Eligible Account Holder under the Plan of Conversion. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase Common Stock in the Conversion. Common Stock purchased by the Trustee after the Conversion will generally be acquired in open market transactions. The prices paid by the Trustee for shares of Common Stock will not exceed "adequate consideration" as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

Nature of a Participant's Interest in the Common Stock

    The Common Stock will be held in the name of the Trustee for the Profit Sharing Plan. Each Participant has an allocable interest in the investment funds of the Profit Sharing Plan but not in any particular assets of the Profit Sharing Plan. Accordingly, a specific number of shares of Common Stock will not be directly attributable to the account of any Participant. Earnings, e.g., gains and losses, are allocated to the Account of a Participant based upon the particular investment designations of the Participant. Therefore, earnings with respect to a Participant's Account should not be affected by the investment designations (including investments in Common Stock) of other Participants.

Voting and Tender Rights of Common Stock

    The Trustee will generally exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with interests in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have a right to vote, each Participant will be allocated a number of voting instruction rights reflecting his or her proportionate interest in the Employer Stock Fund. The number of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. In the event of a tender offer for Common Stock, the Plan provides that each Participant will be allotted a number of tender instruction rights reflecting his or her proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Common Stock held in the Employer Stock Fund will not be tendered. The Profit Sharing Plan makes provision for Participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                     DESCRIPTION OF THE PROFIT SHARING PLAN

Introduction

    The Profit Sharing Plan was adopted on May __, 1998, as The Citizens Financial Services, FSB Employees' Saving & Profit Sharing Plan. Prior to such date, Bank sponsored a multi-employer profit sharing plan which was "frozen" in connection with the Bank's adoption of the Profit Sharing Plan and Participants were permitted to transfer their account balances in the prior plan to the Profit Sharing Plan. The Profit Sharing Plan is essentially identical to the Bank's earlier plan except that Participants under the Profit Sharing Plan will be allowed to invest in the Employer Stock Fund. The Profit Sharing Plan is a qualified retirement plan which includes a cash or deferred arrangement established in accordance with requirements under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and the trust pursuant to which the assets of the Profit Sharing Plan are held is intended to be a qualified trust under Section 501(a) of the Code.

    The Bank intends that the Profit Sharing Plan, in operation, will comply with the requirements under Sections 401(a) and 401(k) of the Code. The Bank will adopt any amendments to the Profit Sharing Plan that may be necessary to ensure the qualified status of the Profit Sharing Plan under the Code and applicable Treasury Regulations.

    The Profit Sharing Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Profit Sharing Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Profit Sharing Plans) of ERISA, except the funding requirements contained in
Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The Profit Sharing Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to Participants (as defined below) or beneficiaries under the Profit Sharing Plan.

    Applicable federal law requires the Profit Sharing Plan to impose substantial restrictions on the right of a Participant to withdraw amounts held for his or her benefit under the Profit Sharing Plan prior to the Participant's termination of employment with the Bank. A substantial federal tax penalty also may be imposed on withdrawals made prior to the Participant's attainment of age 59 1/2, regardless of whether such a withdrawal occurs during his or her employment with the Bank or after termination of employment.

    The following statements are summaries of certain provisions of the Profit Sharing Plan. They are not complete and are qualified in their entirety by the full text of the Profit Sharing Plan which is incorporated by reference herein. Terms not otherwise defined herein are otherwise defined in the Profit Sharing Plan. Copies of the Profit Sharing Plan are available to all employees upon request to the Plan Administrator. Each employee is urged to read carefully the full text of the Profit Sharing Plan.

Eligibility and Participation

    Certain employees of the Employer are eligible to participate in the Profit Sharing Plan on the first day of any payroll period (the "Participation Date") following completion of one year of service (at least 1,000 hours during a twelve consecutive month period) with the Bank. Employees who have not attained age 21, employees covered by a collective bargaining agreement which does not expressly provide for their coverage under the Profit Sharing Plan and employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the Untied States, are not eligible to participate in the Profit Sharing Plan.

    As of _____ __, 1998, there were ___ employees eligible to participate in the Profit Sharing Plan, and ___ employees had elected to participate in the Profit Sharing Plan.

Contributions Under the Profit Sharing Plan

    401(k) Contributions. Each Participant in the Profit Sharing Plan is permitted to elect to reduce his or her Salary (as defined below) pursuant to a "Salary Reduction Agreement" by an amount not less than 1% and not more than 15% and have that amount contributed to the Profit Sharing Plan on his or her behalf. These amounts are credited to the Participant's account. The Profit Sharing Plan defines "Salary" as a Participant's total annual salary or wages exclusive of special payments such as overtime, bonuses, fees, deferred compensation (other than as elected by Participant's in accordance with the Plan). The annual compensation of each Participant taken into account under the Profit Sharing Plan is limited to $160,000 (adjusted for increases in the cost of living as permitted by the Code; the limitation for 1998 is $160,000). Generally, a Participant may elect to modify the amount contributed to the Profit Sharing Plan under his or her Salary Reduction Agreement not more often than one time in any pay period. However, special restrictions apply to those Participants who are subject to Section 16 of the 1934 Act. Basic Contributions are transferred by the Employer to the Trustee of the Plan.

    After-Tax Contributions. After-tax contributions are not allowed under the Profit Sharing Plan.

    Employer Contributions. For Participants, the Bank must contribute for each Plan Year 100% of the Participant's Basic Contributions up to a maximum of 6% of the Participant's Salary.

Limitations on Contributions

    Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Profit Sharing Plan provides that the amount of contributions and forfeitures allocated to each Participant's account and during any plan year may not exceed the lesser of 25% of the Participant's Section 415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A Participant's Section 415 Compensation is a Participant's Salary, excluding any Employer contribution to the Profit Sharing Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions with respect to a Participant, such excess will be disposed of as follows:

    (i) Any excess amount in the Participant's Account will be used to reduce the Employer's contributions for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary; and

    (ii) If an excess amount still exists, and the Participant is not covered by the Profit Sharing Plan at the end of the Limitation Year, the excess amount during the succeeding Limitation Year, shall be allocated to each Participant then actively participating in the Profit Sharing Plan.

    Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation under a salary reduction agreement of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed $7,000 adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Profit Sharing Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

    Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of Deferred Compensation that may be made to the Profit Sharing Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of Deferred Compensation made by or on behalf of all other employees eligible to participate in the Profit Sharing Plan. Specifically, the actual deferral percentage (i.e., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of Deferred Compensation credited to the account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual deferral percentage of all other eligible employees, or (ii) the lesser of (x) 200% of the actual deferral percentage of all other eligible employees, or (y) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for such Plan Years (i.e., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of voluntary Employee and Employer matching contribution credited to the account of such eligible employee by such eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (i) 125% of the actual contribution percentage of all other eligible employees, or (ii) the lesser of
(x) 200% of the actual contribution percentage of all other eligible employees, or (y) the actual contribution percentage of all other eligible employees plus two percentage points.

    In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (i.e., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer), or (2) for the preceding year (i) had compensation from the employer in excess of $80,000, and (ii) if the employer elects the application of this clause for such preceding year, was in the top- group of employees for such preceding year. An employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20 percent of employees when ranked on the basis of compensation paid during such year. Such amounts are adjusted annually to reflect increases in the cost of living.

    In order to prevent the disqualification of the Profit Sharing Plan, any amount contributed by Highly Compensated Employees that exceeds the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

    Top-Heavy Plan Requirements. If for any Plan Year the Profit Sharing Plan is a Top-Heavy Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Profit Sharing Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Profit Sharing Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

    In general, the Profit Sharing Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of Participants who are Key Employees exceeds 60% of the aggregate balance of the Accounts of all Participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Employer having annual compensation in excess of 50% of the amount under Section 415(b)(1)(A) of the Code ($130,000 for 1998), (2) one of the ten employees having annual compensation greater than the Section 415(c)(1)(A) amount ($30,000 for 1998) and owning, directly or indirectly, the largest interests in the Company, (3) a 5% owner of the Company, (i.e., owns directly or indirectly more than 5% of the stock of the Company, or stock possessing more than 5% of the total combined voting power of all stock of the Company) or (4) a 1% owner of the Company having annual compensation in excess of $150,000.

Investment of Contributions

    General. All amounts credited to Participants' Accounts under the Profit Sharing Plan are held in the Trust Fund which is administered by the Trustee appointed by the Bank's Board of Directors.

    The Accounts of a Participant held in the Trust may be invested by the Trustee at the direction of the Participant in the following funds (collectively and including the Employer Stock Fund, the "Funds"):

    a. S&P 500 Stock Fund;

    b. S&P MidCap Stock Fund;

    c. Money Market Fund;

    d. Government Bond Fund;

    e. International Stock Fund;

    f. Asset Allocation Fund (3):

      (1) Income Plus
      (2) Growth and Income
      (3) Growth

    g. Stable Value Fund

    h. Employer Stock Fund

    The Profit Sharing Plan provides that in addition to the Funds specified above, a Participant who is employed by the Bank may direct the Trustee to invest all or a portion of his account in the Employee Stock Fund. No more than once a business day a Participant may elect (in increments of 1%) to have both past and future contributions to the Participant's account invested either in the Employer Stock Fund or among such other Funds. These elections will be effective on the effective date of the Participant's written notice to the plan administrator. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in the Money Market Fund.

    A Participant who receives a loan from the Profit Sharing Plan has a separate account established under the Profit Sharing Plan. The balance of a Participant's loan account represents the unpaid principal and interest (if any) of such participant's loan from the Profit Sharing Plan. Repayments of principal and payments of interest on loans are invested by the Trustee as directed by the Participant or, if no investment directions are given, in the Money Market Fund.

    The net gain (or loss) of the Funds from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) will be determined at least monthly during the Plan Year. For purposes of such allocations, all assets of the Trust are valued at their fair market value.

    Previous Funds. The annual percentage return on these funds for the prior three years was:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     Fund                        1997               1996              1995
--------------------------------------------------------------------------------
S&P 500 Stock Fund              32.7%               22.3%             36.9%
--------------------------------------------------------------------------------
S&P MidCap Stock Fund           31.5%               18.6%             30.2%
--------------------------------------------------------------------------------
Money Market Fund                5.5%                5.6%              6.2%
--------------------------------------------------------------------------------
Government Bond Fund            15.4%               -2.3%             32.0%
--------------------------------------------------------------------------------
International Stock Fund         3.6%               10.6%             15.0%
--------------------------------------------------------------------------------
Asset Allocation Fund            8.9%                8.3%             12.9%
  (1) Income Plus
--------------------------------------------------------------------------------
  (2) Growth and Income         13.6%               12.3%             20.5%
--------------------------------------------------------------------------------
  (3) Growth                    18.0%               16.0%             31.4%
--------------------------------------------------------------------------------
Stable Value Fund                6.2%                6.5%              6.8%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



    The Employer Stock Fund. The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. Each Participant's proportionate undivided beneficial interest in the Employer Stock Fund is measured in units. Each day, a unit value will be calculated by determining the market value of the shares of Common Stock actually held and adding to that any cash held by the Trustee. This total will be divided by the number of units outstanding to determine the unit value of the Employer Stock Fund.

    Any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Common Stock for the Employer Stock Fund will be paid out of a cash account managed by the Trustee. Therefore, although Participants' accounts will not be directly adjusted for such fees, the market value of their accounts will be reduced.

    As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Company and the Bank and market conditions for the Common Stock generally.

    INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENT IN COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" ON PAGE [18] IN THE PROSPECTUS.

Vesting

    A Participant at all times has a fully vested nonforfeitable interest in his Basic Contribution Account and the earnings thereon under the Profit Sharing Plan. Generally, a Participant fully vests in his or her account immediately as of Enrollment.

Withdrawals and Distributions From the Plan

    Withdrawals Prior to Termination of Employment. A Participant may make a withdrawal from his or her pre-tax elective deferrals and the earnings thereon in the event of attainment of age 59 1/2.

    A Participant may make a withdrawal from his or her rollover contributions and earnings thereon (distributions from a prior employer's tax qualified defined contribution plan), and from his or her Matching Contributions Account and the earnings thereon. A Participant may also make withdrawals of certain amounts contributed to the Profit Sharing Plan prior to _____________. However, such withdrawals generally may not be made more often than four times during any Plan Year.

    Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment and partial lump sum payments plus installment payments. A Participant who terminates employment with the Employer may request a distribution of his Account at any time thereafter up to attainment of age 70 1/2. A Participant who terminates employment may receive installation payments in up to 20 annual installments. In no event may payment begin later than the April 1 following the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the employee retires.

    Distribution upon Death. A Participant who dies before his or her entire vested interest has been distributed shall have his or her benefits paid to the surviving spouse in a lump sum as soon as administratively possible following the date of his death. If the Participant elected to and began receiving a distribution in the form of installments, such Beneficiary shall receive distributions over the remaining period, at the times set forth in such election. With respect to an unmarried Participant, and in the case of a married Participant with special consent to the designation of another beneficiary, payment of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump-sum payment or in the same manner described above as to a Participant with a surviving spouse.

    Nonalienation of Benefits. Except with respect to federal income tax withholdings and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Profit Sharing Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Profit Sharing Plan shall be void.

Administration of the Profit Sharing Plan

    The Trustee with respect to the Profit Sharing Plan is the named fiduciary of the Profit Sharing Plan for purposes of Section 402 of ERISA.

    The Trustee is appointed by the Board of Directors of the Bank to serve at its pleasure. The current Trustee of the Profit Sharing Plan is the Bank of New York and it has been appointed as Trustee to hold funds invested in the Employer Stock Fund.

    The Trustee receives, holds and invests the contributions to the Profit Sharing Plan in trust and distributes them to Participants and beneficiaries in accordance with the terms of the Profit Sharing Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

Reports to Profit Sharing Plan Participants

    The Administrator (as defined below) will furnish to each Participant a statement at least [quarterly] showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses, distributions, loans disbursed, loan repayments and/or transfers between investment funds.

Plan Administration

    Pursuant to the terms of the Profit Sharing Plan, the Profit Sharing Plan is administered by one or more persons who are appointed by and who serve at the pleasure of the Bank (the "Administrator").

    Currently, the Administrator is Citizens Financial Services, FSB. The address and telephone number of the Administrator is 707 Ridge Road, Munster, Indiana 46321; (219) 836-5500. The Administrator is responsible for the administration of the Profit Sharing Plan, interpretation of the provisions of the Profit Sharing Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Profit Sharing Plan, maintenance of Profit Sharing Plan records, books of account and all other data necessary for the proper administration of the Profit Sharing Plan, and preparation and filing of all returns and reports relating to the Profit Sharing Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

    It is the current intention of the Bank to continue the Profit Sharing Plan indefinitely. Nevertheless, the Bank may terminate the Profit Sharing Plan at any time. If the Profit Sharing Plan is terminated in whole or in part, then regardless of other provisions in the Profit Sharing Plan, each Participant affected by such termination shall have a fully vested interest in his Account. The Bank reserves the right to make, from time to time, any amendment or amendments to the Profit Sharing Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

    In the event of the merger or consolidation of the Profit Sharing Plan with another plan, or the transfer of the Trust assets to another plan, the Profit Sharing Plan requires that each Participant will (if either the Profit Sharing Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Profit Sharing Plan had then terminated).

Federal Income Tax Consequences

    General. The following is only a brief summary of certain federal income tax aspects of the Profit Sharing Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Profit Sharing Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PROFIT SHARING PLAN AND TRANSACTIONS INVOLVING THE PROFIT SHARING PLAN.

    The Profit Sharing Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Profit Sharing Plan each year; (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Profit Sharing Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Profit Sharing Plan that may be necessary to maintain the qualified status of the Profit Sharing Plan under the Code. Following such an amendment, the Bank will submit the Profit Sharing Plan to the IRS for a determination that the Profit Sharing Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Profit Sharing Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all participants would generally recognize income equal to their vested interest in the Profit Sharing Plan, the participants would not be permitted to transfer amounts distributed from the Profit Sharing Plan to an IRA or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Profit Sharing Plan.

    Lump Sum Distribution. A distribution from the Profit Sharing Plan to a Participant or the beneficiary of a Participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year to the Participant or beneficiary; (ii) on account of the Participant's death, disability or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credit of the Participant under this Profit Sharing Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

    Averaging Rules. The Small Business Job Protection Act of 1996 repealed five-year income averaging for lump sum distributions for taxable years beginning after 1999. Ten-year averaging which was grandfathered for individuals who attained the age of 50 before January 1, 1986 was retained. The portion of the total taxable amount of a Lump Sum Distribution that is attributable to participation after 1973 in this Profit Sharing Plan or in any other profit sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However for distributions prior to the effective date, a Participant who has completed at least five years of participation in this Profit Sharing Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in this Profit Sharing Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received on or after the Participant turns 50 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfathering rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Profit Sharing Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

    Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost of the Profit Sharing Plan. The tax basis of such Common Stock, to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

    Distribution: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Profit Sharing Plan may be rolled over to another qualified retirement plan or to an Individual Retirement Account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. The principal types of distributions which do not constitute eligible rollover distributions are (i) an annuity type distribution made over the life expectancy of the Participant (or Participant and another) or for a period of 10 years or more, (ii) a minimum distribution required by
Section 409 (a) (9) of the Code, or (iii) the portion of any distribution not includable in gross income, except that unrealized appreciation in employee securities can be included in an eligible rollover distribution. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA and Other Qualification

    As noted above, the Profit Sharing Plan is subject to certain provisions of ERISA, and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.

    THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PROFIT SHARING PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PROFIT SHARING PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PROFIT SHARING PLAN.

Restrictions on Resale

    Any person receiving shares of Common Stock under the Profit Sharing Plan who is an "affiliate" of the Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended (the "Securities Act"), (e.g., directors, officers and substantial stockholders of the Company) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Company may wish to consult with counsel before transferring any Common Stock owned by him. In addition, Participants are advised to consult with counsel as to the applicability of
Section 16 of the 1934 Act
which may restrict the sale of Common Stock when acquired under the Profit Sharing Plan, or other sales of Common Stock.

    Persons who are not deemed to be "affiliates" of the Company at the time of resale will be free to resell any shares of Common Stock allocated to them under the Profit Sharing Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Company is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Company. Normally, a director, principal officer or major stockholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Company at the time of a proposed resale will be permitted to make public resales of the Company's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Company's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Company's Common Stock then outstanding or the average weekly trading volume reported on the Nasdaq National Market during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Company is current in filing the reports required of it under the 1934 Act.

SEC Reporting and Short-Swing Profit Liability

    Section 16 of the 1934 Act imposes reports and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission ("SEC"). Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Company's fiscal year. Participation in the Employer Stock Fund of the Profit Sharing Plan by officers, directors and persons beneficially owning more than ten percent of the Common Stock of the Company must be reported to the SEC annually on a Form 5 by such individuals.

    In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Company's Common Stock

("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Company's Common Stock within any six-month period.

    The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Profit Sharing Plan, provided certain requirements are met.


                                 LEGAL OPINIONS

    The validity of the issuance of the Common Stock will be passed upon by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D. C., which firm acted as special counsel for the Company and the Bank in connection with the Conversion.

                        CITIZENS FINANCIAL SERVICES, FSB
                           EMPLOYEES' SAVINGS & PROFIT
                                  SHARING PLAN

                                 Investment Form
                              ---------------------

Name of Plan Participant:
                         --------------------------
Social Security Number:
                       ----------------------------

    1. INSTRUCTIONS. The Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan ("Profit Sharing Plan") permits participants to direct their account balances into a fund: the Employer Stock Fund. The percentage of a participant's account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of CFS Bancorp, Inc. (the "Common Stock").

    To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the [Human Resources Department], no later than _______ __, 1998. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact _________________. If you do not complete and return this form to the Plan Administrator by _______ __, 1998, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

    2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustee to sell the units currently credited to my accounts and to purchase units in the Employer Stock Fund. Transfers of units from existing investment accounts must be in multiples of 1% or whole percentages. Purchases of units in the Employer Stock Fund will always be 100%:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    SELL UNITS FROM                    Purchase Units in Employer
                                                Stock Fund
--------------------------------------------------------------------------------
   Sell _____% of A                       S&P 500 Stock Fund
--------------------------------------------------------------------------------
   Sell _____% of B                       Stable Value Fund
--------------------------------------------------------------------------------
   Sell _____% of C                       S&P MidCap Stock Fund
--------------------------------------------------------------------------------
   Sell _____% of D                       Money Market Fund
--------------------------------------------------------------------------------
   Sell _____% of E                       Government Bond Fund
--------------------------------------------------------------------------------
   Sell _____% of F                       International Stock Fund
--------------------------------------------------------------------------------
   Sell _____% of G                       Asset Allocation Funds
                                           (1) Income Plus
--------------------------------------------------------------------------------
   Sell _____% of H                        (2) Growth and Income
--------------------------------------------------------------------------------
   Sell _____% of I                        (3) Growth
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    3. PURCHASER INFORMATION. The ability of participants in the Profit Sharing Plan to purchase Common Stock in the Conversion and to direct their current balances into the Employer Stock Fund is based upon the participants status as an Eligible Account Holder and/or Supplemental Eligible Account Holder. To the extent your order cannot be filled with Common Stock purchased in the Conversion, the amount not used to purchase Common Stock will be returned to the other investment funds of the Profit Sharing Plan pursuant to your existing investment directions. Please indicate your status.

        a. / / Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with the Bank as of January 31, 1996.

        b. / / Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with the Bank as of _________ __, 1998, but are not an Eligible Account Holder.

    4. ACKNOWLEDGEMENT OF PARTICIPANT. I understand that this Investment Form shall be subject to all of the terms and conditions of the Profit Sharing Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.



----------------------------   ----------
Signature of Participant          Date

----------------------------------------------------------------------------

ACKNOWLEDGEMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.


----------------------------   ----------
By:                               Date

                        [SUBURBFED FINANCIAL CORP. LOGO]

                             3301 West Vollmer Road
                           Floorsmoor, Illinois 60422

                                 (708) 333-2200

                                                            ____________, 1998

Dear Fellow Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of SuburbFed Financial Corp. ("SFC"). The Meeting is scheduled to be held at _:__ _.m. on ___________, 1998, local time, _______________________
located at __________________, ________, Illinois.

Notice of the Special Meeting, a Proxy Statement/Prospectus and a proxy card are enclosed.

The Meeting has been called in connection with the proposed merger of SFC with and into CFS Bancorp, Inc. (the "Company") pursuant to an Agreement and Plan of Merger dated as of December 29, 1997 (the "Merger Agreement"). In the merger, each share of SFC's common stock outstanding at the time of the merger (other than shares held by holders who perfect dissenters' rights and other excluded shares) would be converted into a number of shares of Company common stock equal to $36.00 divided by the initial public offering price for the shares of Company common stock to be issued in connection with the conversion of Citizens Financial Services, FSB ("Citizens Financial") from mutual to stock form and the organization of the Company as the holding company for Citizens Financial. Assuming an initial public offering price of $10.00, each share of SFC common stock would be converted into 3.6 shares of Company common stock in the merger. Consummation of the merger is subject to certain conditions, including the approval of the stockholders of SFC.

The terms of the Merger Agreement were negotiated by your Board of Directors in light of various factors, including SFC's recent operating results, current financial condition and future prospects. Capital Resources Group, Inc., SFC's financial advisor, has advised your Board of Directors that in its opinion the exchange ratio is fair from a financial point of view to SFC stockholders as of ________, 1998.

At the Meeting, SFC stockholders will consider and vote upon adoption of the Merger Agreement. The Board of Directors has approved the Merger Agreement and believes that the merger is in the best interests of SFC and its stockholders. Accordingly, the Board of Directors unanimously recommends that you vote FOR the adoption of the Merger Agreement.

If any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors. You are urged to read the accompanying Proxy Statement/Prospectus, which provides information regarding the merger and related matters.

Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you do not attend the Meeting.

On behalf of the Board of Directors and all of the employees of SFC and Suburban Federal Savings, thank you for your continued support.

Sincerely yours,

DANIEL P. RYAN                                  VERNON VOLLBRECHT
Chairman of the Board, President and Chief      Vice Chairman of the Board
Executive Officer

                        [SUBURBFED FINANCIAL CORP. LOGO]

                             3301 West Vollmer Road
                           Floorsmoor, Illinois 60422
                                 (708) 333-2200

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be Held on _____________, 1998

     Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of SuburbFed Financial Corp. ("SFC") is scheduled to be held at _:__ _.m., on ___________, 1998, local time, at ______________________________
located at ______________________, _______, Illinois.

     A Proxy Card and a Proxy Statement/Prospectus for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

     1. The adoption of the Agreement and Plan of Merger, dated as of December 29,1997, between Citizens Financial Services, FSB ("Citizens Financial") and SFC, a copy of which is included in the accompanying Proxy Statement/Prospectus as Appendix I and incorporated by reference herein, and the transactions contemplated thereby, including the merger of SFC with and into CFS Bancorp, Inc. (the "Company"), the proposed holding company for Citizens Financial, pursuant to which each share of SFC common stock outstanding at the time of the merger (other than shares held by holders who perfect dissenters' rights and other excluded shares) would be converted into a number of shares of Company common stock equal to $36.00 divided by the initial public offering price of the Company common stock (or 3.6 shares assuming an initial public offering price of $10.00) (with cash paid in lieu of fractional share interests); and

     2. Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any of the foregoing proposals at the Meeting on the date specified, or on any dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on ___________, 1998 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders, for any purpose germane to the Meeting, during normal business hours at the executive office of the Company during the ten days prior to the Meeting as well as at the Meeting.

     Each holder of SFC common stock may have the right to dissent from the Merger and to demand payment of the fair value of his shares in the event the Merger is approved and consummated. Any right of any such shareholder to receive such payment would be contingent upon strict compliance with the requirements set forth in Section 262 of the General Corporation Law of Delaware, the full text of which is attached as Appendix III to the accompanying Proxy

Statement/Prospectus. For a summary of these requirements, see "The Merger--Dissenters' Rights of Appraisal" in the Proxy Statement/Prospectus.

     You are requested to fill in, sign and date the enclosed proxy card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy card will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

DANIEL P. RYAN                                 VERNON VOLLBRECHT
Chairman of the Board, President and Chief     Vice Chairman of the Board
Executive Officer

Flossmoor, Illinois
___________, 1998

-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE SFC THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE
MEETING.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

-------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                       OF

                            SUBURBFED FINANCIAL CORP.
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS

                        To be Held on _____________, 1998

                  --------------------------------------------

                                   PROSPECTUS
                                       OF

                                CFS BANCORP, INC
                     Up to 5,507,424 Shares of Common Stock,

                            par value $.01 per share
             (to be issued pursuant to the Merger described herein)

                  --------------------------------------------


     This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of SuburbFed Financial Corp., a Delaware corporation ("SFC"), with and into CFS Bancorp, Inc., a Delaware corporation (the "Company"), the proposed holding company for Citizens Financial Services, FSB, a federally chartered savings bank ("Citizens Financial"), as contemplated by the Agreement and Plan of Merger, dated as of December 29, 1997 (the "Merger Agreement"), between Citizens Financial and SFC. The Merger Agreement is included as Appendix I hereto and incorporated by reference herein.

     This Proxy Statement/Prospectus is being furnished to the holders of shares of common stock, par value $.01 per share, of SFC ("SFC Common Stock") in connection with the solicitation of proxies by the Board of Directors of SFC (the "SFC Board") for use at a Special Meeting of Stockholders (the "Meeting"), scheduled to be held at _:__ _.m., on ___________, 1998, local time, at _______________________________ located at _____________________, ______,
Illinois, and at any and all adjournments and postponements thereof.

     This Proxy Statement/Prospectus also constitutes a prospectus of the Company with respect to up to ________ shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") to be issued upon consummation of the Merger pursuant to the terms of the Merger Agreement. The Prospectus of the Company is a part of the Proxy Statement/Prospectus (see "Table of Contents") and is referred to herein as the "Prospectus."

     At the Meeting, the holders of SFC Common Stock will consider and vote upon a proposal to adopt the Merger Agreement and the transactions contemplated thereby.

     Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of SFC Common Stock issued and outstanding immediately prior to the Merger (other than shares held by holders who perfect dissenters' rights and other excluded shares) will be converted into the right to receive a number of shares (the "Exchange Ratio") of Company Common Stock equal to $36.00 divided by the initial public offering price for the shares of Company Common Stock to be issued in connection with the conversion of Citizens Financial from mutual to stock form and the organization of the Company as the holding company for Citizens Financial (the "Conversion"). Assuming an initial public offering price of $10.00, each share of SFC Common Stock would be converted into 3.6 shares of Company Common Stock in the Merger. Cash will be paid in lieu of fractional share interests. Because the Company has never publicly issued any capital stock, there can be no assurance that an active and liquid trading market for the Company Common Stock will develop upon the Conversion and Merger or that Company Common Stock will trade above its initial public offering price. SFC's financial advisor has rendered an opinion to the effect that as of __________,1998 the Exchange Ratio is fair from a financial point of view to the stockholders of SFC. The Merger is subject to certain conditions, including the approval of the stockholders of SFC. For additional information regarding the Merger Agreement and the terms of the Merger, see "The Merger."

     This Proxy Statement/Prospectus, and the accompanying notice and form of proxy, are first being mailed to stockholders of SFC on or about _________, 1998.

         The date of this Proxy Statement/Prospectus is _________, 1998

                              AVAILABLE INFORMATION

     SFC is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by SFC can be obtained, upon payment of prescribed fees, from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such information can be inspected and copied at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the SEC's Regional Offices located at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048.

     All information contained in this Proxy Statement/Prospectus with respect to the Company and Citizens Financial and its subsidiaries has been supplied by the Company and Citizens Financial, and all information with respect to SFC and its subsidiaries has been supplied by SFC.

     No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

                                TABLE OF CONTENTS



AVAILABLE INFORMATION.....................................................................................ii
TABLE OF CONTENTS........................................................................................iii
SUMMARY....................................................................................................1

           The Parties to the Merger.......................................................................1
                    SuburbFed Financial Corp. and Surburban Federal Savings, a Federal Savings
                     Bank..................................................................................1
                    CFS Bancorp, Inc. and Citizens Financial Services, FSB.................................2
           The Special Meeting.............................................................................3
                    Meeting Date; Record Date..............................................................3
                    Matters to Be Considered...............................................................3
                    Vote Required..........................................................................3
                    Security Ownership.....................................................................4
           The Merger......................................................................................4
                    General................................................................................4
                    Reasons for the Merger; Recommendation of the Board of Directors.......................4
                    Merger Consideration...................................................................4
                    Opinion of Capital Resources...........................................................5
                    Treatment of SFC Stock Options.........................................................5
                    Effective Time and Closing Date........................................................5
                    Interests of Certain Persons in the Merger.............................................5
                    Representations and Warranties.........................................................6
                    Conditions to the Merger...............................................................6
                    Conduct of Business Prior to the Closing Date..........................................6
                     Required Approvals....................................................................7
                    Waiver and Amendment...................................................................7
                    Termination............................................................................7
                    Certain Federal Income Tax Consequences of the Merger..................................8
                    Accounting Treatment...................................................................8
                    Dissenters' Rights of Appraisal........................................................8
                    Expenses of the Merger.................................................................8
                    Management After the Merger............................................................9
                    Effects of the Merger on Rights of Stockholders........................................9
                    Nasdaq Listing.........................................................................9
SUBURBFED FINANCIAL CORP. STOCK PRICES AND DIVIDEND
INFORMATION...............................................................................................10
THE SPECIAL MEETING.......................................................................................12

                    Place, Time and Date..................................................................12
                    Matters to Be Considered..............................................................12
                    Record Date; Vote Required............................................................12
                    Proxies...............................................................................15



 THE MERGER...............................................................................................15

                    General...............................................................................16
                    Background of the Merger..............................................................16
                    Reasons for the Merger; Recommendation of the Board of Directors......................17
                    Merger Consideration..................................................................18
                    Opinion of Capital Resourses..........................................................18
                    Treatment of SFC Stock Options........................................................23

                     Effective Time and Closing Date......................................................24
                    Interests of Certain Persons in the Merger............................................24

                     Delivery of Certificates.............................................................25
                    Representations and Warranties........................................................25
                    Conditions to the Merger..............................................................26
                    Conduct of Business Prior to the Closing Date.........................................26
                    Required Approvals....................................................................26
                    Waiver and Amendment..................................................................27
                    Termination...........................................................................27
                    Certain Federal Income Tax Consequences of the Merger.................................28
                    Accounting Treatment..................................................................30
                    Dissenters' Rights of Appraisal.......................................................30
                    Expenses of the Merger................................................................34
                    Management after the Merger...........................................................34

COMPARISON OF RIGHTS OF STOCKHOLDERS OF SUBURBFED

     FINANCIAL CORP. AND CFS BANCORP, INC.................................................................34
                    Introduction..........................................................................34
                    Capital Stock.........................................................................35
                    Special Meetings of Stockholders......................................................35
                    Advance Notice Requirements for Nominations of Directors and Presentation
                     of New Business at Annual Meetings of Stockholders...................................35
                    Number and Term of Directors..........................................................37
                    Removal of Directors..................................................................37
                    Business Combinations with Certain Persons............................................37
                    Amendment of Certificate of Incorporation and Bylaws..................................38
                    Control Share Acquisitions............................................................39
                    Evaluation of Offers..................................................................39
                    Prevention of Greenmail...............................................................39

INDEPENDENT ACCOUNTANTS...................................................................................40
STOCKHOLDER MATTERS.......................................................................................40
OTHER MATTERS.............................................................................................40

PROSPECTUS

SUMMARY...................................................................................................

SELECTED FINANCIAL AND OTHER DATA OF CITIZENS FINANCIAL............................................................
SELECTED FINANCIAL AND OTHER DATA OF SFC...........................................................................

SELECTED PRO FORMA UNAUDITED COMBINED CONSOLIDATED FINANCIAL
         DATA OF CITIZENS FINANCIAL................................................................................
RISK FACTORS.......................................................................................................
CFS BANCORP, INC...................................................................................................
CITIZENS FINANCIAL SERVICES, FSB...................................................................................
USE OF PROCEEDS....................................................................................................
DIVIDEND POLICY....................................................................................................
MARKET FOR COMPANY'S COMMON STOCK..................................................................................
REGULATORY CAPITAL.................................................................................................
CAPITALIZATION.....................................................................................................
PRO FORMA UNAUDITED FINANCIAL INFORMATION..........................................................................
COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO
         FOUNDATION................................................................................................
CITIZENS FINANCIAL SERVICES, F.S.B. CONSOLIDATED STATEMENTS
         OF INCOME.................................................................................................
SUBURBFED FINANCIAL CORP. CONSOLIDATED 1997 STATEMENTS OF
         EARNINGS..................................................................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATIONS OF CITIZENS FINANCIAL...............................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS OF SFC..........................................................................
BUSINESS OF CITIZENS FINANCIAL.....................................................................................
BUSINESS OF SFC....................................................................................................
REGULATION.........................................................................................................
TAXATION...........................................................................................................
MANAGEMENT.........................................................................................................
THE CONVERSION AND THE MERGER......................................................................................
THE OFFERINGS......................................................................................................
RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK............................................................
DESCRIPTION OF CAPITAL STOCK OF THE COMPANY........................................................................
DESCRIPTION OF CAPITAL STOCK OF THE BANK...........................................................................
TRANSFER AGENT AND REGISTRAR.......................................................................................
EXPERTS............................................................................................................
LEGAL AND TAX OPINIONS.............................................................................................
ADDITIONAL INFORMATION.............................................................................................
INDEX TO FINANCIAL STATEMENTS OF THE BANK..........................................................................
INDEX TO FINANCIAL STATEMENTS OF SFC...............................................................................


APPENDICES

I.       Agreement and Plan of Merger (omitting schedules and exhibits)
II.      Fairness Opinion of Capital Resources Group, Inc.
III.     Text of Section 262 of the General Corporation Law of Delaware

                                     SUMMARY

The following is a brief summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be a complete description of all material facts regarding SFC, the Company and Citizens Financial and the matters to be considered at the Meeting and is qualified in its entirety by, and reference is made to, the more detailed information contained elsewhere in this Proxy Statement/Prospectus and the accompanying Appendices.

                            The Parties to the Merger

SuburbFed Financial Corp. and Surburban Federal Savings, a Federal Savings Bank

     SFC is a Delaware corporation which was organized in 1991 by Suburban Federal Savings, a Federal Savings Bank ("Suburban Federal")for the purpose of becoming a savings and loan holding company. SFC owns all the outstanding stock of Suburban Federal. Suburban Federal is principally engaged in the business of attracting deposits from the general public and using such deposits, together with funds generated from operations and borrowings, to originate one- to four-family residential loans. Suburban Federal also originates consumer, construction, multi-family and commercial/non-residential loans. In addition, Suburban Federal also invests in mortgage-backed securities, investment securities and short-term liquid assets. Suburban Federal engages, to a lesser extent through its wholly-owned subsidiaries, in offering insurance and other financial services. Suburban Federal's deposit market area encompasses the south and southwest Chicago metropolitan areas and northwest Indiana. Suburban Federal's lending area includes its deposit market area as well as the balance of the greater Chicago metropolitan area.

     Suburban Federal is a federally chartered stock savings bank and its operations are regulated by the Office of Thrift Supervision (the "OTS"). Suburban Federal conducts business from its administrative office in Harvey, Illinois and has 12 full service branch offices operating in Cook, DuPage and Will Counties, Illinois, and one office in Lake County, Indiana. At December 31, 1997, SFC had total assets of $438.5 million, total deposits of $316.7 million and stockholders' equity of $29.5 million. Suburban Federal is a member of the Federal Home Loan Bank ("FHLB") System and a stockholder in the FHLB of Chicago. Suburban Federal is also a member of the Savings Association Insurance Fund ("SAIF") and deposit accounts are insured up to applicable limits by the FDIC.

     The executive offices of SFC and Suburban Federal are located at 3301 West Vollmer Road, Flossmoor, Illinois 60422 and its telephone number is (708) 333-2200.

     For additional information concerning SFC and Suburban Federal, see the following sections of the Prospectus: "Summary", "Selected Financial and Other Data of SFC," "SuburbFed Financial Corp. Consolidated 1997 Statements of Earnings," "Management's Discussion and Analysis of Financial Condition and Results of Operations of SFC," "Business of SFC," and "Index to Financial Statements of SFC."

CFS Bancorp, Inc. and Citizens Financial Services, FSB

     CFS Bancorp, Inc. is a Delaware corporation organized in March 1998 by Citizens Financial for the purpose of becoming a unitary holding company of Citizens Financial. The Company will purchase all of the capital stock of Citizens Financial to be issued in the Conversion in exchange for 50% of the Conversion proceeds (net of Conversion expenses and the loan to be made to the Company's Employee Stock Ownership Plan (the "ESOP") and will retain the remaining net proceeds as its initial capitalization. Following the Conversion the only significant assets of the Company will be the capital stock of Citizens Financial, the Company's loan to the ESOP, and the remainder of the net Conversion proceeds retained by the Company. The business and management of the Company initially will consist primarily of the business and management of Citizens Financial. Initially, the Company will neither own nor lease any property, but will instead use the premises and equipment of Citizens Financial.

     The Company's executive office is located at the executive office of Citizens Financial at 707 Ridge Road, Munster, Indiana 46321, and its telephone number is (219) 836-5500.

     Citizens Financial is a federally-chartered, federally-insured mutual savings bank conducting business from its executive offices in Munster, Indiana, an insurance and investment center in Munster, Indiana, and 11 full service banking centers located in Lake, Porter and Laporte Counties, Indiana. At December 31, 1997, Citizens Financial had total assets of $746.0 million, total deposits of $669.4 million and equity of $65.7 million.

     Citizens Financial is primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate loans secured primarily by single-family residences located in northwestern Indiana. At December 31, 1997, Citizens Financial's net loans receivable totaled $301.9 million, or 40.5% of total assets. Conventional first mortgage loans amounted to $241.1 million, or 78.6% of Citizens Financial's total loan portfolio, at such date. Citizens Financial also originates construction and land development loans, multi-family residential real estate loans, commercial real estate loans, home equity loans and other loans.

     Citizens Financial is a traditional, community-oriented savings bank. Citizens Financial generally has concentrated on providing superior customer service while maintaining relatively high levels of liquidity. While Citizens Financial's early history was marked by very slow growth, in recent periods Citizens Financial has concentrated its efforts in increasing its asset base and becoming a full service financial provider.

     Citizens Financial is subject to examination and comprehensive regulation by the OTS, which is its chartering authority and primary federal regulator. Citizens Financial is also regulated by the Federal Deposit Insurance Corporation (the "FDIC"), the administrator of the SAIF. Citizens Financial is also subject to certain reserve requirements established by the Board of Governors of the Federal Reserve System ("FRB") and is a member of the FHLB of Indianapolis, which is one of the 12 regional banks comprising the FHLB System.

     For additional information concerning the Company and Citizens Financial, see the following sections of the Prospectus: "Summary," "Selected Financial and Other Data of Citizens Financial," "Selected Pro Forma Unaudited Combined Consolidated Financial Data of Citizens Financial," "Risk Factors," "CFS Bancorp, Inc.," "Citizens Financial Services, FSB," "Dividend Policy," "Market for the Company's Common Stock," "Regulatory Capital," "Capitalization," "Pro Forma Unaudited Financial Information," "Comparison of Valuation and Pro Forma Information With No Foundation," "Citizens Financial Services, F.S.B. Consolidated Statements of Income," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens Financial," "Business of Citizens Financial," "Regulation," "Taxation," "Management," "Restrictions on Acquisition of the Company and the Bank," "Description of Capital Stock of the Company," "Description of Capital Stock of the Bank," "Additional Information" and "Index to Financial Statements of the Bank."

                               The Special Meeting

Meeting Date; Record Date

     The Meeting is scheduled to be held at _:__ _.m., on ___________, 1998, local time, and any and all adjournments or postponements thereof. Only holders of record of SFC Common Stock at the close of business on ___________, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting. See "The Special Meeting--Place, Time and Date" and "Record Date; Vote Required."

Matters to Be Considered

     At the Meeting, holders of shares of SFC Common Stock will vote on a proposal to adopt the Merger Agreement and the transactions contemplated thereby. SFC stockholders also may consider and vote upon such other matters as are properly brought before the Meeting. See "The Special Meeting--Matters to Be Considered."

Vote Required

     The affirmative vote of the holders of at least a majority of the outstanding shares of SFC Common Stock entitled to vote at the Meeting is required for adoption of the Merger Agreement. As of the Record Date, there were _________ shares of SFC Common Stock entitled to be voted at the Meeting. Adoption of the Merger Agreement by the stockholders of SFC is a condition to, and required for, consummation of the Merger and the Conversion. See "The
Special Meeting--Record Date; Vote Required."

Security Ownership

     As of the Record Date, the directors and executive officers of SFC and their affiliates beneficially owned in the aggregate __________ shares, or ____% of the then outstanding shares of SFC Common Stock entitled to vote at the Meeting. As of the Record Date, directors and executive officers of Citizens Financial and their affiliates beneficially owned in the aggregate no shares of SFC Common Stock. See "The Special Meeting--Record Date; Vote Required."

                                   The Merger

     The following summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Appendix I and incorporated by reference herein.

General

     The stockholders of SFC are being asked to consider and vote upon a proposal to adopt the Merger Agreement, pursuant to which SFC will be merged with and into the Company, with the Company being the surviving entity. The name of the surviving entity following consummation of the Merger will be "CFS Bancorp, Inc." See "The Merger--General."

Reasons for the Merger; Recommendation of the Board of Directors

     The Board of Directors of SFC (the "SFC Board") has unanimously adopted the Merger Agreement and approved the transactions contemplated thereby and has determined that the Merger is in the best interests of SFC and its stockholders. The SFC Board therefore recommends that stockholders vote FOR the adoption of the Merger Agreement at the Meeting.

     For a discussion of the factors considered by the SFC Board in reaching its decision to adopt the Merger Agreement and approve the transactions contemplated thereby, see "The Merger-- Background of the Merger" and "--Reasons for the Merger; Recommendation of the Board of Directors."

Merger Consideration

     Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of SFC Common Stock issued and outstanding immediately prior to the Merger (other than shares held by holders who perfect dissenters' rights and other excluded shares) will be converted into the right to receive a number of shares of Company Common Stock (the "Exchange Ratio" and the "Merger Consideration," respectively) equal to $36.00 divided by the initial public offering price for the shares of Company Common Stock to be issued in connection with the Conversion. Assuming an initial public offering price of $10.00, each share of SFC Common Stock would be converted into 3.6 shares of Company Common Stock in the Merger. See "The Merger--Merger Consideration."

Opinion of Capital Resources

     SFC has retained Capital Resources Group, Inc. ("Capital Resources") as its financial advisor in connection with the transactions contemplated by the Merger Agreement to evaluate the financial terms of the Merger. See "The
Merger--Background of the Merger" and "--Reasons for the Merger; Recommendation of the Board of Directors."

     Capital Resources has delivered a written opinion that as of _________, 1998, the Exchange Ratio is fair, from a financial point of view, to the holders of SFC Common Stock. A copy of Capital Resources' opinion dated ________, 1998 is attached to this Proxy Statement/Prospectus as Appendix II and is incorporated by reference herein. See "The Merger--Opinion of Capital Resources."

Treatment of SFC Stock Options

     If any of the stock options granted under SFC's 1991 Stock Option and Incentive Plan, 1995 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan remain outstanding immediately prior to consummation of the Conversion and Merger, they will be converted into options to purchase Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio. See "The Merger-Treatment of SFC Stock Options."

Effective Time and Closing Date

     The Merger shall become effective at the time and on the date of the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). The Effective Time will occur simultaneously with, or immediately after, the consummation of the Conversion. A closing (the "Closing") shall take place immediately prior to the Effective Time at 10.00 a.m., Central Time, following the satisfaction or waiver, to the extent permitted, of the conditions to the consummation of the Merger specified in Article VI of the Merger Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at such place and at such time as the parties may mutually agree upon. See "The Merger--Effective Time and Closing Date."

Interests of Certain Persons in the Merger

     Upon consummation of the Conversion and the Merger, the Company will appoint Daniel P. Ryan, President, Chief Executive Officer and Chairman of the Board of SFC, and _________, ___ of SFC, to the Company's Board of Directors for a three-year term. Messrs. Ryan and _______ will also be appointed to Citizens Financial's Board for a three year term. The remaining directors of Suburban Federal as of the Effective Time will be appointed to an advisory board of the Company for a three-year term. As of the Effective Time, the Company and Citizens Financial will enter into a one-year employment agreement with Mr. Ryan pursuant to which Mr. Ryan will be employed as Senior Executive Vice
President of the Company and Citizens Financial as well be appointed as Vice Chairman of the Board of both entities. In addition, at such time, the Company and Citizens Financial will enter into one-year employment agreements with certain other officers of SFC. In addition, certain executive officers of SFC who become employees of the Company and/or Citizens Financial will be entitled to receive options covering up to an aggregate of 75,000 shares of Company Common Stock to be available in connection with the Stock Option Plan expected to be adopted by the Company subsequent to the Conversion. Upon consummation of the Conversion and the Merger, all unvested awards under SFC's Bank Incentive Plan and Trusts will be deemed fully vested and shares will be converted into Company Common stock based upon the Exchange Ratio and issued to recipients of the awards. In addition, provisions of certain employment agreements with officers of SFC will result in cash payments aggregating approximately $2.2 million. See "The Merger-- Interests of
Certain Persons in the Merger."

Representations and Warranties

     The Merger Agreement contains representations and warranties of SFC and Citizens Financial which are customary in merger transactions. See "The Merger--Representations and Warranties."

Conditions to the Merger

     The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement including, among other things, the receipt of all necessary regulatory, stockholder and member approvals, the compliance with or satisfaction of all representations, warranties, covenants and conditions set forth therein, the absence of any order, decree or injunction enjoining or prohibiting consummation of either the Conversion or the Merger, the receipt by the parties of tax opinions with respect to certain federal income tax consequences of the Merger and the receipt by the parties of a letter from Ernst &Young LLP that the Merger shall be accounted for as a pooling of interests. There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived. See "The Merger-- Conditions to the Merger."

Conduct of Business Prior to the Closing Date

     Each of Citizens Financial and SFC has agreed to conduct its business prior to the Effective Time in accordance with certain guidelines set forth in the Merger Agreement. See "The Merger-- Conduct of Business Prior to the Closing Date."

Required Approvals

     Various approvals of the OTS are required in order to consummate the Conversion and the Merger. Applications for these approvals have been filed and are currently pending. The period for the OTS review of any proposed acquisition commences upon receipt by the OTS of an application deemed sufficient by the OTS. Once an application is deemed sufficient, the OTS generally has a 60- day period for review of the application, which may be extended by the OTS for up to an additional 30 days. There can be no assurance that the requisite OTS approvals will be received in a timely manner, in which event the consummation of the Conversion and the Merger may be delayed. In the event the Conversion and the Merger are not consummated on or before September 30, 1998, the Merger Agreement may be terminated by either Citizens Financial or SFC. There can be no assurance as to the receipt or timing of such approvals. See "The Merger--Required Approvals."

Waiver and Amendment

     Prior to the Effective Time, Citizens Financial and SFC may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any covenant, agreement or, to the extent permitted by law, any condition of the Merger Agreement, provided that any such waiver after the SFC stockholders have adopted the Merger Agreement shall not modify the amount or form of consideration to be provided to the SFC stockholders or otherwise materially adversely affect such stockholders without the approval of the affected stockholders.

     The Merger Agreement may be amended or supplemented at any time by mutual agreement of Citizens Financial and SFC, provided that any such amendment or supplement after the SFC stockholders have adopted the Merger Agreement is subject to the proviso in the preceding paragraph. See "The Merger--Waiver and Amendment."

Termination

     The Merger Agreement may be terminated prior to the Effective Time by: (i) Citizens Financial or SFC in the event of (a) failure of SFC stockholders to approve the Merger Agreement, (b) the failure of Citizens Financial's members to approve the Conversion; (c) a material failure to perform or comply by the other party with any covenant or agreement which failure has not been timely cured after notice; (d) any material inaccuracy or omission in the representations or warranties of the other party which has not been timely cured after notice; (ii) by Citizens Financial or SFC if any approval, consent or waiver of a governmental authority required to permit consummation of the transactions shall have been denied or any governmental authority of competent jurisdiction shall have issued a final unappealable order prohibiting consummation of the transactions contemplated by the Merger Agreement; (iii) by Citizens Financial or SFC in the event that the Merger is not consummated by September 30, 1998; and (iv) by Citizens Financial in the event that there has occurred a "Purchase Event" (as defined in the Merger Agreement). See "The Merger-- Termination."

Certain Federal Income Tax Consequences of the Merger

     It is a condition to the obligations of the Company and SFC to consummate the Merger that Citizens Financial shall have received an opinion of counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that SFC shall have received an opinion of counsel to the effect that no gain or loss will be recognized as a result of the Merger by any SFC stockholder upon receipt solely of Company Common Stock in the Merger (except with respect to cash received by a SFC stockholder in lieu of a fractional share of Company Common Stock). SFC stockholders are urged to consult their tax advisors concerning the specific tax consequences to them of the Merger, including the applicability and effect of various state, local and foreign tax laws. See "The Merger-- Certain Federal Income Tax Consequences of the Merger" and "--Conditions to the Merger."

Accounting Treatment

     The Merger will be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles. A condition to the consummation of the Merger is the receipt by the Company and SFC of a letter from the Company's independent accountants to the effect that the Merger qualifies for pooling of interests accounting treatment. See "The Merger-Accounting Treatment."

Dissenters' Rights of Appraisal

     Pursuant to section 262 of the Delaware General Corporation Law (the "DGCL"), any holder of SFC Common Stock who does not wish to accept the consideration to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair value of his shares of SFC Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him in cash, provided that he complies with the provisions of Section 262. A copy of Section 262 is included as Appendix III hereto and incorporated by reference herein. See "The Merger - Dissenters' Rights of Appraisal."

Expenses of the Merger

     The Merger Agreement provides, in general, that Citizens Financial and SFC shall each bear and pay all their respective costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of their respective financial consultants, investment bankers, accountants and counsel. See "The Merger--Expenses of the Merger."

Management After the Merger

     The members of the Board of Directors of the Company and Daniel P. Ryan and ____________, currently directors of SFC, shall be the members of the Board of Directors of the Company immediately after the Effective Time. See "The Merger--Interests of Certain Persons in the Merger" and "--Management After the Merger."

Effects of the Merger on Rights of Stockholders

     As a result of the Merger, holders of SFC Common Stock who receive shares of Company Common Stock in the Merger will become stockholders of the Company. For a comparison of the corporate charters and bylaws of the Company and SFC governing the rights of the Company and SFC stockholders, see "Comparison of Rights of Stockholders of SuburbFed Financial Corp. and CFS Bancorp, Inc."

Nasdaq Listing

     SFC Common Stock (symbol: SFSB) currently is quoted on the SmallCap Tier of the Nasdaq Stock Market ("Nasdaq SmallCap"). It is a condition to consummation of the Merger that the shares of Company Common Stock to be issued to the stockholders of SFC in the Merger shall have been approved for listing on the Nasdaq National Market. See "The Merger--Conditions to the Merger."

         SUBURBFED FINANCIAL CORP. STOCK PRICES AND DIVIDEND INFORMATION

     The SFC Common Stock is quoted on the Nasdaq SmallCap under the symbol "SFSB." The Company and Citizens Financial have never issued capital stock. The Company has applied the have the Company Common Stock, to be issued in connection with the Conversion and Merger, quoted on the Nasdaq National Market.

         The following table sets forth the reported high and low sales prices of shares of SFC Common Stock as reported on the Nasdaq SmallCap and the quarterly cash dividends per share declared, for the periods indicated. The stock prices do not include retail mark-ups, mark-downs or commissions.


                                                                             SFC Common Stock
                                                -----------------------------------------------------------------------------------

                                                          High                        Low                   Dividends
                                                ----------------------      --------------------     ------------------------------

1996 Calendar Year
First Quarter................................             $17.5                       $16                     $.08
Second Quarter...............................              18                          16                      .08
Third Quarter................................              17.5                        16                      .08
Fourth Quarter...............................              20.75                       17                      .08

1997 Calendar Year
First Quarter................................              23.75                       19                      .08
Second Quarter...............................              26.5                        24                      .08
Third Quarter................................              32.875                      25.75                   .08
Fourth Quarter...............................              50.625                      31.75                   .08

1998 Calendar Year
First Quarter................................              50.625                      46.25                   .08
                                                           ------                      -----                   ---
                                                           ------                      -----                   ---
Second Quarter (through ______,
 1998).......................................


     The last reported sales prices per share of SFC Common Stock on (i) December 28, 1997, the last business day preceding public announcement of the signing of the Merger Agreement and (ii) __________, 1998, the last practicable date prior to the mailing of this Proxy Statement/Prospectus were $33.75 and $_______, respectively.

     As of _________, 1998 ___________outstanding shares of SFC Common Stock were held by approximately ________ record owners.

     Assuming an initial public offering price of $10.00 per share for the Company Common Stock in the Conversion, the number of shares of Company Common Stock to be received for each share of SFC Common Stock will be 3.6. Accordingly, an increase in the market value of Company Common Stock subsequent to the Conversion will increase the market value of the Company Common Stock received in the Merger. A decrease in the market value of Company Common Stock will have the opposite effect. The market value of the Merger Consideration at the time of the Merger will depend upon the market value of a share of Company Common Stock at such time. There can be no assurance that the Company Common Stock will trade above the initial public offering price subsequent to the Conversion.

     Upon completion of the Conversion, the Board of Directors of the Company intends to consider implementation of a policy of paying dividends on the Company Common Stock, subject to statutory and regulatory requirements. However, there has been no determination made as to the initial rate of dividend, if any, to be paid on the Company Common Stock. The initial or continued payment of dividends thereof will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or Citizens Financial, capital requirements, the Company's and Citizens Financial's financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods. Special cash dividends, stock dividends or returns of capital may be paid in addition to, or in lieu of, regular cash dividends (however, the Company and Citizens Financial have committed to the OTS that they will take no action with respect to any return of capital during the one-year period following the Conversion). See also "Dividend Policy" in the Prospectus.

     The Company will be subject to Delaware law which limits dividends to an amount equal to the excess of a corporation's net assets over paid-in capital or, if there is no excess, to its net profits for the current and immediately preceding fiscal years.

                               THE SPECIAL MEETING

Place, Time and Date

     The Meeting is scheduled to be held at _:__ _.m., on ___________, 1998, local time, at ________________________ located at ____________________,
__________, Illinois. This Proxy Statement/Prospectus is being sent to holders of record, and certain beneficial owners, of SFC Common Stock as of the Record Date (as defined below), and accompanies a form of proxy which is being solicited by the SFC Board of Directors for use at the Meeting and at any and all adjournments or postponements thereof.

Matters to Be Considered

     At the Meeting, holders of shares of SFC Common Stock as of the Record Date will vote upon the proposal to adopt the Merger Agreement and the transactions contemplated thereby. See "The Merger." Holders of SFC Common Stock also may consider and vote upon such other matters as are properly brought before the Meeting. As of the date hereof, the SFC Board knows of no business that will be presented for consideration at the Meeting, other than the matters described in this Proxy Statement/Prospectus.

Record Date; Vote Required

     The SFC Board has fixed the close of business on ___________, 1998 as the time for determining holders of SFC Common Stock who are entitled to notice of and to vote at the Meeting. Only holders of record of SFC Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were _________ shares of SFC Common Stock outstanding and entitled to vote at the Meeting.

     Each holder of record of shares of SFC Common Stock on the Record Date will be entitled to cast one vote per share on each proposal at the Meeting. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of SFC Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the Meeting for purposes of determining the presence of a quorum.

     The affirmative vote of the holders of at least a majority of the outstanding shares of SFC Common Stock entitled to vote at the Meeting is required for adoption of the Merger Agreement. As a result, abstentions and broker non-votes will have the same effect as votes against the adoption of the Merger Agreement.

     Approval of the Merger proposal by the stockholders of SFC is a condition to, and required for, consummation of the Merger. See "The Merger--Conditions to the Merger."

     As of the Record Date, the directors and executive officers of SFC and their affiliates beneficially owned in the aggregate _________ shares of SFC Common Stock (excluding _____ shares underlying stock options held by them, which shares may not be voted at the Meeting), or ____% of the then outstanding shares (_____% assuming the exercise of the stock options held by directors and executive officers), of SFC Common Stock entitled to vote at the Meeting. The directors and executive officers of SFC have indicated their intention to vote such shares for the Merger proposal at the Meeting. As of the Record Date, neither Citizens Financial and its subsidiaries, nor the directors and executive officers of Citizens Financial and their affiliates, beneficially owned any outstanding shares of SFC Common Stock.

     The following table sets forth, as of March 2, 1998, certain information as to (i) those persons who were known by management to be beneficial owners of more than five percent of the SFC Common Stock and (ii) as to the shares of SFC Common Stock beneficially owned by the executive officers named below and all executive officers and directors of SFC and Suburban Federal as a group.


                                                                                    Shares         Percent
                                                                                 Beneficially         of
Name and Address of Beneficial Owner                                                 Owned          Class
------------------------------------                                             ------------      -------

Over 5% Owners:
 Wayne W. Whalen
 Paula Wolff
   4920 South Greenwood
   Chicago, Illinois  60615............................................          113,875         8.94%

 SuburbFed Financial Corp. Employee Stock Ownership Plan
   3301 West Vollmer Road
   Flossmoor, Illinois  60422..........................................          96,640(1)       7.61

PL Capital, LLC
   One Financial Place, Suite 1021
   440 South LaSalle Street
   Chicago, Illinois 60605.............................................          94,454(2)       7.44

Daniel P. Ryan
   SuburbFed Financial Corp.
   3301 West Vollmer Road
   Flossmoor, Illinois 60422...........................................          67,410(3)       5.18

Executive Officers:(4)
 Byron G. Thoren.......................................................          49,745(5)       3.85
 Steven E. Stock.......................................................          32,356(6)       2.52
 Peter A. Ruhl.........................................................          14,015(7)       1.10

                                       14


 All directors, nominees, and executive officers of the Company
   and the Bank as a group (16 persons)................................          408,647(8)      29.01


(1) Includes 71,913 shares allocated to the individual accounts of officers and employees as a group, with respect to which such individuals are deemed to have sole voting and no investment power. American Stock Transfer & Trust Company, as trustee of the Employee Stock Ownership Plan (the "ESOP"), has sole investment power as to all shares held in the ESOP and sole voting power as to 24,727 of such shares which have been not been allocated to participants. Each participant may instruct the ESOP trustee as to the voting of the shares allocated to each such participant. Allocated shares for which voting instructions are not received shall be voted by the ESOP trustee in the same ratio as the allocated shares with respect to which instructions are received. The ESOP trustee may be deemed under applicable regulations to "beneficially own" the 24,727 shares owned by the ESOP which have not been allocated to participants. ESOP allocations to officers and employees for fiscal 1997 were not yet made on March 2, 1998 and are not reflected in this table.

(2) As reported in a Schedule 13D/A filed January 22, 1998 by Financial Edge Fund, L.P. and two of its partners, Richard J. Lashley and John Palmer. Financial Edge Fund, L.P. disclosed sole voting and dispositive power with respect to the 94,454 shares of the Company's Common Stock.

(3) Includes 31,287 shares which Mr. Ryan has the right to acquire pursuant to options granted under the Company's current stock option plans, 15,491 shares which have been allocated to him and which have vested under the Bank Incentive Plan and Trusts (the "BIPs"), 4,671 shares allocated under the Company's ESOP, and 9,465 shares held in the Bank's profit-sharing 401(k) plan.

(4) Daniel P. Ryan, listed as a 5% owner, is also an executive officer of the Company.

(5) Includes 21,336 shares which Mr. Thoren has the right to acquire pursuant to options granted under the Company's stock option plans, 9,271 shares which have been allocated to him and which have vested under the BIPs, 3,917 shares allocated under the Company's ESOP, and 6,636 shares held in the Bank's profit-sharing 401(k) plan.

(6) Includes 16,300 shares which Mr. Stock has the right to acquire pursuant to options granted under the Company's stock option plans, 4,177 shares which have been allocated to him and which have vested under the BIPs, 3,388 shares allocated under the Company's ESOP, and 3,297 shares held in the Bank's profit-sharing 401(k) plan.

(7) Includes 9,450 shares which Mr. Ruhl has the right to acquire pursuant to options granted under the Company's stock option plans, 4,177 shares which have been allocated to him and which have vested under the BIPs, 2,337 shares allocated under the Company's ESOP, and 2,087 shares held in the Bank's profit-sharing 401(k) plan.

(8) Includes shares held directly, as well as an aggregate of 142,992 shares which such directors and officers have the right to acquire pursuant to options granted under the Company's stock option plans, an aggregate of 37,923 shares which have been allocated to individual officers and which have vested under the BIPs, 18,842 shares allocated under the Company's ESOP, and 31,641 shares held in the Bank's profit- sharing 401(k) plan and shares held in retirement accounts or by certain members of such individuals' families, over which shares the respective directors and officers may be deemed to have sole voting or investment power.

Proxies

     Shares of SFC Common Stock represented by properly executed proxies received prior to or at the Meeting will, unless such proxies have been revoked, be voted at the Meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR the adoption of the Merger Agreement.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it at any time before it is voted by delivering to the Lynn
M. Nevills, Corporate Secretary at 154th Street at Broadway, Harvey, Illinois 60426 or at the Meeting on or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of SFC Common Stock or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy.

     If any other matters are properly presented at the Meeting for consideration, the persons named in the proxy or acting thereunder will have discretion to vote on such matters in accordance with their best judgment. As of the date hereof, the SFC Board knows of no such other matters.

     In addition to solicitation by mail, directors, officers and employees of SFC, who will not be specifically compensated for such services, may solicit proxies from the stockholders of SFC, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. In addition, SFC has engaged _________ ("______") to assist SFC in distributing proxy materials and contacting record and beneficial owners of SFC Common Stock. SFC has agreed to pay _______ approximately $_______ plus out-of-pocket expenses for its services to be rendered on behalf of SFC. SFC will bear its own expenses in connection with the solicitation of proxies for the Meeting.

HOLDERS OF SFC COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND
SIGN THE ACCOMPANYING FORM OF PROXY AND TO RETURN IT PROMPTLY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.

HOLDERS OF SFC COMMON STOCK SHOULD NOT FORWARD STOCK
CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

The information in this Proxy Statement/Prospectus concerning the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Appendix I and incorporated by reference herein. All stockholders are urged to read the Merger Agreement in its entirety.

General

     Pursuant to the Merger Agreement, SFC will be merged with and into the Company, with the Company being the surviving entity. The name of the surviving entity following consummation of the Merger will be "CFS Bancorp, Inc." As soon as possible after the conditions to consummation of the Merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as provided below, SFC and the Company will file a Certificate of Merger with the Secretary of State of the State of Delaware, unless a later date and time is specified as the Effective Time in such Certificate of Merger. The Merger will become effective at the time and on the date of the filing of the Certificate of Merger with the Secretary of State of Delaware. Immediately after the Merger, Suburban Federal will merge with and into Citizens Financial with Citizens Financial being the survivor thereof.

     Upon consummation of the Merger, the stockholders of SFC shall be entitled to receive the Merger Consideration in consideration for their shares of SFC Common Stock held and thereupon shall cease to be stockholders of SFC, and the separate existence and corporate organization of SFC shall cease. The Company shall succeed to all the rights and property of SFC. The members of the Board of Directors of the Company and Daniel P. Ryan and ______, currently directors of SFC, shall be the members of the Board of Directors of the Company immediately after the Effective Time. See also "--Interests of Certain Persons in the Merger" and "The Conversion and the Merger--General" in the Prospectus.

Background of the Merger

     SFC was formed in 1991 as a savings and loan holding company to serve as the holding company for Suburban Federal in connection with Suburban Federal's conversion from the mutual to the stock form of organization. Following the conversion and consistent with its business plan, management of SFC focused on improving the business of Suburban Federal. Throughout the period following the conversion, SFC also considered its strategic options, including the possibility of engaging in a strategic alliance.

     In May 1997, the Planning Committee of SFC's Board of Directors considered recent sales of comparable institutions, the growth in earnings necessary to justify remaining independent, and the terms at which a strategic alliance would be in the best interests of SFC and its stockholders. On the basis of that evaluation, SFC's Board of Directors concluded that the terms suggested by a potential strategic partner at that time was insufficient to justify further discussions. In September 1997, SFC's Board of Directors responded to the interest of another potential strategic partner by establishing an Ad Hoc Committee to retain a financial advisor and bring a recommendation back to the Board. On October 7, 1997, SFC retained Capital Resources to act as its financial advisor. In connection with evaluating the most recent indication of interest, Capital Resources sought indications of interest from the party which had previously indicated an interest and from a third potential strategic partner.

     On October 29, 1997, SFC was contacted by a representative of Charles Webb & Company ("Webb"), who outlined the concept of a strategic alliance between SFC and the Company in connection with the conversion of Citizens Financial from the mutual to the stock form. On November 7, 1997, SFC's management met with representatives of Webb to obtain more factual background about the Company and about the potential for a strategic alliance. On November 14, 1997, SFC's management met with the management of the Company to discuss each company's philosophy of banking and its vision for the future. On the basis of this discussion, SFC's management concluded that the philosophy and vision of the Company was very compatible with that of SFC.

     On November 20, 1997, after considering the reports of Capital Resources, SFC management and the Ad Hoc Committee, SFC's Board of Directors determined that only the Company's proposal merited further consideration. Additional discussions occurred in November and December, during which period SFC conducted a due diligence review of the Company and Citizens Financial. During the same period, management and the SFC's Board of Directors worked with Capital Resources to analyze the Company's proposal and reviewed with special legal counsel, Silver, Freedman & Taff, L.L.P., the legal ramifications of a business combination. Negotiations regarding the terms and conditions of the definitive agreement resulted in the presentation of the Merger Agreement to SFC's Board of Directors on December 29, 1997.

     At its December 29, 1997 meeting, SFC's Board of Directors considered at length the financial and legal terms of the proposed Merger Agreement, comparative data on the terms of other strategic alliances, and other information prepared by Capital Resources. The Board asked questions of Capital Resources and of legal counsel. Capital Resources provided its verbal opinion that the proposed transaction was fair to SFC's shareholders from a financial point of view (see "--Opinion of Capital Resources"). After concluding that the Merger Agreement was in the best interest of SFC and its stockholders, SFC's Board of Directors voted to approve and adopt the Merger Agreement.

Reasons for the Merger; Recommendation of the Board of Directors

     SFC's Board of Directors believes that the terms of the Merger Agreement, which are the product of arm's length negotiations between representatives of the Company and SFC, are in the best interests of SFC and its stockholders. In the course of reaching its determination, SFC's Board of Directors considered a number of factors. Without assigning any relative or specific weights, these factors included, among other things:

     (a) The value of Company Common Stock to be received by SFC's stockholders in light of the historic trend of price increases following the initial public offering of a thrift institution converted from the mutual form. SFC's Board of Directors determined this value to significantly exceed the potential value of SFC shares on a stand-alone basis under business strategies which could be reasonably implemented by SFC.

     (b) The similarity of philosophy and vision between SFC and the Company.

     (c) The geographic complementarity of the areas served by SFC and Citizens Financial, and the synergies to be obtained by a combined organization.

     (d) The continued consolidation and increasing competition in the banking and financial services industries.

     (e) The advice of SFC's management and financial advisors.

     (f) The opinion of Capital Resources that the Merger Consideration to be received by holders of SFC Common Stock pursuant to the Merger Agreement was fair to SFC stockholders from a financial point of view.

     See also "The Conversion and the Merger--Reasons for and Purposes of the Conversion and the Merger" in the Prospectus.

THE SFC BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTEREST OF SFC STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SFC STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Merger Consideration

     Subject to the terms, conditions and procedures set forth in the Merger Agreement, each share of SFC Common Stock issued and outstanding immediately prior to the Merger (other than shares held by holders who perfect dissenters' rights and other excluded shares) will be converted into the right to receive a number of shares of Company Common Stock equal to $36.00 divided by the initial public offering price for the shares of Company Common Stock to be issued in connection with the Conversion. Assuming an initial public offering price of $10.00, each share of SFC Common Stock would be converted into 3.6 shares of Company Common Stock in the Merger. The Exchange Ratio was determined through arm's-length negotiations between Citizens Financial and SFC, which was advised during such negotiations by Capital Resources, its financial advisor.

     Each share of Company Common Stock issued and outstanding at the Effective Time will remain outstanding and unchanged as a result of the Merger. No fractional shares of Company Common Stock will be issued in the Merger, and SFC stockholders who otherwise would be entitled to receive a fractional share of Company Common Stock will receive a cash payment in lieu thereof. See also "Summary--The Merger" in the Prospectus.

Opinion of Capital Resources

         SFC retained Capital Resources as its financial advisor in connection with the Merger and requested that Capital Resources render its opinion with respect to the fairness, from a financial point of view, of the merger consideration to the holders of SFC shares. Capital Resources rendered its verbal opinion to SFC's Board of Directors on December 29, 1997, that, as of the date of such opinion, the merger consideration was fair, from a financial point of view, to the holders of SFC shares. Capital Resources has provided SFC with a written opinion as of May ___, 1998. Capital Resources has consented to the inclusion of its opinion and the related disclosure in the Prospectus and Proxy Statement.

         THE FULL TEXT OF THE OPINION OF CAPITAL RESOURCES, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, ARE ATTACHED AS APPENDIX __ TO THIS PROSPECTUS AND PROXY STATEMENT, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF CAPITAL RESOURCES AS OF MAY___, 1998, SET FORTH IN THIS PROSPECTUS AND PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THAT OPINION. CAPITAL RESOURCES' OPINIONS SHOULD NOT BE CONSTRUED BY HOLDERS OF SFC'S SHARES AS A RECOMMENDATION AS TO HOW SUCH HOLDERS SHOULD VOTE AT THE SPECIAL MEETING.

         Capital Resources is an investment banking and financial consulting firm which, as part of its specialization in financial institutions, is regularly engaged in providing financial valuations and analyses of business enterprises and securities in connection with mergers, acquisitions, mutual-to-stock conversions, initial and secondary stock offerings and other corporate transactions. SFC has utilized the services of Capital Resources in the past. SFC's Board of Directors chose Capital Resources because of its expertise, experience and familiarity with SFC and the financial institution industry. Capital Resources reviewed the terms of the Merger Agreement and the related financial data and reviewed these issues with SFC's Board and executive management of SFC. No limitations were imposed on Capital Resources by SFC's Board with respect to the investigation made or procedures followed by it in rendering its opinion. Capital Resources worked with management and the Board of Directors of SFC to analyze the Company's proposal.

         In the course of rendering its fairness opinion, the following factors were considered by Capital Resources:

          1.   The proposed terms of the Merger Agreement;

          2. The audited consolidated financial statements of SFC for the fiscal years ended December 31, 1993 through 1997, quarterly reports on Form 10-Q through September 30, 1997, quarterly Thrift Financial Reports including the report for the quarter ended December 31, 1997, the latest available asset/liability reports, operating budget, and other miscellaneous internally-generated management information reports and business plan, as well as other publicly-available information;

          3. Annual Report to Stockholders for 1997, which provides a discussion of SFC's business and operations and a review of various financial data and trends;

          4. Discussions with executive management of SFC regarding the business, operations, recent financial condition and operating results and future prospects of SFC;

          5. Comparisons of SFC's financial condition and operating results with those of similarly sized thrift institutions operating in Illinois and the United States;

          6. Comparisons of SFC's financial condition and operating performance with the published financial statements and market price data of publicly traded thrift institutions in general and publicly traded thrift institutions in SFC's region of the United States specifically;

          7. The relevant market information regarding SFC shares including trading activity and information on options to purchase SFC shares;

          8. Other financial and pricing analyses and investigations as deemed necessary, including a comparative financial analysis and review of the financial terms of other pending and completed acquisitions of companies considered to be generally similar to SFC;

          9. Examination of SFC's economic operating environment and the competitive environment of SFC's market area;

          10. Available financial reports and financial data for Citizens Financial, including audited financial statements covering the fiscal years ended through December 31, 1997, quarterly Thrift Financial Reports through December 31, 1997, other internal and regulatory financial reports provided by management of Citizens Financial and other published financial data; Citizens Financial's banking office network; and the anticipated pricing trends of the Company's common stock after the Conversion and Merger based on the recent stock market performance of the other recently converted thrift institutions;

          11. A visit to Citizens Financial's administrative and executive offices and interviews with senior management of Citizens Financial, including a discussion of Citizens Financial's business and prospects;

          12. An analysis of the pro forma financial impact of the merger of SFC and Citizens Financial; and

          13. An analysis of the anticipated pricing trends of the Company's common stock after the Conversion and Merger based on the stock market performance of other recently converted thrift institutions.

         The fairness opinion states that Capital Resources has relied on the accuracy and completeness of the information provided by the parties to the Merger Agreement and the representations and warranties in the Merger Agreement, without independent verification. Capital Resources did not make an independent evaluation or appraisal of the assets of SFC or Citizens Financial.

         The summary set forth below describes the approaches utilized by Capital Resources in support of its May __, 1998 fairness opinion. It does not purport to be a complete description of the analyses performed by Capital Resources in this regard.

         Overview of Valuation Methodology. In preparing its fairness opinion, Capital Resources evaluated whether the financial proposal for acquisition was fair from a financial point of view to the stockholders of SFC. The fairness of the acquisition offer was determined by comparing the offer to acquisition offers received by other comparable types of companies over a time-frame that reflects a similar economic environment. The comparison included an examination of key financial characteristics of the comparative acquisition companies, including balance sheet, earnings and credit risk characteristics.

         SFC's key operating statistics and ratios through December 31, 1997 were compared to a select group of thrift institutions that have also been the subject of a proposed or completed acquisition. It is important to note that the comparative group utilized in the fairness opinion was comprised only of thrift institutions (rather than commercial banks), given the distinctive financial, operating and regulatory characteristics of the thrift industry. Capital Resources reviewed relevant acquisition pricing ratios, notably offer price-to-book value (and price-to-tangible book value), offer price-to-earnings, offer price-to-deposits, offer price-to-assets, and offer price/trading price (prior to public announcement of the Merger) of the comparative group and compared these ratios to those of SFC. The analysis included a review of and comparison of the mean and median pricing ratios represented by a sample of 15 comparative group thrifts located in the midwestern United States.

         Market Pricing Analysis. An integral component of Capital Resources' total analysis in rendering its fairness opinion was the analysis of the Company's anticipated pro forma trading price after the Conversion and Merger. Based on the strong after-market price performance for converting thrifts in recent years and the current healthy stock market environment for financial institutions, Capital Resources believes that the Company's after-market stock price will be at a level significantly above its initial public offering ("IPO") price of $10.00 per share.

         Capital Resources has noted that, pursuant to the Merger Agreement, each outstanding share of SFC common will be converted into the right to receive a number of shares of Company common stock equal to $36.00 divided by the IPO price of $10.00 or 3.6 shares ("Exchange Ratio"). However, based on the stock market performance of other recently converted thrift institutions, Capital Resources estimates that, shortly after the Conversion and Merger, the Company's common stock will likely trade within a price-to-tangible book value range of between 115 and 125 percent. In this connection, it is important to note that the marketplace generally places a greater emphasis on an appropriate price-to-tangible book value ratio, rather that the price-to-earnings ratio, in pricing the stock of a recently converted thrift. In fact, the average price-to-earnings ratio of recently converted thrifts is well above the average price-to-earnings ratio for all publicly traded thrifts for at least the initial 12 months after conversion. Capital Resources believes it is most appropriate to assume that the Company's after-market trading price will initially approximate $13.00 per share, based on a price-to-tangible book value of 120 percent.

         Therefore, Capital Resources has assumed in its analysis, that shortly after conversion, the Company's stock price will appreciate to 30 percent above the $10.00 IPO price. Thus, in analyzing the fairness of the merger consideration, Capital Resources calculated the level of the merger consideration based on an appropriate (and expected) trading price of $13.00, rather than the $10.00 IPO price, for the Company's common stock in the after-market. Based on a trading price of $13.00 and an Exchange Ratio of 3.6 shares, this translates into merger consideration totaling $46.80 for each outstanding share of SFC common stock. It is important to emphasize, however, that the Company's trading price in the after-market cannot be estimated with any certainty and the actual trading price level will be determined by stock market conditions at the time of completion of the Conversion and consummation of the Merger.

         Pricing Comparison. Based on an assumed merger consideration of $46.80 for each outstanding SFC share, there resulted the following acquisition pricing ratios for SFC relative to those of the comparative group:

          - SFC's price/tangible book value ratio of 209.3% exceeded the mean and median price/tangible book value ratios of 189.4% and 196.7%, respectively, of the comparative group;

          - SFC's price/earnings multiple of 22.5x (based on a reported earnings stream for fiscal 1997 of $2.08 per share) compared very similarly to the mean and median price/earnings multiples of the comparative group of 23.3x and 22.0x, respectively;

          - SFC's price/assets ratio of 13.5% compared to the mean and median price/assets ratios of 18.4% and 16.8%, respectively, of the comparative group;

          - SFC's price/deposits ratio of 18.7% compared to the mean and median price/deposits ratios of 26.1% and 23.8%, respectively, of the comparative group;

          - SFC's tangible book premium (offer price minus tangible book value)/core deposits ratio of 10.4% compared to the mean and median ratios of 14.8% and 12.6%, respectively, of the comparative group; and

          - SFC's acquisition price/trading price (one month prior to announcement of the Merger) ratio of 135.7% compared to the mean and median ratios of 121.9% and 121.1%, respectively, of the comparative group.

         In analyzing the reasonableness of SFC's acquisition pricing ratios relative to those of the comparative group, Capital Resources considered the following factors:

          - SFC reported a lower level of profitability compared to that of the comparative group. SFC's return on assets ("ROA") of 66 basis points compared to an average ROA of 102 basis points (median ROA of 99 basis points) for the comparative group;

          - SFC's lower level of profitability was attributable to a lower net interest margin and higher operating expense ratio relative to the comparative group;

          - SFC's lower ROA but lower equity-to-assets ratio translated into a similar return on equity ("ROE") relative to the comparative group. SFC's ROE of 10.01% compared to a mean and median ROE for the peer group of 10.04% and 9.90%, respectively; and

          - A review of other important financial ratios indicated that SFC's non-performing assets ("NPA") level compared favorably to that of the peer group. SFC NPA/Assets ratio of 0.37% compared to mean and median ratios of 0.80% and 0.56%, respectively, for the comparative group.

         Therefore, based on the above financial comparisons, Capital Resources believed that, on balance, SFC's acquisition pricing ratios were reasonable when compared to the comparative group's acquisition pricing ratios.

         Also, Capital Resources noted that at the time of its initial public offering in March 1992, SFC's conversion price was $10.00 per share. In the recent months prior to the public announcement of SFC's agreement to be acquired by Citizens, SFC's stock was mostly trading in a price range of $27.00 to $34.00 per share. Thus, the acquisition price of $46.80 per share was well above SFC's recent historical trading prices and represented a significant return on SFC's conversion price.

         Discounted Dividend Stream and Terminal Value Analysis. Capital Resources also performed an analysis of potential returns to stockholders of SFC, which was based on an estimate of SFC's future cash dividend streams to stockholders and SFC's future stock price and sell-out price (terminal value). This analysis assumed SFC was not acquired but remained independent for at least three to five years. The analysis utilized certain key assumptions for SFC, including the most likely asset growth and earnings level scenarios. The analysis also assumed regular, periodic dividend payments, which grew at an annual rate of 10 percent.

         Capital Resources' analysis assumed that SFC's net income could grow at an average annual rate of approximately 6.5 percent based on moderate asset growth which would be funded by a combination of deposit inflows and further modest wholesale borrowings ("Baseline Scenario"). Also, the analysis assumed a $7.0 million secondary offering of common stock at the beginning of the projection period which, in addition to asset growth, would support additional earnings growth ("Scenario II"). Scenario II reflected an average annual earnings growth rate of approximately 12.5 percent.

         To approximate the range of terminal values of SFC common stock at the end of a three-year and five-year period, Capital Resources applied a price-to-earnings multiple of 22x and a price/tangible book value ratio of 195%. The resulting terminal values and dividend streams were then discounted to present values using different discount rates (ranging from 10% to 15%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of SFC common stock.

         Based on the more favorable Scenario II, the analysis indicated a present value for SFC shares and future dividend payments ranging from $39.99 per share (based on a 15% discount rate) to $45.65 per share (based on a 10% discount rate) assuming SFC is acquired after three years, and a present value ranging from $36.18 per share (based on a 15% discount rate) to $45.04 per share (based on a 10% discount rate) assuming SFC is acquired after five years.

         The results of the above described analysis confirmed that the merger consideration being offered by Citizens Financial to SFC stockholders was reasonable.

         SFC has agreed to pay Capital Resources professional fees of approximately $375,000 as financial advisor in connection with the Merger. SFC also has agreed to reimburse Capital Resources for reasonable out-of-pocket expenses and to indemnify Capital Resources and certain related persons against certain liabilities relating to or arising out of its engagement.

Treatment of SFC Stock Options

     If any of the stock options granted under SFC's 1991 Stock Option and Incentive Plan, 1995 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan remain outstanding immediately prior to consummation of the Conversion and Merger, they will be converted into options to purchase Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio. See also "Management-- Benefits" in the Prospectus.

Effective Time and Closing Date

     The Merger shall become effective at the time and on the date of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, unless a later date and time is specified as the effective time in such Certificate of Merger. The Effective Time will occur simultaneously with, or immediately after, the consummation of the Conversion. The Closing shall take place immediately prior to the Effective Time at 10.00 a.m., Central Time, following the satisfaction or waiver, to the extent permitted, of the conditions to the consummation of the Merger specified in Article VI of the Merger Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at such place and at such time as the parties may mutually agree upon. See also "The Conversion and the Merger--Closing Date of the Conversion and the Merger; Termination and Amendment" in the Prospectus.

Interests of Certain Persons in the Merger

     Upon consummation of the Conversion and the Merger, the Company will appoint Daniel P. Ryan, President, Chief Executive Officer and the Chairman of the Board of SFC to the Company's Board of Directors for a three-year term. Messrs. Ryan and _______, _______ of SFC will also be appointed to Citizens Financial's Board for a three year term. The remaining directors of Suburban Federal as of the Effective Time will be appointed to an advisory board of the Company for a three- year term. As of the Effective Time, the Company and Citizens Financial will enter into a one-year employment agreement with Mr. Ryan pursuant to which Mr. Ryan will be employed as Senior Executive Vice President of the Company and Citizens Financial as well be appointed as Vice Chairman of the Board of both entities. In addition, at such time, the Company and Citizens Financial will enter into one-year employment agreements with certain other officers of SFC. Pursuant to the employment agreements with Mr. Ryan and the other officers, in the event that (i) the officer terminates his employment because the Company or Citizens Financial fails to comply with any material provision or changes the officer's title or duties or (ii) the employment agreement is terminated by the Company or Citizens Financial other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions following a change in control of the Company, the officer will be entitled to a cash severance amount equal to the amount of base salary that he would have received for the remaining term of the agreement. In addition, certain executive officers of SFC who become employees of the Company and/or Citizens Financial will be entitled to receive options covering up to an aggregate of 75,000 shares of Company Common Stock to be available in connection with the Stock Option Plan expected to be adopted by the Company subsequent to the Conversion. Upon consummation of the Conversion and the Merger, all unvested awards under SFC's Bank Incentive Plan and Trusts will be deemed fully vested and shares will be converted into Company Common stock based upon the Exchange Ratio and issued to recipients of the awards. In addition, provisions of certain employment agreements with officers of SFC will result in cash payments aggregating approximately $2.2 million. See also "The Conversion and the Merger-- Interests of Certain Persons in the Conversion and the Merger" in the Prospectus.

Delivery of Certificates

     After consummation of the Conversion and the Merger, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of SFC Common Stock, upon surrender of the same to an agent, duly appointed by the Company, which is anticipated to be the transfer agent for Company Common Stock (the "Exchange Agent"), shall be entitled to receive in exchange therefore a certificate or certificates representing the number of full shares of Company Common Stock for which the shares of SFC Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted based on the Exchange Ratio. The Exchange Agent shall promptly mail to each such holder of record of an outstanding certificate which immediately prior to the consummation of the Conversion and the Merger evidenced shares of SFC Common Stock, and which is to be exchanged for Company Common Stock based on the Exchange Ratio as provided in the Merger Agreement, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the conversion and the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Company Common Stock. The stockholders of SFC should not forward SFC Common Stock certificates to the Company or the Exchange Agent until they have received the transmittal letter. See also "The Conversion and the Merger--Delivery of Certificates" in the Prospectus.

Representations and Warranties

     The Merger Agreement contains representations and warranties of SFC and Citizens Financial which are customary in merger transactions, including, but not limited to, representations and warranties concerning: (a) the organization and capitalization of SFC and Citizens Financial and their subsidiaries; (b) the due authorization, execution, delivery and enforceability of the Merger Agreement; (c) consents or approvals required, and the lack of conflicts or violations under applicable certificates of incorporation, charter, bylaws, instruments and laws, with respect to the transactions contemplated by the Merger Agreement; (d) absence of material adverse changes, (e) the documents to be filed by the parties with the SEC and other regulatory agencies; (f) the conduct of business in the ordinary course and absence of certain changes; (g) financial statements; (h) compliance with laws; and (i) the allowance for loan losses and real estate owned. The representations and warranties of Citizens Financial and SFC do not survive beyond the Effective Time if the Merger is consummated, and, if the Merger Agreement is terminated without consummation of the Merger, there will be no liability on the part of any party for a misrepresentation except that no party shall be relieved from any liability arising out of the willful misrepresentation in the Merger Agreement. See also "The Conversion and the Merger--Representations and Warranties" in the Prospectus.

Conditions to the Merger

     The respective obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement including, among other things, the receipt of all necessary regulatory, stockholder and member approvals, the compliance with or satisfaction of all representations, warranties, covenants and conditions set forth therein, the absence of any order, decree or injunction enjoining or prohibiting consummation of either the Conversion or the Merger, the receipt by the parties of tax opinions with respect to certain federal income tax consequences of the Merger and the receipt by the parties of a letter from Ernst & Young LLP that the Merger shall be accounted for as a pooling of interests. There can be no assurance that the conditions to consummation of the Merger will be satisfied or waived. See also "The Conversion and the Merger--Conditions to the Merger" in the Prospectus.

Conduct of Business Prior to the Closing Date

     Under the terms of the Merger Agreement, Citizens Financial and SFC shall, and shall cause each of their respective subsidiaries to, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice or to the extent otherwise contemplated under the Merger Agreement, except with the prior written consent of Citizens Financial or SFC, as the case may be. SFC also shall use its reasonable efforts to (i) preserve its business organization and that of its subsidiaries intact, (ii) keep available to itself and Citizens Financial the present services of its employees and those of its subsidiaries, and (iii) preserve for itself and Citizens Financial the goodwill of its customers and those of its subsidiaries and others with whom business relationships exist.

     In addition, under the terms of the Merger Agreement, SFC has agreed that, except as otherwise approved by Citizens Financial in writing or as permitted, contemplated or required by the Merger Agreement, it will not, nor will it permit any of its subsidiaries to, engage in certain activities. See "The Conversion and the Merger--Conduct of Business Prior to the Closing Date" in the Prospectus.

Required Approvals

     Various approvals of the OTS are required in order to consummate the Conversion and the Merger. Applications for these approvals have been filed and are currently pending. The period for the OTS review of any proposed acquisition commences upon receipt by the OTS of an application deemed sufficient by the OTS. Once an application is deemed sufficient, the OTS generally has a 60- day period for review of the application, which may be extended by the OTS for up to an additional 30 days. There can be no assurances that the requisite OTS approvals will be received in a timely manner, in which event the consummation of the Conversion and the Merger may be delayed. In the event the Conversion and the Merger are not consummated on or before September 30, 1998, the Merger Agreement may be terminated by either Citizens Financial or SFC. There can be no assurance as to the receipt or timing of such approvals.

     It is a condition to the consummation of the Merger that the OTS approvals be obtained without any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by the Merger Agreement to Citizens Financial that had such condition or requirement been known, Citizens Financial, in its reasonable judgment, would not have entered into the Merger Agreement. There can be no assurance that any such approvals will not contain terms, conditions or requirements which cause such approvals to fail to satisfy such condition to the consummation of the Merger. See also "The Conversion and the Merger--Required Approvals" in the Prospectus.

Waiver and Amendment

     Prior to the Effective Time, Citizens Financial and SFC may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any covenant, agreement or, to the extent permitted by law, any condition of the Merger Agreement, provided that any such waiver after the SFC stockholders have adopted the Merger Agreement shall not modify the amount or form of consideration to be provided to the SFC stockholders or otherwise materially adversely affect such stockholders without the approval of the affected stockholders.

     The Merger Agreement may be amended or supplemented at any time by mutual agreement of Citizens Financial and SFC, provided that any such amendment or supplement after the SFC stockholders have adopted the Merger Agreement is subject to the proviso in the preceding paragraph. See also "The Conversion and the Merger--Closing Date of the Conversion and the Merger; Termination and Amendment" in the Prospectus.

Termination

     The Merger Agreement may be terminated prior to the Effective Time by: (i) Citizens Financial or SFC in the event of (a) failure of SFC stockholders to approve the Merger Agreement; (b) the failure of Citizens Financial's members to approve the Conversion; (c) a material failure to perform or comply by the other party with any covenant or agreement which failure has not been timely cured after notice; (d) any material inaccuracy or omission in the representations or warranties of the other party which has not been timely cured after notice; (ii) by Citizens Financial or SFC if any approval, consent or waiver of a governmental authority required to permit consummation of the transactions shall have been denied or any governmental authority of competent jurisdiction shall have issued a final unappealable order prohibiting Citizens Financial's consummation of the transactions contemplated by the Merger Agreement; (iii) by Citizens Financial or SFC in the event that the Merger is not consummated by September 30, 1998; and (iv) by Citizens Financial in the event that there has occurred a "Purchase Event" (as defined in the Merger Agreement).

     In the event of the termination of the Merger Agreement, the Merger Agreement shall thereafter become void and have no effect, and there shall be no liability on the part of any party to the Merger Agreement or their respective officers or directors, except that (i) certain provisions regarding confidential information and expenses shall survive and remain in full force and effect; and (ii) no party shall be relieved from any liability arising out of the willful breach by such party of any covenant or agreement of it or the willful misrepresentation in the Merger Agreement of any material fact. If the Merger Agreement is terminated by Citizens Financial other than due to (i) SFC's material breach of a material covenant or undertaking or representation or warranty contained therein; (ii) the occurrence of a Purchase Event, (iii) SFC's refusal to convene the Meeting to vote on the Merger Agreement or the Meeting is held and the stockholders do no approve the Merger Agreement, (iv) the existence of a proceeding initiated by a governmental entity seeking an order, injunction or decree preventing consummation of the Merger or (v) SFC terminates the Merger Agreement prior to September 30, 1998, Citizens Financial shall pay to SFC the sum of $2.5 million. Likewise, SFC shall pay Citizens Financial the sum of $2.5 million upon occurrence of a Purchase Event prior to a Fee Termination Event.

     A Fee Termination Event shall be the first to occur of the following: (i) the Effective Date, (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event (other than a termination of the Merger Agreement by Citizens Financial as a result of a willful breach of any representation, warranty, covenant or agreement of SFC or Suburban Federal) or (iii) 12 months following termination of the Merger Agreement by Citizens Financial unless a Purchase Event shall have occurred prior thereto.

     See also "The Conversion and the Merger--Closing Date of the Conversion and the Merger; Termination and Amendment" in the Prospectus.

Certain Federal Income Tax Consequences of the Merger

     Set forth below is a discussion of federal income tax consequences of the Merger to the Company and SFC and SFC stockholders who are citizens or residents of the United States. The following discussion does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby. Further, the discussion does not address the tax consequences that may be relevant to a particular SFC stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and stockholders who acquired their shares as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. The discussion is based upon the Code, Treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.

HOLDERS OF SFC COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR EFFECT OF THEIR OWN PARTICULAR FACTS AND CIRCUMSTANCES ON THE FEDERAL INCOME TAX CONSEQUENCES OF THE

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

MERGER TO THEM, AND ALSO TO THE EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     Under current federal income tax law, and based upon assumptions and representations of the Company and SFC, and assuming that the Merger is consummated in the manner set forth in the Merger Agreement, it is anticipated that the following federal income tax consequences would result:

     (i) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code;

     (ii) no gain or loss will be recognized by any SFC stockholder upon the exchange of SFC Common Stock solely for Company Common Stock in the Merger (except in connection with the receipt of cash in lieu of a fractional share of Company Common Stock, as discussed below);

     (iii) the aggregate tax basis of the Company Common Stock received by each stockholder of SFC who exchanges SFC Common Stock for Company Common Stock in the Merger will be the same as the aggregate tax basis of the SFC Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Company Common Stock);

     (iv) the holding period of the shares of Company Common Stock received by a SFC stockholder in the Merger will include the holding period of the SFC Common Stock surrendered in exchange therefor (provided that such shares of SFC Common Stock were held as a capital asset by such stockholder at the Effective Time); and

     (v) cash received in the Merger by a SFC stockholder in lieu of a fractional share interest of Company Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Company Common Stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the Company Common Stock surrendered in exchange therefor was held as a capital asset by such stockholder at the Effective Time).

     Based upon representations to be made by the Company and SFC as of the Effective Time, Citizens Financial will receive an opinion of Elias, Matz, Tiernan & Herrick, L.L.P., special counsel to Citizens Financial, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Based upon representations to be made by the Company and SFC as of the Effective Time, SFC will receive an opinion of Silver, Freedman & Taff, L.L.P., special counsel to SFC, to the effect of subparagraphs (ii)-(iv) above. The opinions would be subject to various assumptions and qualifications, including that the Merger is consummated in the manner and in accordance with the terms of the Merger Agreement. The opinions would be based entirely upon the Code, regulations then in effect or proposed thereunder, then-current administrative rulings and practice and judicial authority, all of which would be subject to change, possibly with retroactive effect. Consummation of the Merger is conditioned upon the receipt by the Company and SFC, respectively, of such opinions. See "--Conditions to the Merger."

     No ruling has been or will be requested from the Internal Revenue Service ("IRS"), including any ruling as to federal income tax consequences of the Merger to the Company or SFC stockholders. Unlike a ruling from the IRS, an opinion of counsel or independent certified accountants is not binding on the IRS. There can be no assurance that the IRS will not take a position contrary to the positions reflected in such opinion or that such opinion would be upheld by the courts if challenged. See also "The Conversion and the Merger--Tax Aspects" in the Prospectus.

Accounting Treatment

     Consummation of the Merger is conditioned upon the receipt by the Company and SFC of a letter from the Company's independent accountants to the effect that the Merger qualifies for pooling of interests accounting treatment. Under the pooling of interests method of accounting, the historical cost basis of the assets and liabilities of the Company and SFC will be combined at the Closing Date and carried forward at their previously recorded amounts, and the stockholders' equity accounts of SFC and the Company will also be combined. The consolidated income and other financial statements of the Company issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of the Company and SFC as if the Conversion and the Merger had taken place prior to the periods covered by such financial statements. See also "-- Conditions to the Merger," and "The Conversion and the Merger--Accounting Treatment" in the Prospectus.

Dissenters' Rights of Appraisal

     Pursuant to Section 262 of the DGCL, any holder of SFC Common Stock who does not wish to accept the consideration to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair value of his shares of SFC Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him in cash, provided that he complies with the provisions of Section 262.

     The following is a brief summary of the statutory procedures to be followed by a holder of SFC Common Stock in order to dissent from the Merger and perfect appraisal rights under the DGCL. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262, the text of which is attached as Appendix III to this Proxy Statement.

     If any holder of SFC Common Stock elects to exercise his right to dissent from the Merger and demand appraisal, such stockholder must satisfy each of the following conditions:

          (i) such stockholder must deliver a written demand for appraisal of his shares to SFC before the taking of the vote with respect to the Merger Agreement (this written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement; neither voting against, abstaining from voting nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of Section 262);

          (ii) such stockholder must not vote in favor of the Merger Agreement (a failure to vote will satisfy this requirement, but a vote in favor of the Merger Agreement, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval and adoption of the Merger Agreement or a direction to abstain, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

          (iii)such stockholder must continuously hold such shares from the date of the demand through the Effective Time.

     If any stockholder fails to comply with any of these conditions and the Merger becomes effective, he will be entitled to receive the consideration provided for in the Merger Agreement, but will have no appraisal rights with respect to his shares of SFC Common Stock.

     All written demands for appraisal should be delivered to: Lynn M. Nevills, Secretary, SuburbFed Financial Corp., 3301 Vollmer Road, Flossmoor, Illinois 60422, before the taking of the vote concerning the Merger Agreement at the Special Meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform SFC of the identity of the stockholder and that such stockholder is thereby demanding appraisal of his shares.

     To be effective, a demand for appraisal must be executed by or for the stockholder of record who held such shares on the date of making such demand, and who continuously holds such shares through the Effective Time, fully and correctly, as such stockholder's name appears on his stock certificate(s) and cannot be made by the beneficial owner if he does not also hold the shares of record. The beneficial holder must, in such case, have the registered owner submit the required demand in respect of such shares.

     If SFC Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be in such capacity. If SFC Common Stock is owned of record by more than one person, as in a joint tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner. A record owner, such as a broker, who holds SFC Common Stock as a nominee for others may exercise his right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of SFC Common Stock in the name of such record owner.

     Within ten days after the Effective Time, the Company (as the surviving corporation in the Merger) must give written notice that the Merger has become effective to each stockholder who so filed a written demand for appraisal and who did not vote in favor of the Merger Agreement. Within 120 days after the Effective Time, but not thereafter, either the Company, or any holder of shares of SFC Common Stock who has complied with the requirements of Section 262, may file a petition in the Delaware Court of Chancery (the "Court of Chancery") demanding a determination of the value of the shares of SFC Common Stock held by all stockholders entitled to appraisal. The Company does not presently intend to file such a petition. Inasmuch as the Company has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the Effective Time (or at any time thereafter with the written consent of the Company, and the approval of the Court of Chancery), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the consideration provided in the Merger Agreement.

     Within 120 days after the Effective Time, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Company must mail such statement to the stockholder within ten days of receipt of such request.

     If a petition for appraisal is duly filed by a stockholder and a copy thereof is delivered to the Company, the Company will then be obligated within 20 days to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreement as to the value of such shares has not been reached. After notice to such stockholders, the Court of Chancery is empowered to conduct a hearing upon a petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights under that section. The Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

     After determination of the stockholder entitled to an appraisal, the court of Chancery will appraise the shares of SFC Common Stock, determining their fair value exclusive of any element of value arising from the accomplishment and expectation of the Merger. When the value is so determined, the Court will direct the payment by the Company of such value, with interest thereon, simple or compound, if the Court so determines, to the stockholders entitled to receive the same, upon surrender to the Company by such stockholders of the certificates representing such SFC Common Stock.

     In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., decided February 1, 1983, the Delaware Supreme Court expanded the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation.

     Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Stockholders considering seeking appraisal should bear in mind that the fair market value of their shares of SFC Common Stock determined under Section 262 could be more than, the same as or less than the consideration they are to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares of SFC Common Stock, and that an opinion of an investment banking firm as to fairness is not an opinion as to fair value under Section 262.

     Costs of the appraisal proceeding may be assessed against the parties thereto by the court as the court deems equitable in the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the stock of stockholders entitled thereto. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the Effective Time, be entitled to vote the stock subject to such demand or to receive the payment of the consideration provided for in the Merger Agreement. However, if no petition for an appraisal is filed within 120 days after the Effective Time or if such stockholder delivers to the Company a written withdrawal of his demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Company, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

     Failure to comply strictly with these procedures will cause the stockholder to lose his dissenter's rights. Consequently, any stockholder who desires to exercise his dissenter's rights is urged to consult a legal advisor before attempting to exercise such rights.

     In determining whether or not to exercise appraisal rights, SFC stockholders should review the comparison of their rights as SFC stockholders with their rights as stockholders of the Company following consummation of the Conversion and the Merger. Such comparison is contained in this proxy statement to its stockholders under "Comparison of Rights of Stockholders of SuburbFed Financial Corp. and CFS Bancorp, Inc."

Expenses of the Merger

     The Merger Agreement provides, in general, that Citizens Financial and SFC shall each bear and pay all their respective costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of their respective financial consultants, investment bankers, accountants and counsel. See also "The Conversion and the Merger--Expenses of the Conversion and the Merger" in the Prospectus.

Management after the Merger

     The members of the Board of Directors of the Company and Daniel P. Ryan, currently a director of SFC, shall be the members of the Board of Directors of the Company immediately after the Effective Time. Messrs. Ryan and ________, a director of SFC, will also be appointed to the Board of Directors of Citizens Financial immediately upon the Effective Time. The remaining directors of Suburban Federal as of the Effective Time will be appointed to an advisory board of the Company. As of the Effective Time, the Company and Citizens Financial will enter into a one-year employment agreement with Mr. Ryan pursuant to which Mr. Ryan will be employed as Senior Executive Vice President of the Company and Citizens Financial as well as be appointed as Vice Chairman of the Board of both entities. In addition, at such time the Company and Citizens Financial will enter into one-year employment agreements with certain other officers of SFC. See also "-- Interests of Certain Persons in the Merger" and "Management" in the Prospectus.

       COMPARISON OF RIGHTS OF STOCKHOLDERS OF SUBURBFED FINANCIAL CORP.
                              AND CFS BANCORP, INC.

                                  Introduction

     Upon the consummation of the Merger, holders of SFC Common Stock, whose rights are presently governed by Delaware law and SFC's certificate of incorporation and bylaws (the "SFC Certificate" and "SFC Bylaws," respectively) and, indirectly, Suburban Federal's charter and bylaws, will become stockholders of the Company, also a Delaware corporation. Accordingly, their rights will be governed by the DGCL and the certificate of incorporation and bylaws of the Company (the "Company Certificate" and " Company Bylaws," respectively) and, indirectly, Citizens Financial's charter and bylaws. Certain differences arise from the differences between the SFC Certificate and Bylaws and the Company Certificate and Bylaws and between the charter and bylaws of Suburban Federal and Citizens Financial. The following discussion summarizes material differences affecting the rights of stockholders but is not intended to be a complete statement of all differences and is qualified in its entirety by reference to the DGCL, the Company Certificate and Bylaws, the SFC Certificate and Bylaws and the respective charters and bylaws of Suburban Federal and Citizens Financial.

     Each SFC stockholder should carefully consider these differences in connection with the decision to vote for or against the adoption of the Merger Agreement. See also "Restrictions on Acquisition of the Company and the Bank" in the Prospectus.

Capital Stock

     The SFC Certificate authorizes the issuance of 2,000,000 shares of common stock, $.01 par value per share, and 500,000 shares of serial preferred stock, $.01 par value per share, and provides that the SFC Board may issue any authorized shares from time to time and may fix the rights and preferences of the serial preferred stock, all without stockholder action. As of ________, 1998 there were _________ shares of SFC Common Stock and no shares of SFC preferred stock issued and outstanding.

     The Company Certificate authorizes the issuance of 100,000,000 shares of common stock, $.01 par value per share, and 15,000,000 shares of serial preferred stock, $.01 par value per share, and provides that the Company's Board of Directors (the "Company Board") may issue any authorized shares from time to time and may fix the rights and preferences of the serial preferred stock, all without stockholder action. The Company, which has never issued capital stock, is offering up to 23,661,174 shares of Company Common Stock in connection with the Conversion and the Merger.

Special Meetings of Stockholders

     The SFC Certificate and SFC Bylaws provide that special meetings of stockholders of SFC may be called only by the SFC Board, upon a resolution adopted by a majority of the Board. The Company Certificate and the Company Bylaws provide that special meetings of stockholders of the Company may be called only by the Company Board, upon a resolution adopted by three-fourths of the directors of the Company then in office.

Advance Notice Requirements for Nominations of Directors and Presentation of New Business at Annual Meetings of Stockholders

     The SFC Bylaws provide that if a stockholder of SFC desires to make nominations for the election of directors, SFC must receive written notice of such nominations that meets certain formal requirements not less than 30 days prior to the meeting for the election of directors; provided, however, if less than 40 days notice of the date of the meeting is given to stockholders or disclosed publicly by SFC, notice by the stockholder must be received not later than the tenth day following the date such notice of the meeting was mailed or disclosed publicly. The notice shall include (i) all information with respect to each nominee required under the Exchange Act to be disclosed in proxy solicitation materials, including a signed consent to being named in the proxy statement and to serve as a director if elected, (ii) the name and address, as they appear on SFC's books, of the stockholder proposing to make the nomination and (iii) the class and number of shares of SFC's capital stock that are beneficially owned by such stockholder. In addition, the SFC Bylaws provide that any stockholder desiring to make a proposal for new business at the annual meeting of stockholders must submit a written statement of the proposal which must be received by the secretary of SFC at least 30 days in advance of the meeting; provided, however, if less than 40 days notice of the date of the meeting is given to stockholders or disclosed publicly by SFC, notice by the stockholder must be received not later than the tenth day following the date such notice of the meeting was mailed or disclosed publicly. The stockholder's notice must include (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on SFC's books, of the stockholder who proposed such business, (iii) the class and number of shares of SFC's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. If a stockholder fails to comply with these advance notice requirements, no action will be taken on the proposal at the meeting.

     The Company Bylaws provide that the Company stockholders may make nominations for the election of directors by delivering written notice of such nominations to the secretary of the Company at least 120 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting of stockholders (or with respect to the first annual meeting of the Company, by November 30, 1998), or with respect to special meetings, by the tenth day following the date on which notice of the meeting is given to stockholders. The notice shall include the same information required for nominations under the SFC Bylaws and certain additional information regarding the stockholder submitting the notice and the nominees, including information regarding certain affiliates of the stockholder and any relationships between the stockholder and any stockholder nominee. In addition, the Company Bylaws provide that any stockholder desiring to make a proposal for new business at the annual meeting of stockholders must submit a written statement of the proposal which must be received by the secretary of the Company not later than 120 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting of stockholders (or with respect to the first annual meeting of the Company, by November 30, 1998). The stockholder's notice must include the same information required for new business under the SFC Bylaws and certain additional information regarding certain affiliates and agents of the stockholders. If a stockholder fails to comply with these advance notice requirements, no action will be taken on the proposal at the meeting.

Number and Term of Directors

     The SFC Certificate provides that the number of directors shall be fixed from time to time exclusively by the SFC Board pursuant to a resolution adopted by a majority of the Board. The Company Certificate provides that the Company Board shall consist of not less than five nor more than 20 members, as determined from time to time by a vote of a majority of the Board of Directors.

     The SFC Certificate and SFC Bylaws and the Company Certificate and the Company Bylaws require the Boards of Directors of SFC and the Company, respectively, to be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Removal of Directors

     The DGCL provides that directors serving on a classified board may be removed only for cause unless the corporation's charter provides otherwise. The SFC Certificate and the Company Certificate provide that any individual director or directors may be removed, but only for cause, by an affirmative vote of the holders of at least 80 % of the outstanding shares entitled to vote generally in an election of directors.

Business Combinations with Certain Persons

     The SFC Certificate provides that the affirmative vote of 80 % of the total outstanding shares of voting stock of SFC is required to approve any of the following transactions, each of which is deemed a 'Business Combination' under the SFC Certificate: (i) any merger or consolidation of SFC or any subsidiary with an Interested Stockholder (generally any person or entity controlling more than 10% of the outstanding shares of voting stock of SFC) or an affiliate thereof; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Stockholder or an affiliate thereof of any assets of SFC having an aggregate fair market value equal to or in excess of 25 % or more of the combined assets of SFC and its subsidiaries; (iii) the issuance or transfer by SFC or any subsidiary to any Interested Stockholder or affiliate thereof in exchange for cash, securities or other property having an aggregate fair market value equal to or in excess of 25% of the combined assets of SFC and its subsidiaries; (iv) the adoption of any plan or proposal for the liquidation or dissolution of SFC proposed by or on behalf of any Interested Stockholder or any affiliate thereof; or (v) any reclassification of securities, or recapitalization of SFC, or any merger or consolidation with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of SFC or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any affiliate thereof. The supermajority voting provision is inapplicable, however, if (i) with respect to any Business Combination that does not involve any cash or other consideration being received by the stockholders of SFC solely in their capacity as stockholders of SFC, such Business Combination shall have been approved by a majority of the disinterested directors of SFC, or (ii) in the case of any other

Business Combination (A) such Business Combination shall have been approved by a majority of the disinterested directors of SFC or (B) certain fair price criteria set forth in the SFC Certificate are met.

     The Company Certificate provides that the affirmative vote of 80% of the outstanding shares of Company Common Stock entitled to be voted in an election of directors is required to approve any action required or permitted to be taken by the stockholders of the Company pursuant to Subchapter IX (merger or consolidation) and Subchapter X (sale of assets, dissolution and winding up) of the DGCL. The supermajority voting provision is inapplicable, however, if any such action is recommended by at least two-thirds of the entire Board of Directors.

Amendment of Certificate of Incorporation and Bylaws

     The DGCL provides that the certificate of incorporation of a Delaware corporation may be amended only if first approved by the corporation's board of directors and thereafter by a majority of the outstanding stock entitled to vote thereon, and, if applicable, a majority of each class of shares entitled to vote thereon as a class. The SFC Certificate requires that a proposed amendment first be approved by at least two-thirds of the directors then in office. The SFC Certificate further requires the affirmative vote of the holders of at least 80% of the total votes eligible to be cast by SFC stockholders for approval of any amendment of provisions set forth in the SFC Certificate governing (i) the vote of shares of SFC Common Stock held by one person in excess of 10% of the outstanding shares, (ii) action without a meeting of stockholders, (iii) call of special meetings of stockholders, (iv) amendment of the SFC Certificate, (v) SFC's internal affairs, (vi) amendment of the SFC Bylaws, (vii) certain business combinations with principal stockholders, (viii) purchases of SFC capital stock from certain interested persons and (ix) indemnification.

     The Company Certificate provides that no amendment of the Company Certificate shall be made unless first approved by a majority of the Board of Directors of the Company and is thereafter approved by at least 80% of the outstanding shares entitled to be voted in an election of directors; provided, however, that any amendment to the Company Certificate recommended by at least two- thirds of the Company Board shall require only the affirmative vote of a majority of the outstanding shares entitled to be voted in an election of directors.

     The SFC Certificate provides that the SFC Bylaws may be amended or repealed by either the affirmative vote of at least a majority of the SFC Board or by the affirmative vote of the holders of at least 80% of the stock entitled to vote generally in the election of directors. The Company Certificate provides that the Company Bylaws may be amended or repealed by a majority vote of the Company's Board of Directors then in office or by the holders of a majority of the outstanding shares entitled to be voted in an election of directors; provided, however, that the affirmative vote of at least 80% of the outstanding shares entitled to be voted in an election of directors is required to amend provisions set forth in the SFC Bylaws governing (i) call of special meetings of stockholders, (ii) the proposal of new business at annual meetings, (iii) management of the business and affairs of the Company, (iv) classification of the Board of Directors, (v) number of directors, (vi) vacancies in the

Board of Directors, (vii) removal of directors, (viii) procedures for the nomination of directors and (ix) indemnification.

Control Share Acquisitions

     The SFC Certificate provides that in no event shall any record owner of any outstanding SFC Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the outstanding shares of SFC Common Stock (the 'Limit"), be entitled or permitted to any vote in respect of the shares held in excess of the Limit.

     The Company Certificate provides that no person shall acquire beneficial ownership of 10% or more of the issued and outstanding shares of any class of the Company unless (i) the acquisition received prior approval by the affirmative vote of at least two-thirds of the entire Board of Directors, or
(ii) the acquiror is a tax-qualified employee plan established by the Company or an underwriting group purchasing for resale.

     In the event that beneficial ownership of 10% or more of the voting stock of the Company is acquired by any person in violation of the aforementioned provisions, (i) all stock of the Company held by such person in excess of 10% of the outstanding stock shall no longer (A) be entitled to vote on any matter, or
(B) be counted in determining the total outstanding shares of the Company for purposes of any stockholder action, (ii) the Company may refuse to recognize any transfer of such excess shares to any person who is the beneficial owner, or as a result of the transfer would become the beneficial owner, of excess shares, and (iii) the Board of Directors of the Company may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

Evaluation of Offers

     The SFC Certificate provides that the SFC Board, when evaluating any offer of another person to (i) make a tender or exchange offer for any SFC equity security, (ii) merge or consolidate SFC with another corporation, or (iii) acquire substantially all of the assets of SFC, may, in connection with determining what is in the best interest of SFC and its stockholders, give due consideration to all relevant factors, including, without limitation, the effect on customers, employees and the communities in which SFC operates.

     The Company Certificate has a substantially identical provision.

Prevention of Greenmail

     The "anti-greenmail" provisions of the SFC Certificate require the approval of the holders of at least 80% of the outstanding shares of voting stock of SFC not owned by an Interested Person (generally any person or entity that directly or indirectly is the beneficial owner of 5% or more of the outstanding shares of voting stock of SFC) for any direct or indirect purchase or other acquisition of the voting stock owned by such Interested Person. Such provisions, however, are inapplicable to (i) self tender offers, (ii) purchases pursuant to an open market repurchase program approved by the disinterested members of the SFC Board and (iii) purchases approved by a majority of the SFC Board, including a majority of the disinterested directors, and made at a price at or below the then current market price per share of the voting stock of SFC.

    The Company Certificate does not contain any "anti-greenmail" provisions.

                             INDEPENDENT ACCOUNTANTS

     A representative of Cobitz, Vanderberg & Fennessy is expected to attend the Special Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

                               STOCKHOLDER MATTERS

     SFC will hold a 1999 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting, which is presently expected to be held in April of 1999.

     In order to be eligible for inclusion in SFC's proxy materials for the 1999 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the administrative office of SFC, 154th Street at Broadway, Harvey, Illinois 60426, no later than November 16, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

     The SFC Board is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

By Order of the Board of Directors
 of SuburbFed Financial Corp.

DANIEL P. RYAN                              VERNON VOLLBRECHT

Chairman of the Board, President            Vice Chairman of the Board
and Chief Executive Officer

Flossmoor, Illinois
____________, 1998

                                                          APPENDIX I


            Appendix I was previously included as Exhibit 2.2 to the Form S-1 Registration Statement.

                                                                    Appendix II

                            CAPITAL RESOURCES GROUP, INC.

                                                                  May  , 1998

Board of Directors
SuburbFed Financial Corp.
3301 W. Vollmer Road
Flossmoor, Illinois 60422

Dear Board Members:

      You have requested our opinion as to the fairness from a financial point of view to the holders of shares of common stock of SuburbFed Financial Corp. (the "Company") of the proposed consideration to be paid to the shareholders of the Company by CFS Bancorp Inc., ("CFS Bancorp"), which will become the holding company of Citizens Financial Services, FSB ("Citizens").

      Capital Resources Group, Inc. ("Capital Resources") is a financial consulting and an investment banking firm that, as part of our specialization in financial institutions, is regularly engaged in the financial valuations and analyses of business enterprises and securities in connection with mergers and acquisitions, valuations for mutual-to-stock conversions of thrifts, initial and secondary offerings, divestiture and other corporate purposes. Senior members of Capital Resources have extensive experience in such matters. We believe that, except for the fee we will receive for our opinion and other financial advisory fees to be received in connection with the transaction discussed below, we are independent of the Company.

Financial Terms of the Offer

      We understand that, in accordance with an Agreement and Plan of Merger ("Merger Agreement"), between Citizens and the Company, CFS Bancorp will acquire all of the issued and outstanding common stock of the Company pursuant to which each share of the Company's common stock will be converted into the right to receive 3.6 shares of common stock of CFS Bancorp assuming an Initial Public Offering ("IPO") Price of $10.00 for CFS Bancorp stock ("Exchange Ratio"). The common stock of CFS Bancorp to be issued to Company stockholders will be made available as a result of the mutual-to-stock conversion of Citizens. Each option to purchase the Company common stock ("Company Option") outstanding at the effective time of the Merger will be converted into the right to acquire shares of CFS Bancorp common stock equal to the number of shares of Company common stock subject to the Company Option multiplied by the Exchange Ratio. The per share exercise price under each Company Option will be adjusted by dividing the per share exercise price under each Company Option by the Exchange Ratio. In conjunction with the Merger, Suburban Federal Savings, a Federal Savings Bank (the "Bank"), a wholly-owned subsidiary of the Company, will be merged with and into Citizens with Citizens as the surviving savings bank.

CAPITAL RESOURCES GROUP, INC.
Board of Directors
May , 1998
Page 2

Materials Reviewed and Matters Addressed

      In the course of rendering our opinion we have, among other things:

      (1) Reviewed the terms of the Merger Agreement and discussed the Merger Agreement with management and the Board of Directors of the Company, and the Company's legal counsel, Silver, Freedman & Taff, L.L.P.;

      (2) Reviewed the following financial data of the Company:

          - the audited financial statements of the Company for the fiscal years ended December 31, 1993 through December 31, 1997,

          - the Bank's regulatory financial reports covering the period through December 31, 1997,

          -    the Company's latest available asset/liability reports,

          - other miscellaneous internally-generated management information reports for recent periods, as well as other publicly available information,

          -    the Company's most recent business plan and budget report;

      (3) Reviewed the Company's Annual Report to shareholders and Form 10-K Report for fiscal 1997 which provide a discussion of the Company's business and operations and reviews various financial data and trends;

      (4) Discussed with executive management of the Company, the business, operations, recent financial condition and operating results and future prospects of the Company;

      (5) Compared the Company's financial condition and operating results to those of similarlysized thrift companies operating in Illinois and the U.S.;

      (6) Compared the Company's financial condition and operating performance to the published financial statements and market price data of publicly-traded thrifts in general, and publicly-traded thrifts in the Company's region of the U.S. specifically;

CAPITAL RESOURCES GROUP, INC.
Board of Directors
May , 1998
Page 3

      (7) Reviewed the relevant market information regarding the shares of common stock of the Company including trading activity and volume and information on options to purchase shares of common stock;

      (8) Performed such other financial and pricing analyses and investigations as we deemed necessary, including a comparative financial analysis and review of the financial terms of other pending and completed acquisitions of companies we consider to be generally similar to the Company;

      (9) Examined the Company's economic operating environment and the competitive environment of the Company's market area;

      (10) Reviewed available financial reports and financial data for Citizens, including audited financial statements through December 31, 1997 as well as other financial data and information presented in CFS Bancorp's Registration Statement on Form S-1, other published financial data and other internal and regulatory financial reports provided by management of Citizens; reviewed Citizens' banking office network;

      (11) Visited Citizens' administrative and executive offices and conducted interviews with management including discussions of Citizens' business and prospects;

      (12) Analyzed the pro forma financial impact of the merger of the Company and Citizens; and

      (13) Analyzed the anticipated pricing trends of CFS Bancorp's common stock after the Conversion and Merger based on the stock market performance of other recently converted thrift institutions.

      In arriving at our opinion, we have relied upon the accuracy and completeness of the information provided to us by the various parties mentioned above, upon public information and upon representations and warranties in the Agreement, and have not conducted any independent investigations to verify any such information or performed any independent appraisal of the Company's or Citizens' assets.

      This fairness opinion is supported by the detailed information and analysis contained in the Evaluation and Analysis Report dated May , 1998 ("Report"), which has been produced by Capital Resources and will be delivered to the Company. We have relied on the Report for purposes of rendering this current fairness opinion.

      The Report contains a business description and financial analysis of the Company, an analysis of current economic conditions in the Company's primary market area, and a financial and market pricing comparison with a selected group of thrift institutions which completed merger and

CAPITAL RESOURCES GROUP, INC.
Board of Directors
May , 1998
Page 4

acquisition transactions or are currently subject to pending transactions. An integral component of Capital Resources' total analysis in rendering this fairness opinion is the analysis of CFS Bancorp's estimated trading price range after the Conversion and Merger. It is our belief, shortly after trading of the stock begins upon completion of the Conversion and consummation of the Merger, CFS Bancorp's after-market trading price will be at a level significantly above its IPO price of $10.00 per share, based on the current healthy stock market environment for financial institutions and the strong after-market stock price performance of other recently converted thrift institutions.

      The Report also contains a discounted dividend stream and terminal value analysis. This analysis compares the value of the consideration proposed by Citizens with the potential present value returns to the Company's shareholders if the Company remains independent for at least three to five years.

Opinion

      Based on the foregoing and on our general knowledge of and experience in the valuation of businesses and securities, we are of the opinion that, as of May , 1998, the consideration proposed by Citizens for shares of common stock of the Company is fair to the shareholders of the Company from a financial point of view.

                                                   Respectfully submitted,

                                                   CAPITAL RESOURCES GROUP, INC.

                                                                   APPENDIX III

                        DELAWARE GENERAL CORPORATION LAW

                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW

                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

     262 APPRAISAL RIGHTS. -(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.


     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROSPECTUS
                                  CFS BANCORP, INC.

           (Proposed Holding Company for Citizens Financial Services, FSB) 17,853,750 Conversion Shares (Anticipated Maximum, As Adjusted)
                            and 5,507,424 Exchange Shares


     CFS Bancorp, Inc. (the "Company"), a Delaware corporation, is offering up to 15,525,000 shares (the "Conversion Shares") of its common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Citizens Financial Services, FSB ("Citizens Financial" or the "Bank") from a federally-chartered mutual savings bank to a federally-chartered stock savings bank pursuant to the Bank's plan of conversion (the "Plan" or "Plan of Conversion"). The number of Conversion Shares to be sold will be based on an independent appraisal and, based on such appraisal, it is expected that the number of shares to be sold will be within the range of $114.8 million to $155.3 million (the "Estimated Offering Range"). Throughout this prospectus, references to the "maximum" of the Estimated Offering Range refer to the sale and issuance of 15,525,000 Conversion Shares ($155,250,000). A minimum of at least 11,475,000 Conversion Shares must be sold ($114,750,000) (the "minimum of the Estimated Offering Range"). Under certain circumstances, the Company may increase the number of Conversion Shares offered hereby to up to 17,853,750 shares. In the event 17,853,750 Conversion Shares are sold, gross proceeds from the sale of Conversion Shares will be $178,537,500. References in this prospectus to the "maximum, as adjusted" of the Estimated Offering Range shall refer to the sale and issuance of 17,853,750 Conversion Shares ($178,537,500), and references to the "mid-point" of the Estimated Offering Range shall refer to the sale and issuance of 13,500,000 Conversion Shares ($135,000,000). See "The Offerings--Stock Pricing and Number of shares to be Issued." The simultaneous conversion of the Bank to stock form, the issuance of the Bank's stock to the Company and the offer and sale of the Conversion
Shares by the Company are referred to herein as the "Conversion."

     Nontransferable rights to subscribe for the Conversion Shares have been granted, in order of priority, to (i) depositors of the Bank with account balances of $50.00 or more as of the close of business on January 31, 1996 ("Eligible Account Holders"), (ii) the Company's employee stock ownership plan ("ESOP"), (iii) depositors of the Bank with account balances of $50.00 or more as of the close of business on __________, 1998 ("Supplemental Eligible Account Holders"), (iv) depositors and certain borrowers of the Bank as of the close of business on ___________, 1998 ("Other Members"), and (v) officers, directors and employees of the Bank, subject to the limitations described herein (the "Subscription Offering"). In the event that there are any Conversion Shares which are not sold in the Subscription Offering, the Company anticipates that it will offer any such Conversion Shares for sale in a community offering (the "Community Offering"). If necessary, any Conversion Shares not subscribed for in the Subscription Offering or purchased in the Community Offering will be offered to members of the general public on a best efforts basis by a selling group of broker-dealers managed by Charles Webb & Company

("Webb"), a division of Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette"), in a syndicated community offering (the "Syndicated Community Offering"). (The Subscription Offering, Community Offering and Syndicated Community Offering are referred to collectively as the "Offerings"). The purchase price in the Offerings is $10.00 per share (the "Purchase Price").

     With the exception of the ESOP, the maximum amount that any person may purchase in any particular priority category in the Offerings is generally limited to 50,000 Conversion Shares ($500,000 aggregate Purchase Price). No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 300,000 Conversion Shares ($3,000,000 aggregate Purchase Price) (subject to adjustment). The minimum purchase is 25 shares. See "The Offerings - Limitations on Common Stock Purchases."

     THE SUBSCRIPTION OFFERING WILL CLOSE AT 12:00 NOON, CENTRAL TIME, ON __________, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY AND THE BANK, WITH REGULATORY APPROVAL IF NECESSARY. THE COMMUNITY OFFERING OR ANY SYNDICATED COMMUNITY OFFERING MUST BE COMPLETED WITHIN 45 DAYS AFTER THE CLOSE OF THE SUBSCRIPTION OFFERING, OR ___________, 1998, UNLESS EXTENDED BY THE COMPANY AND THE BANK, WITH REGULATORY APPROVAL IF NECESSARY. No single extension can exceed 90 days, and the extensions may not go beyond __________, 2000. Any extension of the Offerings will be conducted in accordance with the terms described herein. Orders submitted are irrevocable until the completion of the Conversion; provided that, if the Conversion is not completed within the 45-day period referred to above, unless such period has been extended, all subscribers will have their funds returned promptly with interest at the Bank's passbook rate, and all withdrawal authorizations will be cancelled. The completion of the Subscription Offering is subject to potential delay and subscribers will have no access to funds used to subscribe for Conversion Shares, regardless of any such delay. See "The Offerings - Subscription Offering and Subscription Rights."

     THE COMPANY HAS APPLIED TO THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. TO HAVE ITS COMMON STOCK QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "CITZ." PRIOR TO THE OFFERINGS, THERE HAS NOT BEEN A PUBLIC MARKET FOR THE COMMON STOCK, AND THERE CAN BE NO ASSURANCE THAT AN ACTIVE AND LIQUID TRADING MARKET FOR THE COMMON STOCK WILL DEVELOP OR THAT THE COMMON STOCK WILL TRADE AT OR ABOVE THE PURCHASE PRICE. SEE "MARKET FOR THE COMPANY'S COMMON STOCK."

     On December 29, 1997, Citizens Financial entered into an Agreement and Plan of Merger (the "Merger Agreement") with SuburbFed Financial Corp., a Delaware corporation ("SFC"), pursuant to which SFC will be merged with and into the Company. Pursuant to the terms of the Merger Agreement, upon consummation of the merger of SFC with and into the Company (the "Merger"), each share of SFC common stock, par value $0.01 per share (the "SFC Common Stock"), will be converted into the right to receive shares of Company Common Stock with a value of $36.00, or 3.6 shares based on the Purchase Price of $10.00. It is anticipated that, based on the number of outstanding shares of SFC Common Stock as of December 31, 1997, the Merger will result in an aggregate of 4,556,451 shares of Common Stock being issued in exchange for shares of SFC Common Stock and, in the event all previously granted options to acquire SFC Common Stock were exercised, up to 5,507,424 shares of Common Stock could be issued in exchange for SFC Common Stock (the "Exchange Shares"). The Conversion and the Merger are interdependent transactions and neither transaction will occur unless both of them do.

Thus, in the event the conditions to the Merger are not satisfied or waived, the Conversion will not be consummated, the Offerings will be terminated and the funds received in connection therewith returned to subscribers. The Merger is expected to occur simultaneously with, or immediately after, the Conversion of Citizens Financial. The Company, Citizens Financial, SFC and SFC's wholly-owned savings bank subsidiary, Suburban Federal Savings, a Federal Savings Bank ("Suburban Federal"), are sometimes referred to collectively as the "Parties." [Unless otherwise indicated, all pro forma data presented herein which reflects consummation of the Conversion also assumes consummation of the Merger.]

     FOR INFORMATION ON HOW TO SUBSCRIBE, CALL THE STOCK SALES CENTER AT
(___) ___-____.  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" AT PAGE __ HEREOF.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT
              SUPERVISION, OR ANY OTHER FEDERAL AGENCY OR STATE SECUR-
               ITIES COMMISSION, NOR HAS SUCH COMMISSION, OFFICE OR
                 OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY
                     OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                        THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                    Estimated
                                                                  Underwriting       Estimated
                                               Subscription      Fees and Other        Net
                                                 Price(1)          Expenses(2)      Proceeds(3)
                                              --------------    ---------------     ------------
Minimum Per Share..........................      $10.00              $0.22           $9.78
Midpoint Per Share.........................      $10.00              $0.20           $9.80
Maximum Per Share..........................      $10.00              $0.19           $9.81
Maximum Per Share, as adjusted.............      $10.00              $0.18           $9.82

Total Minimum(1)...........................   $114,750,000        $2,500,805      $112,249,195
Total Midpoint(1)..........................   $135,000,000        $2,715,050      $132,284,950
Total Maximum(1)...........................   $155,250,000        $2,929,295      $152,320,705
Total Maximum, as adjusted(4)..............   $178,537,500        $3,175,677      $175,361,823
                                              --------------    ---------------     ------------
                                              --------------    ---------------     ------------

(1) Determined in accordance with an independent appraisal prepared by RP Financial, LC. ("RP Financial") dated March 13, 1998. Based on such appraisal, the pro forma market value of the Conversion Shares is estimated to range from $114.8 million to $155.3 million (the Estimated Offering Range), or between 11,475,000 and 15,525,000 Conversion Shares at the Purchase Price. See "The Offerings - Stock Pricing and Number of Shares to be Issued." In addition to the sale of Conversion Shares, the Company anticipates that it will issue up to 5,507,424 shares of Common Stock as Exchange Shares upon consummation of the Merger and that it will contribute up to 300,000 shares of Common Stock to a charitable foundation to be formed by Citizens Financial in conjunction with the
     Conversion.   See "The Conversion and the Merger - Establishment of the
     Foundation."
(2) Consists of the estimated costs to the Bank and the Company arising from the Conversion, including estimated fixed expenses of $1,350,000 and fees to be paid to Webb in connection with the Offerings, which fees are estimated to be $1,150,805, $1,365,050, $1,579,295, and $1,825,677 at
     the minimum, midpoint, maximum and maximum, as adjusted. Webb is not obligated to purchase any shares of Common Stock in the Offerings. Such fees paid to Webb may be deemed to be underwriting fees. See "The Offerings - Marketing Arrangements." The actual fees and expenses may vary from the estimates. In addition, the Merger is expected to create certain one-time costs and expenses. See "Pro Forma Data."
(3) Actual net proceeds may vary substantially from estimated amounts. Includes the purchase of shares of Common Stock by the ESOP, which initially will be deducted from the Company's stockholders' equity. For the effects of such purchase, see "Capitalization" and "Pro Forma Unaudited Financial Information."
(4) Reflects a 15% increase in the Estimated Offering Range, which may occur without a resolicitation of subscribers or any right of cancellation, due to regulatory considerations or changes in market or general financial and economic conditions prior to completion of the Conversion or to fill the order of the ESOP.

                   -----------------------------------------------

                                CHARLES WEBB & COMPANY
                     A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.

                   -----------------------------------------------


                  The date of this Prospectus is ____________, 1998.

          [MAP of Registrant's and SFC's market areas to be produced here.]

                                       SUMMARY

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION REGARDING THE PARTIES AND THE FINANCIAL STATEMENTS OF THE COMPANY AND SFC APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS CONSISTING OF ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE PARTIES. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE CHANGES IN GENERAL ECONOMIC AND MARKET CONDITIONS, AND THE DEVELOPMENT OF AN INTEREST RATE ENVIRONMENT THAT ADVERSELY AFFECTS THE INTEREST RATE SPREAD OR OTHER INCOME ANTICIPATED FROM THE PARTIES' OPERATIONS AND INVESTMENTS. SEE "RISK FACTORS" FOR A DISCUSSION OF OTHER FACTORS THAT MIGHT CAUSE ACTUAL RESULTS TO DIFFER FROM SUCH ESTIMATES.

CFS BANCORP, INC.

     CFS Bancorp, Inc. is a Delaware corporation organized in March 1998 by the Bank for the purpose of becoming a unitary holding company of the Bank. The Company will purchase all of the capital stock of the Bank to be issued in the Conversion in exchange for 50% of the Conversion proceeds (net of Conversion expenses and the loan to be made to the Company's ESOP) and will retain the remaining net proceeds as its initial capitalization. Following the Conversion, the only significant assets of the Company will be the capital stock of the Bank, the Company's loan to the ESOP, and the remainder of the net Conversion proceeds retained by the Company. The business and management of the Company initially will consist primarily of the business and management of the Bank. Initially, the Company will neither own nor lease any property, but will instead use the premises and equipment of the Bank. At the present time, the Company does not intend to employ any persons other than officers of the Bank, and the Company will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands or changes its business in the future. See "Business of Citizens Financial" and "Management - Management of the Company."

     The Company's executive office is located at the executive office of the Bank at 707 Ridge Road, Munster, Indiana 46321, and its telephone number is
(219) 836-5500.

CITIZENS FINANCIAL SERVICES, FSB

     Citizens Financial is a federally-chartered, federally-insured mutual savings bank conducting business from its executive offices located in Munster, Indiana, an insurance and investment center in Munster, Indiana and 11 full service banking centers located in Lake, Porter and LaPorte Counties, Indiana. At December 31, 1997, the Bank had total assets of $746.0 million, total deposits of $669.4 million and equity of $65.7 million.

     Citizens Financial is primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate loans secured primarily by single-family residences located in northwestern Indiana. At December 31, 1997, Citizens Financial's net loans receivable totaled $301.9 million or 40.5% of total assets. Conventional first mortgage loans amounted to $241.1 million or 76.8% of the Bank's total loan portfolio at such date. Citizens Financial also originates construction and land development loans, multi-family residential real estate loans, commercial real estate loans, home equity loans and other loans.

     Citizens Financial is a traditional, community-oriented savings bank. The Bank generally has concentrated on providing superior customer service while maintaining relatively high levels of liquidity and capital. While the Bank's early history was marked by very slow growth, in recent periods the Bank has concentrated its efforts in increasing the Bank's asset base and becoming a full service financial service provider. Certain highlights of the Bank's recent operations and strategy are discussed below.

     - CAPITAL POSITION. As of December 31, 1997, Citizens Financial had total equity of $65.7 million and it exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 8.5%, 8.5% and 23.8%, as compared to the minimum regulatory requirements of 1.5%, 3.0% and 8.0%, respectively.

     - GROWTH AND EXPANSION OF PRODUCT LINES. The Bank has increased its total assets from $602.6 million at December 31, 1995 to $746.0 million at December 31, 1997. The Bank has enhanced its efforts to increase loan originations, its traditional product line, while at the same time expanding additional areas such as insurance brokerage and securities brokerage services. See "Business of Citizens Financial -Subsidiaries." The proposed Merger with SFC, which will result in a natural expansion of the Bank's current market area, will facilitate Citizens Financial's growth strategy. See "The Conversion and the Merger - General."

     - COMMUNITY ORIENTATION. Citizens Financial is committed to meeting the financial needs of the communities in which it operates. Management believes that the Bank provides superior customer service on a personalized and efficient basis. At December 31, 1997, substantially all of the Bank's deposits and loans were to residents of its market area. The Bank intends to continue its practice of investing in loans and obtaining deposits from residents of its market area and surrounding communities.

     - ASSET QUALITY. Management believes that good asset quality is important to Citizens Financial's long-term profitability. The Bank's total nonperforming assets, which consist of non-accruing loans and net real estate owned ("REO"), amounted to $6.0 million, or 0.80% of total assets, at December 31, 1997. The Bank's total loans charged-off amounted to $133,000, $19,000 and $9,000 for the years ended December 31, 1997, 1996 and 1995, respectively. See "Business of Citizens Financial - Asset Quality."

     The Bank is subject to examination and comprehensive regulation by the Office of Thrift Supervision ("OTS"), which is the Bank's chartering authority and primary federal regulator. The Bank is also regulated by the Federal Deposit Insurance Corporation ("FDIC"), the administrator of the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements established by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and is a member of the Federal Home Loan Bank ("FHLB") of Indianapolis, which is one of the 12 regional banks comprising the FHLB System.

     Citizens Financial's executive office is located at 707 Ridge Road, Munster, Indiana 46321, and its telephone number is (219) 836-5500.

THE MERGER

     On December 29, 1997, Citizens Financial entered into the Merger Agreement with SFC pursuant to which SFC and its wholly owned subsidiary Suburban Federal will be acquired by the Company. Under the terms of the Merger Agreement, as of the effective time ("Effective Time") of the Merger, each share of SFC Common Stock which is outstanding (other than treasury shares and shares as to which dissenter's rights have been perfected) shall be converted into the right to receive shares of Company Common Stock with a value of $36.00, or 3.6 shares based on the Purchase Price of $10.00 (the "Exchange Ratio"). In addition, each option to purchase SFC Common Stock ("SFC Option") outstanding at the Effective Time shall be converted into the right to acquire shares of Common Stock equal to the number of shares of SFC Common Stock subject to the SFC options multiplied by the Exchange Ratio. Based upon the number of shares of SFC Common Stock outstanding as of December 31, 1997, the Company estimates that the total number of Exchange Shares to be issued in connection with the Merger will be approximately 4.6 million shares, excluding any adjustment for fractional shares and the issuance of any additional shares of SFC Common Stock upon the exercise of options. In conjunction with the Merger, Suburban Federal will be merged with and into Citizens Financial with Citizens Financial as the surviving savings bank (the "Bank Merger").

     Consummation of the Merger is subject to, among other things, (i) receipt of all necessary approvals and consents from regulators or governmental entities, including approval of the Plan of Conversion and the Merger by the OTS, (ii) the approval of the Merger Agreement by the requisite vote of the stockholders of SFC, (iii) approval of the Conversion by members of the Bank and consummation of the Conversion, and (iv) the satisfaction or waiver of certain other conditions. The Merger Agreement will be presented to SFC shareholders for their approval at a special meeting called for _________ __, 1998. In addition, the Company and the Bank have applied for all necessary regulatory approvals in order to consummate the Merger. The Conversion and the Merger are interdependent transactions and neither transaction will occur unless both of them do. Thus, in the event the conditions to the Merger are not satisfied or waived, the Conversion will not be consummated, the Offerings will be terminated and the funds received in connection therewith returned to subscribers. The consummation of the Merger is expected to occur simultaneously with or, immediately after, the consummation of the Conversion.

     The Merger will enable Citizens Financial to expand its banking services in certain contiguous communities in which it currently only has a limited presence. Completion of the Merger is expected to increase the Bank's deposit base, its loan portfolio and the number of its full service banking centers.

     SFC is a Delaware corporation which was organized in 1991 by Suburban Federal for the purpose of becoming a savings and loan holding company. Suburban Federal is principally engaged in the business of attracting deposits from the general public and using such deposits, together with funds generated from operations and borrowings, to originate one-to four-family residential loans. Suburban Federal also originates consumer, construction, multi-family and commercial/non-residential loans. In addition, Suburban Federal also invests in mortgage-backed securities, investment securities and short-term liquid assets. Suburban Federal's deposit market area encompasses the southern Chicago metropolitan areas as well as northwest Indiana. Suburban Federal's lending area encompasses both its deposit market area as well as the balance of the greater Chicago metropolitan area.

     Suburban Federal's operations are regulated by the OTS. Suburban Federal is a member of the Federal Home Loan Bank System ("FHLB System") and a stockholder in the FHLB of Chicago. Suburban Federal is also a member of the SAIF and its deposit accounts are insured up to applicable limits by the FDIC.

     The executive offices of SFC are located at 3301 West Vollmer Road, Flossmoor, Illinois 60422 and its telephone number is (708) 333-2200.

THE COMPANY AND CITIZENS FINANCIAL FOLLOWING THE CONVERSION AND THE MERGER

     Assuming the Conversion and the Merger had been consummated as of December 31, 1997, the Company would have had, on a pro forma basis at the maximum of the Estimated Offering Range, total consolidated assets of $1.3 billion, total consolidated liabilities of $1.1 billion, including $986.1 million of deposits, and total consolidated stockholders' equity of $225.9 million. See "Pro Forma Unaudited Financial Information." In addition, at December 31, 1997, Citizens Financial would have had, on a pro forma basis at the maximum of the Estimated Offering Range, tangible and core capital of $146.5 million or 11.7% of adjusted total assets and risk-based capital of $150.3 million or 30.8% of total risk-weighted assets, respectively. See "Regulatory Capital."

     Citizens Financial and Suburban Federal currently serve contiguous market areas. Citizens Financial currently operates primarily in Lake, Porter and LaPorte Counties, Indiana while Suburban Federal operates in Cook, DuPage and Will Counties, Illinois, and Lake County, Indiana. Citizens Financial believes that the Merger will enhance its abilities to offer full service banking in the Illinois suburbs south of Chicago. In addition, Citizens Financial believes that the expansion of its office network will facilitate its asset growth by offering it an expanded market area in which to offer its loans and other products.

     Upon completion of the Conversion and the Merger, Citizens Financial will be a well capitalized, independent community oriented financial institution with 24 full service banking centers in addition to its corporate headquarters and its insurance and investment center. Citizens Financial's business strategy will be to operate as a community oriented financial institution dedicated to meeting the borrowing and savings needs of its customers and providing superior service. Citizens Financial will seek to implement this strategy by (i) increasing its origination of loans in its market area and emphasizing retail banking, including the origination of single-family residential mortgage loans and other loans; (ii) continuing to expand Citizens Financial's insurance, investments and Trust Department activities, which provide alternative sources of income to the Bank's traditional banking activities; (iii) maintaining asset quality; (iv) maintaining a high level of capital; and (v) continuing its pattern of controlled growth.

     Assuming the Conversion and the Merger had been consummated as of December 31, 1997, the Company's net loan portfolio would have amounted to, on a pro forma basis at the maximum of the Estimated Offering Range, $595.6 million or 45.2% of total assets. Of the Company's pro forma total loans at such date, $493.1 million or 80.8% would consist of single-family residential loans, $40.3 million or 6.6% would consist of construction and land development loans, $18.1 million or 3.0% would consist of commercial real estate loans, $29.7 million or 4.8% would consist of multi-family residential mortgage loans and $29.4 million or 4.8% would consist of consumer loans. In addition, the Company's total deposits would have amounted to $986.1 million. Moreover, the Company would have had $7.4 million of non-performing assets or 0.6% of total assets (approximately $900,000 of which is currently under contract for sale). For additional information with respect to the Company's pro forma consolidated financial condition and results of operations, see "Selected Pro Forma Unaudited Consolidated Financial Data of Citizens Financial" and "Pro Forma Unaudited Financial Information."

     The Board of Directors of the Company currently consists of six members. Upon completion of the Conversion and the Merger, Daniel P. Ryan, President and Chief Executive Officer of SFC, will be appointed to the Boards of Directors of the Company and the Bank. One additional director of SFC and Suburban Federal will be appointed as a director of Citizens Financial, and the remaining directors of Suburban Federal will be appointed to an advisory board of the Company for a three-year term commencing upon the completion of the Merger. In addition, as of the Effective Time of the Merger, the Company and the Bank will enter into one-year employment agreements with Messrs. Ryan, Byron G. Thoren and Steven E. Stock, currently executive officers of SFC and Suburban Federal, pursuant to which Mr. Ryan will be appointed Vice Chairman of the Board and Senior Executive Vice President of the Company and the Bank and Messrs. Thoren and Stock will be appointed Executive Vice President - Operations and Senior Vice President, respectively, of the Bank. See "Management - Management of the Company" and "-Management of the Bank."

     Citizens Financial, as a federally chartered savings bank, will continue to be subject to comprehensive regulation and examination by the OTS, as its chartering authority and primary regulator, and by the FDIC, which administers the SAIF, which will insure Citizens Financial's deposits to the maximum extent permitted by law. Citizens Financial will be a member of the FHLB of Indianapolis, which is one of the 12 regional banks which comprise the FHLB System. Citizens Financial will be further subject to regulations of the Federal Reserve Board governing reserves required to be maintained against deposits and certain other matters. The Company will be a registered savings and loan holding company and will remain subject to examination and regulation by the OTS and subject to various reporting and other requirements of the SEC. The principal executive offices of the Company and Citizens Financial following consummation of the Conversion and the Merger will be located at 707 Ridge Road, Munster, Indiana, and their telephone number will be (219) 836-5500.

THE CONVERSION AND THE OFFERINGS

     On December 29, 1997, the Board of Directors of the Bank adopted the
Plan of Conversion pursuant to which Citizens Financial is converting to a federally-chartered stock savings bank, all the common stock of which will be acquired by the Company in exchange for 50% of the net Conversion proceeds.
The other 50% of the net Conversion proceeds will be retained by the Company.
 The Conversion is subject to OTS approval, [WHICH HAS BEEN CONDITIONALLY RECEIVED,] and is subject to approval of the Bank's members at a special meeting to be held for this purpose on ___________, 1998. In addition, the Company has applied for approval of the OTS to become a savings and loan holding company subject to regulation by the OTS. See "Use of Proceeds" and "The Conversion and the Merger - General."
By converting to the stock form of organization, the Bank will be structured in the form used by many other savings institutions, commercial banks and other business entities. See "The Conversion and the Merger - Reasons for the Conversion and the Merger." The Conversion and the Merger are interdependent transactions and neither transaction will occur unless both of them do. Thus, in the event the conditions to the Merger are not satisfied or waived, the Conversion will not be consummated, the Offerings will be terminated and the funds received in connection therewith returned to subscribers.

     Pursuant to the Plan and in connection with the Conversion, the Company is offering up to 15,525,000 Conversion Shares in the Subscription Offering (which may be increased to up to 17,853,750 shares without any resolicitation). The Conversion Shares are first being offered in the Subscription Offering with nontransferable subscription rights being granted, in the following order of priority, to (i) depositors of the Bank with account balances of $50.00 or more as of the close of business on January 31, 1996 ("Eligible Account Holders"), (ii) the ESOP, (iii) depositors of the Bank with account balances of $50.00 or more as of the close of business on _________, 1998 ("Supplemental Eligible Account Holders"), (iv) depositors and certain borrowers of the Bank as of the close of business on _________, 1998 (other than Eligible Account Holders and Supplemental Eligible Account Holders) ("Other Members"), and (v) directors, officers and employees of the Bank. SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED BY 12:00 NOON, CENTRAL TIME, ON __________, 1998, UNLESS EXTENDED.

     It is anticipated that Conversion Shares not subscribed for in the Subscription Offering will be offered to certain members of the general public in a Community Offering and, if necessary, in a Syndicated Community Offering.

     Payments for subscriptions made by cash, check or money order will be placed in a segregated account at the Bank and will earn interest at the Bank's passbook rate (____% as of the date of this Prospectus) from the date of receipt until the Conversion is completed or terminated. Payments authorized by withdrawal from deposit accounts at the Bank will continue to earn interest at the contractual rate until the Conversion is completed or terminated; these funds will be otherwise unavailable to the depositor until such time. If a withdrawal is authorized to fund the purchase of Conversion Shares, the funds will be withdrawn upon consummation of the Conversion without penalty.

     The Company and Citizens Financial have retained Webb as consultant and advisor in connection with the Offerings and to assist in soliciting subscriptions in the Offerings. Webb may also manage a selling group of broker-dealers in the Syndicated Community Offering to facilitate the Offerings. Webb is not obligated to take or purchase any shares of Common Stock in the Offerings. See "The Offerings - Subscription Offering and Subscription Rights," "- Community Offering" and "- Marketing Arrangements."

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS

     Prior to the completion of the Conversion, no person may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the Conversion Shares to be issued upon their exercise. Each person exercising subscription rights will be required to certify that the purchase of Conversion Shares is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares. See "The Offerings - Restrictions on Transfer of Subscription Rights and Shares." SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE AND PERSONS FOUND TO BE ATTEMPTING TO TRANSFER SUBSCRIPTION RIGHTS WILL BE SUBJECT TO THE FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS. The Company and the Bank will refer to the OTS any situations that they believe may involve a transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.

PURCHASE LIMITATIONS

     With the exception of the ESOP, which intends to purchase up to an aggregate of 8% of the Conversion Shares sold in the Offerings, or 918,000 shares and 1,242,000 shares at the minimum and maximum of the Estimated Offering Range, respectively, the maximum amount that any person may purchase in any priority category in the Subscription Offering, as well as in the Community Offering and any Syndicated Community Offering, is generally limited to 50,000 shares of Common Stock. No person, together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 300,000 Conversion Shares

($3,000,000 aggregate Purchase Price) in the Offerings. For a definition of the terms "associate" and "acting in concert," see "The Offerings - Limitations on Common Stock Purchases." At any time during the Offerings, and without further approval by the members of the Bank, the Company and the Bank may, in their sole discretion, increase the individual purchase limitations up to 5% of the shares offered (776,250 shares at the maximum of the Estimated Offering Range). If the purchase limitation is increased, persons who submitted an order for 300,000 Conversion Shares will be given the opportunity to increase their order. In the event of a decrease in the purchase limitation, any orders in excess of the revised purchase limitation will be reduced to the extent necessary. The minimum purchase is 25 shares. See "The Offerings - Limitations on Common Stock Purchases." In the event of an oversubscription, shares will be allocated in accordance with the Plan as described in "The Offerings - Subscription Offering and Subscription Rights" and "- Community Offering."

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION

     Federal regulations require the aggregate purchase price of the Conversion Shares to be consistent with an independent appraisal of the estimated pro forma market value of the Conversion Shares following the Conversion (including the contribution of 300,000 shares of Common Stock to the Foundation) and the Merger. RP Financial, an independent appraiser, has advised the Company that, in its opinion, dated March 13, 1998, the Estimated Offering Range of the Conversion Shares was from $114.8 million to $155.3 million, with a midpoint of $135.0 million. THIS APPRAISAL OF THE CONVERSION SHARES IS NOT INTENDED AND SHOULD NOT BE CONSTRUED AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING SUCH STOCK, NOR CAN ANY ASSURANCE BE GIVEN THAT PURCHASERS OF THE CONVERSION SHARES WILL BE ABLE TO SELL SUCH SHARES AFTER THE CONVERSION AT OR ABOVE THE PURCHASE PRICE.

     All Conversion Shares issued in the Conversion will be sold at the Purchase Price of $10.00 per share, which was established by the Boards of Directors of the Company and Citizens Financial. The actual number of shares to be issued in the Conversion will be determined by the Company and the Bank based upon the final updated valuation of the estimated pro forma market value of the Conversion Shares, giving effect to the Conversion and the Merger, at the completion of the Offerings. The number of Conversion Shares to be issued is expected to range from a minimum of 11,475,000 shares to a maximum of 15,525,000 shares. Subject to approval of the OTS, the Estimated Offering Range may be increased or decreased to reflect market and economic conditions prior to the completion of the Conversion or to fill the order of the ESOP, and under such circumstances the Company and the Bank may increase or decrease the number of shares of Common Stock to be issued in the Conversion. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Conversion Shares are less than the minimum or more than 15% above the maximum of the current Estimated Offering Range (or 17,853,750 Conversion Shares). An affirmative response to any resolicitation must be received by the Bank in order to confirm subscriptions. In connection with a resolicitation, to the extent that subscriptions are cancelled, rescinded or reduced, all funds delivered to the Company or the Bank will be promptly returned with interest earned from the date of receipt, and withdrawal authorizations will be reduced or cancelled. See "Pro Forma Unaudited Financial Information," "Risk Factors -Possible Dilutive Effect of Issuance of Additional Shares" and "The Offerings -Stock Pricing and Number of Shares to be Issued."


In connection with the Conversion, the Company and Citizens Financial intend to establish the Foundation, with the Company contributing an amount of 300,000 shares of Common Stock immediately following completion of the Conversion. The establishment of the Foundation was taken into account in determining the estimated pro forma market value of the common stock. In the event the Conversion did not include the Foundation, RP Financial has estimated that the amount of Common Stock offered would be $142.0 million at the midpoint of the Estimated Offering Range rather than $135.0 million. See "Risk Factors-Establishment of the Foundation-Comparison of Valuation and Other Factors Assuming the Foundation is Not Established as Part of the Conversion" and "Comparison of Valuation and Pro Forma Information with
No Foundation."

THE CITIZENS FOUNDATION

     In furtherance of the Bank's commitment to the communities that it serves, the Plan of Conversion provides for the establishment of a private charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create The Citizens Foundation (the "Foundation"), which will be incorporated under Delaware law as a nonstock corporation, and will fund the Foundation with shares of Common Stock contributed by the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of enhancing the bond between the Bank and the communities that it serves and thereby enable such communities to share in the potential growth and success of the Company over the long term. By further enhancing the Bank's visibility and reputation in the communities that it serves, the Bank believes that the Foundation will benefit the long term value of the Bank's community banking franchise. See "The Conversion and the Merger -- Establishment of the Foundation -- Structure of the Foundation."

     The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which initially will be comprised of one member of the Company's and the Bank's Board of Directors and two other individuals chosen in light of their commitment and service to charitable and community purposes. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established, and will also be responsible for directing the activities of the Foundation, including matters related to ownership of the Common Stock held by the Foundation. However, it is expected that establishment of the Foundation will be subject to certain conditions, including, among others, a requirement that the Common Stock of the Company held by the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Conversion and the Merger -- Establishment of the Foundation--Regulatory Conditions Imposed on the Foundation."

     The Company proposes to fund the Foundation by contributing to the Foundation immediately following the Conversion 300,000 shares of authorized but unissued shares of Common Stock. Such contribution, once made, will not be recoverable by the Company or the Bank. Assuming the sale of shares at the maximum of the Estimated Offering Range, the issuance of shares to the Foundation, and the issuance of 4,556,451 Exchange Shares, the Company will have 20,381,451 shares of Common Stock issued and outstanding, of which the Foundation will own 300,000 shares, or 1.5%. Due to the issuance of additional shares of Common Stock to the Foundation, persons purchasing shares in the Conversion will have their ownership and voting interests in the Company diluted. See "Pro Forma Unaudited Financial Information."

     As a result of the establishment of the Foundation, the Company will recognize an expense of the full amount of the contribution, offset in part by a corresponding tax benefit, during the quarter in which the contribution is made, which is expected to be the third quarter of 1998. Such expense will reduce earnings and have a material impact on the Company's earnings for such quarter and for the year. Assuming a contribution of $3.0 million in Common Stock in 1998, and assuming a marginal tax rate of 34.0%, the Company estimates a net tax effected expense of $2.0 million. In addition, the Bank does not anticipate making future charitable contributions to the Foundation during the first five years following the initial contribution to the Foundation. For further discussion of the Foundation and its impact on purchasers in the Conversion, see "Risk Factors--Establishment of the Foundation." "Pro Forma Unaudited Financial Information," "Comparison of Valuation and Pro Forma Information With No Foundation" and "The Conversion and the Merger -- Establishment of the Foundation."

BENEFITS OF CONVERSION TO OFFICERS AND DIRECTORS

     GENERAL. In connection with the Conversion, the Bank's directors and executive officers as a group (10 persons) have proposed to purchase 450,000 Conversion Shares, or 3.9% and 2.9% of the Conversion Shares at the minimum and maximum of the Estimated Offering Range, respectively, excluding shares to be issued to the Foundation.

     THE ESOP. The Company has adopted the ESOP, a tax-qualified benefit plan for officers and employees of the Company and the Bank, which intends to purchase 8% of the Conversion Shares, or 918,000 shares ($9.2 million) and 1,242,000 shares ($12.4 million) at the minimum and maximum of the Estimated Offering Range, respectively. The Company intends to use a portion of the net proceeds retained by it to make a loan directly to the ESOP to enable the ESOP to purchase such shares. See "Management - Benefits - Employee Stock Ownership Plan."

     STOCK OPTION PLAN. Following consummation of the Conversion, the Company intends to adopt a stock option plan for the benefit of the directors, officers and employees of the Company and the Bank (the "Stock Option Plan"), pursuant to which the Company intends to reserve a number of shares of Common Stock equal to an aggregate of 10% of the Conversion Shares sold in the Conversion (1,552,500 shares at the maximum of the Estimated Offering Range) for issuance pursuant to stock options and stock appreciation rights. The Stock Option Plan will not be implemented prior to the receipt of stockholder approval of the plan. For stock option plans implemented within one year of a mutual-to-stock conversion, OTS regulations currently permit an aggregate of up to 30% of the shares available under the Stock Option Plan to be granted to non-employee directors. In addition, OTS regulations further provide that under such stock option plans, no officer may receive stock options for more than 25% of the shares available under the stock option plan, which, in the Company's case, would amount to 388,125 shares if the amount of Conversion Shares sold in the Conversion is equal to the maximum of the Estimated Offering Range. See "Management - Benefits - Stock Option Plan."

     RECOGNITION AND RETENTION PLAN. Following consummation of the Conversion, the Company intends to adopt a recognition and retention plan for the benefit of the directors, officers and employees of the Company and the Bank (the "Recognition Plan" or "RRP"). The Recognition Plan will not be implemented prior to the receipt of stockholder approval of the plan. It is expected that the Recognition Plan will be submitted to stockholders for approval at the same time as the Stock Option Plan. Upon the receipt of such approval, the Recognition Plan is expected to purchase a number of shares of Common Stock either from the Company or in the open market equal to an aggregate of 4% of the Conversion Shares sold in the Conversion (621,000 shares or $6.2 million at the maximum of the Estimated Offering Range). Similar to the treatment of the Stock Option Plan, current OTS regulations provide that, with respect to stock benefit plans such as the Recognition Plan implemented within one year of a mutual-to-stock conversion, an aggregate of no more than 30% of the shares available under such plan may be awarded to non-employee directors and no more than 25% of the shares available under such plan may be awarded to any individual officer. See "Management -Benefits - Recognition Plan."

     EMPLOYMENT AGREEMENTS. Upon consummation of the Conversion, the Company and Citizens Financial intend to enter into three-year employment agreements with Messrs. Thomas F. Prisby, Chairman and Chief Executive Officer, James W. Prisby, Vice Chairman, President and Chief Operating Officer, and John T. Stephens, Executive Vice President and Chief Financial Officer. If the employment of such officers is terminated as a result of a change in control of the Company, each of the executive officers would be entitled to a cash severance amount equal to three times his average annual compensation over his most recent five taxable years (or $1.1 million, $967,000 and $701,000 for messrs. Thomas F. Prisby, James W. Prisby, and John Stephens, respectively, asssuming such change in control had occurred on March 31,
1998). At least 60 days prior to each annual anniversary date of the employment agreement, the Boards of Directors of the Company and the Bank shall determine whether or not to continue the term of the agreements. In addition, three current officers of SFC will enter into one-year employment agreements with the Company and Citizens Financial upon consummation of the Conversion and the Merger. See "Management -Management of the Bank - Employment Agreements."

PROSPECTUS DELIVERY AND PROCEDURE FOR PURCHASING SHARES

     To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery of the Prospectus in accordance with Rule 15c2-8.
 Order forms will only be distributed with a Prospectus. The Company and the Bank will accept for processing only orders submitted on original order forms. Copies of order forms will not be accepted nor will order forms unaccompanied by a properly executed certification form be accepted. Payment by check, money order, cash or debit authorization to an existing account at the Bank must accompany the order form. No wire transfers will be accepted.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the close of business on the Eligibility Record Date (January 31, 1996) or the Supplemental

Eligibility Record Date (__________, 1998), and/or depositors and certain borrowers as of the close of business on the Voting Record Date (__________, 1998), must properly and fully list all accounts on the stock order form giving all names as reflected on each account and the correct account numbers. The records of the Bank will be deemed to control with respect to all matters related to the existence of subscription rights and/or one's ability to purchase Conversion Shares in the Subscription Offering. See "The Offerings - Procedure for Purchasing Shares in the Subscription Offering."

USE OF PROCEEDS

     The net proceeds from the sale of the Conversion Shares are estimated to be between $112.2 million and $152.3 million ($175.4 million assuming a 15% increase in the Estimated Offering Range), depending on the number of Conversion Shares sold and the expenses of the Conversion. See "Pro Forma Unaudited Financial Information." The Company will purchase all of the capital stock of Citizens Financial to be issued in the Conversion in exchange for 50% of the Conversion proceeds (net of Conversion expenses and the loan to be made to the Company's ESOP) and will retain the remaining net proceeds as its initial capitalization. The Company intends to use a portion of the net proceeds retained by it to make a loan directly to the ESOP to enable the ESOP to purchase up to 8% of the Conversion Shares. The amount of the loan is expected to be between $9.2 million and $12.4 million at the minimum and maximum of the Estimated Offering Range, respectively. See "Management - Management of the Company - Benefits - Employee Stock Ownership Plan." The remaining net proceeds retained by the Company initially may be used to invest in U.S. Government and federal agency securities of various maturities, mortgage-backed, mortgage-related or other securities, deposits in either the Bank or other financial institutions, or a combination thereof.
 Ultimately, the portion of net proceeds retained by the Company may be used to support the Bank's lending activities, to support the future expansion of operations through establishment of additional branch offices or other customer facilities, acquisitions of other financial service organizations, such as other savings institutions and commercial banks (although, other than the Merger, no such transactions are specifically being considered at this time), and for other business and investment purposes, including the payment of regular cash dividends and possible repurchases of the Company's Common
Stock.  See "Dividend Policy."   Funds contributed to the Bank from the
Company will be used for general business purposes. The proceeds will be used to support the Bank's lending and investment activities and thereby enhance the Bank's capabilities to serve the borrowing and other financial needs of the communities it serves. In addition, the Bank may use a portion of the net proceeds to repay borrowings in the ordinary course. See "Use of Proceeds."

DIVIDENDS

     Following consummation of the Conversion, the Board of Directors of the Company intends to consider implementation of a policy of paying quarterly cash dividends on the Common Stock. However, there has been no determination made at this point in time as to the initial rate of dividend, if any, to be paid on the Common Stock. Declarations of dividends by the Company's Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, the Company's and the Bank's financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. There can be no assurances that dividends will in fact be paid on the Common Stock or that, if paid, such dividends will not be reduced or eliminated in future periods. For a more detailed discussion of the factors that may affect the payment of dividends, see "Dividend Policy."

MARKET FOR COMMON STOCK

     The Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Company has applied to have the Common Stock listed on the Nasdaq National Market under the symbol "CITZ." Keefe, Bruyette has indicated its intention to act as a market maker in the Common Stock following the consummation of the Conversion, depending on trading volume and subject to compliance with applicable laws and regulatory requirements. Furthermore, Webb has agreed to use its best efforts to assist the Company in obtaining additional market makers for the Common Stock. No assurance can be given that an active and liquid trading market for the Common Stock will develop. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion. See "Risk Factors --Absence of Market for the Common Stock" and "Market for the Company's Common Stock."

RISK FACTORS

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective investors, including, among other factors, the potential for a low return on equity following the Conversion and the uncertainty as to future growth opportunities, risks related to the Merger, the dilutive effect of the issuance of additional shares of Common Stock, the charitable foundation to be established in connection with the Conversion, the potential effects of changes in interest rates and the current interest rate environment, risks related to construction and land development loans, multi-family residential real estate loans and commercial real estate loans, competition, the Bank's geographic concentration of loans, certain anti-takeover provisions, regulatory oversight, the absence of a market for the Common Stock, a possible increase in the number of shares issued in the Conversion, potential increased compensation expenses after the Conversion, possible adverse tax consequences of the distribution of subscription rights to purchase the Common Stock, compliance with the Year 2000 issues and the potential delay in consummation of the Conversion and the irrevocability of orders.

            SELECTED FINANCIAL AND OTHER DATA OF CITIZENS FINANCIAL
                             (Dollars in Thousands)

    The following selected historical financial data for the five years ended December 31, 1997 is derived in part from the audited financial statements of Citizens Financial. The selected historical financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Citizens Financial, including the related notes, included elsewhere herein.

                                                                              DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1997        1996        1995        1994        1993
                                                       ----------  ----------  ----------  ----------  ----------
SELECTED FINANCIAL CONDITION DATA:
  Total assets.......................................  $  746,050  $  646,993  $  602,606  $  590,607  $  575,816
  Cash and cash equivalents..........................      12,660      38,517      29,411       8,544       9,534
  Investment securities held to maturity.............     381,752     288,769     310,674     328,268     293,489
  Investment securities available for sale...........      24,714      45,830          --          --          --
  Loans receivable, net..............................     301,934     249,058     243,387     237,721     238,986
  Deposits...........................................     669,417     573,728     531,033     523,686     491,696
  Total equity.......................................      65,689      63,730      62,025      58,348      74,695

                                                                            YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1997       1996       1995       1994       1993
                                                             ---------  ---------  ---------  ---------  ---------
SELECTED OPERATING DATA:
  Interest income..........................................  $  53,132  $  45,299  $  43,451  $  37,099  $  37,734
  Interest expense.........................................     32,377     25,802     25,374     20,403     18,792
                                                             ---------  ---------  ---------  ---------  ---------
  Net interest income......................................     20,775     19,497     18,077     16,696     18,942
  Provision for losses on loans............................      1,660         60        120        120        180
                                                             ---------  ---------  ---------  ---------  ---------
  Net interest income after provision for losses on
    loans..................................................     19,095     19,437     17,957     16,576     18,762
  Gain (loss) on real estate held for development..........     (1,178)      (606)       (57)         6     --
  Noninterest income.......................................      2,394      1,586      1,221      1,151      1,482
  Noninterest expense......................................     17,321     17,927(1)  13,133     11,910     12,506
                                                             ---------  ---------  ---------  ---------  ---------
  Income before income taxes and cumulative effect of
    account changes........................................      2,990      2,490      5,988      5,823      7,738
  Income taxes.............................................      1,214        996      2,311      2,326      3,532
                                                             ---------  ---------  ---------  ---------  ---------
  Income before cumulative effect of accounting change.....      1,776      1,494      3,677      3,497      4,206
  Cumulative effect of change in accounting for goodwill...         --         --         --    (19,844)        --
  Cumulative effect of change in accounting for income
    taxes..................................................         --         --         --         --        350
                                                             ---------  ---------  ---------  ---------  ---------
  Net income (loss)........................................  $   1,776  $   1,494  $   3,677  $ (16,347) $   4,556
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

KEY OPERATING RATIOS:

                                                              At or For the Year Ended December 31,
                                                      -----------------------------------------------------
                                                        1997       1996       1995       1994       1993
                                                      ---------  ---------  ---------  ---------  ---------
PERFORMANCE RATIOS:(2)
  Return on average assets(3).......................       0.24%      0.24%      0.61%      0.59%      0.75%
  Return on average equity(3).......................       2.66       2.32       5.97       5.26       5.81
  Average interest-earning assets to average
    interest-bearing liabilities....................     108.16     108.22     109.97     108.25     108.08
  Interest rate spread(4)...........................       2.59       2.91       2.67       2.60       3.19
  Net interest margin(4)............................       2.96       3.26       3.10       3.04       3.38
  General and administrative expenses to average
    assets..........................................       2.37       2.84       2.17       2.00       2.22

ASSET QUALITY RATIOS:
  Nonperforming assets to total assets at end of
    period(5).......................................       0.80%      0.30%      0.24%      0.33%      0.27%
  Allowance for losses on loans to nonperforming
    loans at end of period..........................      64.43      81.48     110.39      74.72      85.73
  Allowance for losses on loans to total loans at
    end of period...................................       0.98       0.59       0.59       0.55       0.52
CAPITAL AND OTHER RATIOS:
  Average equity to average assets..................       9.12%     10.19%     10.18%     11.15%     12.87%
  Tangible equity to assets at end of period........       8.43      10.42       9.49       9.05       9.03
  Total capital to risk-weighted assets.............      23.67      26.85      27.95      26.44      34.89

------------------------
(1) Includes a one-time assessment to the SAIF of $3.5 million.

(2) With the exception of end of period ratios, all ratios are based on average monthly balances during the respective periods.

(3) Prior to cumulative effect of accounting changes.

(4) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.

(5) Nonperforming assets consist of non-accrual loans and real estate acquired through foreclosure or by deed-in-lieu thereof.

                    SELECTED FINANCIAL AND OTHER DATA OF SFC
                             (Dollars in Thousands)

    The following selected historical financial data for the five years ended December 31, 1997 is derived in part from the audited financial statements of SFC. The selected historical financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of SFC, including the related notes, included elsewhere herein.

                                                                              DECEMBER 31,
                                                       ----------------------------------------------------------
                                                          1997        1996        1995        1994        1993
                                                       ----------  ----------  ----------  ----------  ----------
SELECTED FINANCIAL CONDITION DATA:
  Total assets.......................................  $  438,462  $  404,092  $  363,480  $  323,257  $  280,334
  Investment securities, interest-bearing deposits
    and FHLB stock...................................      17,182      17,373      22,517      18,668      10,492
  Mortgage-backed securities:
    Held to maturity.................................      77,162      93,563     108,386     145,460     129,985
    Available for sale...............................      37,427      39,923      77,479      42,853      39,668
  Loans receivable, net..............................     293,632     241,815     147,908     105,630      87,652
  Deposits...........................................     316,656     309,581     288,955     256,669     244,691
  Total borrowings...................................      85,044      62,938      43,427      39,623       8,016
  Stockholders' equity...............................      29,507      26,254      26,364      22,882      23,909

                                                                            YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1997       1996       1995       1994       1993
                                                             ---------  ---------  ---------  ---------  ---------
SELECTED OPERATING DATA:
  Interest income......................................... $ 30,120  $  26,457     $ 23,548  $  19,818  $  17,973
  Interest expense........................................   18,481     15,916       13,320      9,950      8,941
                                                           --------  ---------     --------  ---------  ---------
  Net interest income.....................................   11,639     10,541       10,228      9,868      9,032
  Provision for loan losses...............................      180        193           77         58        142
                                                           --------  ---------     --------  ---------  ---------
  Net interest income after provision for loan losses.....   11,459     10,348       10,151      9,810      8,890
  Non-interest income.....................................    3,656      3,281        2,822      2,247      2,940
  Non-interest expense....................................   10,825     12,013(1)    10,084      8,966      8,153
  Income before income taxes and extraordinary items......    4,290      1,616        2,889      3,091      3,677
  Income tax expense......................................    1,500        564        1,071      1,152      1,386
                                                           --------  ---------     --------  ---------  ---------
  Net income.............................................. $  2,790  $   1,052     $  1,818  $   1,939  $   2,291
                                                           --------  ---------     --------  ---------  ---------
                                                           --------  ---------     --------  ---------  ---------

KEY OPERATING RATIOS:

                                                                           AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------------
                                                                     1997       1996       1995       1994       1993
                                                                   ---------  ---------  ---------  ---------  ---------
PERFORMANCE RATIOS:(2)
  Return on average assets.......................................       0.66%      0.28%      0.54%      0.63%      0.85%
  Return on average equity.......................................      10.07       4.04       7.36       8.28       9.99
  Average interest-earning assets to average interest-bearing
    liabilities..................................................     105.48     105.72     105.65     105.85     104.89
  Interest rate spread...........................................       2.60       2.64       2.91       3.14       3.37
  Net interest margin............................................       2.85       2.89       3.14       3.34       3.55
  General and administrative expenses to average assets..........       2.55       3.16       2.95       2.89       2.98

Earnings per share:
  Basic .........................................................       2.21       0.84       1.40       1.44       1.71
  Diluted........................................................       2.08       0.80       1.35       1.38       1.64
Dividends declared...............................................       0.32       0.32       0.32       0.30       0.27
Dividend pay-out ratio...........................................      14.49%     38.21%     22.71%     20.85%     16.01%

ASSET QUALITY RATIOS:
  Nonperforming assets to total assets at end of period..........       0.34%      0.22%      0.16%      0.20%      0.35%
  Allowance for losses on loans to nonperforming loans at end of
    period.......................................................      54.35      96.63     122.13     109.06      67.85
  Allowance for losses on loans to total loans at end of
    period.......................................................       0.25       0.35       0.48       0.64       0.68

CAPITAL AND OTHER RATIOS:
  Average equity to average assets...............................       6.58%      6.89%      7.28%      7.61%      8.46%
  Tangible equity to assets at end of period.....................       6.71       6.47       7.21       7.04       8.46
  Total capital to risk-weighted assets..........................      13.65      12.28      14.99      17.48      18.87

------------------------
(1) Includes a one-time assessment to the SAIF of $1.7 million.

(2) With the exception of end of period ratios, all ratios are based on average monthly balances during the respective periods.

               SUMMARY OF RECENT DEVELOPMENTS OF CITIZENS FINANCIAL
                             (Dollars in Thousands)

     The selected financial and other data of Citizens Financial set forth below does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the financial statements and related Notes, appearing elsewhere herein. In the opinion of management, financial information at March 31, 1998 and for the three-months ended March 31, 1998 and 1997 reflect all adjustments (consisting only of normal recurring accruals) which are necessary to present fairly the results for such periods. Results for the three month period ended March 31, 1998 and 1997 may not be indicative of operations of Citizens Financial on an annualized basis.

                                                                       MARCH 31,        DECEMBER 31,
                                                                         1998               1997
                                                                     ------------       ------------
SELECTED FINANCIAL CONDITION DATA:
   Total assets.................................................        $820,248            $746,050
   Cash and cash equivalents....................................          20,355              12 660
   Investment securities held to maturity.......................         421,616             381,752
   Investment securities available for sale.....................          25,337              24,714
   Loans receivable, net........................................         330,261             301,934
   Deposits.....................................................         683,892             669,417
   Borrowed funds...............................................          54,665                  --
   Total equity.................................................          67,204              65,689

                                                                          THREE MONTHS ENDED MARCH 31,
                                                                        -------------------------------
                                                                            1998               1997
                                                                        ------------       ------------
SELECTED OPERATING DATA:
   Interest income..............................................         $14,256             $12,414
   Interest expense.............................................           8,566               7,220
                                                                      ------------        ------------
   Net interest income..........................................           5,690               5,194
   Provision for losses on loans................................              30                  15
                                                                      ------------        ------------
   Net interest income after provision for losses on loans......           5,660               5,179
   Gain (loss) on real estate held for development..............              --                (126)
   Noninterest income...........................................             630                 429
   Noninterest expense..........................................           4,418               3,759
                                                                      ------------        ------------
   Income before income taxes...................................           1,872               1,723
   Income taxes.................................................             684                 645
                                                                      ------------        ------------
   Net income...................................................         $ 1,188             $ 1,078
                                                                      ------------        ------------
                                                                      ------------        ------------

    KEY OPERATING RATIOS:

                                                                        AT OR FOR THE THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                        --------------------------------
                                                                            1998               1997
                                                                        -------------       ------------
PERFORMANCE RATIOS:(1)
   Return on average assets....................................           0.62%               0.64%
   Return on average equity....................................           7.15                6.72
   Average interest-earning assets to average
     interest-bearing liabilities..............................         107.68              107.88
   Interest rate spread(2).....................................           2.51                2.48
   Net interest margin(2)......................................           3.06                3.21
   General and administrative expenses to average assets.......           2.29                1.99

ASSET QUALITY RATIOS:
   Nonperforming assets to total assets at end of period(3)....           0.54%               0.38%
   Allowance for losses on loans to nonperforming loans at
    end of period..............................................          88.27               68.41
   Allowance for losses on loans to total loans at end of
    period.....................................................           0.93                0.62

CAPITAL AND OTHER RATIOS:
   Average equity to average assets............................           8.62%               9.51%
   Tangible equity to assets at end of period..................           8.19                8.27
   Total capital to risk-weighted assets.......................          22.41               23.70

------------------------
(1) With the exception of end of period ratios, all ratios are based on average monthly balances during the respective periods and are annualized where appropriate.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.
(3) Non performing assets consist of non-accrual loans and real estate acquired through foreclosure or by deed-in-lieu thereof.

     At March 31, 1998, Citizens Financial's total assets amounted to $820.2 million as compared to $746.1 million at December 31, 1997. The $74.2 million or 9.9% increase in total assets was primarily due to a $39.9 million or 10.4% increase in investment securities held to maturity and a $28.3 million or 9.4% increase in loans receivable. Such increases were funded by deposit inflows as well as borrowings. Borrowings increased $54.7 million to $54.7 million at March 31, 1998 as Citizens Financial began to use repurchase agreements as an additional source of funds to support its lending and investment activities. In anticipation of the proceeds expected from the Offerings, the Bank determined to utilize short-term (less than six-months) borrowings and invest the proceeds primarily in securities of a nature consistent with Citizens Financial's investment policy and past practices at a spread deemed acceptable by management. In addition, deposits increased $14.5 million or 2.2% from $669.4 million at December 31, 1997 to $683.9 million at March 31, 1998. Total equity increased $1.5 million or 2.3% to
67.3 million as a result of continued profitable operations during the first quarter of fiscal 1998 as well as a $387,000 increase in the net amount of unrealized appreciation on securities available for sale.

     Net income amounted to $1.2 million for the three months ended March 31, 1998 as compared to $1.1 million for the same period in 1997. The $110,000 or 10.2% increase in net income was primarily due to increases of $496,000 and $201,000 in net interest income and non-interest income, respectively, offset partially by a $659,000 increase in non-interest expense.

     Net interest income increased by $496,000 or 9.5% to $5.7 million for the three months ended March 31, 1998 as compared to the same period in 1997 as a result of a $1.8 million or 14.8% increase in interest income which was partially offset by a $1.3 million increase in interest expense. The Bank's interest rate spread increased slightly to 2.51% for the first quarter of fiscal 1998 from 2.48% for the comparable period in fiscal 1997 which offset the slight decrease in the ratio of average interest-earning assets to average interest-bearing liabilities to 107.68% for the 1998 period from 107.88% for the 1997 period. Citizens Financial's net interest margin also declined, decreasing to 3.06% for the three months ended March 31, 1998 from 3.21% for the same period in 1997.

     The Bank's provision for loan losses increased $15,000 to $30,000 for the three months ended March 31, 1998 as compared to the same period in 1997. The provision for loan losses during the first quarter of fiscal 1998 was based on management's continuing review of the risk elements existing in Citizens Financial's loan portfolio. Such review considered not only the increase in Citizens Financial's non-performing assets from $2.7 million at March 31, 1997 to $4.5 million at March 31, 1998 but also the increasing emphasis in recent years on construction and land development loans, multi-family residential loans and commercial real estate loans.

     Non-interest income increased by $201,000 or 46.9% to $630,000 for the first quarter of fiscal 1998 from the comparable period in fiscal 1997. Such increase was primarily due to an aggregate increase in insurance commissions, reflecting the Bank's efforts to expand the operation of its insurance agency and securities brokerage subsidiaries as well as a $55,000 increase in automated teller machine ("ATM") fees as a result of the imposition of a surcharge on certain ATM transactions. During the first quarter of fiscal 1997, Citizens Financial incurred a $126,000 loss on real estate held for development which related primarily to losses on sale of townhouses in a development project that was being developed by the Bank. No losses were incurred in the first quarter of 1998 on the sale of the remaining assets in such project. The Bank completed the sale of all the remaining units during the first quarter of fiscal 1998 and anticipates no additional losses with respect to this project.

     Non-interest expense increased $659,000 or 17.5% for the three months ended March 31, 1998 as compared to the same period in 1997 primarily due to a $342,000 increase to $2.7 million in compensation and employee benefits and a $143,000 increase to $707,000 in net occupancy and furniture and fixture expense. The increase in compensation and employee benefits primarily reflects an increase in the number of employees, due largely to staffing the Bank's insurance agency and securities brokerage subsidiaries as well as general salary increases and increased performance based commission payments to employees. The net occupancy and furniture and fixture expenses increased primarily due to costs incurred in connection with the remodeling and renovation of Citizens Financial's headquarters and six of its branch offices and expenses related to improvements made in the Bank's data processing and on-line computer network.

     The provision for income taxes amounted to $684,000 and $645,000 for the three months ended March 31, 1998 and 1997, respectively. The increase in the provision for the 1998 period was due primarily to the increase in the Bank's income before taxes.

                      SUMMARY OF RECENT DEVELOPMENTS OF SFC
                            (Dollars in Thousands)

     The selected financial and other data of SFC set forth below does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including the financial statements and related Notes, appearing elsewhere herein. In the opinion of management, financial information at March 31, 1998 and for the three-months ended March 31, 1998 and 1997 reflect all adjustments (consisting only of normal recurring accruals) which are necessary to present fairly the results for such periods. Results for the three month period ended March 31, 1998 and 1997 may not be indicative of operations of SFC on an annualized basis.



                                                                       MARCH 31,        DECEMBER 31,
                                                                         1998               1997
                                                                     ------------       ------------
SELECTED FINANCIAL CONDITION DATA:
   Total assets.................................................        $446,475            $438,462
   Investment securities, interest-bearing deposits and FHLB
     stock......................................................          17,156              17,182
   Mortgage-backed securities:
     Held to maturity...........................................          76,840              77,162
     Available for sale.........................................          46,586              37,427
   Loans receivable, net........................................         293,265             293,632
   Deposits.....................................................         320,968             316,656
   Total Borrowings.............................................          89,362              85,044
   Stockholders' equity.........................................          30,030              29,507

                                                                          THREE MONTHS ENDED MARCH 31,
                                                                        -------------------------------
                                                                            1998               1997
                                                                        ------------       ------------
SELECTED OPERATING DATA:
   Interest income..............................................          $7,607              $7,201
   Interest expense.............................................           4,832               4,384
                                                                      ------------        ------------
   Net interest income..........................................           2,775               2,817
   Provision for losses on loans................................              60                  45
                                                                      ------------        ------------
   Net interest income after provision for loan losses..........           2,715               2,772
   Noninterest income...........................................             914                 761
   Noninterest expense..........................................           2,715               2,529
   Income before income taxes...................................             915               1,004
   Income taxes.................................................             329                 356
                                                                      ------------        ------------
   Net income...................................................         $   586             $   648
                                                                      ------------        ------------
                                                                      ------------        ------------

    KEY OPERATING RATIOS:

                                                                        AT OR FOR THE THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                        --------------------------------
                                                                            1998               1997
                                                                        -------------       ------------
PERFORMANCE RATIOS:(1)
   Return on average assets....................................           0.53%               0.64%
   Return on average equity....................................           7.86                9.74
   Average interest-earning assets to average
     interest-bearing liabilities..............................         106.16              105.83
   Interest rate spread(2).....................................
   Net interest margin(2)......................................           2.58                2.85
   General and administrative expenses to average assets.......           2.44                2.48

EARNINGS PER SHARE:
   Basic.......................................................          $0.46               $0.52
   Diluted.....................................................           0.42                0.42
   Dividends declared..........................................           0.08                0.08
   Dividend pay-out ratio......................................          17.35%              15.57%

ASSET QUALITY RATIOS:
   Nonperforming assets to total assets at end of period.......           0.89%               0.22%
   Allowance for losses on loans to nonperforming loans at
    end of period..............................................          21.75               79.36
   Allowance for losses on loans to total loans at end of
    period.....................................................           0.25                0.28

CAPITAL AND OTHER RATIOS:
   Average equity to average assets............................           6.73%               6.54%
   Tangible equity to assets at end of period..................           6.71                6.54
   Total capital to risk-weighted assets(2)....................          13.67               14.01

------------------------
(1) With the exception of end of period ratios, all ratios are based on average monthly balances during the respective periods and are annualized where appropriate.
(2)  Calculation made at the Bank level.

     At March 31, 1998, SFC's total assets amounted to $446.5 million as compared to $438.5 million at December 31, 1997. The $8.0 million or 1.8% increase in total assets was primarily due to a $8.8 million or 24.5% increase to $46.6 million in mortgage-backed securities available for sale. Such increase was funded by a $4.3 million increase in deposits as well as a $4.3 million increase in FHLB advances. Stockholders' equity increased $523,000 or 1.8% to $30.0 million at March 31, 1998 as a result primarily of net income earned during the three months ended March 31, 1998 offset partially by a $102,000 decrease in the net amount of unrealized gain on securities available for sale and the payment during the period of dividends totalling $101,000.

     Net income amounted to $586,000 for the three months ended March 31, 1998 as compared to $648,000 for the same period of the prior year. The $62,000 or 9.6% decrease was primarily attributable to the $42,000 decrease in net interest income combined with a $186,000 increase in non-interest expense, partially offset by a $153,000 increase in non-interest income.

     Net interest income declined by $42,000 or 1.5% to $2.8 million for the three months ended March 31, 1998 as compared to the same period in 1997 primarily as a result of a $448,000 increase in interest expense offset in part by a $406,000 increase in interest income. The increase in interest expense reflected in large part a $475,000 increase in interest expense on borrowings as a result of SFC's increasing use of borrowings during fiscal 1997 and the first quarter of fiscal 1998 to fund its asset growth. The increase in interest income was primarily accounted for by $423,000 increase in interest income on loan and mortgage-backed securities as the average balance of these assets grew during fiscal 1997 and the first quarter of fiscal 1998. SFC experienced a slight increase in the ratio of average interest-earnings assets to average interest-bearing liabilities from 105.83% for the 1997 period to 106.16% for the 1998 period. SFC's net interest margin also declined for the first quarter of fiscal 1998 as compared to the same period in fiscal 1997, declining to 2.58% from 2.85%.

     SFC's provision for loan losses increased $15,000 to $60,000 for the three months ended March 31, 1998 compared to the same period in 1997. The provision for loan losses during the first quarter of fiscal 1998 was a result of management's consideration of various factors underlying the types and quality of its loans, including, among other things, current and anticipated economic conditions and historical experience and a detailed analysis of individual loans for which full collectibility may be uncertain. Included in this analysis was the fact that a $2.3 million loan collateralized by office property located in Matteson, Illinois became more than 90 days delinquent. The delinquency was precipitated by the loss of a major tenant as well as several minor tenants in the building in December 1996. Although the vacant space is being re-rented, cash flow remains insufficient to service the loan. At March 31, 1998, SFC's non-accrual loans totaled $3.9 million, including the $2.3 million loan discussed above, as compared to $1.0 million at March 31, 1997.

     Non-interest income increased $153,000 or 20.1% for the three months ended March 31, 1998 as compared to the same period in 1997 primarily due to a $266,000 increase in net realized and unrealized gain on sale of loans and securities offset partially by a $43,000 decline in commission income from the sale of insurance products and mutual funds. The increased gains on sales of loans and securities were primarily attributable to SFC's trading portfolio of bank and thrift equity securities.

     SFC's non-interest expense increased $189,000 or 7.4% to $2.7 million for the first quarter of fiscal 1998 as compared to the same period in the prior fiscal year. Such increase was primarily due to increased staffing costs and occupancy and equipment expenses. Staffing expenses increased $62,000 to $1.5 million for the three months ended March 31, 1998 due to not only increases in the number of employees but also general salary increases. The $53,000 increase in occupancy and equipment expense to $530,000 for the first quarter of fiscal 1998 reflected primarily the cost of SFC's new call center.

     Income tax expense declined $27,000 to $329,000 for the quarter ended March 31, 1998 as compared to the same period in 1997 due primarily to the decline in SFC's earnings.

                   SELECTED PRO FORMA UNAUDITED CONSOLIDATED
                      FINANCIAL DATA OF CITIZENS FINANCIAL
                 (Dollars in Thousands, Except Per Share Data)

    The following presents certain pro forma unaudited consolidated financial data with respect to Citizens Financial and its subsidiaries. The financial information for each period presented below gives effect to the consummation of the Conversion and the Merger, including the sale of Conversion Shares in the Offerings, the issuance of Exchange Shares in the Merger and the contribution of shares to the Foundation and excludes the anticipated expenses associated with the Company's ESOP and RRP. Data from the pro forma statement of condition assumes that these transactions occurred at the dates indicated. Data from the pro forma statement of income assumes that these transactions occurred at the beginning of each of the periods presented. It is also assumed that 15,525,000 Conversion Shares are sold in the Offerings at a price of $10.00 per share, resulting in gross proceeds of $155.3 million (the maximum of the Estimated Offering Range), that 4,556,451 Exchange Shares are issued and that 300,000 shares of Common Stock are contributed to the Foundation. For additional assumptions used in calculating the pro forma data, see "Pro Forma Unaudited Financial Information."

    In accordance with generally accepted accounting principles ("GAAP"), the Conversion and the Merger will be accounted for using the pooling-of-interests method. Under the pooling-of-interests method of accounting, the recorded assets and liabilities of the Parties will be carried forward at their recorded amounts, and the results of operations of the combined Parties will include the results of operations of Citizens Financial and SFC for the entire year in which the Conversion and the Merger occur and, as restated, for prior periods. Such accounting treatment requires satisfaction of certain conditions, including that "affiliates" of the Parties may not dispose of shares of Company Common Stock prior to the publication of financial results covering at least 30 days of post-closing combined operations of the Parties. See "Pro Forma Unaudited Financial Information" and "Use of Proceeds."

    The following unaudited selected pro forma consolidated financial data should be read in conjunction with the consolidated financial statements and related notes included in this Prospectus.

                                                                  AT DECEMBER 31,
                                                         ----------------------------------
                                                            1997        1996        1995
                                                         ----------  ----------  ----------
FINANCIAL CONDITION:
  Total assets.........................................   1,319,203   1,185,776   1,100,777
  Loans receivable, net................................     595,566     490,873     391,295
  Investment securities held to maturity...............     462,902     386,306     425,014
  Investment securities available for sale.............      65,837      89,183      79,824
  Deposits.............................................     986,073     883,309     819,988
  Total borrowings.....................................      85,044      62,938      43,427
  Total stockholders' equity...........................     225,587     220,674     219,080

                                                                  AT OR FOR THE YEAR ENDED
                                                                        DECEMBER 31,
                                                               -------------------------------
                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
RESULTS OF OPERATIONS(1):
  Net interest income........................................  $  32,394  $  30,038  $  28,305
  Provision for losses on loans..............................      1,840        253        197
  Net interest income after provision for losses on loans....     30,554     29,785     28,108
  Noninterest income.........................................      4,872      4,261      3,986
  Noninterest expense........................................     28,146     29,940     23,217
  Income before income taxes.................................      7,280      4,106      8,877
  Net income.................................................      4,566      2,546      5,495
  Diluted earnings per share.................................       0.22       0.13       0.27
  Basic earnings per share...................................       0.23       0.13       0.27

SELECTED RATIOS:
  Performance ratios:
    Return on average assets(2)..............................       0.64%      0.48%      0.57%
    Return on average equity(2)..............................       4.83       2.81       6.37
  Asset quality ratios (period end):
    Allowance for losses on loans to total loans.............       0.64       0.48       0.57
    Non-performing assets as a percent of
      total assets(3)........................................       0.58       0.33       0.19
    Allowance for losses on loans to
      non-performing assets(3)...............................      51.39      63.40     107.85

NOTE: See support for calculations of PF5 in workpapers


------------------------
(1) Does not reflect any cost savings or other benefits of the Conversion and the Merger.

(2) These ratios are based on average monthly balances during the indicated periods and do not reflect an increase in averages relating to the anticipated proceeds from the Offerings.


(3) Nonperforming assets consist of non-accrual loans, accruing loans more than 90 days past due and real estate acquired through foreclosure or by deed-in-lieu thereof.

                                     RISK FACTORS

     THE FOLLOWING RISK FACTORS, IN ADDITION TO THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS, SHOULD BE CAREFULLY CONSIDERED BY INVESTORS IN DECIDING WHETHER TO MAKE AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

POTENTIAL LOW RETURN ON EQUITY FOLLOWING THE CONVERSION; UNCERTAINTY AS TO FUTURE GROWTH OPPORTUNITIES

     At December 31, 1997, the Bank's ratio of equity to assets was 8.8%. The Company's equity position will be significantly increased as a result of the Conversion. On a pro forma basis as of December 31, 1997, assuming the sale of the Conversion Shares at the maximum of the Estimated Offering Range and the consummation of the Merger, the Company's ratio of equity to assets would be 17.1%. The Company's ability to leverage this capital will be significantly affected by industry competition for loans and deposits. The Company currently anticipates that it will take time to prudently deploy such capital. As a result, the Company's return on equity initially is expected to be below the industry average after the Conversion.

     In an effort to fully deploy post-Conversion capital, in addition to attempting to increase its loan and deposit growth, the Company may seek to expand its banking franchise establishing new banking center offices and/or by acquiring other financial institutions or branches in northwest Indiana and/or the Chicago metropolitan area. The Company's ability to grow through selective acquisitions of other financial institutions or branches of such institutions will be dependent on successfully identifying, acquiring and integrating such institutions or branches. There can be no assurance the Company will be able to generate internal growth or to identify attractive acquisition candidates, acquire such candidates on favorable terms or successfully integrate any acquired institutions or branches into the Company. Other than the Merger, neither the Company nor the Bank has any specific plans, arrangements or understandings regarding any such expansions or acquisitions at this time, nor have criteria been established to identify potential candidates for acquisition.

RISKS RELATED TO THE MERGER

     The future growth of the Bank and the Company will depend, in part, on the success of the Merger which will, in turn, depend, on a number of factors, including: the Bank's ability to integrate the Suburban Federal branches into the current operations of the Bank; the Bank's ability to limit the outflow of deposits held by customers in the Suburban Federal branches; the Bank's ability to control the non-interest expense from the Merger in a manner that enables the Bank to improve its overall operating efficiencies; and the Bank's ability to retain and integrate the appropriate personnel of Suburban Federal into the operations of the Bank. No assurance can be given that the Bank will be able to integrate Suburban Federal successfully, that the Bank will be able to achieve results in the future similar to those achieved by the Bank in the past, or that the Bank will be able to manage its growth resulting from the Merger effectively. See "Pro

Forma Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens Financial."

DILUTIVE EFFECT OF ISSUANCE OF ADDITIONAL SHARES

     The Merger Agreement provides that each share of SFC Common Stock outstanding as of the Effective Time shall be converted into the right to receive 3.6 shares of Common Stock, based on the Purchase Price of $10.00. In addition, each SFC Option outstanding at the Effective Time, whether or not exercisable shall be converted into the right to acquire shares of Common Stock equal to the number of shares of SFC Common Stock subject to the SFC options multiplied by the Exchange Ratio. Based upon the number of shares of SFC Common Stock outstanding as of December 31, 1997, the Company estimates that the total number of Exchange Shares to be issued in connection with the Merger will be 4,556,451, excluding any adjustment for fractional shares or the exercise of any options to acquire shares of SFC Common Stock subsequent to December 31, 1997. On a fully diluted basis assuming the exercise of all SFC Options, the Merger would result in the issuance of 5,507,424 Exchange Shares. Giving effect to the contribution of 300,000 shares of Common Stock to the Foundation and assuming the exercise of all SFC Options, the Merger will dilute the voting interest of subscribers in the Offerings by approximately 25.3% (assuming 15,525,000 Conversion Shares are sold at the maximum of the Estimated Offering Range).

     If the Recognition Plan is approved by stockholders of the Company, the Recognition Plan intends to acquire an amount of Common Stock equal to 4% of the Conversion Shares sold in the Conversion. If such shares are acquired at a per share price equal to the Purchase Price, the cost of such shares would be $6.2 million, assuming the number of Conversion Shares sold are equal to the maximum of the Estimated Offering Range. Such shares of Common Stock may be acquired in the open market with funds provided by the Company, if permissible, or from authorized but unissued shares of Common Stock. In the event that the Recognition Plan acquires authorized but unissued shares of Common Stock from the Company, the interests of existing stockholders will be diluted. Assuming the issuance of 15,525,000 Conversion Shares and 4,556,451 Exchange Shares and the contribution of 300,000 shares of Common Stock to the Foundation, the issuance of authorized but unissued shares of Common Stock to such plan in an amount equal to 4% of the Conversion Shares sold in the Conversion would dilute the voting interests of existing stockholders by approximately 3.0%, and net income per share and stockholders' equity per share would be decreased by a corresponding amount. See "Pro Forma Data" and "Management - Benefits - Recognition Plan."

     If the Stock Option Plan is approved by stockholders of the Company, the Company intends to reserve for future issuance pursuant to such plan a number of shares of Common Stock equal to an aggregate of 10% of the Conversion
Shares (1,552,500 shares, based on the issuance of the maximum 15,525,000 shares). Such shares may be authorized but previously unissued shares, treasury shares or shares purchased by the Company in the open market or from private sources. Assuming the issuance of 15,525,000 Conversion Shares and 4,556,451 Exchange Shares and the contribution of 300,000 shares of Common
Stock to the Foundation, if only
authorized but previously unissued shares are used under such plan, the issuance of the total number of shares available under such plan would dilute the voting interests of existing stockholders by approximately 7.1%, and net income per share and stockholders' equity per share would be decreased by a corresponding amount. See "Pro Forma Data" and "Management - Benefits."

ESTABLISHMENT OF THE FOUNDATION

     Pursuant to the Plan, the Company intends to voluntarily establish a charitable foundation in connection with the Conversion. The Plan provides the Foundation will be incorporated under Delaware law as a nonstock corporation and will be funded with shares of Common Stock contributed by the Company. The contribution of Common Stock to the Foundation will be dilutive to the interests of stockholders and will have an adverse impact on the reported earnings of the Company in 1998, the year in which the Foundation will be or is to be established.

     DILUTION OF STOCKHOLDERS' INTERESTS. The Company proposes to fund the Foundation with a contribution of 300,000 shares of Common Stock which, based on the Purchase Price of $10.00 per share, will have a value of $3.0 million. Assuming the sale of the Conversion Shares at the maximum of the Estimated Offering Range, upon completion of the Conversion, establishment of the Foundation and the issuance of 4,556,451 Exchange Shares in the Merger, the Company will have 20,381,451 shares of Common Stock issued and outstanding of which the Foundation will own 300,000 shares of Common Stock, or 1.5%. As a result, persons purchasing shares of Common Stock in the Conversion will have their ownership and voting interests in the Company diluted. See "Pro Forma Data."

     IMPACT ON EARNINGS. The contribution of Common Stock to the Foundation will have a significant adverse impact on the Company's and the Bank's earnings in the year in which the contribution is made. The Company will recognize the full expense in the amount of the contribution of Common Stock to the Foundation in the quarter in which it occurs, which is expected to be the third quarter of 1998. The contribution expense will be partially offset by the tax benefit related to the expense. THE COMPANY AND THE BANK HAVE BEEN ADVISED BY THEIR INDEPENDENT TAX ADVISORS THAT THE CONTRIBUTION TO THE FOUNDATION WILL BE TAX DEDUCTIBLE, SUBJECT TO AN ANNUAL LIMITATION BASED ON 10% OF THE COMPANY'S ANNUAL TAXABLE INCOME. Assuming a contribution of $3.0 million in Common Stock, the Company estimates a net tax effected expense of $2.0 million (based on a 34.0% marginal tax rate). If the Foundation had been established at December 31, 1997, the Bank would have reported a net loss of $200,000 for the year ended December 31, 1997 rather than reporting net income of $1.8 million. Management cannot predict earnings for 1998, but expects that the establishment and funding of the Foundation will have a significant adverse impact on the Company's earnings for such year.

     TAX CONSIDERATIONS. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above-described purposes would qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code of 1986, as amended (the "Code"), and would be classified as a private foundation. The Foundation will submit a request to the Internal Revenue Service ("IRS") to be recognized as an exempt organization. The Company and the Bank have received an opinion of their independent tax advisors that the Foundation would qualify as a Section 501(c)(3) exempt organization under the Code, except that such opinion does not consider the impact of the condition expected to be required by regulatory authorities that Common Stock issued to the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Conversion and the Merger--Establishment of the Foundation--Regulatory Conditions Imposed on the Foundation." Consistent with this condition, in the event that the Company or the Foundation receives an opinion of its legal counsel that compliance with the voting restriction would (i) cause a violation of Delaware law and the OTS determines that federal law would not preempt the application of the laws of Delaware to the Foundation, (ii) have the effect of causing the Foundation to lose its tax-exempt status, or otherwise have a material and adverse tax consequence on the Foundation or (iii) subject the Foundation to an excise tax under Section 4941 of the Code, the OTS shall waive such voting restriction upon submission of a legal opinion by the Company or the Foundation that is satisfactory to the OTS. The independent tax advisors' opinion further provides that there is substantial authority for the position that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company would be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to an annual limitation based on 10% of the Company's annual taxable income. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Thus, while the Company would have received a tax benefit of approximately $1.0 million in 1997 (based upon a contribution of $3.0 million of Common Stock and the Bank's pre-tax income for 1997), the Company is permitted under the Code to carry over the excess contribution in the five following years. The Company estimates that for federal income tax purposes, a substantial portion of the deduction should be deductible over the six-year period. Although the Company and the Bank HAVE RECEIVED AN OPINION of their independent tax advisors that the Company will be entitled to the deduction of the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the Foundation would have to be fully expensed, resulting in further reduction in earnings in the year in which the IRS makes such a determination.

     COMPARISON OF VALUATION AND OTHER FACTORS ASSUMING THE FOUNDATION IS NOT ESTABLISHED AS PART OF THE CONVERSION. The establishment of the Foundation was taken into account by RP Financial in determining the estimated pro forma market value of the Conversion Shares. The aggregate price of the Conversion Shares being offered in the Offerings is based upon the independent appraisal conducted by RP Financial of the estimated pro forma market value of the Conversion Shares. The pro forma aggregate price of the Conversion Shares being offered for sale in the Conversion is currently estimated to be between $114.8 million and $155.3 million, with a midpoint of $135.0 million. The pro forma price to book ratio and the pro forma price to annualized earnings ratio, at and for the year ended December 31, 1997, are 90.3% and 26.3x, respectively, at the maximum of the Estimated Offering Range. In the event that the Conversion did not include the Foundation, RP Financial has estimated that the estimated pro forma market value of the Conversion Shares would be $163.3 million at the maximum based on a pro forma price to book ratio and the pro forma price to earnings ratio at 90.2% and 25.6x, respectively. Assuming the Conversion closes at the maximum of the Estimated Offering Range the contribution to the Foundation would amount to 300,000 shares of Common Stock (with a value of $3.0 million based on the Purchase Price) and the amount of the Conversion Shares sold would be $8.1 million less than the amount which would have been sold in the Conversion without the Foundation based on the estimate provided by RP Financial. Accordingly, certain account holders of the Bank who subscribe to purchase Conversion Shares in the Subscription Offering would receive fewer shares depending on the size of a depositor's stock order and the amount of his or her qualifying deposits in the Bank and the overall level of subscriptions. See "Comparison of Valuation and Pro Forma
Information with No Foundation." This estimate by RP Financial was prepared solely for purposes of providing Eligible Account Holders and subscribers with information with which to make an informed decision on the Conversion.

     The decrease in the amount of Conversion Shares being offered as a result of the contribution of Common Stock to the Foundation will not have a significant effect on the Company or the Bank's capital position. The Bank's regulatory capital is in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion and the Merger. The Bank's tangible and core capital ratios at December 31, 1997 would be 11.7% and its risk-based capital ratio would be 30.8%, respectively, and on a consolidated basis, the Company's pro forma stockholders' equity would be $225.9 million, or approximately 17.1% of pro forma consolidated assets, assuming the sale of Conversion Shares at the maximum of the Estimated Offering Range. Pro forma stockholders' equity per share and pro forma net diluted earnings per share would be $11.08 and $0.22, respectively.
 If the Foundation were not being established in the Conversion, based on the RP Financial estimate, the Company's pro forma stockholders' equity would be approximately $231.6 million, or approximately 17.5% of pro forma consolidated assets at the maximum of the Estimated Offering Range, and pro forma stockholders' equity per share and pro forma net earnings per share would be substantially similar with the Foundation as without the establishment of the Foundation. See "Comparison of Valuation and Pro Forma Information with No Foundation."

     POTENTIAL ANTI-TAKEOVER EFFECT. Upon completion of the Conversion and the Merger, the Foundation will own 1.5% of the total shares of the Common Stock outstanding (assuming the sale of 15,525,000 Conversion Shares). Such shares will be owned solely by the Foundation; however, pursuant to a condition expected to be required by regulatory authorities, it is anticipated that the shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Common Stock voted on all proposals considered by the stockholders of the Company. As such, the Company does not believe the Foundation will have an anti-takeover effect on the Company. However, in the event that the OTS were to waive this voting restriction for the reasons described herein as provided in the condition, the Foundation's Board of Directors would exercise sole voting power over such shares and would no longer be subject to the restriction. See "The Conversion and the Merger--Establishment of the Foundation--Regulatory Conditions Imposed on the Foundation." In the event the OTS waived the voting restriction (although it is not currently anticipated that the Company and the

Foundation will seek such a waiver), management of the Company and the Bank may benefit to the extent that the Board of Directors of the Foundation determines to vote the shares of Common Stock held by the Foundation in favor of proposals supported by the Company and the Bank. Furthermore, in such an event, when the Foundation's shares are combined with shares owned directly by officers and directors of the Company, shares expected to be held by the Recognition Plan, and shares held by the ESOP trust, the aggregate of such shares will exceed 15.0% of the outstanding Common Stock (assuming the sale of 15,525,000 Conversion Shares), which would greatly enhance management's ability to defeat stockholder proposals requiring 80% approval. Consequently, such potential voting control might preclude takeover attempts that certain stockholders deem to be in their best interest, and might tend to perpetuate management. However, since the ESOP shares are allocated to all eligible employees of the Bank, and any unallocated shares will be voted by the trustees in the same proportions as allocated shares are voted, and because the Recognition Plan must first be approved by stockholders no sooner than six months following completion of the Conversion, and awards under such proposed plans may be granted to employees other than executive officers and directors, management of the Company does not expect to have voting control of all shares covered by the ESOP and other stock-based benefit plans. See"--Certain Anti-Takeover Provisions--Voting Control of Officers and Directors." Moreover, as the Foundation sells its shares of Common Stock over time, its ownership interest and voting power in the Company are expected to decrease.

     POTENTIAL CHALLENGES. To date, there has been limited precedent with respect to the establishment and funding of a charitable foundation as part of a conversion of a mutual savings institution to stock form. In addition, establishment and funding of the Foundation will require the OTS to grant the Company and the Bank waivers from its mutual-to-stock conversion regulations.
As such, the Foundation and the OTS's non-objection to the Conversion may be subject to potential challenges with respect to, among other things, the Company's and the Bank's ability to establish the Foundation, notwithstanding that the Board of Directors of the Bank and the Company have carefully considered the various factors involved in the establishment of the Foundation in reaching their determination to establish the Foundation as part of the Conversion, and/or with respect to the OTS' authority to grant the waivers necessary to establish the Foundation. See "The Conversion and the Merger--Establishment of the Foundation--Purpose of the Foundation." If challenges were to be instituted seeking to require the Bank and the Company to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such challenges would not result in a delay in the consummation of the Conversion or that any objecting persons would not be ultimately successful in obtaining such removal or other relief against the Bank and the Company. In addition, if the Bank and the Company are forced to eliminate the Foundation, it could affect the amount of orders received in the Offerings and, if the number of Conversion Shares subscribed for times the Purchase Price would be either below the minimum or more than 15% above the maximum of the Estimated Offering Range, then the Company may be required to resolicit subscribers in the Offerings.

     APPROVAL OF MEMBERS. Establishment of the Foundation is subject to the approval of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special

Meeting. The Foundation will be considered as a separate matter from approval of the Plan of Conversion. If the Bank's members approve the Plan of Conversion, but not the establishment of the Foundation, the Bank intends to complete the Conversion without the establishment of the Foundation. Failure to approve the Foundation may materially increase the pro forma market value of the Conversion Shares being offered for sale in the Offerings since the Estimated Offering Range, as set forth herein, takes into account the proposed contribution to the Foundation. If the pro forma market value of the Company without the Foundation is either greater than $178.5 million or less than $114.8 million or if the OTS otherwise requires a resolicitation of subscribers, the Bank will establish a new Estimated Offering Range and commence a resolicitation of subscribers (i.e., subscribers will be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest.) Any change in the Estimated Offering Range must be approved by the OTS. See "The Offerings -Stock Pricing and Number of Shares to be Issued."

POTENTIAL EFFECTS OF CHANGES IN INTEREST RATES AND THE CURRENT INTEREST RATE ENVIRONMENT

     The operations of depository institutions, including Citizens Financial and Suburban Federal, are substantially dependent on its net interest income, which is the difference between the interest income earned on its interest-earning assets and the interest expense paid on its interest-bearing liabilities. Like most savings institutions, the Bank's earnings are affected by changes in market interest rates, and other economic factors beyond its control. The Bank's average interest rate spread decreased from 2.91% for 1996 to 2.59% for 1997.
No assurance can be given that the Bank's average interest rate spread will not decrease further in future periods. Any such decrease in the Bank's average interest rate spread could adversely affect the Bank's net interest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens Financial - Asset and Liability Management." In recent periods, Citizens Financial has purchased significant amounts of structured U.S. Government agency debt securities which generally have a term to maturity of 10 years but which may be called for earlier redemption at the option of the issuer at pre-established times. In the current interest rate environment, the Bank's experience has been that substantially all of such securities have been redeemed within the first year after purchase. In a rising interest rate environment, it is likely that the estimated lives of such securities would lengthen to up to their full term to maturity, increasing the Bank's interest rate risk.

     If an institution's interest-earning assets have longer effective maturities than its interest-bearing liabilities, the yield on the institution's interest-earning assets generally will adjust more slowly than the cost of its interest-bearing liabilities and, as a result, the institution's net interest income generally would be adversely affected by material and prolonged increases in interest rates and positively affected by comparable declines in interest rates. Citizens Financial attempts to reduce the vulnerability of its operations to changes in interest rates by maintaining significant amounts of liquid assets and assets with relatively short estimated lives. Based upon certain repricing assumptions, the Bank's interest-earning liabilities repricing or maturing within one year exceeded its interest-bearing assets with similar characteristics by $29.4 million or 3.9% of total assets. Accordingly, an increase in interest rates generally would result in a decrease in the Bank's average interest rate spread and net interest income.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens Financial - Asset and Liability Management."

     In addition to affecting interest income and expense, changes in interest rates also can affect the value of the Bank's interest-earning assets, which are comprised of fixed and adjustable-rate instruments, and the ability to realize gains from the sale of such assets. Generally, the value of fixed-rate instruments fluctuates inversely with changes in interest rates. At December 31, 1997, the Bank had $24.7 million of securities available for sale all of which had fixed-rates of interest) and the Bank had $393,000 of unrealized gains, net of tax, with respect to such securities, which were included as a separate component in the Bank's total equity as of such date.

     The OTS has implemented an interest rate risk component into its risk-based capital rules, which is designed to calculate on a quarterly basis the extent to which the value of an institution's assets and liabilities would change if interest rates increase or decrease. If the net portfolio value of an institution would decline by more than 2% of the estimated market value of the institution's assets in the event of a 200 basis point increase or decrease in interest rates, then the institution is deemed to be subject to a greater than "normal" interest rate risk and must deduct from its capital 50% of the amount by which the decline in net portfolio value exceeds 2% of the estimated market value of the institution's assets, as of an effective date to be determined. As of December 31, 1997, if interest rates increased or decreased by 200 basis points, the Bank's net portfolio value would decrease by 19.3% and increase by 9.9%, respectively, of the estimated market value of the Bank's portfolio equity, as calculated by the OTS. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens Financial - Asset and Liability Management." As a result of such interest rate risk, the Bank could be required to deduct $6.2 million in calculating its total regulatory capital if certain regulations were applicable, although even with such deduction the Bank would continue to be deemed "well-capitalized." See "Regulation - Regulation of Federal Savings Banks - Regulatory Capital Requirements."

     Changes in interest rates also can affect the average life of loans and mortgage-related and other securities. Decreases in interest rates in recent periods have resulted in increased prepayments of loans and mortgage-backed securities, as borrowers refinanced to reduce borrowing costs. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. See "Business of Citizens Financial - Lending Activities."

RISKS RELATED TO CONSTRUCTION AND LAND DEVELOPMENT LOANS, MULTI-FAMILY RESIDENTIAL REAL ESTATE LOANS AND COMMERCIAL REAL ESTATE LOANS

     Citizens Financial originates construction and land development loans, multi-family residential real estate loans and commercial real estate loans, which amounted to $30.0 million

(or 9.5% of the Bank's loan portfolio), $16.1 million (or 5.1% of the loan portfolio) and $14.6 million (or 4.7% of the loan portfolio), respectively, at December 31, 1997. At such date, Suburban Federal had $10.3 million of construction and development loans, $13.6 million of multi-family residential real estate loans and $3.5 million of commercial real estate loans.

     Construction and land development lending, multi-family residential real estate lending and commercial real estate lending generally are considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful operation of the project for repayment, loan terms which often do not require full amortization of the loan over its term and successfully developing and/or sell the property. In addition, risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with a project, when completed, having a value which is insufficient to assure full repayment. See "Business of Citizens Financial - Lending Activities." As of December 31, 1997, the Bank had $792,000 of non-performing construction and land development loans, $405,000 of non-performing multi-family residential real estate loans and $134,000 of non-performing commercial real estate loans. See "Business of Citizens Financial - Asset Quality - Non-Performing and Under-Performing Assets." At December 31, 1997, Suburban Federal's non-performing loans included $39,000 of non-accrual commercial real estate loans; Suburban Federal had no non-accrual construction and development loans or multi-family real estate loans at such date.

STRONG COMPETITION WITHIN THE BANK'S MARKET AREA

     Competition in the banking and financial services industry is intense. In its market area, the Bank competes with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than the Bank and may offer certain services that the Bank does not or cannot provide. The profitability of the Bank depends upon its continued ability to successfully compete in its market area.

GEOGRAPHIC CONCENTRATION OF LOANS

     The market areas of the Bank and Suburban Federal are comprised primarily of northwest Indiana and southern Cook County, Illinois. The real estate loans of the Bank and Suburban Federal are primarily secured by properties located in such market area and their non-real estate loans are primarily made to local residents. Accordingly, the asset quality of the loan portfolios of the Bank and Suburban Federal are highly dependent upon the economy and the unemployment rate in the market area. Traditionally, the areas within the markets served by Citizens Financial and Suburban Federal have been largely dependent upon heavy manufacturing including, in particular, steel production. During the 1970's and 1980's, the local economy was depressed as many manufacturing employers, including steel mills, downsized considerably and/or relocated outside of the area. While the economy of northwest Indiana and southern Cook County, Illinois generally has been stable in recent years, there is still potential for a significant degree of volatility in the local economy. No assurance can be given that downturns in the economy in the Bank's market area may not adversely affect the Bank's operations in the future. See "Business of Citizens Financial - Market Area and Competition."

CERTAIN ANTI-TAKEOVER PROVISIONS

     PROVISIONS IN THE COMPANY'S GOVERNING INSTRUMENTS AND DELAWARE LAW.
Certain provisions of the Company's Certificate of Incorporation and Bylaws, as well as certain provisions in Delaware law, will assist the Company in maintaining its status as an independent publicly-owned corporation. Provisions in the Company's Certificate of Incorporation and Bylaws provide, among other things, (i) that the Board of Directors of the Company shall be divided into three classes; (ii) that special meetings of stockholders may only be called by the Board of Directors of the Company; (iii) that stockholders generally must provide the Company advance notice of stockholder proposals and nominations for director and provide certain specified related information; (iv) noncumulative voting for the election of directors; (v) that no person may acquire more than 10% of the issued and outstanding shares of any class of equity security of the Company; (vi) the authority to issue shares of authorized but unissued Common Stock and preferred stock and to establish the terms of any one or more series of Preferred Stock, including voting rights (which may be waived by the Board of Directors under certain circumstances); and (vii) supermajority voting requirements with respect to certain business transactions involving the Company. Provisions under Delaware law applicable to the Company provide, among other things, that the Company may not engage in a business combination with an "interested shareholder" (generally a holder of 15% of a corporation's voting stock) during the three-year period after the interested shareholder became such except under certain specified circumstances. In addition, OTS regulations prohibit, for a period of one year following the date of Conversion, offers to acquire or the acquisition of beneficial ownership of more than 10% of the outstanding voting stock of the Company. The above provisions may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus generally may serve to perpetuate current management. See "Restrictions on Acquisitions of the Company and the Bank."

     VOTING CONTROL OF OFFICERS AND DIRECTORS. Directors and executive officers of the Company expect to purchase approximately 450,000 Conversion Shares, regardless of the number of Conversion Shares sold. In addition, certain directors and executive officers of Suburban Federal who are expected to continue as directors and/or officers of the Company after the Merger are expected to receive approximately 491,331 Exchange Shares as a result of the Merger. As a result of the Conversion and the Merger, directors and officers of the Company are expected to directly own 931,331 shares of Common Stock or 4.64% of the issued and outstanding shares (assuming the sale of 15,525,000 Conversion Shares and excluding the effect of any additional exercise of options to acquire shares of SFC Common Stock). See "The Offerings -Beneficial Ownership and Proposed Management Purchases." The directors who act as trustees of the ESOP are also expected to immediately control the voting of 8% of the shares of the Conversion Shares through the ESOP, at least until an allocation has been made under the ESOP. Under the terms of the ESOP, after an allocation has been made, the unallocated shares will be voted by the trustees in the same proportion as the allocated shares are voted by the ESOP participants.

     The Company intends to seek stockholder approval of the Company's proposed Recognition Plan, which is a non-tax-qualified restricted stock plan for the benefit of directors, officers and employees of the Company and the Bank. Assuming the receipt of stockholder approval, which stockholder approval cannot be obtained earlier than six months following the Conversion pursuant to regulations of the OTS, the Company expects to acquire Common Stock on behalf of the Recognition Plan, in an amount equal to 4% of the Conversion Shares sold in the Offerings, or 459,000 shares and 621,000 shares at the minimum and maximum of the Estimated Offering Range, respectively. These shares will be acquired either through open market purchases, if permissible, or from authorized but unissued Common Stock. Under the terms of the Recognition Plan, recipients of awards will be entitled to instruct the trustee of the Recognition Plan as to how the underlying shares should be voted, and the trustee will be entitled to vote all unallocated shares in its discretion. If the shares are purchased in the open market, directors and executive officers would have effective control over 8.51% or 7.62% of the Common Stock outstanding (including the shares to be issued to the Foundation and Exchange Shares issued in connection with the Merger) at such time based upon the minimum and the maximum of the Estimated Offering Range, respectively, before giving effect to the potential exercise of any stock options by directors and officers of the Company and the Bank, and shares held by the ESOP. If approved by stockholders at a meeting held no earlier than six months following the Conversion, the Company intends to reserve for future issuance pursuant to the Stock Option Plan a number of authorized shares of Common Stock equal to an aggregate of 10% of the Conversion Shares sold in the Offerings (1,552,500 shares, based on the issuance of the maximum 15,525,000 shares). See "Management - Benefits." Management's potential voting control could, together with additional stockholder support, preclude or make more difficult takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management.

     PROVISIONS OF STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS. The ESOP provides for accelerated vesting in the event of a change in control. In addition, upon consummation of the Conversion, the Company and the Bank will enter into employment agreements with the Bank's Chairman and Chief Executive Officer, its President and Chief Operating Officer and its Executive Vice President and Chief Financial Officer, which agreements will provide for severance pay in the event of a change in control. These provisions may have the effect of increasing the cost of acquiring the Company, thereby discouraging future attempts to take over the Company or the Bank. In addition, it is possible that the Stock Option Plan and the Recognition Plan may not be implemented until more than one year following completion of the Conversion, and, in such event, such plans could provide for accelerated vesting in the event of a change in control of the Company. See "Restrictions on Acquisitions of the Company and the Bank - Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management - Benefits" and "Management - Employment Agreements."

REGULATORY OVERSIGHT AND LEGISLATION

     Citizens Financial and Suburban Federal are subject to extensive regulation, supervision and examination by the OTS, as its chartering authority, and by the FDIC as insurer of deposits up to applicable limits. Citizens Financial and Suburban Federal are members of the FHLB System and are subject to certain limited regulations promulgated by the Federal Reserve Board. As the holding company of the Bank, the Company also will be subject to regulation and oversight by the OTS. Such regulation and supervision govern the activities in which an institution can engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking and thrift industries, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether by the OTS, the FDIC or Congress, could have a material impact on the Company, the Bank and their respective operations. See "Regulation."

     On September 30, 1996, the Deposit Insurance Funds ("DIF") Act of 1996 was enacted into law. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the financial condition or results of operations of the Bank. See "Regulation - Regulation of Federal Savings Banks."

     Legislation is proposed periodically providing for a comprehensive reform of the banking and thrift industries, and has included provisions that would (i) require federal savings associations to convert to a national bank or a state-chartered bank or thrift, (ii) require all savings and loan holding companies to become bank holding companies and (iii) abolish the OTS. It is uncertain when or if any of this type of legislation will be passed, and, if passed, in what form the legislation would be passed. As a result, management cannot accurately predict the possible impact of such legislation.

ABSENCE OF MARKET FOR THE COMMON STOCK

     The Company and the Bank have never issued capital stock. Webb has been retained to assist in the distribution of the Common Stock on a "best efforts" basis and is not obligated to purchase any shares of Common Stock in the Offerings. The Company has applied to have its Common Stock quoted on the Nasdaq National Market, and there must be, among other things, at least three market makers for the Common Stock. Keefe, Bruyette has indicated its intention to make a market on the Common Stock, and the Company anticipates, based on advise received from representatives of Webb, that it will be able to secure at least two additional market makers for the Common Stock. See "Market for the Company's Common Stock."

     Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank, or any market maker. Because there can be no assurance that buyers and sellers of the Company's Common Stock can be readily matched, investors may wish to consider the potential illiquid and long-term nature of an investment in the Common Stock. There can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue, nor assurances that purchasers of the Common Stock will be able to sell their shares at or above the Purchase Price. The absence of a liquid and active trading market, or the discontinuance thereof, may have an adverse effect on both the price and the liquidity of the Common Stock.

POSSIBLE INCREASE IN NUMBER OF CONVERSION SHARES ISSUED IN THE CONVERSION

     The number of Conversion Shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Offering Range of up to 15% to reflect changes in market and financial conditions prior to completion of the Conversion or to fill the order of the ESOP. In the event that the Estimated Offering Range is so increased, it is expected that the Company will issue up to 17,853,750 Conversion Shares at the Purchase Price for an aggregate price of up to $178.5 million. An increase in the number of shares will decrease net income per share and stockholders' equity per share on a pro forma basis and will increase the Company's consolidated stockholders' equity and net income. Such an increase will also increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net income per share.

     The ESOP currently intends to purchase 8% of the Conversion Shares sold in the Conversion, which purchase may be increased to up to 10% of the Conversion Shares. In the event that the number of Conversion Shares to be sold in the Conversion are increased as a result of an increase in the Estimated Offering Range, the ESOP shall have a first priority to purchase all of such shares sold in the Conversion in excess of 15,525,000 shares, up to a maximum of 10% of the total number of Conversion Shares sold in the Conversion. See "Pro Forma Data" and "The Offerings - Stock Pricing and Number of Shares to be Issued."

POTENTIAL INCREASED COMPENSATION EXPENSE AFTER THE CONVERSION

     In November 1993, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 93-6 entitled "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). SOP 93-6 requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan instead of an amount equal to the cost basis of such shares. If the shares of Common Stock appreciate in value over time, SOP 93-6 will result in increased compensation expense with respect to the ESOP as compared with prior guidance which required the recognition of compensation expense based on the cost of shares acquired by the ESOP. It is impossible to determine at this time the extent of such impact on future net income. See "Pro

Forma Unaudited Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens Financial - Impact of Accounting Pronouncements." In addition, after consummation of the Conversion, the Company intends to implement, subject to stockholder approval (which approval cannot be obtained earlier than six months subsequent to the Conversion), the Recognition Plan. Upon implementation, the release of shares of Common Stock from the Recognition Plan will result in additional compensation expense. See "Pro Forma Unaudited Financial Information" and "Management - Benefits -Recognition Plan."

POSSIBLE ADVERSE INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF SUBSCRIPTION RIGHTS

     The Company and the Bank have received a letter from RP Financial advising them of its belief that subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have no value. However, this letter is not binding on the IRS. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of such rights would be taxable probably only to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights (either as capital gain or ordinary income) in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion and the Merger - Effects of the Conversion and the Merger" and "- Tax Aspects."

YEAR 2000 COMPLIANCE

     As the year 2000 approaches, significant concerns have been expressed with respect to the ability of existing computer software programs and operating systems to function properly with respect to data containing dates in the year 2000 and thereafter. Many existing application software products were designed to accommodate only a two digit year (E.G., 1998 is reflected as "98"). The Bank's operating, processing and accounting operations are computer reliant and could be affected by the Year 2000 issues. Both the Bank and Suburban Federal are reliant on third-party vendors for their data processing needs as well as certain other significant functions and services (E.G., securities safekeeping services, securities pricing data, etc.). Citizens Financial currently is working with its third-party vendors in order to assess their Year 2000 readiness. While no assurance can be given that such third party vendors will be Year 2000 compliant, management believes that such vendors are taking appropriate steps to address the issues on a timely basis. Based on certain preliminary estimates, Citizens Financial believes that its expenses related to upgrading its systems and software and Suburban Federal's systems and software for Year 2000 issues will not exceed $1.0 million. While Citizens Financial currently has no reason to believe that the cost of addressing such issues will materially affect the Bank's products, services or ability to compete effectively, no assurance can be made that Citizens Financial or the third party vendors on which it relies will become Year 2000 compliant in a successful and timely fashion. Nevertheless, the Company does not believe that the cost of addressing the Year 2000 issues will be a material event or uncertainty that would cause reported financial information not to be necessarily indicative of future operating results or financial conditions, nor does it believe that the costs or the consequences of incomplete or untimely resolution of its Year 2000 issues represent a known material event or uncertainty that is reasonably likely to affect its future financial results, or cause its reported financial information not to be necessarily indicative of future operating results or future financial condition.

IRREVOCABILITY OF ORDERS; POTENTIAL DELAY IN COMPLETION OF OFFERINGS

     Orders submitted in the Subscription Offering and any Community Offering or any Syndicated Community Offering are irrevocable. Funds submitted in connection with any purchase of Common Stock in the Offerings will be held by the Company until the completion or termination of the Conversion, including any extension of the Expiration Date. Because, among other factors, completion of the Conversion will be subject to an update of the independent appraisal prepared by RP Financial, there may be one or more delays in the completion of the Conversion. Subscribers will have no access to subscription funds and/or shares of Common Stock until the Conversion is completed or terminated.


                                  CFS BANCORP, INC.

     The Company was organized in March 1998 at the direction of the Board of Directors of Citizens Financial for the purpose of holding all of the capital stock of the Bank and in order to facilitate the Conversion. The Company has applied for the approval of the OTS to become a savings and loan holding company and as such will be subject to regulation by the OTS. After completion of the Conversion, the Company will conduct business initially as a unitary savings and loan holding company. See "Regulation - Regulation of Savings and Loan Holding Companies." Upon consummation of the Conversion, the Company will have no significant assets other than all of the outstanding shares of common stock of the Bank, the portion of the net proceeds from the Offerings retained by the Company and the Company's loan to the ESOP, and the Company will have no significant liabilities. See "Use of Proceeds." Initially, the management of the Company and the Bank will be substantially identical and the Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than officers who are also officers of the Bank, and the Company will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands or changes its business in the future.

     Management believes that the holding company structure will provide the Company and the Bank with additional flexibility to diversify its business activities through existing or newly-formed subsidiaries, or through acquisitions of other entities, including potentially other financial institutions and financial services related companies. Although, other than the Merger, there are no current arrangements, understandings or agreements regarding any such opportunities or transactions, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the proceeds to be retained by the Company and earnings thereon, as well as dividends from the Bank. See "Dividend Policy."

     The Company's principal executive office is located at the executive office of the Bank at 707 Ridge Road, Munster, Indiana 46321, and its telephone number is (219) 836-5500.

     The Bank is subject to examination and comprehensive regulation by the OTS, which is the Bank's chartering authority and primary federal regulator. The Bank is also regulated by the FDIC, the administrator of the SAIF. The Bank is also subject to certain reserve requirements established by the Federal Reserve Board and is a member of the FHLB of Indianapolis, which is one of the 12 regional banks comprising the FHLB System.


                           CITIZENS FINANCIAL SERVICES, FSB

     Citizens Financial is a federally-chartered, SAIF-insured mutual savings bank conducting business from its executive offices and an insurance and investment center, both of which are located in Munster, Indiana, as well as 11 full service banking centers located in Lake, Porter and LaPorte Counties, Indiana. At December 31, 1997, the Bank had total assets of $746.0 million, total deposits of $669.4 million and equity of $65.7 million. For additional information with respect to the business and operations of the Bank, see "Management's Discussion and Analysis of Financial Condition and Results of Operations Citizens Financial" and "Business of Citizens Financial."

     The Bank's principal executive offices are located at 707 Ridge Road, Munster, Indiana 46321, and its telephone number is (219) 836-5500.


                                   USE OF PROCEEDS

     Although the actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion is completed, it is presently anticipated that the net proceeds from the sale of the Conversion Shares will be between $112.2 million and $152.3 million ($175.4 million assuming an increase in the Estimated Offering Range by 15%). See "Pro Forma Unaudited Financial Information" and "The Conversion - Stock Pricing and Number of Shares to be Issued" as to the assumptions used to arrive at such amounts.

     The Company will purchase all of the capital stock of the Bank to be issued in the Conversion in exchange for 50% of the Conversion proceeds (net of Conversion-related expenses and the loan to be made to the Company's ESOP), and the Company will retain the remaining net proceeds. The Company intends to use a portion of the net proceeds to make a loan directly to the ESOP to enable the ESOP to purchase up to 8% of the Conversion Shares sold in the Conversion.
Based upon the issuance of 11,475,000 Conversion Shares and 15,525,000 Conversion Shares at the minimum and maximum of the Estimated Offering Range, respectively, the loan to the ESOP would be $9.2 million and $12.4 million, respectively.
See "Management - Benefits - Employee Stock Ownership Plan." The remaining net proceeds retained by the Company initially may be used to invest in U.S. Government and federal agency securities of various maturities, mortgage-backed, mortgage-related or other securities, deposits in either the Bank or other financial institutions, or a combination thereof. The portion of the net proceeds retained by the Company may ultimately be used to support the Bank's lending activities, to repay borrowings in the ordinary course (including certain short-term borrowings utilized by the Bank in anticipation of receipt of the net proceeds of the offerings--See "Summary of Recent Development of Citizens Financial"), to support the future expansion of operations through the establishment of additional banking offices or other customer facilities or through acquisitions of other financial institutions or branch offices (although, other than the Merger, no such transactions are specifically being considered at this time), and for other business and investment purposes, including the payment of regular or special cash dividends, possible repurchases of the Common Stock or returns of capital
(the Company and the Bank have committed not to take any action to further the payment of any return of capital on the Common Stock during the one-year period subsequent to consummation of the Conversion, and the Company and the Bank do not intend to take any actions in the future which would prevent the Merger from being accounted for as a pooling of interests under GAAP). Management of the Company may consider expanding or diversifying, should such opportunities become available. Other than the Merger, neither the Bank nor the Company has any specific plans, arrangements, or understandings regarding any acquisitions or diversification of activities at this time.

     Following the six-month anniversary of the completion of the Conversion (to the extent permitted by the OTS), and based upon then existing facts and circumstances, the Company's Board of Directors may determine to repurchase some shares of Common Stock, subject to any applicable statutory and regulatory requirements. Such facts and circumstances may include but not be limited to
(i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; (iii) the preservation of pooling-of-interests treatment of the Merger under GAAP and (iv) any other circumstances in which repurchases would be in the best interests of the Company and its stockholders. In order to preserve pooling-of-interests accounting treatment of the Merger under GAAP, the Company's ability to repurchase shares of its Common Stock will be limited during the two-year period following consummation of the Merger. Any stock repurchases will be subject to the determination of the Company's Board of Directors that the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases. The payment of dividends or repurchase of stock, however, would be prohibited if the Bank's net worth would be reduced below the amount required for the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. As of December 31, 1997, the initial balance of the liquidation account would be approximately $65.7 million. See "Dividend Policy," "The Conversion and the Merger - Liquidation Rights" and "The Conversion and the Merger - Certain Restrictions on Purchase or Transfer of Shares After the Conversion."

     The Company will be a unitary savings and loan holding company which, under existing laws, would generally not be restricted as to the types of business activities in which it may engage, provided that the Bank continues to be a qualified thrift lender ("QTL"). See "Regulation - Regulation of Savings and Loan Holding Companies" for a description of certain regulations applicable to the Company.

     The portion of the net proceeds used by the Company to purchase the capital stock of the Bank will be added to the Bank's general funds to be used for general corporate purposes, including increased lending activities and purchases of securities. While the amount of net proceeds received by the Bank will further strengthen the Bank's capital position, which already substantially exceeds all regulatory requirements, it should be noted that the Bank is not converting primarily to raise capital. After the Conversion and the Merger, the Bank's tangible capital ratio will be approximately 11.7% (based upon the maximum of the Estimated Offering Range). As a result, the Bank will be a well-capitalized institution. After the Conversion and the Merger, the Bank intends to emphasize capital strength and growth in assets and earnings.

     The net proceeds may vary because total expenses of the Conversion may be more or less than those estimated. The net proceeds will also vary if the number of shares to be issued in the Conversion is adjusted to reflect a change in the estimated pro forma market value of the Bank. Payments for shares made through withdrawals from existing deposit accounts at the Bank will not result in the receipt of new funds for investment by the Bank but will result in a reduction of the Bank's interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts.


                                   DIVIDEND POLICY

     There has been no determination made at this point in time as to the initial rate of dividend, if any, to be paid on the Common Stock. The initial or continued payment of dividends thereof will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, the Company's and the Bank's financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in future periods. Special cash dividends, stock dividends or returns of capital may be paid in addition to, or in lieu of, regular cash dividends (however, the Company and the Bank have committed to the OTS that they will take no action to further the payment of any return of capital during the one-year period following consummation of the Conversion). The Company anticipates that it will file consolidated tax returns with the Bank commencing with the first taxable year following Conversion. Accordingly, it is anticipated that any cash distributions made by the Company to its stockholders would be treated as cash dividends and not as non-taxable return of capital for federal and state tax purposes.

     Dividends from the Company may eventually depend, in part, upon receipt of dividends from the Bank, because the Company initially will have no source of income other than dividends from the Bank, earnings from the investment of proceeds from the sale of Conversion Shares retained by the Company, and interest payments with respect to the Company's loan to the ESOP. A regulation of the OTS imposes limitations on "capital distributions" by savings institutions. See "Regulation - Regulation of Federal Savings Banks
- Capital Distribution Regulation." In addition, the Bank will not be permitted to pay dividends to the Company if the Bank's net worth would be reduced below the amount required for the liquidation account to be established as a result of the Conversion.

     Any payment of dividends by the Bank to the Company which would be deemed to be drawn out of the Bank's bad debt reserves would require a payment of taxes at the then-current tax rate by the Bank on the amount of earnings deemed to be removed from the reserves for such distribution. The Bank does not intend to make any distribution to the Company that would create such a federal tax liability. See "Taxation."

     Unlike the Bank, the Company is not subject to the aforementioned regulatory restrictions on the payment of dividends to its stockholders, although the source of such dividends may eventually be dependent, in part, upon dividends from the Bank in addition to the net proceeds retained by the Company and earnings thereon. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.


                        MARKET FOR THE COMPANY'S COMMON STOCK

     The Company and the Bank have never issued capital stock, and, consequently, there is no established market for the Common Stock at this time. The Company has applied to have its Common Stock quoted on the Nasdaq National Market under the symbol "CITZ." Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at these quoted prices, subject to various securities laws and other regulatory requirements. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. Accordingly, the number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares and should not view the Common Stock as a short-term investment. Accordingly, there can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue, nor is there any assurance that persons purchasing shares of Common Stock will be able to sell them at or above the Purchase Price. In order to be quoted on the Nasdaq National Market, among other criteria, there must be at least three market makers for the Common Stock, the Company must satisfy certain minimum capitalization requirements, and there must be at least 400 round lot shareholders. Keefe, Bruyette has indicated its intention to act as a market maker in the Common Stock following the consummation of the Conversion, depending on trading volume and subject to compliance with applicable laws and regulatory requirements. Furthermore, Webb has agreed to use its best efforts to assist the Company in obtaining at least two additional market makers for the Common Stock. There can be no assurance there will be two additional market makers for the Common Stock.
There can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price.

                                  REGULATORY CAPITAL

     At December 31, 1997, Citizens Financial and Suburban Federal each exceeded all of the regulatory capital requirements applicable to it. The table on the following page sets forth the historical regulatory capital of Citizens Financial and Suburban Federal at December 31, 1997 and the pro forma regulatory capital of Citizens Financial after giving effect to the Conversion and the Merger, based upon the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by the Bank of 50% of the net Conversion proceeds, minus the amounts to be loaned to the ESOP and contributed to the RRP. The pro forma risk-based capital amounts assume the investment of the net proceeds received by the Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received and so applied at December 31, 1997.


                      CITIZENS FINANCIAL    SUBURBAN FEDERAL    PRO FORMA COMBINED
                        HISTORICAL AT         HISTORICAL AT        HISTORICAL AT
                      DECEMBER 31, 1997     DECEMBER 31, 1997     DECEMBER 31, 1997
                      ------------------    ------------------  -------------------
                                PERCENT              PERCENT               PERCENT
                                  OF                   OF                    OF
                      AMOUNT   ASSETS(1)   AMOUNT   ASSETS(1)    AMOUNT   ASSETS(1)
                      -------  ---------   -------  ---------   --------  ---------
                                         (Dollars in Thousands)
Tangible capital:
  Actual............  $62,857     8.46%    $26,097     5.99%    $ 88,954     7.55%
  Requirement.......  11,147      1.50      6,530      1.50       17,677     1.50
                      -------  ---------   -------  ---------   --------  ---------
  Excess............  $51,710     6.96%    $19,567     4.49%    $ 71,277     6.05%
                      -------  ---------   -------  ---------   --------  ---------
                      -------  ---------   -------  ---------   --------  ---------
Core capital(2):
  Actual............  $62,857     8.46%    $26,112     5.99%    $ 88,969     7.55%
  Requirement.......  22,294      3.00     13,060      3.00       35,354     3.00
                      -------  ---------   -------  ---------   --------  ---------
  Excess............  $40,563     5.46%    $13,052     2.99%    $ 53,615     4.55%
                      -------  ---------   -------  ---------   --------  ---------
                      -------  ---------   -------  ---------   --------  ---------
Risk-based
  capital(2):
  Actual............  $65,951    23.76%    $26,820    13.65%    $ 92,771    19.57%
  Requirement.......   22,201     8.00      15,715     8.00       37,916     8.00
                      -------  ---------   -------  ---------   --------  ---------
  Excess............  $43,750    15.76%    $11,105     5.65%    $ 54,855    11.57%
                      -------  ---------   -------  ---------   --------  ---------
                      -------  ---------   -------  ---------   --------  ---------

                             Pro Forma Combined for Citizens Financial at December 31, 1997 Based on
                      --------------------------------------------------------------------------------------
                           11,475,000            13,500,000             15,525,000            17,853,750
                       CONVERSION SHARES     CONVERSION SHARES      CONVERSION SHARES    CONVERSION SHARES
                      SOLD AT $10.00 PER     SOLD AT $10.00 PER    SOLD AT $10.00 PER    SOLD AT $10.00 PER
                             SHARE                 SHARE                  SHARE                 SHARE
                      -------------------   --------------------   -------------------   -------------------
                                 PERCENT               PERCENT                PERCENT               PERCENT
                                   OF                     OF                    OF                    OF
                       AMOUNT   ASSETS(1)    AMOUNT   ASSETS(1)     AMOUNT   ASSETS(1)    AMOUNT   ASSETS(1)
                      --------  ---------   --------  ----------   --------  ---------   --------  ---------

Tangible capital:
  Actual............  $131,309    10.68%    $138,897    11.21%     $146,485    11.73%    $155,210    12.33%
  Requirement.......    18,450     1.50       18,588     1.50        18,726     1.50       18,885     1.50
                      --------  ---------   --------    -----      --------  ---------   --------  ---------
  Excess............  $112,859     9.18%    $120,309     9.71%     $127,759    10.23%    $136,325    10.83%
                      --------  ---------   --------    -----      --------  ---------   --------  ---------
                      --------  ---------   --------    -----      --------  ---------   --------  ---------
Core capital(2):
  Actual............  $131,324    10.68%    $138,912    11.21%     $146,500    11.73%    $155,225    12.33%
  Requirement.......    36,900     3.00       37,176     3.00        37,453     3.00       37,770     3.00
                      --------  ---------   --------    -----      --------  ---------   --------  ---------
  Excess............  $ 94,424     7.68%    $101,736     8.21%     $109,047     8.73%    $117,455     9.33%
                      --------  ---------   --------    -----      --------  ---------   --------  ---------
                      --------  ---------   --------    -----      --------  ---------   --------  ---------
Risk-based
  capital(2):
  Actual............  $135,127    27.89%    $142,715    29.35%     $150,303    30.79%    $159,028    32.44%
  Requirement.......    38,754     8.00       38,901     8.00        39,048     8.00       39,218     8.00
                      --------  ---------   --------    -----      --------  ---------   --------  ---------
  Excess............  $ 96,373    19.89%    $103,814    21.35%     $111,255    22.79%    $119,811    24.44%
                      --------  ---------   --------    -----      --------  ---------   --------  ---------
                      --------  ---------   --------    -----      --------  ---------   --------  ---------

----------------------------------
(1) Adjusted total ($_____) or adjusted risk-weighted assets, as appropriate. As of December 31, 1997, the adjusted total and risk-weighted assets of Citizens Financial were $743.1 million and $277.5 million, respectively, and the adjusted total and risk-weighted assets of Surburban Federal were $435.3 million and $196.4 million, respectively.

(2) Does not reflect the interest rate risk component to be added to the risk-based capital requirements or, in the case of the core capital requirement, the 4.0% requirement to be met in order for an institution to be "adequately capitalized" under applicable laws and regulations. See "Regulation--Regulation of Federal Savings Banks -Regulatory Capital Requirements."

    Presented below is a reconciliation of the equity capital of each of Citizens Financial and Surburban Federal at December 31, 1997 as calculated in accordance with GAAP ("GAAP Capital") to their respective capital amounts as calculated under the regulatory capital requirements of the OTS.



                                             Citizens         Surburban
                                            Financial          Federal
                                            ---------         ---------
                                                   (In Thousands)

GAAP Capital............................     $65,689           $26,235

Unrealized (gain) loss on available-for-
  sale investment securities............        (393)               24

Deposit base intangible.................         --                  (88)

Investments & advances to non-includable
  subsidiaries..........................      (2,439)              (74)
                                            --------          --------
Tangible capital........................      62,857            26,097

Qualifying intangible assets............         --                 15
                                            --------          --------

Core capital............................      62,857            26,112

Allowance for loan losses...............       3,094               708

                                            --------          --------
Risk-based capital......................     $65,951           $26,820
                                            --------          --------
                                            --------          --------


                                 CAPITALIZATION

    The following table presents the historical capitalization of the Bank at December 31, 1997, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion and Merger, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."


                                                  CITIZENS
                                                  FINANCIAL                      THE BANK-
                                     CITIZENS    AS CONVERTED                    COMBINED
                                    FINANCIAL -   (MAXIMUM          SFC -        HISTORICAL
                                    HISTORICAL    OF RANGE)      HISTORICAL   CAPITALIZATION
                                    -----------  ------------    ----------   --------------
                                                         (In Thousands)
Deposits(2).......................   $669,417     $ 669,417       $316,656      $  986,073
Borrowings........................         --            --         85,044          85,044
                                    -----------   ----------     -----------  --------------
Total deposits and borrowings.....   $669,417    $  669,417       $401,700      $1,071,117
                                    -----------   ----------     -----------  --------------
                                    -----------   ----------     -----------  --------------
Stockholders' equity:
  Preferred stock, $.01 par value,
    15,000,000 shares authorized,
    none issued or to be issued...   $     --     $     --       $     --      $       --
  Common Stock, $.01 par value,
    85,000,000 shares authorized;
    shares issued or to be issued
    as reflected(3)...............         --           158             14              14
  Additional paid-in capital......         --       155,163          8,605           8,605
  Treasury stock(4)...............         --            --         (1,605)         (1,605)
  Retained earnings(5)(6).........     65,296        63,296         22,407          87,703
  Net unrealized gain on
    marketable securities, net of
    taxes.........................        393           393            167             560
Less:
  Common Stock held or to be
    acquired by the ESOP(7).......         --       (12,420)           (81)            (81)
  Common Stock to be acquired by
    the Recognition Plan(8).......         --        (6,210)            --              --
                                     --------     ---------       --------      ----------
Total stockholders' equity........   $ 65,689     $ 200,380       $ 29,507      $   95,196
                                     --------     ---------       --------      ----------
                                     --------     ---------       --------      ----------



                                                THE COMPANY--PRO FORMA CONSOLIDATED
                                                BASED UPON SALE AT $10.00 PER SHARE
                                         -------------------------------------------------
                                     11,475,000                 15,525,000  17,853,750
                                      SHARES     13,500,000      SHARES    SHARES(1)
                                     (MINIMUM      SHARES       (MAXIMUM   (15% ABOVE
                                        OF      (MIDPOINT OF       OF      MAXIMUM OF
                                       RANGE)       RANGE)        RANGE)      RANGE)
                                     ----------  ------------   ----------  ----------
                                                        (In Thousands)
Deposits(2).......................   $ 986,073    $  986,073   $  986,073   $  986,073
Borrowings........................      85,044        85,044       85,044       85,044
                                     ----------  ------------   ----------  ----------
Total deposits and borrowings.....   $1,071,117   $1,071,117   $1,071,117   $1,071,117
                                     ----------  ------------   ----------  ----------
                                     ----------  ------------   ----------  ----------
Stockholders' equity:
  Preferred stock, $.01 par value,
    15,000,000 shares authorized,
    none issued or to be issued...   $      --    $       --    $      --   $       --
  Common Stock, $.01 par value,
    85,000,000 shares authorized;
    shares issued or to be issued
    as reflected(3)...............         163           184          204          227
  Additional paid-in capital......     122,100       142,115      162,131      185,149
  Treasury stock(4)...............          --            --           --           --
  Retained earnings(5)(6).........      81,703        81,703       81,703       81,703
  Net unrealized gain on
    marketable securities, net of
    taxes.........................         560           560          560          560
Less:
  Common Stock held or to be
    acquired by the ESOP(7).......      (9,261)      (10,881)     (12,504)     (14,364)
  Common Stock to be acquired by
    the Recognition Plan(8).......      (4,590)       (5,400)      (6,210)      (7,142)
Total stockholders' equity........   $ 190,765    $  208,281    $ 225,887   $  246,133



                                                   (Footnotes on following page)

----------------------------------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Offering Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings.

(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Offerings. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of the Conversion Shares to be sold in the Offerings and the issuance of Exchange Shares. No effect has been given to the issuance of additional shares of Common Stock pursuant to the proposed Option Plan or to the exercise of any additional options to acquire shares of SFC Common Stock. See "Pro Forma Data" and "Management--Benefits -Stock Option Plan." Also reflects issuance of additional shares of Common Stock to the Foundation.

(4) Assumes the cancellation of SFC's treasury shares concurrent with consummation of the Merger.

(5) The retained earnings of the Bank will be substantially restricted after the Conversion by virtue of the liquidation account to be established in connection with the Conversion. See "The Conversion--Liquidation Rights." In addition, certain distributions from the Bank's retained earnings may be treated as being from its accumulated bad debt reserve for tax purposes, which would cause the Bank to have additional taxable income. See "Taxation."

(6) Pro forma stockholders' equity includes the effects of estimated one-time charges of approximately $9.0 million, $6.0 million net of tax effect. Since the estimated charges are non-recurring, they have not been reflected in the pro forma combined income statements and related per share calculations. The charges are expected to be incurred shortly following the Conversion and Merger. See Note 4 of the Notes to the Pro Forma Unaudited Consolidated Statement of Financial Condition.

(7) Assumes that 8.0% of the Common Stock sold in the Offerings will be purchased by the ESOP, which is reflected as a reduction of stockholders' equity. The ESOP shares will be purchased with funds loaned to the ESOP by the Company. See "Pro Forma Data" and "Management --Benefits--Employee Stock Ownership Plan."

(8) The Company intends to adopt the Recognition Plan and to submit such plan to stockholders at an annual or special meeting of stockholders held at least six months following the consummation of the Conversion. If the plan is approved by stockholders, the Company intends to contribute sufficient funds to the trust created under the Recognition Plan to enable the trust to purchase a number of shares of Common Stock equal to 4.0% of the Common Stock sold in the Offerings. Assumes that stockholder approval has been obtained and that the shares have been purchased in the open market at the Purchase Price. However, in the event the Company issues authorized but unissued shares of Common Stock to the Recognition Plan in the amount of 4.0% of the Common Stock sold in the Offerings, the voting interests of existing stockholders would be diluted approximately 3.0% (assuming the issuance of 15,525,000 Conversion Shares and 4,556,451 Exchange Shares and the contribution of 300,000 shares of Common Stock to the Foundation). The shares are reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management--Benefits--Recognition Plan."

                   PRO FORMA UNAUDITED FINANCIAL INFORMATION

    The following Pro Forma Unaudited Consolidated Statement of Financial Condition at December 31, 1997 and the Pro Forma Unaudited Consolidated Statements of Income for each of the years ended December 31, 1997, 1996 and 1995 give effect to the proposed Conversion and the Merger based on the assumptions set forth herein. The pro forma unaudited financial statements are based on the audited consolidated financial statements of Citizens Financial and SFC for the years ended December 31, 1997, 1996 and 1995. The pro forma unaudited financial statements give effect to the Conversion and the Merger using the pooling-of-interests method of accounting.

    The pro forma adjustments in the tables assume the sale of 15,525,000 Conversion Shares in the Offerings at a price of $10.00 per share, which is the maximum of the Estimated Offering Range. In addition, the pro forma adjustments in the tables assume the issuance of 4,556,451 Exchange Shares in the Merger and the contribution of 300,000 shares of Common Stock to the Foundation. The net proceeds are based upon the following assumptions: (i) all Conversion Shares will be sold in the Subscription Offering; (ii) no fees will be paid to Webb on shares purchased by (x) the ESOP and any other employee benefit plan of the Company or the Bank, (y) officers, directors, employees and members of their immediate families or (z) the Foundation; (iii) Webb will receive a fee equal to 1.15% of the aggregate Purchase Price for sales in the Subscription Offering (excluding the sale of shares to the ESOP, employee benefit plans, officers, directors and their immediate families and the Foundation); and (iv) total expenses of the Conversion, including the marketing fees paid to Webb, will be $2.9 million. Actual expenses may vary from those estimated. The actual amount of Conversion Shares sold may be more or less than the midpoint of the Estimated Offering Range, and the number of shares sold and the actual Purchase Price may be more or less than the assumptions set forth above. For the effects of such possible changes, see "--Additional Pro Forma Data." In addition, the expenses of the Conversion and the Merger may vary from those estimated, and the fees paid to Webb will vary from the amounts estimated if the amount of Conversion Shares sold in the different categories varies from the amounts assumed above or if a Syndicated Community Offering becomes necessary. Additionally, certain one-time charges to operating results are expected to occur following the Conversion and the Merger. These items, net of income tax effects, are shown as a reduction in stockholders' equity in the following tables but are not shown as a reduction in net income for the periods shown in the following tables.

    Pro forma net income has been calculated for the years ended December
31, 1997, 1996 and 1995 as if the Conversion Shares to be issued in the Offerings had been sold (and the Exchange Shares issued). The yield on one-year U.S. Government securities was used rather than the arithmetic average of the average yield on total interest-earning assets and the average rate paid on deposits, because the yields on one-year U.S. Government securities is believed to be more reflective of market interest rates. The effect of withdrawals from deposit accounts at Citizens Financial for the purchase of Conversion Shares in the Offerings has not been reflected. A combined effective federal and state income tax rate of 40.0% has been assumed for the periods, resulting in after-tax yields of 3.29%, 3.17% and 3.07% for the years ended December 31, 1997, 1996 and 1995, respectively. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Company Common Stock.

    The pro forma unaudited consolidated statement of financial condition assumes the Conversion and Merger were consummated on December 31, 1997. The pro forma unaudited consolidated statements of income assume that the Conversion and Merger were consummated on January 1 of each indicated period.

    The pro forma unaudited statements are provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the Conversion and the Merger been consummated on December 31, 1997 or at the beginning of the periods presented, and is not indicative of future results. The pro forma unaudited financial statements should be read in conjunction with the consolidated financial statements and the notes thereto of Citizens Financial and SFC contained elsewhere in this Prospectus.

    The stockholders' equity represents the combined book value of the common stockholders' ownership of Citizens Financial and SFC computed in accordance with GAAP. This amount is not intended to represent fair market value nor does it represent amounts, if any, that would be available for distribution to stockholders in the event of liquidation. The book value for Citizens Financial and SFC on a historical and pro forma basis has not been changed to reflect any difference between the carrying value of investments held to maturity or loans held in portfolio and their market value.

    THE UNAUDITED PRO FORMA NET INCOME AND COMMON STOCKHOLDERS' EQUITY DERIVED FROM THE ABOVE ASSUMPTIONS ARE QUALIFIED BY THE STATEMENTS SET FORTH UNDER THIS CAPTION AND SHOULD NOT BE CONSIDERED INDICATIVE OF THE MARKET VALUE OF THE COMPANY COMMON STOCK OR THE ACTUAL RESULTS OF OPERATIONS OF CITIZENS FINANCIAL AND SFC FOR ANY PERIOD. SUCH PRO FORMA DATA MAY BE MATERIALLY AFFECTED BY THE ACTUAL GROSS PROCEEDS FROM THE SALE OF CONVERSION SHARES IN THE CONVERSION AND THE MERGER AND THE ACTUAL EXPENSES INCURRED IN CONNECTION WITH THE CONVERSION AND THE MERGER. SEE "USE OF PROCEEDS."

        Pro Forma Unaudited, Consolidated Statement of Financial Condition

                               December 31, 1997

                 (Dollars in thousands, except per share data)

                                                                   CITIZENS
                              CITIZENS   PRO FORMA CONVERSION    FINANCIAL, AS                PRO FORMA MERGER    PRO FORMA
                             FINANCIAL       ADJUSTMENTS           CONVERTED         SFC         ADJUSTMENTS     CONSOLIDATED
                             ----------  --------------------  -----------------  ----------  -----------------  ------------
Assets
Cash.......................  $    8,290       $  133,691(1)       $   141,981     $    4,266                      $  146,247
Interest-bearing
  deposits.................       3,370                                 3,370          3,911                           7,281
Federal funds sold.........       1,000                                 1,000             --                           1,000
                             ----------         --------             --------     ----------                     ------------
Cash and cash
  equivalents..............      12,660          133,691              146,351          8,177                         154,528
Investment securities held
  for trade................          --                                    --          1,741                           1,741
Investment securities
  available for sale.......      24,714                                24,714         41,123                          65,837
Investment securities held
  to maturity..............     381,752                               381,752         81,150                         462,902
Loans receivable, net......     301,934                               301,934        293,632                         595,566
FHLB stock, at cost........       2,836                                 2,836          3,845                           6,681
Office properties and
  equipment................      11,398                                11,398          5,044                          16,442
Accrued interest
  receivable...............       6,009                                 6,009          2,598                           8,607
Real estate held for
  development and sale.....       1,071                                 1,071             --                           1,071
Real estate owned..........       1,160                                 1,160            135                           1,295
Other assets...............       2,516            1,000(2)             3,516          1,017                           4,533
                             ----------         --------             --------     ----------                     ------------
Total assets...............     746,050          134,691              880,741        438,462                       1,319,203
                             ----------         --------             --------     ----------                     ------------
                             ----------         --------             --------     ----------                     ------------
Liabilities and
  Stockholders' Equity
  Liabilities:
Deposits...................     669,417                               669,417        316,656                         986,073
Total borrowings...........          --                                    --         85,044                          85,044
Advances by borrowers for
  insurance and taxes......       2,290                                 2,290          3,053                           5,343
Other liabilities..........       8,654                                 8,654          4,202      $   4,000(5)        16,856
                             ----------                              --------     ----------        -------      ------------
Total liabilities..........     680,361                               680,361        408,955          4,000        1,093,316
                             ----------                              --------     ----------        -------      ------------
Stockholders' equity:
Common Stock...............          --              158(3)               158             14             32(6)           204
Additional paid-in
  capital..................          --          155,163(3)           155,163          8,605         (1,637)(6)      162,131
Retained earnings partially
  restricted...............      65,296           (2,000)(3)           63,296         22,407         (4,000)(6)       81,703
ESOP shares................          --          (12,420)(3)          (12,420)           (81)                        (12,501)
Management Recognition Plan
  shares...................          --           (6,210)(3)           (6,210)            --                          (6,210)
Treasury stock.............          --                                    --         (1,605)       1,605(6)              --
Unrealized gain on AFS
  securities...............         393                                   393            167                             560
                             ----------         --------             --------     ----------        -------      ------------
Total stockholders'
  equity...................      65,689          134,691              200,380         29,507         (4,000)         225,887
                             ----------         --------             --------     ----------        -------      ------------
Total liabilities and
  stockholders' equity.....  $  746,050       $  134,691          $   880,741     $  438,462             --        1,319,203
                             ----------         --------             --------     ----------        -------      ------------
                             ----------         --------             --------     ----------        -------      ------------
Book value per common
  share....................          --                           $     12.66     $     6.48(4)                   $    11.08
                             ----------                              --------     ----------                     ------------
                             ----------                              --------     ----------                     ------------

                                                   (Footnotes on following page)

         Pro Forma Unaudited, Consolidated Statement of Financial Condition
                                  (Continued)

                               December 31, 1997

                 (Dollars in thousands, except per share data)


(1) Reflects gross proceeds of $155.2 million from the sale of Conversion Shares, minus (i) estimated expenses of the Conversion equal to $2.9 million, (ii) the purchase of $12.4 million of Conversion Shares by the ESOP funded internally by a loan from the the Company and (iii) the proposed purchase of $6.2 million of the Company Common Stock by the RRP funded internally by the Company.

(2) Adjustment to record the federal tax benefit of the contribution of 300,000 shares of Company Common Stock to the Foundation.

(3) Reflects the adjustments set forth in Notes (1) and (2) and the issuance of 300,000 shares of Company Common Stock as a contribution to the Foundation.

(4) Assuming a 3.6:1 Exchange Ratio. Adjusted outstanding shares of SFC used to calculate book value per common share is 4,556,452.

(5) Adjustment to record the effects of estimated one-time charges of approximately $6.0 million, $4.0 million net of tax effect, which will be charged to earnings as incurred. Since the estimated charges are non-recurring, they have not been reflected in the pro forma combined income statements and related per share calculations. The charges are expected to be incurred shortly following the Conversion and Merger.

    The estimated nonrecurring charges (in thousands) consist of the following:

   Merger related professional fees......................................................................  $   1,000*
   Employee severance and contract costs.................................................................      2,750
   Data processing and space-related costs...............................................................      2,250
                                                                                                           ---------
                                                                                                               6,000
   Tax benefit...........................................................................................      2,000
                                                                                                           ---------
       Total estimated nonrecurring charges..............................................................      4,000
                                                                                                           ---------
                                                                                                           ---------

   *   Amount not tax effected as it is not deductible for federal and state income tax purposes.

(6) Reflects the adjustments set forth in Note (5) above, plus reclassification necessary to reflect the exchange of each share of SFC Common Stock previously held for 3.6 shares of the Company's Common Stock with a par value of $.01 (assuming no additional exercises of options to acquired SFC Common Stock) and the retirement of SFC shares previously held in treasury.

            Pro Forma Unaudited Consolidated Statements of Income

                 (Dollars in thousands, except per share data)

                                                                        YEAR ENDED DECEMBER 31, 1997
                                                                      ---------------------------------
                                                                      CITIZENS              PRO FORMA
                                                                      FINANCIAL     SFC    CONSOLIDATED
                                                                      ---------   -------  -----------
Interest income(1)..................................................   $53,132    $30,120    $83,252
Interest expense....................................................    32,377     18,481     50,858
                                                                      ---------   -------  -----------
  Net interest income before provision for losses on loans..........    20,755     11,639     32,394
Provision for losses on loans.......................................     1,660        180      1,840
                                                                      ---------   -------  -----------
Net interest income after provision for losses on loans.............    19,095     11,459     30,554
Non-interest income.................................................     1,216      3,656      4,872
Non-interest expense(2).............................................    17,321     10,825     28,146
                                                                      ---------   -------  -----------
  Income before income taxes........................................     2,990      4,290      7,280
Income taxes(3).....................................................     1,214      1,500      2,714
                                                                      ---------   -------  -----------
  Net income........................................................   $ 1,776    $ 2,790    $ 4,566
                                                                      ---------   -------  -----------
                                                                      ---------   -------  -----------
Diluted earnings per share..........................................       N/A    $ 0.587(1) $  0.22(2)
                                                                                  -------  -----------
                                                                                  -------  -----------
Basic earnings per share............................................       N/A    $  0.62(1) $  0.23(2)
                                                                                  -------  -----------
                                                                                  -------  -----------

                                                                        YEAR ENDED DECEMBER 31, 1996
                                                                      -----------------------------------
                                                                      CITIZENS                PRO FORMA
                                                                      FINANCIAL     SFC      CONSOLIDATED
                                                                      ---------   -------    -----------
Interest income(1)..................................................   $45,299    $26,457     $ 71,756
Interest expense....................................................    25,802     15,916       41,718
                                                                      ---------   -------    -----------
  Net interest income before provision for losses on loans..........    19,497     10,541       30,038
Provision for losses on loans.......................................        60        193          253
                                                                      ---------   -------    -----------
  Net interest income after provision for losses on loans...........    19,437     10,348       29,785
Non-interest income.................................................       980      3,281        4,261
Non-interest expense(2).............................................    17,927     12,013       29,940
                                                                      ---------   -------    -----------
  Income before income taxes........................................     2,490      1,616        4,106
Income taxes(3).....................................................       996        564        1,560
                                                                      ---------   -------    -----------
  Net income........................................................   $ 1,494    $ 1,052     $  2,564
                                                                      ---------   -------    -----------
                                                                      ---------   -------    -----------
Diluted earnings per share..........................................       N/A       0.22(1)  $   0.13(2)
                                                                                  -------    -----------
                                                                                  -------    -----------
Basic earnings per share............................................       N/A    $  0.23(1)  $   0.13(2)
                                                                                  -------    -----------
                                                                                  -------    -----------

              Pro Forma Unaudited Consolidated Statement of Income

                 (Dollars in thousands, except per share data)

                                                                        YEAR ENDED DECEMBER 31, 1995
                                                                      -----------------------------------
                                                                      CITIZENS               PRO FORMA
                                                                      FINANCIAL     SFC      CONSOLIDATED
                                                                      ---------   -------    ------------
Interest income(1)..................................................   $43,451    $23,548      $66,999
Interest expense....................................................    25,374     13,320       38,694
                                                                      ---------   -------    ------------
Net interest income before provision for losses on loans............    18,077     10,228       28,305
Provision for losses on loans.......................................       120         77          197
                                                                      ---------   -------    ------------
Net interest income after provision for losses on loans.............    17,957     10,151       28,108
Non-interest income.................................................     1,164      2,822        3,986
Non-interest expense(2).............................................    13,133     10,084       23,217
                                                                      ---------   -------    ------------
  Income (loss) before income taxes.................................     5,988      2,889        8,877
Income taxes(3).....................................................     2,311      1,071        3,382
                                                                      ---------   -------    ------------
  Net income........................................................   $ 3,677    $ 1,818        5,495
                                                                      ---------   -------    ------------
                                                                      ---------   -------    ------------
Diluted earnings per share..........................................       N/A    $  0.37(1)   $  0.27(2)
                                                                                  -------    ------------
                                                                                  -------    ------------
Basic earnings per share............................................       N/A    $  0.39(1)   $  0.27(2)
                                                                                  -------    ------------
                                                                                  -------    ------------


(1) SFC historical average number of shares outstanding as adjusted for the 3:6:1 Exchange Ratio used in the calculation of earnings per share ("EPS") are as follows:



                      Historical SFC    Historical SFC   Adjusted SFC     Adjusted SFC
                        Weighted          Weighted         Weighted         Weighted
                      Average Shares    Average Shares   Average Shares   Average Shares
 Year Ending           Outstanding -     Outstanding -    Outstanding -    Outstanding -
 December 31,           Basic EPS        Diluted EPS       Basic EPS       Diluted EPS
---------------------------------------------------------------------------------------------
   1997                  1,260,900         1,340,882        4,539,240        4,827,175
   1996                  1,258,174         1,310,574        4,529,426        4,718,066
   1995                  1,296,695         1,349,847        4,668,102        4,859,449

(2) The weighted average number of shares outstanding used to calculate pro forma consolidated EPS are as follows:



                           Pro Forma Weighted              Pro Forma Weighted
 Year Ending                  Average Shares                 Average Shares
 December 31,             Outstanding - Basic EPS       Outstanding - Diluted EPS
---------------------------------------------------------------------------------------------
      1997                    20,064,240                     20,352,175
      1996                    20,054,426                     20,243,066
      1995                    20,193,102                     20,384,449



The number of shares in this table has been computed by increasing the weighted average number of SFC shares outstanding, adjusted for the 3:6:1 Exchange Ratio, as shown in footnote (1) above, by 15,525,000 Conversion Shares.

ADDITIONAL PRO FORMA DATA

    The following tables provide unaudited pro forma data with respect to the Company's stockholders' equity, net income and related per share amounts based upon the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range. The actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $112.2 million and $152.3 million (or $175.4 million in the event the Estimated Offering Range is increased by 15%) based upon the following assumptions: (i) all Conversion Shares will be sold in the Subscription Offering; (ii) Webb will receive a fee equal to 1.15% of the aggregate Purchase Price for sales in the Subscription Offering (excluding the sale of shares to the ESOP, employee benefit plans, officers, directors and their immediate families and the Foundation); (iii) the Company will contribute to the Foundation 300,000 shares of Common Stock from authorized but unissued shares; and (iv) total expenses, including the marketing fees paid to Webb, of the Conversion will be between $2.5 million and $2.9 million (or $3.2 million in the event the Estimated Offering Range is increased by 15%). Actual expenses may vary from those estimated.

    The following pro forma unaudited information is based, in part, on historical information related to Citizens Financial and SFC and assumptions as to future events. For these and other reasons, the pro forma unaudited financial data may not be representative of the financial effects of the Conversion and the Merger at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company computed in accordance with GAAP.

    The following table gives effect to the issuance of 300,000 authorized but unissued shares of the Company's Common Stock to the Foundation concurrently with the completion of the Conversion, the issuance of 4,556,451 Exchange Shares in the Merger and certain one-time expenses expected to be incurred as a result of the Merger. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.

                                                         AT OR FOR THE YEAR ENDED DECEMBER 31, 1997
                                             ------------------------------------------------------------------
                                               11,475,000                                         17,853,750
                                               CONVERSION                        15,525,000       CONVERSION
                                             SHARES SOLD AT     13,500,000       CONVERSION     SHARES SOLD AT
                                               $10.00 PER       CONVERSION     SHARES SOLD AT     $10.00 PER
                                                  SHARE       SHARES SOLD AT     $10.00 PER          SHARE
                                                (MINIMUM        $10.00 PER          SHARE         (15% ABOVE
                                                   OF         SHARE (MIDPOINT    (MAXIMUM OF      MAXIMUM OF
                                                 RANGE)          OF RANGE)         RANGE)          RANGE)(8)
                                             ---------------  ---------------  ---------------  ---------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Gross proceeds.............................    $   114,750      $   135,000      $   155,200      $   178,538
Plus: Shares acquired by Foundation........          3,000            3,000            3,000            3,000
                                             ---------------  ---------------  ---------------  ---------------
 Pro forma market capitalization...........    $   117,750      $   138,000      $   158,250      $   181,538
                                             ---------------  ---------------  ---------------  ---------------
                                             ---------------  ---------------  ---------------  ---------------
Gross proceeds.............................    $   114,750      $   135,000      $   155,250      $   178,538
Less offering expenses and commissions.....          2,501            2,715            2,929            3,176
                                             ---------------  ---------------  ---------------  ---------------
 Estimated net proceeds....................    $   112,249      $   132,285      $   152,321      $   175,362
Less: Shares purchased by the ESOP.........         (9,180)         (10,800)         (12,420)         (14,283)
 Shares purchased by the Recognition Plan..         (4,590)          (5,400)          (6,210)          (7,142)
 One-time cash Merger-related expenses.....         (3,750)          (3,750)          (3,750)          (3,750)
                                             ---------------  ---------------  ---------------  ---------------
Total estimated net proceeds, as
  adjusted(1)..............................    $    94,729      $   112,335      $   129,941      $   150,187
                                             ---------------  ---------------  ---------------  ---------------
                                             ---------------  ---------------  ---------------  ---------------
Net income (2):
 Historical combined.......................    $     4,566      $     4,566      $     4,566      $     4,566
 Pro forma income on net proceeds, as
   adjusted................................          3,115            3,694            4,272            4,938
 Pro forma ESOP adjustment(3)..............           (459)            (540)            (621)            (714)
 Pro forma Recognition Plan adjustment(4)..           (551)            (648)            (745)            (857)
                                             ---------------  ---------------  ---------------  ---------------
 Pro forma net income......................    $     6,671      $     7,072      $     7,472      $     7,933
                                             ---------------  ---------------  ---------------  ---------------
                                             ---------------  ---------------  ---------------  ---------------
Diluted net income per share(2)(5):
 Historical Combined.......................    $      0.29      $      0.26      $      0.23      $      0.21
 Pro forma income on net proceeds, as
   adjusted................................           0.20             0.21             0.22             0.23
 Pro forma ESOP adjustment(3)..............          (0.03)           (0.03)           (0.03)           (0.03)
 Pro forma Recognition Plan adjustment(4)..          (0.04)           (0.04)           (0.04)           (0.04)
                                             ---------------  ---------------  ---------------  ---------------
 Pro forma diluted net income per
   share(4)(6).............................    $      0.42      $      0.40      $      0.38      $      0.37
                                             ---------------  ---------------  ---------------  ---------------
                                             ---------------  ---------------  ---------------  ---------------
Offering price to pro forma diluted net
  income per share(5)......................         23.81x           25.00x           26.32x           27.03x
                                             ---------------  ---------------  ---------------  ---------------
                                             ---------------  ---------------  ---------------  ---------------
Stockholders' equity:
 Historical Combined.......................    $    95,196      $    95,196      $    95,196      $    95,196
 Estimated net proceeds....................        112,249          132,285          152,321          175,362
 Plus: Shares issued to Foundation.........          3,000            3,000            3,000            3,000
 Less: Contribution to Foundation..........         (3,000)          (3,000)          (3,000)          (3,000)
 Plus: Tax benefit of the contribution to
   Foundation..............................          1,000            1,000            1,000            1,000
 Less: Other non-recurring one-time
   expenses(1).............................         (3,750)          (3,750)          (3,750)          (3,750)
 Less: Common Stock acquired by the
   ESOP(3).................................         (9,180)         (10,800)         (12,420)         (14,283)
  Common Stock to be acquired by the
    Recognition Plan(4)....................         (4,590)          (5,400)          (6,210)          (7,142)
                                             ---------------  ---------------  ---------------  ---------------
Pro forma stockholders' equity(4)(6)(7)....    $   190,925      $   208,531      $   226,137      $   246,383
                                             ---------------  ---------------  ---------------  ---------------
                                             ---------------  ---------------  ---------------  ---------------
Stockholders' equity per share(5):
 Historical Combined......................    $      5.83      $      5.18      $      4.67      $      4.19
 Estimated net proceeds...................           6.87             7.21             7.47             7.72
 Plus: Shares issued to Foundation........           0.18             0.16             0.15             0.13
 Less: Contribution to Foundation.........          (0.18)           (0.16)           (0.15)           (0.13)
 Plus: Tax benefit of contribution to
   Foundation.............................           0.06             0.05             0.05             0.04
 Less: Other non-recurring one-time cash
   expenses...............................          (0.23)           (0.20)           (0.18)           (0.16)
 Less: Common Stock acquired by the
   ESOP(3)................................          (0.56)           (0.59)           (0.61)           (0.63)
  Common Stock to be acquired by the
    Recognition Plan(4)...................          (0.28)           (0.29)           (0.30)           (0.31)
                                             ---------------  ---------------  ---------------  ---------------
 Pro forma stockholders' equity per
   share(4)(6)(7).........................    $     11.69      $     11.36      $     11.10      $     10.85
                                             ---------------  ---------------  ---------------  ---------------
                                             ---------------  ---------------  ---------------  ---------------
Purchase price as a percentage of pro forma
  stockholders' equity per share(5)........          85.54%           88.03%           90.09%           92.17%
                                             ---------------  ---------------  ---------------  ---------------
                                             ---------------  ---------------  ---------------  ---------------
(Footnotes on following page)

----------------------------------
(1) Estimated net proceeds, as adjusted, consist of the estimated net proceeds from the Offerings minus (i) the proceeds attributable to the purchase by the ESOP; and (ii) the value of the shares to be purchased by the Recognition Plan, subject to stockholder approval, after the Conversion at an assumed purchase price of $10.00 per share; and (iii) certain one-time Merger-related cash expenses expected to be paid concurrently with consummation of the Conversion and the Merger. For the purposes of this presentation, one-time Merger related expenses expected to be paid upon consummation of the Conversion and the Merger are assumed to be $3.75 million rather than $4.0 million of tax-effected non-recurring charges used for purposes of the prior presentation of the Pro Forma Unaudited Consolidated Statement Financial Condition.

(2) Does not give effect to the non-recurring expense that will be recognized in 1998 as a result of the establishment of the Foundation. The Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $2.0 million. Assuming the contribution to the Foundation was expensed during the year ended December 31, 1997, pro forma net earnings (loss) per share would be $0.29, $0.29, $0.28 and $0.27, at the minimum, midpoint, maximum and maximum as adjusted, respectively. Per share net income data is based on 15,925,603, 17,795,353, 19,665,103 and
    21,815,315 shares outstanding which represents Conversion Shares sold in the Offerings, shares contributed to the Foundation, Exchange Shares issued in the Merger and shares to be allocated or distributed under the ESOP and Recognition Plan for the period presented.

(3) It is assumed that 8.0% of the Conversion Shares sold in the Offerings will be purchased by the ESOP with funds loaned by the Company. The Company and the Bank intend to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The pro forma net earnings assumes (i) that the loan to the ESOP is payable over 12 years, with the ESOP shares having an average fair value of $10.00 per share in accordance with SOP 93-6, entitled "Employers' Accounting for Employee Stock Ownership Plans," of the AICPA, and (ii) the effective tax rate was 40.0% for the period. See "Management--Benefits--Employee Stock Ownership Plan."

(4) It is assumed that the Recognition Plan will purchase, following stockholder approval of such plan, a number of shares of Common Stock equal to 4.0% of the Conversion Shares for issuance to directors, officers and employees. Funds used by the Recognition Plan to purchase the shares initially will be contributed to the Recognition Plan by the Company. It is further assumed that the shares were acquired by the Recognition Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 20.0% of the amount contributed, net of taxes, was an amortized expense during the year ended December 31, 1997. The issuance of authorized but unissued shares of Common Stock pursuant to the Recognition Plan in the amount of 4.0% of the Conversion Shares sold in the Offerings would dilute the voting interests of existing stockholders by approximately 3.8% and under such circumstances pro forma net earnings per share for the year ended December 31, 1997 would be $0.42, $0.40, $0.38 and $0.36, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively, and pro forma stockholders' equity per share at December 31, 1997 would be $11.64, $11.32, $11.06 and $10.82 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. There can be no assurance that the actual purchase price of shares purchased by or issued to the Recognition Plan will be equal to the Purchase Price. See "Management--Benefits--Recognition Plan."

(5) The diluted per share calculations are determined by adding the number of Conversion Shares assumed to be issued in the Conversion, Exchange Shares issued in the Merger as well as shares of Common Stock to be contributed to the Foundation and, for purposes of calculating earnings per share, in cacordance with SOP 93-6, subtracting 879,750 shares, 1,035,000 shares, 1,190,250 shares, and 1,368,788 shares, respectively, representing the ESOP shares which have not been committed for release during the year ended December 31, 1997. Additionally, SFC stock options are incorporated into earnings per share calculations based on the treasury method. Thus, it is assumed at December 31, 1997 that 15,925,603, 17,795,353, 19,665,103 and 21,815,315 shares of Common Stock are outstanding at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively. Assuming the uncommitted ESOP shares were not subtracted from the number of shares of Common Stock outstanding at December 31, 1997, the offering price as a multiple of pro forma net earnings per share would be 25.06x, 26.50x, 27.78x and 29.10x at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively. For purposes of calculating pro forma stockholders' equity per share, it is assumed that shares outstanding total 16,331,452, 18,356,452, 20,381,452 and
    22,710,202 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range.

(6) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Option Plan, which will be adopted by the Company following the Conversion and presented for approval by stockholders at an annual or special meeting of stockholders of the Company held at least six months following the consummation of the Conversion. If the Option Plan is approved by stockholders, an amount equal to 10% of the Conversion Shares sold in the Offerings, or 1,147,500, 1,350,000, 1,552,500 and 1,785,375
    shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Option Plan. The issuance of Common Stock pursuant to the exercise of options under the Option Plan will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Option Plan, that all these options were exercised at the beginning of the period at an exercise price of $10.00 per share and that the shares to fund the Recognition Plan are acquired through open market purchases at the Purchase Price, pro forma diluted net earnings per share for the year ended December 31, 1997 would be $0.42, $0.40, $0.38 and $0.36 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Offering Range, respectively, and pro forma stockholders' equity per share at December 31, 1997 would be $11.57, $11.26, $11.00 and $10.78 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. See "Management--Benefits--Stock Option Plan."

(7) The retained earnings of the Bank will be substantially restricted after the Conversion by virtue of the liquidation account to be established in connection with the Conversion. See "Dividend Policy" and "The Conversion and the Merger--Effects on Liquidation Rights." In addition, certain distributions from the Bank's retained earnings may be treated as being from its accumulated bad debt reserve for tax purposes, which would cause the Bank to have additional taxable income. See "Taxation -Federal Taxation." Pro forma stockholders' equity and pro forma stockholders' equity per share
    (i) reflect certain nonrecurring charges, net of tax (see Note 4 to the Pro Forma Unaudited Consolidated Statement of Financial Condition) and (ii) do not give effect to the liquidation account or the bad debt reserves established by the Bank for federal income tax purposes in the event of a liquidation of the Bank.

(8) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Offering Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings.

      COMPARISON OF VALUATION AND PRO FORMA INFORMATION WITH NO FOUNDATION

    In the event that the Foundation were not being established as part of the Conversion, RP Financial has estimated that the pro forma aggregate market capitalization of the Company would be approximately $208.9 million at the maximum, which is approximately $5.1 million greater than the pro forma aggregate market capitalization of the Company if the Foundation is included, and would result in an approximately $8.1 million increase in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the maximum of the Estimated Offering Range, pro forma stockholders' equity per share and pro forma earnings per share would be substantially the same at $11.10 and $11.11, respectively, and $0.38 and $0.39, respectively, with the Foundation or without the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are substantially the same with and without the Foundation at the midpoint at 90.09% and 90.01%, respectively, and 26.32x and 25.64x, respectively. There is no assurance that in the event the Foundation was not formed that the appraisal prepared at the time would have concluded that the pro forma market value of the Company would be the same as that estimated herein. Any appraisals prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

    For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Offering Range, assuming the Conversion and the Merger were completed at December 31, 1997.

                                                                                                   AT THE MAXIMUM,
                             AT THE MINIMUM         AT THE MIDPOINT          AT THE MAXIMUM          AS ADJUSTED
                        ----------------------  ----------------------  ----------------------  ----------------------
                            WITH         NO         WITH         NO         WITH         NO         WITH         NO
                        FOUNDATION  FOUNDATION  FOUNDATION  FOUNDATION  FOUNDATION  FOUNDATION  FOUNDATION  FOUNDATION
                        ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Estimated offering
  amount..............  $  114,750  $  120,700  $  135,000  $  142,000  $  155,250  $  163,300  $  178,538  $  187,795
Pro forma market
  capitalization......     163,315     166,265     183,565     187,565     203,815     208,865     227,102     233,360
Total assets..........   1,278,941   1,283,114   1,296,547   1,301,633   1,314,153   1,320,152   1,334,399   1,341,448
Total liabilities.....   1,089,316   1,089,316   1,089,316   1,089,316   1,089,316   1,089,316   1,089,316   1,089,316
Pro forma
  stockholders'
  equity..............     190,925     195,098     208,531     213,617     226,137     232,136     246,383     253,432
Pro forma consolidated
  net earnings........       6,671       6,789       7,072       7,210       7,472       7,632       7,933       8,116
Pro forma
  stockholders' equity
  per share...........       11.69       11.74       11.37       11.39       11.10       11.11       10.84       10.87
Pro forma consolidated
  net earnings per
  share...............        0.43        0.43        0.40        0.40        0.38        0.39        0.37        0.36

Pro forma pricing ratios:
 Offering price as a
  percentage of pro
  forma stockholders'
  equity per share....       85.54%      85.18%      87.95%      87.80%      90.09%      90.01%      92.25%      92.00%
 Offering price to pro
  forma net earnings
  per share(1)........       23.26       23.26       25.00       25.00       26.32       25.64       27.03       27.78
 Pro forma market
  capitalization to
  assets..............       12.77%      12.96%      14.16%      14.41%      15.51%      15.82%      17.02%      17.40%
Pro forma financial
  ratios:
 Return on assets(2)...       0.52%       0.53%       0.55%       0.56%       0.57%       0.58%       0.60%       0.61%
 Return on stockholders'
  equity(3)...........        3.49%       3.48%       3.39%       3.38%       3.30%       3.29%       3.22%       3.20%
 Stockholders' equity
  to assets...........       14.93%      15.21%      16.08%      16.41%      17.21%      17.58%      18.46%      18.89%

------------------------

(1) If the contribution to the Foundation had been expensed during the year ended December 31, 1997, the offering price to pro forma net earnings per share would have been 34.09x, 35.09x, 35.94x and 36.77x at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

(2) If the contribution to the Foundation had been expensed during the year ended December 31, 1997, return (loss) on assets would have been 0.37%, 0.37%, 0.39% and 0.39% at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

(3) If the contribution to the Foundation had been expensed during the year ended December 31, 1997, return (loss) on stockholders' equity would have been 2.45%, 2.31%, 2.24% and 2.13% at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

                        CITIZENS FINANCIAL SERVICES, FSB
                       CONSOLIDATED STATEMENTS OF INCOME

    The following Consolidated Statements of Income of Citizens Financial for the three years in the period ended December 31, 1997, have been audited by Ernst & Young, LLP independent auditors, whose report thereon appears elsewhere in this Prospectus. These Statements should be read in conjunction with Citizens Financial's Consolidated Financial Statements and related notes include elsewhere herein.

                                                                                  FOR THE YEAR ENDED
                                                                                     DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1997           1996           1995

                                                                      -------------  -------------  -------------
Interest income:
 Loans..............................................................  $  23,043,295  $  21,819,799  $  20,368,809
 Mortgage-related securities........................................     18,382,102     18,055,627     21,080,615
 Other investment securities........................................     10,630,746      3,765,191      1,280,972
 Other..............................................................      1,075,792      1,658,503        720,360
                                                                      -------------  -------------  -------------
  Total interest income.............................................     53,131,935     45,299,120     43,450,756
Interest expense--deposits..........................................     32,376,671     25,801,755     25,373,895
                                                                      -------------  -------------  -------------
  Net interest income...............................................     20,755,264     19,497,365     18,076,861
Provision for losses on loans.......................................      1,660,000         60,000        120,000
                                                                      -------------  -------------  -------------
  Net interest income after provision for losses on loans...........     19,095,264     19,437,365     17,956,861
Noninterest income:
 Loan fees..........................................................        309,899        223,266        213,741
 Insurance commissions..............................................        575,762        507,239        363,983
 Investment commissions.............................................        380,471        255,550         99,382
 Loss on real estate held for development and sale..................     (1,177,436)      (605,731)       (57,371)
 Net gain on sale of investment securities..........................        277,788             --             --
 Other income.......................................................        849,695        599,883        544,906
                                                                      -------------  -------------  -------------
  Total noninterest income..........................................      1,216,179        980,207      1,164,641
Noninterest expense:
 Compensation and employee benefits.................................      9,744,316      8,781,100      7,870,399
 Net occupancy expense..............................................      1,234,756      1,003,269        904,600
 Furniture and equipment expense....................................      1,252,883        953,407        826,962
 Federal insurance premiums.........................................        387,075      1,171,515      1,213,523
 Data processing....................................................        641,656        552,685        472,164
 Marketing..........................................................        635,356        532,477        623,643
 Special SAIF assessment............................................             --      3,524,518             --
 Real estate operations.............................................      1,309,133             --             --
 Other general and administrative expenses..........................      2,116,068      1,408,070      1,221,691
                                                                      -------------  -------------  -------------
  Total noninterest expense.........................................     17,321,243     17,927,041     13,132,982
Income before income taxes..........................................      2,990,200      2,490,531      5,988,520
Income tax expense..................................................      1,214,000        996,131      2,311,120
                                                                      -------------  -------------  -------------
Net income..........................................................  $   1,776,200  $   1,494,400  $   3,677,400
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                             OF CITIZENS FINANCIAL

GENERAL

    The following discussion is intended to assist in understanding the financial condition and results of operations of Citizens Financial. The discussion and analysis does not include any comments relating to the Company since the Company has had no significant operations. The information contained in this section should be read in conjunction with the Citizens Financial Statements and the accompanying Notes and the other sections contained in this Prospectus.

    The Bank's results of operations depend primarily on its net interest income, which is the difference between interest income on interest-earning assets, which principally consist of loans and mortgage-backed and investment securities, and interest expense on interest-bearing liabilities which consist of deposits. The Bank's results of operations also are affected by the provision for losses on loans, the level of its noninterest income and expenses, and income tax expense.

ASSET AND LIABILITY MANAGEMENT

    QUALITATIVE RISK ANALYSIS. The ability to maximize net interest income is largely dependent upon the achievement of a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. Interest rate sensitivity is a measure of the difference between amounts of interest-earning assets and interest-bearing liabilities which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect. As of December 31, 1997, the ratio of the Bank's one-year gap to total assets was a negative 3.9%.

    In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the Bank's results of operations, the Bank has adopted asset and liability management policies to better match the maturities and repricing terms of the Bank's interest-earning assets and interest-bearing liabilities. Citizens Financial's actions with respect to interest rate risk and its asset/liability gap management are taken under the guidance of the Asset/Liability Management Committee ("ALCO") of Citizens Financial, which is comprised of directors Bernard Bolls, James Prisby, Thomas Prisby and John Stephens. The purpose of the ALCO is to communicate, coordinate and control asset/liability management consistent with the Bank's business plan and Board approved policies. The ALCO establishes and monitors the volume and mix of assets and funding sources taking into account relative costs and spreads, interest rate sensitivity and liquidity needs. The objectives are to manage assets and funding sources to produce results that are consistent with liquidity, capital adequacy, growth, risk and profitability goals. The ALCO generally meets on at least a monthly basis to review, among other things, economic conditions and interest rate outlook, current and projected liquidity needs and capital positions, anticipated changes in the volume and mix of assets and liabilities and interest rate risk exposure limits versus current projections pursuant to gap analysis and income simulations. At each meeting, the ALCO recommends appropriate strategy changes based on such review.

    Citizens Financial attempts to manage its interest rate risk by maintaining its highly capitalized position and by retaining a significant investment in liquid assets. While Citizens Financial's operations have been profitable on a consistent basis in recent periods, an increase in market rates of interest likely would have an adverse impact on its net interest income and net income. However, management of Citizens Financial believes that by maintaining its high levels of capital and liquidity, the Bank may be in a better position to withstand changes in interest rates without any material adverse effect upon its financial condition. In addition, management has emphasized the origination of adjustable-rate mortgage ("ARM") loans, and of the $293.5 million of loan principal repayments contractually due after December 31, 1998, $166.1 million, or 56.6%, had adjustable rates of interest. In recent years, Citizens Financial has not emphasized the origination of fixed-rate, residential mortgage loans with terms to maturity of 30 years, and was not originating any of such loans until 1996. In the near future, in consideration of interest-rate risk, Citizens Financial anticipates that it generally will sell the majority of its newly originated fixed-rate, long-term residential mortgage loans. During 1996 and 1997, Citizens Financial has purchased significant amounts of structured U.S. Government agency debt obligations with a feature permitting their call at pre-established times (generally every three months) throughout their term. In the Bank's experience, substantially all of these securities have been called within twelve months of purchase and thus, in management's view, have represented a highly liquid asset with minimal interest rate risk (although the Bank has some reinvestment risk with respect to such securities). At December 31, 1997, Citizens Financial had $170.2 million of callable agency securities with a feature permitting them to be called for redemption within one year. See "Business of Citizens Financial--Securities Activities--Other Securities."

    Traditionally, Citizens Financial's deposits have included a relatively high amount of certificates of deposit, including "jumbo" certificates with balances in excess of $100,000. See "Business of Citizens Financial--Sources of Funds--Deposits." Such certificates generally are higher costing and more interest rate sensitive than "core" deposits. In an effort to reduce the interest-rate risk of its certificates of deposit, the Bank emphasizes its longer term (more than one year) certificates of deposit.

    QUANTITATIVE RISK ANALYSIS. The Citizens Financial Board of Directors regularly reviews interest rate risk by examining the impact of alternative interest rate environments on net interest income and market value of portfolio equity ("MVPE"), which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and evaluating such impacts against the maximum potential changes in net interest income and MVPE that is authorized by the Board of Directors of the Bank.

    The following table sets forth as of December 31, 1997 the estimated percentage change in the Bank's net interest income over a four-quarter period and MVPE based on the indicated changes in interest rates.

                                            ESTIMATED CHANGE IN
                               -----------------------------------------------
CHANGE (IN BASIS POINTS) IN    NET INTEREST INCOME
    INTEREST RATES(1)          (NEXT FOUR QUARTERS)           MVPE
---------------------------    ---------------------   -----------------------
                                          (DOLLARS IN THOUSANDS)
            +400               (34.3)%    $  (6,569)      (46.1)%   $ (33,198)
            +300               (24.4)        (4,668)      (32.7)      (23,594)
            +200               (14.5)        (2,781)      (19.3)      (13,880)
            +100                (5.8)        (1,113)       (6.2)       (4,488)
               0                    0             0           0             0
            -100                (1.0)          (201)        5.4         3,917
            -200                (4.8)          (921)        9.9         7,105
            -300               (10.0)        (1,916)       13.7         9,896
            -400               (13.3)        (2,550)       17.7        12,731

------------------------

(1) Assumes an instantaneous uniform change in interest rates at all maturities.

    The assumptions used by management to evaluate the vulnerability of the Bank's operations to changes in interest rates in the table above are based on assumptions utilized in the gap table below. Although management finds these assumptions reasonable, the interest rate sensitivity of the Bank's assets and liabilities and the estimated effects of changes in interest rates on the Bank's net interest income and MVPE indicated in the above table could vary substantially if different assumptions were used or actual experience differs from such assumptions. Based upon the above-described changes in the Bank's MVPE, the Bank could be required to deduct $6.2 million from the calculation of its total regulatory capital if certain OTS regulations were applicable, although the Bank would continue to be deemed a "well-capitalized" institution. See "Regulation--Regulation of Federal Savings Banks--Regulatory Capital Requirements."

    The following table summarizes the anticipated maturities or repricing of the Bank's interest-earning assets and interest-bearing liabilities as of December 31, 1997, based on the information and assumptions set forth in the notes below.

                                                                                MORE THAN    MORE THAN
                                                                                ONE YEAR       THREE
                                                        WITHIN      THREE TO       TO          YEARS
                                                         THREE       TWELVE       THREE       TO FIVE     OVER FIVE
                                                        MONTHS       MONTHS       YEARS        YEARS        YEARS       TOTAL
                                                     -------------  ---------  -----------  -----------  -----------  ---------
                                                                               (DOLLARS IN THOUSANDS)
Interest-earning assets (1):
 Loans receivable (2):
 Mortgage loans:
  Fixed-rate.......................................    $   3,741    $   8,216   $  11,149    $  11,071    $  94,677   $ 128,854
  Adjustable-rate..................................       13,290       53,142      38,768       32,584       30,408     168,192
 Other loans.......................................          636        2,374       1,270          742           14       5,036
 Securities:
  Non-mortgage-related(3)..........................      101,600       79,972      20,655       --               15     202,242
  Mortgage-related fixed(3)........................          737       19,373      71,157       37,317       73,401     201,985
  Mortgage-related adjustable(3)...................        1,385          853          --           --           --       2,238
 Other interest-earning assets.....................        7,206           --          --           --           --       7,206
                                                     -------------  ---------  -----------  -----------  -----------  ---------
   Total interest-earning assets...................    $ 128,595    $ 163,930   $ 142,999    $  81,714    $ 198,515   $ 715,753
Interest-bearing liabilities:
 Deposits:
  NOW accounts(5)..................................    $   1,090    $   3,270   $   7,153    $   5,477    $  17,893   $  34,883
  Passbook accounts(5).............................        6,724       20,171      38,728       24,786       44,064     134,473
  Money market deposit accounts(5).................        1,112        3,337       6,997        5,054       13,161      29,661
  Certificates of deposit..........................       96,403      189,780     155,064       15,240        8,519     465,006
                                                     -------------  ---------  -----------  -----------  -----------  ---------
   Total interest-bearing liabilities..............    $ 105,329    $ 216,558   $ 207,942    $  50,557    $  83,637   $ 664,023
                                                     -------------  ---------  -----------  -----------  -----------  ---------
                                                     -------------  ---------  -----------  -----------  -----------  ---------
Excess (deficiency) of interest-earning assets over
  interest-bearing liabilities.....................    $  23,266    $ (52,628)  $ (64,943)   $  31,157    $ 114,878   $  51,730
                                                     -------------  ---------  -----------  -----------  -----------  ---------
                                                     -------------  ---------  -----------  -----------  -----------  ---------
Cumulative excess (deficiency) of interest-earning
  assets over interest-bearing liabilities.........    $  23,266    $ (29,362)  $ (94,305)   $ (63,148)   $  51,730
                                                     -------------  ---------  -----------  -----------  -----------
                                                     -------------  ---------  -----------  -----------  -----------
Cumulative excess (deficiency) of interest-earning
  assets over interest-bearing liabilities as a
  percent of total assets..........................         3.12%       (3.94)%    (12.64)%      (8.46)%       6.93%
                                                     -------------  ---------  -----------  -----------  -----------
                                                     -------------  ---------  -----------  -----------  -----------

------------------------

(1) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed-rate loans are included in the periods in which they are scheduled to be repaid, based on scheduled amortization.

(2) Balances have been reduced for non-performing loans, which amounted to $4.8 million at December 31, 1997.

(3) Reflects estimated prepayments in the current interest rate environment.

(4) Based on contractual maturities.

(5) Although the Bank's NOW accounts, passbook savings accounts and money market deposit accounts are subject to immediate withdrawal, management considers a substantial amount of such accounts to be core deposits having significantly longer effective maturities. The decay rates used on these accounts are based on management's assumptions and should not be regarded as indicative of the actual withdrawals that may be experienced by the Bank. If all of the Bank's NOW accounts, passbook savings accounts and money market deposit accounts had been assumed to be subject to repricing within one year, interest-bearing liabilities which were estimated to mature or reprice within one year would have exceeded interest-earning assets with comparable characteristics by $192.7 million or 25.8% of total assets. The Bank had $4.8 million of non-interest-bearing NOW accounts which are not included in the balances.

    Certain assumptions are contained in the above table which affect the presentation therein. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates of other types of assets and liabilities lag behind changes in market interest rates. Certain assets, such as adjustable-rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table.

Changes in Financial Condition

    General. Total assets of Citizens Financial increased by $99.1 million, or 15.3%, to $746.0 million at December 31, 1997 compared to $647.0 million at December 31, 1996. Such increase was due primarily to an aggregate $71.9 million increase in investment securities and a $52.9 million increase in loans receivable. Such increases in investment securities and loans receivable during 1997 were partially offset by a $25.9 million decrease in cash and cash equivalents.

    Cash and Cash Equivalents. Cash and cash equivalents, which consist of cash, interest-bearing deposits at other institutions and federal funds sold, amounted to $12.7 million and $38.5 million at December 31, 1997 and 1996, respectively. The 67.1% decrease between December 31, 1996 and December 31, 1997 was primarily due to the use of such cash to fund loan originations.

    Investment Securities. At December 31, 1997, Citizens Financial had $24.7 million in investment securities available for sale and $381.8 million in investment securities held to maturity or an aggregate of $406.5 million of investment securities, compared to $45.8 million in investment securities available for sale and $288.8 million held to maturity or an aggregate of $334.6 million in investment securities at December 31, 1996. While the Bank has increased its loan originations in each of the past three years, the ability to increase the loans receivable portfolio is affected by, among other factors, local and national economic conditions and competition among financial institutions. In recent years, Citizens Financial has increased its purchases of investment securities, particularly callable agency securities which generally have an expected term of less than one year. At December 31, 1997, Citizens Financial had an unrealized gain, net of taxes, on investment securities available for sale of $393,000.

    Loans Receivable. The net loan portfolio of Citizens Financial increased from $249.1 million at December 31, 1996 to $301.9 million at December 31, 1997. The increase in the Bank's net loan portfolio during 1997 was due to the Bank's efforts to increase its new loan originations as well as general economic conditions which have facilitated the current residential mortgage loan refinancing boom (which management attributes in large part to the relatively low market rates of interest for mortgage loans in recent periods). In an effort to increase its new loan originations, Citizens Financial utilizes its staff of business development officers (who receive a base salary plus commission) to actively solicit developers and other real estate professionals with respect to opportunities for new loan originations. Given the potential for sudden changes in market rates of interest, management cannot predict whether, or how long, the current refinancing boom will continue.

    Real Estate. At December 31, 1997, Citizens had $1.2 million of real estate owned and $1.1 million of real estate held for development and sale. Both real estate owned and real estate held for development and sale consist almost entirely of Citizens Financial's remaining interest in a planned 148 unit residential townhome development in Munster, Indiana which was being developed by a Bank subsidiary. The Bank began its involvement in the development in 1993 when a Bank subsidiary and a local developer formed a limited liability company and agreed to purchase land in eight phases from a regional real estate company and develop and build 148 upscale townhome units in 42 buildings. Construction commenced during 1994, and, as of December 31, 1997, construction had been completed on 67 units (58 of which had been sold and an additional six of which were under contract for sale). As of the end of 1997, 25 lots had been purchased (out of an anticipated total of 42 lots for the entire planned development), six of which lots were vacant. Given a lack of sufficient demand, sale prices on homes in the development were reduced in 1996 and again in 1997 which reductions, together with cost overruns, led to significant losses in 1996 and 1997. As a result, during 1997, the developer's minor equity interest in the limited liability company was extinguished, the Bank's subsidiary became the sole owner of the limited liability company, and, in late 1997, notice was given that the planned purchases of the final 17 lots, which were to be developed in the final three phases, would not be consummated. At December 31, 1997, the $1.1 million of real estate held for development and sale consisted of six completed townhome units on which the Bank had existing contracts of sale, while $920,000 of Citizens Financial's real estate owned at such date was the carrying value of three unsold townhouse units and six vacant lots. As of the date hereof, the six remaining lots have been sold, and the Bank has entered into contracts of sale on the three remaining townhouses. While no assurances can be given, the Bank does not expect to incur any additional material losses from this development. Citizens Financial has no intentions to resume real estate development activities as a principal. See Note 5 of the Notes to the Citizens Financial Consolidated Financial Statements.

    Liabilities. Citizens Financial's total liabilities increased by $97.1 million, or 16.6%, to $680.4 million at December 31, 1997 compared to $583.3 million at December 31, 1996. At such date the Bank had no borrowings, and the increase was due primarily to an increase in deposits.

    Equity. Total equity of Citizens Financial amounted to $65.7 million, or 8.8% of total assets, at December 31, 1997 compared to $63.7 million, or 9.9% of total assets, at December 31, 1996. Total equity of Citizens Financial included $393,000 and $210,000 of unrealized gain, net of taxes, on investment securities available for sale at December 31, 1997 and 1996, respectively. The increase in Citizens Financial's total equity from December 31, 1996 to December 31, 1997 primarily reflects net income of $1.8 million during the year.

Average Balances, Net Interest Income, Yields Earned and Rates Paid

    The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income of Citizens Financial from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average rate; (iii) net interest income; (iv) interest rate spread; and (v) net interest margin. Information is based on average monthly balances during the indicated periods. The Company's management believes that the average monthly balances do not differ materially from average daily balances. The table also reflects the yields on the Bank's interest-earning assets and costs of the Bank's interest-bearing liabilities at December 31, 1997.

                                                                          YEAR ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------------------------
                                                    1997                            1996                          1995
                                         ----------------------------   ---------------------------    ----------------------------
                         YIELD/COST AT                        AVERAGE                        AVERAGE                        AVERAGE
                         DECEMBER 31,    AVERAGE              YIELD/    AVERAGE              YIELD/    AVERAGE              YIELD/
                             1997        BALANCE   INTEREST    COST     BALANCE   INTEREST    COST     BALANCE   INTEREST    COST
                         -------------   --------  --------   -------   --------  --------   -------   --------  --------   -------
Interest-earning
  assets:
  Loans receivable (1):
    Real estate
      loans............      8.09%       $277,112  $22,613      8.16%   $245,211  $21,427      8.74%   $242,251  $20,020      8.26%
    Other loans........      8.60           4,915      430      8.75       4,946      393      7.95       4,302      349      8.11
                                         --------   ------              --------  -------              --------  -------
      Total loans......      8.12         282,027   23,043      8.17     250,157   21,820      8.72     246,553   20,369      8.26
  Securities(2):
    Mortgage-related...      7.43         246,117   18,382      7.47     270,209   18,056      6.68     302,015   21,081      6.98
    Other investment...      7.80         159,058   10,631      6.68      50,413    3,765      7.47      20,767    1,281      6.17
  Other
    interest-earning
    assets(3)..........      6.56          13,005    1,076      8.27      26,783    1,658      6.19      12,936      720      5.56
                                         --------   ------              --------  -------              --------  -------
    Total
      interest-earning
      assets...........      7.70         700,207   53,132      7.59     597,562   45,299      7.58     582,271   43,451      7.46
                                                    ------                                                        ------
Noninterest-earning
  assets...............                    31,601                         34,695                         22,120
                                         --------                       --------                       --------
      Total assets.....                  $731,808                       $632,257                       $604,391
                                         --------                       --------                       --------
                                         --------                       --------                       --------
Interest-bearing
  liabilities:
  Deposits:
    NOW and money
      market
      accounts.........      2.32        $ 63,762    1,737      2.72    $ 68,682    1,811      2.64    $ 69,171    2,162      3.13
    Passbook
      accounts.........      3.49         135,095    4,867      3.60     140,574    4,984      3.55     137,787    5,205      3.78
    Certificates of
      deposit..........      6.05         448,536   25,773      5.75     342,914   19,007      5.54     322,516   18,008      5.58
                                         --------   ------              --------  -------              --------  -------
      Total deposits...                   647,393   32,377      5.00     552,170   25,802      4.67     529,474   25,374      4.79
                                         --------   ------              --------  -------              --------  -------
      Total
       interest-bearing
        liabilities....      5.13         647,393   32,377      5.00     552,170   25,802      4.67     529,474   25,374      4.79
                                                    ------                                                        ------
Noninterest bearing
  liabilities (4)......                    17,655                         15,663                         13,350
                                         --------                       --------                       --------
      Total
        liabilities....                   665,048                        567,833                        542,824
Retained income........                    66,760                         64,424                         61,567
                                         --------                       --------                       --------
      Total liabilities
        and retained
        income.........                  $731,808                       $632,257                       $604,391
                                         --------                       --------                       --------
Net interest-earning
  assets...............                  $ 52,814                       $ 45,392                       $ 52,797
                                         --------                       --------                       --------
                                         --------                       --------                       --------
Net interest
  income/interest rate
  spread...............                            $20,755      2.59%             $19,497      2.91%             $18,077      2.67%
                                                   -------    ------              -------    ------                         ------
                                                   -------    ------              -------    ------                         ------
Net interest margin....                                         2.96%                          3.26%                          3.10%
                                                                ----                         ------                         ------
                                                                ----                         ------                         ------
Ratio of average
  interest-earning
  assets to average
  interest-bearing
  liabilities..........                                       108.16%                        108.22%                        109.97%
                                                                ----                         ------                         ------
                                                                ----                         ------                         ------

------------------------

(1) The average balance of loans receivable includes nonperforming loans, interest on which is recognized on a cash basis.

(2) Average balances of securities available for sale area based on historical costs.

(3) Includes money market accounts, Federal Funds sold and interest-earning bank deposits.

(4) Consists primarily of demand deposit accounts.

Rate/Volume Analysis

    The following table sets forth the effects of changing rates and volumes on net interest income of the Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) changes in rate/volume (changes in rate multiplied by changes in volume).

                                                                            YEAR ENDED DECEMBER 31,
                                                    ------------------------------------------------------------------------
                                                           1997 COMPARED TO 1996                1996 COMPARED TO 1995
                                                    -----------------------------------   ----------------------------------
                                                     INCREASE (DECREASE) DUE                INCREASE (DECREASE)
                                                               TO                                 DUE TO
                                                    ------------------------              ----------------------
                                                                              TOTAL NET                            TOTAL NET
                                                                      RATE/   INCREASE                    RATE/    INCREASE
                                                     RATE    VOLUME  VOLUME   (DECREASE)   RATE   VOLUME  VOLUME   (DECREASE)
                                                    -------  ------  -------  ---------   ------  ------  ------   ---------
                                                                            (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans receivable:
    Real estate loans.............................  $(1,420) $2,791  $ (185 )  $1,186     $1,151  $ 242    $ 14     $1,407
    Other loans...................................       40     (3 )   --          37         (7)    52      (1)        44
                                                    -------  ------  -------  ---------   ------  ------  ------   ---------
      Total loans receivable......................   (1,380) 2,788     (185 )   1,223      1,144    294      13      1,451
Securities:
  Mortgage-related................................    2,130  (1,613)   (191 )     326       (905) (2,216)    96     (3,025)
  Other investment securities.....................     (398) 8,122     (858 )   6,866        270  1,829     385      2,484
  Other interest-earning assets...................      557   (853 )   (286 )    (582)        81    770      87        938
                                                    -------  ------  -------  ---------   ------  ------  ------   ---------
      Total net change in income on
        interest-earning assets...................      909  8,444    (1,520)   7,833        590    677     581      1,848
Interest-bearing liabilities:
  Deposits:
    NOW and money market deposits.................       56   (126 )     (4 )     (74)      (338)   (15 )     2       (351)
    Passbook accounts.............................       73   (187 )     (3 )    (117)      (320)   105      (6)      (221)
    Certificates of deposit.......................      717  5,828      221     6,766       (129) 1,136      (8)       999
                                                    -------  ------  -------  ---------   ------  ------  ------   ---------
    Total net change in expense on
      interest-bearing liabilities................      846  5,515      214     6,575       (787) 1,226     (12)       427
                                                    -------  ------  -------  ---------   ------  ------  ------   ---------
    Net change in net interest income.............  $    63  $2,929  $(1,734)  $1,258     $1,377  $(549 )  $593     $1,421
                                                    -------  ------  -------  ---------   ------  ------  ------   ---------
                                                    -------  ------  -------  ---------   ------  ------  ------   ---------

Results of Operations

    General. Citizens Financial reported net income of $1.8 million for the year ended December 31, 1997 compared to net income of $1.5 million and $3.7 million for the years ended December 31, 1996 and 1995, respectively. While the Bank's net interest income increased in both 1997 and 1996, the results of operations for those years were adversely affected by the Bank's real estate development activities and, in 1996, by a one-time special SAIF assessment of $3.5 million.

    Net Interest Income. Net interest income is determined by the Bank's interest rate spread (i.e., the difference between the yields earned on the Bank's interest-earning assets and the rate paid on its interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. Citizens Financial's average interest rate spread was 2.59%, 2.91% and 2.67% during the years ended December 31, 1997, 1996 and 1995, respectively. The Bank's net interest margin (i.e., net interest income as a percentage of average interest-earning assets) was 2.96%, 3.26% and 3.10% during the years ended December 31, 1997, 1996 and 1995, respectively.

    Citizens Financial's net interest income amounted to $20.8 million for the year ended December 31, 1997 compared to $19.5 million and $18.1 million for the years ended December 31, 1996 and 1995, respectively. The $1.3 million, or 6.5%, increase in net interest income in 1997 compared to 1996 was due to an increase in interest income due primarily to a larger average balance of interest-earning assets, particularly real estate loans and other investment securities. The $1.4 million, or 7.9%, increase in net interest income in 1996 compared to 1995 was due primarily to an increase during the year of the average balance of the Bank's other investment securities as well as an increase in both the yield on, and average balance of, the loan portfolio.

    Interest Income. Citizens Financial reported total interest income of $53.1 million for the year ended December 31, 1997 compared to $45.3 million and $43.5 million for the years ended December 31, 1996 and 1995, respectively. The $7.8 million, or 17.3%, increase in interest income in 1997 compared to 1996 was due primarily to a $6.9 million increase in interest income from other investment securities and a $1.2 million increase in interest income from loans. The increase in interest income from other investment securities in 1997 compared to 1996 was due to an increase in the average balance of other investment securities of $108.6 million which more than offset a 79 basis point (with 100 basis points being equal to 1.0%) decrease in the yield earned thereon. The Bank substantially increased its investment in structured notes during 1997 due to, among other factors, the interest rate risk characteristics of such securities (in the Bank's experience, such notes invariably have been called for redemption in 12 months or less). The decrease in the yield earned on such securities during 1997 was due to the general decline in market rates of interest and the concomitant effect that, in a declining interest rate environment, such securities are likely to be called for redemption thus reducing the actual yield earned. The increase in interest income from loans in 1997 compared to 1996 was due primarily to a $31.9 million increase in the average balance of real estate loans which more than offset a 58 basis point decline on the yield earned thereon. The increase in the average balance of real estate loans during 1997 generally reflects the Bank's efforts to increase the level of its new loan originations. In addition to the increases in interest income from callable agency securities and other investments and loans, interest income from mortgage-related securities increased by $326,000 in 1997 compared to 1996.

    Total interest income increased by $1.8 million, or 4.3%, to $45.3 million for the year ended December 31, 1996 compared to 1995. Such increase was due to a $2.5 million increase in interest income on other investment securities and together with a $1.5 million increase in interest income from loans and an increase of $938,000 in income from other interest-earning assets, which more than offset a $3.0 million decrease in income from mortgage-related securities. The average balance of mortgage-related securities decreased by $31.8 million, or 10.5%, in 1996 compared to 1995, while the average balance of other investment securities increased by $29.6 million, or 142.8%, during the same period.

    Interest Expense. During all periods presented, interest expense is comprised solely of interest on deposits. The Bank generally has not utilized borrowings as a source of funds and has had no borrowings for more than the past five years. Given the continuing increased competition for deposits, among other things, Citizens Financial may determine to utilize borrowings as a source of funds in the future.

    Total interest expense amounted to $32.4 million for the year ended December 31, 1997 compared to $25.8 million and $25.4 million in 1996 and 1995, respectively. The increase in interest expense during 1997 was due primarily to a $6.8 million increase in the cost of the Bank's certificates of deposits. The average balance of Citizens Financial's certificates of deposit increased by $105.6 million, or 30.8%, in 1997 to $448.5 million, and the average rate paid on certificates was 5.75% for 1997 compared to 5.54% in 1996. Certificates of deposit constituted 69.5% of the Bank's total deposits at December 31, 1997 compared to 63.2% and 60.7% at December 31, 1996 and 1995, respectively.

    Provision for Losses on Loans. Citizens Financial establishes provisions for losses on loans, which are charged to operations, in order to maintain the allowance for losses on loans at a level which is deemed appropriate to absorb future charge-offs of loans deemed uncollectible. In determining the appropriate level of the allowance for losses on loans, management considers past and anticipated loss experience, evaluations of real estate collateral, current and anticipated economic conditions, volume and type of lending and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management of the Bank assesses the allowance for losses on loans on a quarterly basis and will make provisions for losses on loans as deemed appropriate by management in order to maintain the adequacy of the allowance. Citizens Financial's provision for losses on loans was $1.7 million for the year ended December 31, 1997 compared to $60,000 and $120,000 for the years ended December 31, 1996 and 1995, respectively. The primary reason for the significant increase in Citizens Financial's provisions for losses on loans in 1997 compared to 1996 was the $2.9 million, or 149.8%, increase in the Bank's total non-performing loans at December 31, 1997 compared to December 31, 1996, the increase in the Bank's total loan portfolio and the increasing emphasis in recent years on construction and land development loans, multi-family residential real estate loans and commercial real estate loans (all of which generally are deemed to involve more risk than single-family residential real estate loans).

    The primary reason for the increase in non-performing loans at December 31, 1997 was a $1.9 million increase in non-accrual single-family residential mortgage loans and a $792,000 increase in non-accrual construction and land development loans compared to December 31, 1996. At December 31, 1997, the Bank's non-accrual single-family residential mortgage loans totaled $3.3 million and consisted of 72 loans. Management of Citizens Financial believes that the increase in non-accrual single-family residential mortgage loans during 1997 was, to a certain extent, an abberation, and such non-accrual single-family residential mortgage loans had decreased to $2.1 million as of March 31, 1998. The $792,000 in non-accrual construction and land development loans at December 31, 1997 was comprised of three loans, two of which, with an aggregate principal balance of $678,000 at such date, were to one borrower.

    Although management of Citizens Financial believes that the Bank's allowance for losses on loans was adequate at December 31, 1997, based on facts and circumstances available to it, there can be no assurances that additions to such allowance will not be necessary in future periods, which would adversely affect the Bank's result of operations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's provision for losses on loans and the carrying value of its other nonperforming assets based on their judgments about information available to them at the time of their examination. No assurance can be given whether any of such agencies might require the Bank to make additional provisions for losses on loans in the future.

    Noninterest Income. Citizens Financial reported noninterest income of $1.2 million for the year ended December 31, 1997 compared to $980,000 and $1.2 million for the years ended December 31, 1996 and 1995, respectively. Noninterest income has been adversely affected by losses on real estate held for development and sale, which losses amounted to $1.2 million, $606,000 and $57,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Such losses in 1997 and 1996 were due primarily to losses on sales of townhouses in the community being developed by the Bank as a result of the determination to reduce sales prices in order to eliminate unsold inventory. As previously indicated, Citizens Financial does not anticipate any additional material losses on its real estate development activities, and it has no intentions to resume real estate development activities as a principal. Loan fees increased to $310,000 during the year ended December 31, 1997 compared to $223,000 and $214,000 in 1996 and 1995, respectively. The increases in loan fees primarily reflect increased loan fees as a result of the Bank's increased loan underwriting efforts. During 1997 and 1996 income from both insurance commissions and investment commissions increased, reflecting the Bank's efforts to expand the operations of its insurance agency and securities brokerage subsidiaries. Income from insurance commissions amounted to $576,000 in the year ended December 31, 1997 compared to $507,000 and $364,000 in 1996 and 1995, respectively. Income from investment commissions from the Bank's securities brokerage subsidiary was $380,000 in 1997 compared to $256,000 and $99,000 in 1996 and 1995, respectively. While both the insurance agency and securities brokerage subsidiaries of Citizens Financial had retained deficits at December 31, 1997, both gradually have reduced the levels of their operating losses and the Bank believes that it has the infrastructure and personnel in place in both subsidiaries which should permit them to continue their growth and, in the near future, to become profitable. Net gain on the sale of investment securities of $278,000 during 1997 reflects a one-time disposition of mortgage-related securities. Other noninterest income amounted to $850,000, $600,000 and $545,000 for the years ended December 31, 1997, 1996 and 1995, respectively. The increase in other noninterest income during 1997 was due primarily to increased automated teller machine ("ATM") fees as the result of the imposition of a surcharge on certain ATM transactions.

    Noninterest Expense. Citizens Financial reported noninterest expense of $17.3 million, $17.9 million and $13.1 million for the years ended December 31, 1997, 1996 and 1995, respectively. While noninterest expense decreased slightly in 1997, noninterest expense for the year ended December 31, 1996 was affected by a one-time special SAIF assessment of $3.5 million. Compensation and employee benefits, the largest single component of noninterest expense, increased to $9.7 million for the year ended December 31, 1997 compared to $8.8 million and $7.9 million in 1996 and 1995, respectively. The increases in compensation and employee benefits in 1997 and 1996 primarily reflect increases in the number of employees, due largely to fully staffing the Bank's insurance agency and securities brokerage subsidiaries as well as commencement of activities by the Trust Department in April 1996, as well as general salary increases and increased performance based commission payments to employees. As of December 31, 1997, Citizens Financial had 282 full-time equivalent employees compared to 245 and 213 employees at December 31, 1996 and 1995, respectively. It is expected that Citizens Financial's compensation and benefit expenses will increase after the Conversion due to, among other factors, additional expenses as a result of the anticipated implementation of Citizens Financial's ESOP and Recognition Plan. See "Risk Factors--Potential Increased Compensation Expense After the Conversion." Citizens Financial's payroll also will increase as a result of the Merger as a result of the addition of the former Suburban Federal employees.

    Aggregate net occupancy and furniture and equipment expense was $2.5 million for the year ended December 31, 1997 compared to $2.0 million and $1.7 million for 1996 and 1995, respectively. The increases in 1997 and 1996 primarily reflect the construction of the Bank's insurance agency and brokerage services office, which opened in the first quarter of 1996, as well as costs relating to remodeling and renovation of Citizens Financial's headquarters and six of its branch offices and expenses related to improvements made in the Bank's data processing and on-line computer network. Upon consummation of the Merger, the Bank anticipates that it will incur between $250,000 and $300,000 in expenses related to improvements of the former Suburban Federal facilities. Federal insurance premiums amounted to $387,000 for the year ended December 31, 1997, compared to $1.2 million for each of 1996 and 1995. The decrease in Federal insurance premiums in 1997 compared to earlier periods was due to the FDIC's determination to reduce, commencing in 1997, the Federal insurance premiums paid by SAIF members from 23 basis points to 6.4 basis points on their deposits. Data processing expenses amounted to $642,000 for the year ended December 31, 1997 compared to $553,000 and $472,000 for the years ended December 31, 1996 and 1995, respectively. The increases in both 1997 and 1996 in data processing fees primarily reflect the increased volume of transactions at the Bank during the periods. Citizens Financial currently is reevaluating its data processing needs in general and, in particular, with respect to its operations after the Conversion and the Merger. As part of this process, the Company will assess the consolidation of Suburban Federal's data processing functions with Citizens Financial. Given that Citizens Financial and Suburban Federal have contracted with different third party data processing vendors, the Company may incur additional expenses in connection with its future data processing needs. The Company has made no decisions with respect to how best to proceed with respect to future data processing services. However, it may determine that it is in the Company's best interests to terminate either the contract with Citizens Financial's current vendor, Suburban Federal's current vendor, or both. Any such termination could result in termination fees which could be significant. Regardless of any decision to terminate either or both existing contracts, the Company expects to incur some additional data processing expenses as a result of the need to consolidate and coordinate the two existing systems into a combined network. Management of the Company believes that, if it continues with its current data processing vendor, its systems will be ready for the year 2000 in a timely fashion and that the additional expense directly related to year 2000 compliance for the combined systems of the Bank and Suburban Federal will not exceed $1.0 million. In the event that the Company determines to consider other data processing vendors, it expects to consider only vendors whose systems are designed to be ready for the year
2000.

    The Bank, as well as Suburban Federal, is reliant on third-party vendors for data processing needs as well as certain other significant functions and services (e.g., securities safekeeping services, securities pricing data, etc.). Citizens Financial currently is working with its third-party vendors in order to assess their Year 2000 readiness. While no assurance can be given that such third party vendors will be Year 2000 compliant, management believes that such vendors are taking appropriate steps to address the issues on a timely basis. Based on certain preliminary estimates, Citizens Financial believes that its expenses related to upgrading its and Suburban Federal's systems and software for Year 2000 issues will not exceed $1.0 million. While Citizens Financial currently has no reason to believe that the cost of addressing such issues will materially affect the Bank's products, services or ability to compete effectively, no assurance can be made that Citizens Financial or the third party vendors on which it relies will become Year 2000 compliant in a successful and timely fashion. See "Risk Factors Year 2000 Compliance."

    Citizens Financial's noninterest expense for 1997 includes $1.3 million of real estate operations expenses reflecting development expenses with respect to the townhome community developed by the Bank (although management does not expect that Citizens Financial will incur any additional expenses with respect to such developments). No such expenses are reflected in 1996 and 1995 as the project was accounted for on the equity method during such periods. See Note 5 of the Notes to Citizens Financial's Consolidated Financial Statements. Such expenses were in addition to losses on real estate held for development and sale.

    Other general and administrative expenses amounted to $2.1 million for the year ended December 31, 1997 compared to $1.4 million and $1.2 million for the years ended December 31, 1996 and 1995, respectively. The primary reason for the $707,000 increase in other general and administrative expenses in 1997 compared to 1996 was a $181,000 increase in other professional fees, due to the increased utilization of third-party consultants, an increase in telephone and postage expenses of $91,000 in 1997 compared to 1996 and an increase in expenses related to stationery, printing and office supplies of $46,000, both reflecting the Bank's increased marketing and business generation efforts.

    Income Tax Expense. Citizens Financial's income tax expense amounted to $1.2 million, $996,000 and $2.3 million for the years ended December 31, 1997, 1996 and 1995, respectively. The differences in income tax expense during the periods was due primarily to the variations in income before income taxes. Citizens Financial's effective tax rates were 40.6%, 40.0% and 38.6% for the years ended December 31, 1997, 1996 and 1995, respectively.

Liquidity and Commitments

    The Bank's liquidity, represented by cash and cash equivalents, is a product of its operating, investing and financing activities. The Bank's primary sources of funds are deposits, amortization, prepayments and maturities of outstanding loans and mortgage-related securities, maturities of investment securities and other short-term investments and funds provided from operations. While scheduled payments from the amortization of loans and mortgage-related securities and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, the Bank invests excess funds in federal funds sold and other short-term interest-earning assets which provide liquidity to meet lending requirements. Historically, the Bank has been able to generate sufficient cash through its deposits and has not utilized borrowings. The Bank may consider utilizing borrowings in the future to leverage its capital base and provide additional funds for its lending and investment activities.

    Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short-term investments such as federal funds sold or U.S. Treasury securities. On a longer term basis, the Bank maintains a strategy of investing in various lending products as described in greater detail under "Business of Citizens Financial--Lending Activities." The Bank uses its sources of funds primarily to meet its ongoing commitments, to pay maturing certificates of deposit and savings withdrawals, fund loan commitments and maintain a portfolio of mortgage-related and investment securities. At December 31, 1997, the total approved loan origination commitments outstanding amounted to $10.2 million. Certificates of deposit scheduled to mature in one year or less at December 31, 1997, totaled $286.2 million. Investment securities scheduled to mature or permitted to be called for redemption in one year or less at December 31, 1997 totaled $203.9 million. Based on historical experience, management believes that a significant portion of maturing deposits will remain with the Bank. The Bank anticipates that it will continue to have sufficient funds, together with borrowings, to meet its current commitments.

Impact of Inflation and Changing Prices

    The consolidated financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of the Bank's assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation.

Impact of Accounting Pronouncements

    In November 1993, the AICPA issued SOP 93-6, "Employers' Accounting for Employee Stock Ownership Plans," which is effective for years beginning after December 15, 1993. SOP 93-6 requires the application of its guidance for shares acquired by ESOPs after December 31,

1992 but not yet committed to be released as of the beginning of the year SOP 93-6 is adopted. SOP 93-6 changes the measure of compensation expense recorded by employers for leveraged ESOPs from the cost of ESOP shares to the fair value of ESOP shares. The Company has adopted an ESOP in connection with the Conversion, which is expected to purchase 8% of the Common Stock sold in the Conversion. Under SOP 93-6, the Company will recognize compensation cost equal to the fair value of the ESOP shares during the periods in which they become committed to be released. To the extent that the fair value of the Company's ESOP shares differ from the cost of such shares, this differential will be charged or credited to equity. Employers with internally leveraged ESOPs such as the Company will not report the loan receivable from the ESOP as an asset and will not report the ESOP debt from the employer as a liability. However, the effects of SOP 93-6 on future operating results cannot be determined at this time.

    In February 1997, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies the standards for computing earnings per share previously found in Accounting Practice Board ("APB") Opinion No. 15, Earnings Per Share and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the financial statements as well as disclosure of the numerator and denominator of the diluted EPS computation in the notes to the financial statements. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. SFAS No. 128 requires restatement of all prior-period EPS data presented.

    In July 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of the Statement is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events during the period other than transactions with owners ("Comprehensive income"). Comprehensive income is the total of net income and all other nonowner changes in equity. The Statement is effective for fiscal years beginning after December 15, 1997 with earlier application permitted.

    In July 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." Statement No. 131 requires disclosures for each segment that are similar to those required under current standards with the addition of quarterly disclosure requirements and a finer partitioning of geographic disclosures. It requires limited segment data on a quarterly basis. It also requires geographic data by country, as opposed to broader geographic regions as permitted under current standards. The Statement is effective for fiscal years beginning after December 15, 1997 with earlier application permitted.

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." Statement No. 132 alters current disclosure requirements regarding pensions and other postretirement benefits in the financial statements of employers who sponsor such benefit plans. The revised disclosure requirements are designed to provide additional information to assist readers in evaluating future costs related to such plans. Additionally, the revised disclosures are designed to provide changes in the components of pension and benefit costs in addition to the year end components of those factors in the resulting asset or liability related to such plans. The statement is effective for fiscal years beginning after December 15, 1997 with earlier application available.

                           SUBURBFED FINANCIAL CORP.
                      CONSOLIDATED STATEMENTS OF EARNINGS

    The following Consolidated Statements of Earnings of SuburbFed Financial Corp. for the three years in the period ended December 31, 1997, have been audited by Cobitz, Vandenberg & Fennessy, independent auditors, whose report thereon appears elsewhere in this Prospectus. These Statements should be read in conjunction with SFC's Consolidated Financial Statements and related notes included elsewhere herein.

                                                                                  YEARS ENDED DECEMBER 31,
                                                                             -------------------------------------
                                                                                 1997         1996        1995
                                                                             -----------  -----------  -----------
Interest income:
  Interest on loans......................................................... $20,749,795  $14,954,462  $ 9,944,300
  Interest on mortgage-backed securities....................................   8,484,022   10,725,406   12,788,580
  Interest on investment securities.........................................     536,353      482,379      583,461
  Interest on other financial assets........................................     116,427      124,955      101,031
  Dividends on FHLB stock...................................................     233,633      169,687      130,495
                                                                             -----------  -----------  -----------
      Total interest income.................................................  30,120,230   26,456,889   23,547,867
                                                                             -----------  -----------  -----------
Interest expense:
  Interest on deposits......................................................  14,290,172   13,286,399   11,002,531
  Interest on borrowed money................................................   4,190,989    2,630,050    2,317,527
                                                                             -----------  -----------  -----------
      Total interest expense................................................  18,481,161   15,916,449   13,320,058
                                                                             -----------  -----------  -----------
      Net interest income before provision for loan losses..................  11,639,069   10,540,440   10,227,809
Provision for loan losses...................................................     180,000      192,680       76,700
                                                                             -----------  -----------  -----------

      Net interest income after provision for loan losses...................  11,459,069   10,347,760   10,151,109
                                                                             -----------  -----------  -----------
Non-interest income:
  Loan fees and service charges.............................................     774,806      884,899      648,880
  Commission income.........................................................     554,173      459,970      396,045
  Gain on sale of trading securities........................................     308,765      108,343      123,784
  Gain on sale of loans and securities, net.................................      50,648      112,158       82,554
  Unrealized gain on trading securities.....................................     459,972      197,292      230,310
  Loss on sale of real estate owned.........................................      (6,282)      --           --
  Deposit related fees and other income.....................................   1,514,050    1,519,077    1,341,012
                                                                             -----------  -----------  -----------
      Total non-interest income.............................................   3,656,132    3,281,739    2,822,585
                                                                             -----------  -----------  -----------
Non-interest expense:
  General and administrative:
  Staffing costs............................................................   6,282,357    5,590,311    5,120,646
  Advertising...............................................................     246,416      258,371      348,644
  Occupancy and equipment expenses..........................................   1,969,717    1,860,120    1,993,398
  Data processing...........................................................     336,182      306,663      291,016
  Federal deposit insurance premiums........................................     199,402      631,790      598,155
  SAIF special assessment...................................................      --        1,690,863       --
  Other.....................................................................   1,752,096    1,627,963    1,676,107
                                                                             -----------  -----------  -----------
      Total general and administrative expenses.............................  10,786,170   11,966,081   10,027,966
  Amortization of deposit base intangible...................................      38,815       47,021       56,281
                                                                             -----------  -----------  -----------
      Total non-interest expense............................................  10,824,985   12,013,102   10,084,247
                                                                             -----------  -----------  -----------
Income before income taxes..................................................   4,290,216    1,616,397    2,889,447
  Federal and state income taxes............................................   1,499,900      564,300    1,071,000
                                                                             -----------  -----------  -----------
      Net income............................................................  $2,790,316  $ 1,052,097  $ 1,818,447
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
Earnings per share:
  Basic.....................................................................  $     2.21  $      0.84  $      1.40
  Diluted...................................................................  $     2.08  $      0.80  $      1.35
Dividends per common share..................................................  $     0.32  $      0.32  $      0.32

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SFC

GENERAL

    SFC was organized as the holding company for Suburban Federal in connection with Suburban Federal's conversion from a mutual savings and loan association to a federally chartered stock savings bank on March 3, 1992. The business of SFC consists primarily of the business of Suburban Federal. Suburban Federal is principally engaged in the business of attracting deposits from the general public and using such deposits to originate residential mortgage loans and to a lesser extent, consumer, multi-family, construction or development and non-residential real estate loans. Suburban Federal also invests in mortgage-backed securities, other mortgage-backed products and other investments.

    SFC's results of operations are dependent primarily on net interest income--the difference between the interest income earned on its loan, mortgage-backed securities and investment portfolios, and its cost of funds, consisting of the interest paid on its deposits and borrowings. In addition, to a lesser extent, SFC's operating results are affected by fees paid by borrowers, customer service charges, and other income. SFC's operating results are also affected by the gains or losses on the sale of loans, mortgage-backed securities and investment securities. SFC, through its service corporation, receives commissions on the sale of various insurance and brokerage products.

    The operations of SFC are significantly affected by general economic conditions, particularly changes in interest rates, by competition, governmental policies, and actions of regulatory agencies. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates. Lending activities are affected by the demand for loans for real estate and other types of assets, which in turn is affected by the interest rate at which such financing may be offered and other factors including the availability of funds.

    The major focus of SFC's strategic plan for the past three years has been controlled, profitable growth. SFC reported growth in its loans receivable portfolio of $51.8 million, $93.9 million and $42.3 million, or 21.43%, 63.49% and 40.02% for 1997, 1996 and 1995, respectively. The growth was accomplished primarily through the origination of mortgage loans having a fixed interest rate for three or five years that convert to an annually adjusting rate for the remainder of the term, a portion of which were received from independent mortgage originators. SFC originated $76.4 million, $101.6 million and $41.1 million of these types of loans in 1997, 1996 and 1995, respectively.

    SFC has also attempted over the last six years to grow through the opening of five branches in the Walt's Food Centers and the purchase of the Southeast DuPage County branch. Deposit growth of 2.29% was reported by SFC for 1997. Maintaining a stable core deposit base, i.e. passbook and demand deposit accounts, has always been a priority of SFC. As a result of SFC's emphasis, core deposit accounts were $114.8 million or approximately 36% of total deposits at December 31, 1997. For the year ended December 31, 1997, the weighted average cost of deposits for SFC was 4.54%.

ASSET/LIABILITY MANAGEMENT

    QUALITATIVE RISK ANALYSIS. Suburban Federal, like other financial institutions, is subject to interest rate risk to the extent that its interest-bearing liabilities with short and intermediate-term maturities reprice more rapidly, or on a different basis, than its interest-earning assets. Management of SFC attempts to manage the effect of changes in interest rates on Suburban Federal's net portfolio value ("NPV") which represents the excess of the present value of expected cash flows from assets over the present value of expected cash flows from liabilities. This approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. Management of SFC's assets and liabilities is done within the context of the marketplace, but also within limits established by the Board of Directors on the amount of change in NPV which is acceptable given certain interest rate changes.

    In an attempt to manage its exposure to changes in interest rates, management of SFC and Suburban Federal closely monitor interest rate risk. Suburban Federal has an asset/liability management committee consisting of senior officers which meets monthly to review Suburban Federal's interest rate risk position and to make recommendations for adjusting such position to Suburban Federal's Board of Directors. In addition, the Board reviews simulations of the effect on Suburban Federal's earnings under various interest rate scenarios.

    In managing its asset/liability mix, Suburban Federal, at times, depending on the relationship between long- and short-term interest rates, market conditions and consumer preference, places greater emphasis on maximizing its net interest margin than on strictly matching the interest rate sensitivity of its assets and liabilities. The Board believes that the increased net income resulting from a mismatch in the maturity of its asset and liability portfolios can, during periods of stable interest rates, provide high enough returns to justify the increased exposure which can result from such a mismatch.

    To the extent consistent with its interest rate spread objectives, Suburban Federal attempts to reduce its interest rate risk and takes a number of steps to maintain the proper relationship between its assets and liabilities. First, SFC focuses on mortgage loans with an initial fixed term of three or five years that convert to an annually adjusting rate using the one year constant maturity United States Treasury rate as the index. SFC originated $76.4 million of these types of loans in 1997 and $208.0 million were outstanding at December 31, 1997. In addition, SFC had $24.0 million of other types of adjustable-rate mortgage loans in its portfolio at such date. Second, SFC's mortgage-backed securities portfolio is made up primarily of securities with adjustable rates or that have expected average lives of five years or less at time of purchase. Third, SFC has a substantial amount of passbook savings, demand deposit and money market accounts which may be less sensitive to changes in interest rates than certificate accounts. At December 31, 1997, SFC had $114.8 million of these types of accounts. Fourth, as of December

31, 1997, SFC had borrowings of $54.7 million with fixed rates and remaining terms of one to five years.

    QUANTITATIVE RISK ANALYSIS. Presented below, as of December 31, 1997, is an analysis of SFC's interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 400 basis points in accordance with OTS regulations. As illustrated in the table, NPV is more sensitive to and may be more negatively impacted by, rising rates than declining rates. This occurs principally because as rates rise, the market value of fixed-rate loans declines due to both the rate increase and slowing prepayments. When rates decline, SFC does not experience a significant rise in market value for these loans because borrowers prepay at relatively high rates. The value of SFC's deposits and borrowings change in approximately the same proportion in rising or falling rate scenarios.

                                  NET
                               PORTFOLIO
                    ------------------------------------
ASSUMED CHANGE IN                VALUE
  INTEREST RATES     AMOUNT     $ CHANGE     % CHANGE
------------------  ---------  ----------  -------------
  (BASIS POINTS)           (DOLLARS IN THOUSANDS)
       +400         $  12,576  $  (22,803)         (64)%
       +300            19,585     (15,794)         (45)
       +200            26,147      (9,232)         (26)
       +100            31,649      (3,730)         (11)
          0            35,379
       -100            37,326       1,947            6
       -200            38,436       3,057            9
       -300            40,183       4,804           14
       -400            42,906       7,527           21

    As noted above, the market value of SFC's net assets would be anticipated to decline in the event of certain designated increases in interest rates. For instance, in the event of a 200 basis point increase in interest rates, NPV is anticipated to fall by $9.2 million or 26%. The remaining NPV after the effect of the 200 basis point increase is still greater than 6% of SFC's total assets. On the other hand, in a decreasing interest rate environment, the NPV is anticipated to increase.

    Certain assumptions utilized by the OTS in assessing the interest rate risk of thrift institutions were employed by SFC in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under the various interest rate scenarios. It was also assumed that delinquency rates will not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that SFC's assets and liabilities would perform as set forth above. In addition, a change in U.S.

Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause significantly different changes to the NPV than indicated above.

    As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of change in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

LIQUIDITY AND CAPITAL RESOURCES

    SFC's primary sources of funds are deposits, proceeds from principal and interest payments on loans and mortgage-backed securities and other investments, sales of mortgage-backed securities available for sale, and FHLB advances, and other financing transactions. While maturities and scheduled payments due on loans and mortgage-backed securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, and competition.

    SFC's primary investing activities are the origination of mortgage loans and the purchase of mortgage-backed securities. At December 31, 1997, mortgage loans and mortgage-backed securities accounted for 89% of SFC's total assets.

    Consumer and other loans outstanding increased $700,000 during 1997 to $17.2 million primarily through the origination of home equity lines of credit.

    Suburban Federal is required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which may be varied at the direction of the OTS, depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short term borrowings. The required ratio is currently 4%. Suburban Federal's liquidity ratios were 5.0% and 5.3% at the years ended December 31, 1997 and 1996, respectively.

    SFC's most liquid assets are cash and cash equivalents, which include investments in highly liquid, short term investments. The levels of these assets are dependent upon SFC's operating, financing, and investing activities during any given period. At December 31, 1997 and 1996, cash and cash equivalents totaled $8.2 million and $8.9 million, respectively. The level of net cash and cash equivalent amounts is indicative of management's efforts to invest funds, as well as the stability of the core deposits and mortgage loan payments in maintaining predictable cash flows.

    SFC anticipates that it will have sufficient funds available to meet commitments to fund loans. At December 31, 1997, SFC had $7.7 million in outstanding commitments to originate mortgage loans and $17.4 million of unused home equity and credit card lines of credit.

    Certificates of deposit scheduled to mature in one year or less at December 31, 1997, totaled $93.0 million. Management of SFC believes, based on past experience, that a significant portion of these deposits will remain with SFC.

    At December 31, 1997, SFC had advances totaling $76.2 million outstanding from the FHLB of Chicago. Advances from the FHLB of Chicago increased by $20.7 million during 1997 with the proceeds used to originate mortgage loans. These transactions increased net interest income with little additional interest rate risk. If additional funds were required by SFC, management believes that credit would be available from the FHLB of Chicago.

    As of December 31, 1997, Suburban Federal exceeded all current regulatory capital standards. At such date, Suburban Federal's tangible capital, core capital, and risk based capital of $26.1 million, $26.1 million, and $26.8 million, respectively, exceeded the applicable minimum requirements by $19.6 million, $13.1 million, and $11.1 million, respectively.

FINANCIAL CONDITION

    During the year ended December 31, 1997, total assets of SFC increased by $34.4 million. This increase is primarily attributable to SFC's loan growth. SFC's asset growth was funded primarily by an increase of $22.1 million in borrowed money and a $7.1 million net increase in savings deposits.

    During the year ending December 31, 1997, SFC's net loans receivable increased $51.8 million as a result of increased loan originations. Loan production for 1997 from internal sources was $61.8 million while $54.6 million was received from independent outside originators. Both figures represent decreases from 1996 as fewer mortgage-backed securities were sold to provide funding. As the loan portfolio increases in size the amount of prepayments will generally also increase. Decreases in interest rates also generally increase prepayments, however, this was not a major factor until the last two months of 1997. Principal payments to loans during 1997 amounted to $59.6 million as compared to $69.8 million in 1996. During the year ended December 31, 1997, SFC disbursed $116.4 million in loans as compared to $172.8 million disbursed in 1996. Both amounts include draws on revolving lines of credit.

    During 1997, repayments of mortgage-backed securities totalling $22.1 million and sales of $4.0 million exceeded purchases of $7.0 million, with the net proceeds of $18.9 million being used by SFC to fund loans.

    The level of savings flows is principally affected by interest rates, by the total amount of funds consumers elect to save, by competition for savings from other thrifts and banks, and by competition from alternative investments. Management believes that savings flows are also affected by the convenience of office facilities and hours, by the variety of account offerings, and by the perceived advantage of banking with a consumer-oriented bank. Total savings deposits increased $7.1 million from $309.6 million on December 31, 1996, to $316.7 million on December 31, 1997. Interest credited during the year totaled $12.8 million.

    Stockholders' equity increased $3.3 million, due primarily to earnings of $2.8 million and an increase in the unrealized gain on securities available for sale, net of taxes, of $507,000 partially offset by dividends declared of $404,000. In March 1992, Suburban Federal borrowed $624,000 to fund the acquisition of stock for the SFC Employee Stock Ownership Plan. As of December 31, 1997, $81,000 of that loan remains outstanding and is reported as a reduction of stockholders' equity. The unamortized cost of the stock purchased for Suburban Federal Incentive Plan was reflected as a reduction of stockholders' equity. The portion of Suburban Federal Incentive Plans expensed during 1997 was $9,000.

RESULTS OF OPERATIONS

    SFC's results of operations depend primarily on the level of its net interest income, non-interest income, and its operating expenses. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

    The following table sets forth the weighted average yields earned on SFC's interest-earning assets, the weighted average interest rates paid on interest-bearing liabilities and the interest rate spread between the weighted average yields earned and rates paid by SFC at the dates indicated.

                                                                  AT DECEMBER 31,
                                               -----------------------------------------------------
                                                 1997       1996       1995       1994       1993
                                               ---------  ---------  ---------  ---------  ---------
Weighted average yield on:
  Loans receivable...........................       7.88%      7.93%      8.15%      8.01%      7.90%
  Mortgage-backed securities:
    Held to maturity.........................       7.22       7.23       7.13       7.02       6.95
    Available/held for sale..................       6.89       7.00       6.94       6.93       7.81
  Investment securities:
    Held to maturity.........................       4.98       4.99       5.19       5.31       4.62
    Available/held for sale..................       6.41       6.79       7.13       6.62       6.04
  Interest-bearing deposits..................       5.39       5.40       5.57       5.90       2.94
  FHLB stock.................................       7.00       7.00       7.00       6.50       5.87
    Combined weighted average yield on
      interest-earning assets................       7.60       7.59       7.44       7.27       7.31
Weighted average rate paid on:
  Passbook...................................       2.50       2.50       2.51       2.50       2.50
  Demand deposits............................       2.00       1.96       1.81       1.89       1.93
  Certificates...............................       5.86       5.83       5.92       4.74       4.69
    Total deposits...........................       4.54       4.43       4.38       3.47       3.43
  Borrowings.................................       6.03       5.89       5.82       6.23       3.45
    Combined weighted average rate paid on
      interest-bearing liabilities...........       4.85       4.68       4.57       3.85       3.43
Spread.......................................       2.75%      2.91%      2.87%      3.42%      3.88%

    The following table presents for the period indicated the total dollar amount of interest income for average interest-earning assets and the resultant yields, as well as the interest expense on liabilities expressed in dollars and rates. No tax equivalent adjustments were made. Average balances are daily or monthly average balances, which do not materially differ from daily average balances. Average balances and rates include non-accruing loans.

                                                              YEAR ENDED DECEMBER 31,
                                ------------------------------------------------------------------------------------
                                                  1997                                       1996
                                -----------------------------------------  -----------------------------------------
                                  AVERAGE                                    AVERAGE
                                OUTSTANDING    INTEREST                    OUTSTANDING    INTEREST
                                  BALANCE     EARNED/PAID    YIELD/RATE      BALANCE     EARNED/PAID    YIELD/RATE
                                -----------  -------------  -------------  -----------  -------------  -------------
                                                               (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans receivable............   $ 268,007     $  20,750           7.74%    $ 191,587     $  14,955           7.81%
  Mortgage-backed
    securities................     124,192         8,484           6.83       159,147        10,725           6.74
  Investment securities.......       9,894           536           5.42         8,675           482           5.56
  Interest-bearing deposits...       2,352           116           4.93         2,422           125           5.16
  FHLB stock..................       3,448           234           6.79         2,515           170           6.76
                                -----------  -------------                 -----------  -------------
      Total interest-earning
        assets................   $ 407,993     $  30,120           7.38     $ 364,346     $  26,457           7.26
                                -----------  -------------                 -----------  -------------
                                -----------  -------------                 -----------  -------------
Interest-bearing liabilities:
  Passbook....................      52,379         1,304           2.49        54,700         1,362           2.49
  Demand deposits.............      62,466         1,190           1.91        61,996         1,162           1.87
  Certificates................     203,014        11,796           5.81       183,435        10,762           5.87
                                -----------  -------------                 -----------  -------------
      Total deposits..........     317,859        14,290           4.50       300,131        13,286           4.43
                                -----------  -------------                 -----------  -------------
  Borrowings..................      68,954         4,191           6.08        44,492         2,630           5.91
                                -----------  -------------                 -----------  -------------
      Total interest-bearing
        liabilities...........   $ 386,813     $  18,481           4.78     $ 344,623     $  15,916           4.62
                                -----------  -------------                 -----------  -------------
                                -----------  -------------                 -----------  -------------
Net interest income/ interest
  rate spread.................                 $  11,639           2.60%                  $  10,541           2.64%
                                             -------------          ---                 -------------          ---
                                             -------------          ---                 -------------          ---
Net earning asset/net yield on
  average interest-earning
  assets......................   $  21,180                         2.85%    $  19,723                         2.89%
                                -----------                         ---    -----------                         ---
                                -----------                         ---    -----------                         ---
Average interest-earning
  assets to average interest-
  bearing liabilities.........      105.48%                                    105.72%
                                -----------                                -----------
                                -----------                                -----------


                                                 1995
                              -------------------------------------------
                                 AVERAGE
                               OUTSTANDING     INTEREST
                                 BALANCE      EARNED/PAID    YIELD/RATE
                              -------------  -------------  -------------

Interest-earning assets:
  Loans receivable............$    123,724     $   9,944           8.04%
  Mortgage-backed
    securities................     187,487        12,789           6.82
  Investment securities.......      10,279           583           5.67
  Interest-bearing deposits...       2,104           101           4.80
  FHLB stock..................       1,970           131           6.65
                              -------------  -------------



      Total interest-earning
        assets................$    325,564     $  23,548           7.23
                              -------------  -------------
                              -------------  -------------
Interest-bearing liabilities:
  Passbook....................      56,457         1,406           2.49
  Demand deposits.............      61,719         1,192           1.93
  Certificates................     152,077         8,405           5.53
                              -------------  -------------
      Total deposits..........     270,253        11,003           4.07
                              -------------  -------------
  Borrowings..................      37,886         2,317           6.12
                              -------------  -------------
      Total interest-bearing
        liabilities...........$    308,139     $  13,320           4.32
                              -------------  -------------
                              -------------  -------------
Net interest income/ interest
  rate spread.................                 $  10,228           2.91%
                                             -------------          ---
                                             -------------          ---
Net earning asset/net yield on
  average interest-earning
  assets......................$     17,425                         3.14%
                              -------------                         ---
                              -------------                         ---
Average interest-earning
  assets to average interest-
  bearing liabilities.........      105.65%
                              -------------
                              -------------

    The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the increase related to higher outstanding balances and that due to the levels and volatility of interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated have been allocated proportionately to the change due to volume and the change due to rate.

                                                                        YEAR ENDED DECEMBER 31,
                                            --------------------------------------------------------------------------------
                                                         1996 V. 1997                             1995 V. 1996
                                            ---------------------------------------  ---------------------------------------
                                             INCREASE (DECREASE)                      INCREASE (DECREASE)
                                                    DUE TO                                   DUE TO
                                            ----------------------  TOTAL INCREASE   ----------------------  TOTAL INCREASE
                                              VOLUME       RATE       (DECREASE)       VOLUME       RATE       (DECREASE)
                                            -----------  ---------  ---------------  -----------  ---------  ---------------

Interest-earning assets:
  Loans receivable........................   $   5,928   $    (133)    $   5,795      $   5,456   $    (446)    $   5,011
  Mortgage-backed securities..............      (2,386)        145        (2,241)        (1,933)       (131)       (2,064)
  Investment securities...................          66         (12)           54            (91)        (10)         (101)
  Interest-bearing deposits...............          (3)         (6)           (9)            15           9            24
  FHLB stock..............................          63           1            64             36           3            39
                                            -----------  ---------        ------     -----------  ---------        ------
      Total interest-earning assets.......   $   3,668   $      (5)    $   3,663      $   3,483   $    (575)    $   2,909
                                            -----------  ---------        ------     -----------  ---------        ------
                                            -----------  ---------        ------     -----------  ---------        ------
Interest-bearing liabilities:
  Passbook................................         (58)     --               (58)           (44)     --               (44)
  Demand deposits.........................           7          21            28              5         (35)          (30)
  Certificates............................       1,144        (110)        1,034          1,734         623         2,357
                                            -----------  ---------        ------     -----------  ---------        ------
      Total deposits......................       1,093         (89)        1,004          1,695         588         2,283
                                            -----------  ---------        ------     -----------  ---------        ------
  Borrowings..............................       1,484          77         1,561            404         (91)          313
                                            -----------  ---------        ------     -----------  ---------        ------
      Total interest-bearing
        liabilities.......................   $   2,577   $     (12)    $   2,565      $   2,099   $     497     $   2,596
                                            -----------  ---------        ------     -----------  ---------        ------
                                            -----------  ---------        ------     -----------  ---------        ------
  Net interest income.....................                             $   1,098                                $     313
                                                                          ------                                   ------
                                                                          ------                                   ------


                                                         1994 V. 1995
                                            ---------------------------------------

                                             INCREASE (DECREASE)
                                                    DUE TO
                                            ----------------------  TOTAL INCREASE
                                              VOLUME       RATE       (DECREASE)
                                            -----------  ---------  ---------------
Interest-earning assets:
  Loans receivable........................   $   2,481   $     128     $   2,609
  Mortgage-backed securities..............        (175)      1,142           967
  Investment securities...................          80          31           111
  Interest-bearing deposits...............          (2)         26            24
  FHLB stock..............................           5          14            19
                                            -----------  ---------        ------
      Total interest-earning assets.......   $   2,389   $   1,341     $   3,730
                                            -----------  ---------        ------
                                            -----------  ---------        ------
Interest-bearing liabilities:
  Passbook................................         (96)     --               (96)
  Demand deposits.........................         (19)         24             5
  Certificates............................         987       1,450         2,437
                                            -----------  ---------        ------
      Total deposits......................         872       1,474         2,346
                                            -----------  ---------        ------
  Borrowings..............................         610         414         1,024
                                            -----------  ---------        ------
      Total interest-bearing
        liabilities.......................   $   1,482   $   1,888     $   3,370
                                            -----------  ---------        ------
                                            -----------  ---------        ------
  Net interest income.....................                             $     360
                                                                          ------
                                                                          ------

COMPARISON OF YEARS ENDED DECEMBER 31, 1997, AND DECEMBER 31, 1996

GENERAL

    SFC had net income of $2.8 million in 1997, as compared with $1.1 million in 1996. The primary reason for the increase in net income was the one-time special assessment of $1.7 million charged to recapitalize the SAIF during 1996.

INTEREST INCOME

    Interest income increased from $26.5 million in 1996 to $30.1 million for 1997. The increase was due to the growth in average interest-earning assets of $43.6 million and, to a lesser extent, by an increase in the average yield of 12 basis points.

INTEREST EXPENSE

    Interest expense increased from $15.9 million in 1996 to $18.5 million in 1997. This increase was due primarily to an increase of $42.2 million in the average deposits and borrowed money outstanding and, to a lesser extent, by an increase of 16 basis points in the average cost of funds. Rates on interest-bearing passbook and checking accounts remained relatively constant during 1997 while the average rate on certificates of deposit decreased by 6 basis points. The average rate on borrowings increased by 17 basis points as the average maturity was extended.

PROVISION FOR LOSSES ON LOANS

    The provision for losses on loans decreased from $193,000 in the 1996 period to $180,000 in the 1997 period. The decrease reflects the resolution of a construction loan with a balance of $498,000 which resulted in a charge-off of $182,000. The remaining non-performing assets are primarily first mortgages on single family properties which historically have resulted in a lower level of charge-offs than construction loans. Net charge-offs for the 1997 period, primarily due to the resolution noted above, were $309,000, compared to $45,000 in 1996. In connection with its periodic loan reviews, SFC continued to add to the loan loss reserve during 1997 based on uncertainties in the national economic outlook, which may tend to inhibit economic activity and depress real estate and other values both nationally and in Suburban Federal's market area, and on the overall increase in SFC's multi-family, construction and development loans and other non-mortgage loans. While SFC has not experienced any additional delinquencies to date, there can be no assurance that additional significant provisions will not have to be made in the future.

NON-INTEREST INCOME

    Non-interest income increased from $3.3 million in the 1996 period to $3.7 million in the 1997 period. The increase was due primarily to an increase in realized and unrealized gains on the sale of loans and securities of $402,000.

    Recurring non-interest income generally consists of loan origination and servicing fees as well as deposit and other types of fees.

NON-INTEREST EXPENSE

    Total non-interest expense decreased from $12.0 million in the 1996 period to $10.8 million in the 1997 period. This decrease was primarily the result of the $1.7 million SAIF special assessment in 1996. Staffing costs increased $692,000 due primarily to additional incentive compensation based upon earnings and stock price improvement and the addition of several business development officers.

INCOME TAXES

    Regular provisions for income taxes increased in 1997 primarily as a result of increased income before income taxes.

Comparison of Years Ended December 31, 1996, and December 31, 1995

GENERAL

    SFC had net income of $1.1 million in 1996, as compared with $1.8 million in 1995. The primary reason for the decrease in net income was the one-time special assessment of $1.7 million charged to recapitalize the SAIF.

INTEREST INCOME

    Interest income increased from $23.5 million in 1995 to $26.5 million for 1996. The increase was due to the growth in average interest-earning assets of $38.8 million and, to a lesser extent, by an increase in the average yield of 3 basis points.

INTEREST EXPENSE

    Interest expense increased from $13.3 million in 1995 to $15.9 million in 1996. This increase was due primarily to an increase of $36.5 million in the average deposits and borrowed money outstanding and, to a lesser extent, by an increase of 30 basis points in the average cost of funds. Rates on interest-bearing passbook and checking accounts remained relatively constant during 1996 while the average rate on certificates of deposit increased by 34 basis points.

PROVISION FOR LOSSES ON LOANS

    The provision for losses on loans increased from $77,000 in the 1995 period to $193,000 in the 1996 period. The increase reflects the increase in loans receivable of $93.9 million. Net charge-offs for the 1996 period were $45,000, compared to $63,000 in 1995. In connection with its periodic loan reviews, SFC continued to add to the loan loss reserve during 1996 based on uncertainties in the national economic outlook, which may tend to inhibit economic activity and depress real estate and other values both nationally and in Suburban Federal's market area, and on the overall increase in SFC's multi-family, construction and development loans and other non-mortgage loans. While SFC has not experienced any additional delinquencies to date, there can be no assurance that additional significant provisions will not have to be made in the future.

NON-INTEREST INCOME

    Non-interest income increased from $2.8 million in the 1995 period to $3.3 million in the 1996 period. The increase was due primarily to an increase in loan fees and service charges of $236,000 associated with the 75% increase in loan disbursements and an increase in deposit related fees and other income of $178,000 relating to additional ATM activity and increases in other transaction volume.

    Recurring non-interest income generally consists of loan origination and servicing fees as well as deposit and other types of fees.

NON-INTEREST EXPENSE

    Total non-interest expense increased from $10.1 million in the 1995 period to $12.0 million in the 1996 period. This was primarily the result of the $1.7 million SAIF special assessment. Staffing costs increased $470,000 due primarily to the additional staff needed to accomplish the loan origination growth and normal salary increases.

INCOME TAXES

    Regular provisions for income taxes decreased in 1996 primarily as a result of decreased income before income taxes caused by the SAIF special assessment.

    Year 2000

    SFC is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The bulk of SFC's records are maintained by a third-party data center. Management of SFC is closely monitoring the data center's progress in making their programs Year 2000 compliant. The current status indicates that the reprogramming will be completed with sufficient lead time to allow adequate testing to ensure that they will function appropriately in the Year 2000. In addition, management of SFC is confirming that plans have developed internally or by other primary vendors that will facilitate systems functioning properly in the Year 2000. The additional cost of these efforts is not considered to be significant by management of SFC.

IMPACT OF INFLATION AND CHANGING PRICES

    The consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of SFC's operations.

    Unlike most industrial companies, nearly all the assets and liabilities of SFC are monetary in nature. As a result, interest rates have a greater impact on SFC's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services. In the present economic environment, the liquidity, maturity structure, and quality of SFC's assets and liabilities are important factors in the maintenance of acceptable performance levels.

CURRENT ACCOUNTING DEVELOPMENTS

    In December 1996, the FASB issued Statement of Financial Accounting Standards No. 127 ("SFAS No. 127"), "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125". The statement delays for one year the implementation of SFAS No. 125, as it relates to (1) secured borrowings and collateral, and (2) for the transfers of financial assets that are part of repurchase agreements, dollar-rolls, securities lending and similar transactions. SFC has adopted portions of SFAS No. 125 (those not deferred by SFAS No. 127) effective January 1, 1997. Adoption of these portions did not have a significant effect on SFC's financial condition or results of operations. Based on its review of SFAS No. 125, management of SFC does not believe that adoption of the portions of SFAS No. 125 which have been deferred by SFAS No. 127 will have a material effect on SFC.

    SFC has not yet determined the impact of adopting SFAS No. 130, "Reporting Comprehensive Income" or SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information."

    The foregoing does not constitute a comprehensive summary of all material changes or developments affecting the manner in which SFC keeps its books and records and performs its financial accounting responsibilities. It is intended only as a summary of some of the recent pronouncements made by the FASB which are of particular interest to financial institutions.

                         BUSINESS OF CITIZENS FINANCIAL

GENERAL

    Citizens Financial is a federally-chartered mutual savings bank that was originally organized in 1934. The Bank conducts its business from its executive offices and an insurance and investment center, both in Munster, Indiana, as well as 11 banking centers in Lake, Porter and LaPorte Counties in northwest Indiana. At December 31, 1997, Citizens Financial had $746.0 million in total assets, $669.4 million in deposits and $65.7 million of equity. The Bank is primarily engaged in attracting deposits from the general public and using those funds to originate loans and invest in securities. The Bank's primary lending emphasis has been, and continues to be, loans secured by first liens on single-family (one- to four-units) residential properties located in northwest Indiana and, to a lesser extent, southeastern Cook County, Illinois. The Bank also originates construction and land development loans, multi-family residential real estate loans, commercial real estate loans, home equity loans and other loans.

    Total assets of Citizens Financial have increased by $170.2 million, or 29.6%, from December 31, 1993 to December 31, 1997. In recent years, the Bank has implemented policies and procedures designed to increase the Bank's growth in asset size while maintaining the Bank's generally conservative operating strategies. Such efforts have included an increased emphasis in developing and expanding the Bank's insurance agency and securities brokerage activities as well as its Trust Department, which commenced operations in April 1996. In addition, Citizens Financial has created a team of business development officers who actively solicit new loans and other business within the Bank's market area. Citizens Financial plans to continue its efforts to increase its asset base through, among other things, its loan origination efforts. The proposed Merger of Suburban Federal, whose market area is contiguous to the Bank's, with Citizens Financial is consistent with the Bank's growth strategy. Subsequent to the Conversion and Merger, Citizens Financial may consider further expansion of its branch network. Such expansion, if under- taken, may be accomplished through internal growth or acquisitions. However, other than the Merger, Citizens Financial has no specific plans, arrangements or understandings regarding any such expansion or acquisitions at this time.

MARKET AREA AND COMPETITION

    Citizens Financial operates out of its headquarters in Munster, Indiana, which is located in Lake County in northwest Indiana. Citizens Financial also maintains an insurance and investment center in Munster and 11 banking centers in Lake, Porter and LaPorte Counties in northwestern Indiana. As a result of the Merger, Citizens Financial will increase the extent of its operations in the market areas currently served by Suburban

Federal. Suburban Federal operates through its executive offices in Harvey, Illinois and 11 branch offices, including eight branches in Cook County, Illinois, one branch in each of DuPage and Will Counties, Illinois and one branch in Lake County, Indiana. Suburban Federal's primary market area is the southern Chicago suburbs. The respective market areas served by both Citizens Financial and Suburban Federal are part of the Chicago Metropolitan Statistical Area.

    Both Citizens Financial and Suburban Federal have historically concentrated their efforts in the markets surrounding their respective offices. Citizens Financial's market area reflects diverse socioeconomic factors. Traditionally, the market area in northwest Indiana and the suburban areas south of Chicago were dependent on heavy manufacturing. While manufacturing still is an important component of the local economies, service-related industries have become increasingly significant to the region in the last decade. Growth in the local economics can be expected to occur largely as a result of the continued interrelation with Chicago as well as suburban business centers in the area. Citizens Financial believes that the Merger with Suburban Federal will facilitate its efforts to increase its presence in the suburbs southeast of Chicago.

    The Bank faces significant competition both in making loans and in attracting deposits. The Chicago metropolitan area is one of the largest money centers in the United States, and the market for deposit funds is highly competitive. The Bank's competition for loans comes principally from commercial banks, other savings banks, savings associations and mortgage-banking companies. The Bank's most direct competition for deposits has historically come from savings associations, other savings banks, commercial banks and credit unions. The Bank faces additional competition for deposits from short-term money market funds and other corporate and government securities funds and from other non-depository financial institutions such as brokerage firms and insurance companies. Competition for banking services may increase as a result of, among other things, the elimination of restrictions on interstate operations of financial institutions.

LENDING ACTIVITIES

    GENERAL. At December 31, 1997, Citizens Financial's net loans amounted to $301.9 million or 40.5% of the Bank's total assets at such date. The Bank's primary emphasis has been, and continues to be, the origination of loans secured by first liens on single-family residences. In addition to loans secured by single-family residential real estate, the Bank's mortgage loan portfolio includes loans secured by multi-family (over four units) residential properties, which amounted to $16.1 million or 5.1% of the loan portfolio at December 31, 1997, construction and land development loans, which totaled $30.0 million or 9.5% at December 31, 1997, loans secured by commercial real estate, which amounted to $14.6 million or 4.6% of the loan portfolio at December 31, 1997 and home equity loans, which totaled $7.1 million or 2.3% at December 31, 1997. In addition to mortgage loans, the Bank originates various other loans which, at December 31, 1997, amounted to $5.1 million, or 1.6% of the loan portfolio.

    The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected principally by the demand for such loans and the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general and economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

    LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of the Bank's loans at the dates indicated.

                                                                DECEMBER 31,
                                       1997                        1996                        1995                1994
                            --------------------------  --------------------------  --------------------------  -----------
                                          PERCENT OF                  PERCENT OF                  PERCENT OF
                              AMOUNT         TOTAL        AMOUNT         TOTAL        AMOUNT         TOTAL        AMOUNT
                            -----------  -------------  -----------  -------------  -----------  -------------  -----------
                                                            (DOLLARS IN THOUSANDS)
Mortgage loans:
  Single-family
    residential...........   $ 241,910         76.85%    $ 196,418         73.80%    $ 200,372         77.70%    $ 205,364
  Multi-family
    residential...........      16,064          5.10        14,078          5.29        13,868          5.38         8,946
  Commercial real
    estate................      14,594          4.64        11,233          4.22         9,401          3.65         9,142
  Construction and land
    development:
    Single-family
      residential.........      22,886          7.27        20,462          7.69        16,276          6.31        14,230
    Multi-family
      residential.........       1,538          0.49         4,540          1.71         2,130          0.83         2,780
    Other.................       5,601          1.78         7,320          2.75         5,600          2.17         4,413
  Home equity.............       7,118          2.26         6,716          2.52         5,681          2.20         5,421
                            -----------       ------    -----------       ------    -----------       ------    -----------
    Total mortgage
      loans...............     309,711         98.39       260,767         97.98       253,328         98.24       250,296
Other loans...............       5,083          1.61         5,366          2.02         4,548          1.76         3,606
                            -----------       ------    -----------       ------    -----------       ------    -----------
    Total loans
      receivable..........     314,794        100.00%      266,133        100.00%      257,876        100.00%      253,902
                                              ------                      ------                      ------
                                              ------                      ------                      ------
Less:
  Undisbursed portion of
    loan proceeds.........       8,177                      13,427                      10,647                      12,239
      Allowance for losses on
    loans.................       3,094                       1,566                       1,509                       1,389
  Deferred loan fees......       1,589                       2,082                       2,333                       2,553
                            -----------                 -----------                 -----------                 -----------
Loans receivable, net.....   $ 301,934                   $ 249,058                   $ 243,387                   $ 237,721
                            -----------                 -----------                 -----------                 -----------
                            -----------                 -----------                 -----------                 -----------


                                                      1993
                                           --------------------------
                             PERCENT OF                  PERCENT OF
                                TOTAL        AMOUNT         TOTAL
                            -------------  -----------  -------------

Mortgage loans:
  Single-family
    residential...........        80.88%    $ 210,344         84.63%
  Multi-family
    residential...........         3.52        12,043          4.85
  Commercial real
    estate................         3.60         8,260          3.32
  Construction and land
    development:
    Single-family
      residential.........         5.60         7,008          2.82
    Multi-family
      residential.........         1.10         1,600          0.64
    Other.................         1.74         2,894          1.16
  Home equity.............         2.14         3,196          1.29
                                 ------    -----------       ------
    Total mortgage
      loans...............        98.58       245,345         98.72
Other loans...............         1.42         3,176          1.28
                                 ------    -----------       ------
    Total loans
      receivable..........       100.00%      248,521        100.00%
                                 ------                      ------
                                 ------                      ------
Less:
  Undisbursed portion of
    loan proceeds.........                      5,657
  Allowance for losses on
    loans.................                      1,298
  Deferred loan fees......                      2,580
                                           -----------
Loans receivable, net.....                  $ 238,986
                                           -----------
                                           -----------

    CONTRACTUAL PRINCIPAL REPAYMENTS AND INTEREST RATES. The following table sets forth scheduled contractual amortization of the Bank's loans at December 31, 1997, as well as the dollar amount of such loans which are scheduled to mature after one year which have fixed or adjustable interest rates. Demand loans, loans having no schedule of repayments and no stated maturity and overdraft loans are reported as due in one year or less.

                                                                              PRINCIPAL REPAYMENTS CONTRACTUALLY DUE IN YEAR(S)
                                                                                             ENDED DECEMBER 31,
                                                              TOTAL AT      -----------------------------------------------------
                                                            DECEMBER 31,                                       2001-      2003-
                                                                1997          1998       1999       2000       2002       2008
                                                           ---------------  ---------  ---------  ---------  ---------  ---------
                                                                                         (IN THOUSANDS)
Mortgage loans:
  Single-family residential..............................     $ 241,910     $   1,973  $   1,015  $   1,809  $   9,378  $  38,825
  Multi-family residential...............................        16,064         3,842      2,474      1,880        117      1,498
  Commercial real estate.................................        14,594         2,308      1,358        730      2,005      1,275
  Construction and land development......................        30,025         9,954      2,275          7      1,140      1,338
  Home equity............................................         7,118           463        979      1,214      3,131      1,200
Other loans..............................................         5,083         2,731        747        543        742         14
                                                           ---------------  ---------  ---------  ---------  ---------  ---------
    Total(1).............................................     $ 314,794     $  21,271  $   8,848  $   6,183  $  16,513  $  44,150
                                                           ---------------  ---------  ---------  ---------  ---------  ---------
                                                           ---------------  ---------  ---------  ---------  ---------  ---------


                                                             2009-
                                                             2014     THERE- AFTER
                                                           ---------  -----------

Mortgage loans:
  Single-family residential..............................  $  42,220   $ 146,690
  Multi-family residential...............................      1,359       4,894
  Commercial real estate.................................      4,352       2,566
  Construction and land development......................      2,951      12,360
  Home equity............................................         --         131
Other loans..............................................        306          --
                                                           ---------  -----------
    Total(1).............................................  $  51,188   $ 166,641
                                                           ---------  -----------
                                                           ---------  -----------

----------------------------------------

(1) Of the $293.5 million of loan principal repayments contractually due after December 31, 1998, $127.4 million have fixed rates of interest and $166.1 million have adjustable rates of interest.

    Scheduled contractual amortization of loans does not reflect the expected term of the Bank's loan portfolio. The average life of loans is substantially less than their contractual terms because of prepayments and due-on-sale clauses, which give the Bank the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are lower than current mortgage loan rates (due to refinancing of adjustable-rate and fixed-rate loans at lower rates). Under the latter circumstance, the weighted average yield on loans decreases as higher yielding loans are repaid or refinanced at lower rates.

    ACTIVITY IN LOANS. The following table shows the activity in the Bank's loans during the periods indicated.

                                                                                               YEAR ENDED DECEMBER 31,
                                                                                           -------------------------------
                                                                                             1997       1996       1995
                                                                                           ---------  ---------  ---------
                                                                                                    (IN THOUSANDS)
Total loans held at beginning of period..................................................  $ 266,133  $ 257,875  $ 253,903
Originations of loans:
  Mortgage loans:
    Single-family residential............................................................     77,103     33,368     24,270
    Multi-family residential.............................................................         --        759      2,256
    Commercial real estate...............................................................      3,502      3,796        741
    Construction and land development:
      Single-family residential..........................................................     21,247     21,194     20,181
      Multi-family residential...........................................................        128      2,410      1,900
      Other..............................................................................      3,724      2,593      3,226
  Home equity............................................................................      5,878     13,378     13,526
Other loans..............................................................................      4,110      4,336      4,384
                                                                                           ---------  ---------  ---------
      Total originations.................................................................    115,692     81,834     70,484
                                                                                           ---------  ---------  ---------
Purchases of loans.......................................................................         --        300        290
                                                                                           ---------  ---------  ---------
      Total originations and purchases...................................................    115,692     82,134     70,774
                                                                                           ---------  ---------  ---------
Loans sold...............................................................................         --         --         --
Transfers to real estate owned...........................................................     (1,295)      (668)      (550)
Charge-offs..............................................................................       (132)       (19)        (9)
Repayments...............................................................................    (65,604)   (73,189)   (66,243)
                                                                                           ---------  ---------  ---------
Net activity in loans....................................................................     48,661      8,258      3,972
                                                                                           ---------  ---------  ---------
Gross loans held at end of period........................................................  $ 314,794  $ 266,133  $ 257,875
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

    The lending activities of Citizens Financial are subject to underwriting standards and loan origination procedures established by the Bank's Board of Directors and management. Applications for mortgage and other loans are taken at all of the Bank's branch offices. In addition, the Bank's business development officers call on individuals in the Bank's market area in order to solicit new loan originations as well as other banking relationships. All loan applications are forwarded to the Bank's executive offices for underwriting and approval. Generally, Citizens Financial requires that a property appraisal be obtained in connection with new mortgage loans. On loan applications of $250,000 or less with a loan-to-value ratio of 60% or less and a strong credit rating exhibited by the borrowers, a property evaluation may be completed by a Bank employee in lieu of a formal appraisal. Citizens Financial requires that title insurance and hazard insurance be maintained on all security properties (except for home equity loans) and that flood insurance be maintained if the property is within a designated flood plain.

    Certain officers of the Bank have been authorized by the Board of Directors to approve loans up to certain designated amounts. The Executive Committee of the Citizens Financial Board of Directors meets weekly and reviews all real estate mortgage loans. The full Board of Directors of Citizens Financial is provided with a monthly report of all loans made in the period.

    A federal savings bank generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, although loans in an amount equal to an additional 10% of unimpaired capital and surplus may be made to a borrower if the loans are fully secured by readily marketable securities. However, with certain exceptions, Citizens Financial's aggregate loans to one borrower and related entities has been well below the regulatory limits. As of December 31, 1997, Citizens Financial's two largest relationships with one borrower and related entities amounted to $5.9 million and $4.1 million, and all of the Bank's loans included in such relationships were performing in accordance with their terms.

    SINGLE-FAMILY RESIDENTIAL AND HOME EQUITY LOANS. Substantially all of the Bank's single-family residential mortgage loans consist of conventional loans. Conventional loans are loans that are neither insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA"). The vast majority of the Bank's single-family residential mortgage loans are secured by properties located in northwest Indiana and, to a lesser extent, southeastern Cook County, Illinois. Historically, the Bank has retained virtually all mortgage loans which it has originated and has not engaged in sales of residential mortgage loans. As of December 31, 1997, $241.9 million, or 76.9%, of the Bank's total loans consisted of single-family residential mortgage loans. Citizens Financial originated $77.1 million, $33.4 million and $24.3 million of single-family residential mortgage loans in 1997, 1996 and 1995, respectively. The Bank anticipates that a significant portion of its future new loan originations will continue to be single-family residential mortgage loans.

    Citizens Financial's residential mortgage loans have either fixed rates of interest or interest rates which adjust periodically during the term of the loan. Fixed-rate loans generally have maturities of 10, 15 or 30 years and are fully amortizing with monthly loan payments sufficient to repay the total amount of the loan with interest by the end of the loan term. The Bank's fixed-rate loans generally are originated under terms, conditions and documentation which permit them to be sold to U.S. Government-sponsored agencies, such as the Federal Home Loan Mortgage Corporation ("FHLMC"), and other investors in the secondary market for mortgages. At December 31, 1997, $97.8 million, or 40.4%, of the Bank's single-family residential mortgage loans were fixed-rate loans. Substantially all of the Bank's single-family residential mortgage loans contain due-on-sale clauses, which permit the Bank to declare the unpaid balance to be due and payable upon the sale or transfer of any interest in the property securing the loan. The Bank enforces such due-on-sale clauses.

    The adjustable-rate single-family residential mortgage ("ARM") loans currently offered by the Bank have interest rates which are fixed for the initial one, three, five or seven years and thereafter adjusted on an annual basis in accordance with a designated index such as one-year U.S. Treasury obligations adjusted to a constant maturity ("CMT"), plus a stipulated margin. The Bank's adjustable-rate single-family residential real estate loans generally have a cap of 2% on any increase or decrease in the interest rate at any adjustment date, and include a specified cap on the maximum interest rate over the life of the loan, which cap generally is 6% above the initial rate. From time to time, based on prevailing market conditions, the Bank may offer ARM loans with initial rates which are below the fully indexed rate. Such loans generally are underwritten based on the fully indexed rate. The Bank's adjustable-rate loans require that any payment adjustment resulting from a change in the interest rate of an adjustable-rate loan be sufficient to result in full amortization of the loan by the end of the loan term and, thus, do not permit any of the increased payment to be added to the principal amount of the loan, or so-called negative amortization. At December 31, 1997, $144.1 million or 59.6% of the Bank's single-family residential mortgage loans were adjustable-rate loans.

    Adjustable-rate loans decrease the risks associated with changes in interest rates but involve other risks, primarily because as interest rates increase, the loan payment by the borrower increases to the extent permitted by the terms of the loan, thereby increasing the potential for default. Moreover, as with fixed-rate loans, as interest rates increase, the marketability of the underlying collateral property may be adversely affected by higher interest rates. The Bank believes that these risks, which have not had a material adverse effect on the Bank to date, generally are less than the risks associated with holding fixed-rate loans in an increasing interest rate environment.

    The volume and types of ARMs originated by Citizens Financial are affected by such market factors as the level of interest rates, competition, consumer preferences and availability of funds. Accordingly, although the Bank anticipates that it will continue to offer single-family ARMs, there can be no assurance that in the future the Bank will be able to originate a sufficient volume of single-family ARMs to increase or maintain the proportion that these loans bear to total loans.

    The Bank's single-family residential mortgage loans generally do not exceed $250,000. In addition, the maximum loan-to-value ("LTV") ratio for the Bank's single-family residential mortgage loans generally is 97% of the appraised value of the security property, provided, however, that private mortgage insurance generally is obtained on the portion of the principal amount that exceeds 80% of the appraised value.

    At December 31, 1997, Citizens Financial's home equity loans amounted to $7.1 million or 2.3% of the Bank's total loans. The preponderance of the Bank's home equity loans are structured as adjustable-rate, fixed-term loans, although the Bank also offers floating rate home equity lines of credit. Home equity loans, like single-family residential mortgage loans, are secured by the underlying equity in the borrower's residence. However, the Bank generally obtains a second mortgage position to secure its home equity loans. The Bank's home equity loans generally require LTV ratios of 80% or less after taking into consideration any first mortgage loan.

    MULTI-FAMILY RESIDENTIAL AND COMMERCIAL REAL ESTATE LOANS. At December 31, 1997, Citizens Financial's multi-family residential mortgage loans and commercial real estate loans amounted to $16.1 million and $14.6 million, respectively, or 5.1% and 4.6%, respectively, of the Bank's total loan portfolio.

    The Bank's multi-family residential real estate loans are concentrated in northwestern Indiana and, to a lesser extent, southeastern Cook County, Illinois. The Bank originated no multi-family residential real estate loans in 1997 compared to $759,000 and $2.3 million in 1996 and 1995, respectively. The Bank generally has not been a substantial originator of multi-family residential real estate loans due to, among other factors, the relatively limited amount of apartment and other multi-family properties in its market area.

    The Bank's commercial real estate loans generally are secured by churches, small office buildings, strip shopping centers and other commercial uses located in the Bank's market area. The Bank's commercial real estate loans seldom exceed $2.0 million and, as of December 31, 1997, the average size of the Bank's commercial real estate loans was $147,000. The Bank originated $3.5 million of commercial real estate loans during the year ended December 31, 1997 compared to $3.8 million and $741,000 million, respectively, of commercial real estate loan originations in 1996 and 1995.

    The Bank's multi-family residential and commercial real estate loans generally are five-year, fixed rate loans with an amortization period of up to 20 years. Citizens Financial also originates adjustable-rate multi-family residential and commercial real estate loans. Generally, fees of between 1.0% and 2.0% of the principal loan balance are charged to the borrower upon closing. The Bank generally charges prepayment penalties on commercial real estate and multi-family residential mortgage loans. Although terms for multi-family residential and commercial real estate loans may vary, the Bank's underwriting standards provide for terms of up to 30 years with amortization of principal over the term of the loan and LTV ratios of not more than 75%. Generally, the Bank obtains personal guarantees of the principals as additional security for any commercial real estate and multi-family residential loans.

    Citizens Financial evaluates various aspects of commercial and multi-family residential real estate loan transactions in an effort to mitigate risk to the extent possible. In underwriting these loans, consideration is given to the stability of the property's cash flow history, future operating projections, current and projected occupancy, position in the market, location and physical condition. The Bank has also generally imposed a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of not less than 125%. The underwriting analysis also includes credit checks and a review of the financial condition of the borrower and guarantor, if applicable. An appraisal report is prepared by an independent appraiser commissioned by the Bank to substantiate property values for every commercial real estate and multi-family loan transaction. All appraisal reports are reviewed by the Bank prior to the closing of the loan.

    Commercial real estate and multi-family residential lending entails substantially different risks when compared to single-family residential lending because such loans often involve large loan balances to single borrowers and because the payment experience on such loans is typically dependent on the successful operation of the project or the borrower's business. These risks can also be significantly affected by supply and demand conditions in the local market for apartments, offices, warehouses, or other commercial space. The Bank attempts to minimize its risk exposure by limiting such lending to proven businesses, only considering properties with existing operating performance which can be analyzed, requiring conservative debt coverage ratios, and periodically monitoring the operation and physical condition of the collateral as well as the business occupying the property.

    As of December 31, 1997, $405,000, or 2.5%, of Citizens Financial's multi-family residential real estate loans were considered non-performing loans and $134,000, or 0.9% of its commercial real estate loans were considered non-performing.

    CONSTRUCTION AND LAND DEVELOPMENT LOANS. The Bank originates primarily residential construction loans to local real estate builders, generally with whom it has an established relationship. The Bank also originates such loans to individuals who have a contract with a builder for the construction of their residence. The Bank's construction and land development loans are secured by property located primarily in the Bank's market area. At December 31, 1997, construction and land development loans amounted to $21.8 million or 7.2% of the Bank's net loan portfolio. In addition, at such date, the Bank had $8.2 million of undisbursed funds for construction loans in process. Of the Bank's construction and land development loans at December 31, 1997, $15.2 million were construction/permanent loans which loans, by their terms, convert to permanent mortgage loans upon the completion of construction. The Bank originated $25.1 million of construction and land development loans during 1997, compared to $26.2 million and $25.3 million of construction loans in 1996 and 1995, respectively.

    Citizens Financial's construction loans often are structured as construction/permanent loans whereby there is one closing for both the construction loan and the permanent financing. During the construction phase, which typically lasts for four to six months, officers of the Bank make periodic inspections of the construction site and loan proceeds are disbursed directly to the contractors as construction progresses. Typically, disbursements are made in three draws during the construction period. The Bank's construction loans require payment of interest only during the construction phase and are structured to be converted to fixed-rate permanent loans at the end of the construction phase. Prior to making a commitment to fund a construction loan, the Bank requires an appraisal of the property by independent appraisers approved by the Board of Directors. The Bank's staff, or a third-party contractor retained by Citizens Financial, also reviews and inspects each project at the commencement of construction and prior to every disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspections of the project based on a percentage of completion. The Bank requires monthly interest payments during the construction term.

    The Bank originates land loans to local developers for the purpose of developing the land (i.e., roads, sewer and water) for sale. Such loans are secured by a lien on the property, are generally limited to 70% of the appraised value of the secured property and are typically made for a period of up to two years. The Bank requires monthly interest payments during the term of the loan. The principal of the loan is reduced as lots are sold and released. All of the Bank's land loans are secured by property located in its market area. In addition, the Bank generally obtains personal guarantees from its borrowers.

    Construction and land development lending generally is considered to involve a higher level of risk as compared to permanent single-family residential lending, due to the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on developers and builders. Moreover, a construction loan can involve additional risks because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost (including interest) of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. In addition, speculative construction loans to a builder are secured by properties which are not pre-sold and thus pose a greater potential risk to the Bank than construction loans to individuals on their personal residences.

    As of December 31, 1997, $792,000, or 2.6%, of Citizens Financial's construction and land development loans were considered non-performing.

    Citizens Financial has attempted to minimize the foregoing risks by, among other things, limiting the extent of its construction and land development lending generally and by limiting its construction and land development lending to primarily residential properties. In addition, the Bank generally limits the geographic area in which it will do business to its existing market and by working with builders with whom it has established relationships. It is also the Bank's policy to obtain personal guarantees from the principals of its corporate borrowers on its construction and land loans.

    OTHER LOANS. Citizens Financial's other loans consist primarily of automobile loans and loans secured by deposit accounts. As of December 31, 1997, Citizens Financial's other loans amounted to $5.1 million compared to $5.4 million and $4.5 million at December 31, 1996 and 1995, respectively. The Bank is not actively marketing its other loans and offers them primarily as a service to its existing customers.

    LOAN ORIGINATION AND LOAN FEES. In addition to interest earned on loans, Citizens Financial receives loan origination fees or "points" for many of the loans it originates. Loan points are a percentage of the principal amount of the mortgage loan and are charged to the borrower in connection with the origination of the loan.

    In accordance with SFAS No. 91, which addresses the accounting for non-refundable fees and costs associated with originating or acquiring loans, the Bank's loan origination fees and certain related direct loan origination costs are offset, and the resulting net amount is deferred and amortized as interest income over the contractual life, adjusted for prepayments, of the related loans as an adjustment to the yield of such loans. At December 31, 1997, the Bank had $1.6 million of such deferred loan fees.

ASSET QUALITY

    GENERAL. As a part of Citizens Financial's efforts to improve its asset quality, it has developed and implemented an asset classification system. All of the Bank's assets are subject to review under this classification system. Loans are periodically reviewed and the classifications are reviewed by the Executive Committee of the Board of Directors on at least a quarterly basis.

    When a borrower fails to make a required payment on a loan, the Bank attempts to cure the deficiency by contacting the borrower and seeking payment. Contacts are generally made 30 days after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, late charges are assessed and additional efforts are made to collect the loan. While the Bank generally prefers to work with borrowers to resolve such problems, when the account becomes 90 days delinquent, the Bank institutes foreclosure or other proceedings, as necessary, to minimize any potential loss.

    Loans are placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. As a matter of policy, the Bank does not accrue interest on loans past due 90 days or more. See Note 1 of the Citizens Financial Notes to Consolidated Financial Statements.

    Real estate acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. Pursuant to Statement of Position 92-3 ("SOP 92-3") issued by the AICPA, there is a rebuttable presumption that foreclosed assets are held for sale and such assets are recommended to be carried at the lower of fair value minus estimated costs to sell the property, or cost (generally the balance of the loan on the property at the date of acquisition with any resulting losses being charged to the allowance for losses on loans). After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized up to the extent of their net realizable value. The Bank's accounting for its real estate owned complies with the guidance set forth in SOP 92-3.

    DELINQUENT LOANS. The following table sets forth information concerning delinquent mortgage loans at the dates indicated, in dollar amounts and as a percentage of each category of the Bank's loan portfolio. The amounts presented represent the total outstanding principal balances of the related loans, rather than the actual payment amounts which are past due.

                                                                             AT DECEMBER 31,
                                            -----------------------------------------------------------------------------------
                                                       1997                        1996                         1995
                                            --------------------------  --------------------------  ---------------------------
                                                  60-89 DAYS                     60-89 DAYS                 60-89 DAYS
                                                  DELINQUENT                     DELINQUENT                 DELINQUENT
                                            --------------------------  --------------------------  ---------------------------
                                                            PERCENT                     PERCENT                       PERCENT
                                                            OF LOAN                     OF LOAN                       OF LOAN
                                              AMOUNT       CATEGORY       AMOUNT       CATEGORY       AMOUNT         CATEGORY
                                            -----------  -------------  -----------  -------------  -----------    ------------
Mortgage loans:
  Residential:
    Single-family.........................   $   2,585          1.07%    $   2,903          1.48%    $   2,433            1.22%
    Multi-family..........................          79          0.49            63          0.45            --               --
  Commercial real estate..................         385          2.64         1,064          9.47           241            2.56
  Construction and land development.......         191          0.88            --            --           372            1.55
  Home equity.............................         147          2.07            87          1.30             --              --
                                            -----------                 -----------                 -----------           1.21%
      Total...............................   $   3,387          1.17%    $   4,117          1.57%    $   3,056
                                            -----------                 -----------                 -----------
                                            -----------                 -----------                 -----------

                                       103

       Non-Performing and Under-Performing Assets. The following table sets forth information with respect to non-performing and certain under-performing assets identified by Citizens Financial, including non-accrual loans and other real estate owned. Citizens Financial had no accruing loans 90 days or more past due as to principal or interest at any of the below-referenced dates.


                                                                              At December 31,
                                                      ---------------------------------------------------------------
                                                      1997           1996          1995           1994           1993
                                                      ----           ----          ----           ----           ----
                                                                      (Dollars in Thousands)
Non-accrual loans:
  Mortgage loans:
    Single-family residential...................      $3,344         $1,494       $1,018         $1,401         $1,454
    Multi-family residential....................         405             --           --            359             55
    Commercial real estate......................         134             --           --             --             --
    Construction and land development...........         792             --           --             99             --
    Home equity.................................          80            403          331             --             --
  Other loans...................................          47             25           18             --              5
                                                      -------       -------       -------        -------        -------
    Total non-accruing loans....................       4,802          1,922        1,367          1,859          1,514
                                                      -------       -------       -------        -------        -------
    Total non-performing loans..................       4,802          1,922        1,367          1,859          1,514
                                                      -------       -------       -------        -------        -------
Other real estate owned, net(1).................       1,160             --           95            114             30
                                                      -------       -------       -------        -------        -------
    Total non-performing assets.................       5,962          1,922        1,462          1,973          1,544
                                                      -------       -------       -------        -------        -------
Investment in real estate held for sale.........       1,071             --           --             --             --
Investment in and advances to a limited
  liability company.............................          --          6,457        3,699           2,102           746
    Total non-performing assets and
      investment in real estate held for
      sale and investment in and advances
      to a limited liability company............      $7,033         $8,379       $5,161          $4,075        $2,290
                                                      -------       -------       -------        -------        -------
                                                      -------       -------       -------        -------        -------

Performing troubled debt restructurings.........      $1,286         $1,260       $1,346          $1,435        $1,822
                                                      -------       -------       -------        -------        -------
                                                      -------       -------       -------        -------        -------

Non-performing assets to total assets...........        0.80%          0.30%        0.24%           0.33%         0.27%
Non-performing loans to total loans.............        1.59%          0.72%        0.56%           0.78%         0.64%
Total non-performing assets and investment
  in real estate held for sale and investment
  in and advances to a limited liability
  company to total assets.......................        0.94%          1.30%        0.86%           0.69%         0.40%

Total non-performing assets and troubled
  debt restructurings to total assets...........        0.97%          0.49%        0.47%           0.58%         0.58%

__________________

(1)       Includes real estate held in judgment.


    The primary reason for the increase in non-performing assets at December 31, 1997 was a $1.9 million increase in non-accrual single-family residential mortgage loans, a $1.2 million increase in other real estate owned and a $792,000 increase in non-accrual construction and land development loans. At December 31, 1997, the Bank's non-accrual single-family residential mortgage loans totaled $3.3 million and consisted of 72 loans. The increase in other real estate owned at December 31, 1997 compared to December 31, 1996 was due primarily to the transfer of $920,000 consisting of three unsold townhouse units and six vacant lots in the townhouse community which the Bank was developing and which, prior to 1997, was reflected as an investment in and advances to a limited liability company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Citizens Financial--Changes in

Financial Condition-- Real Estate" and Note 5 of the Citizens Financial financial statements. The $792,000 in non-accrual construction and land development loans at December 31, 1997 was comprised of three loans, two of which, with an aggregate principal balance of $678,000 at such date, were to one borrower.

    The interest income that would have been recorded during the year ended December 31, 1997, if all of the Bank's non-performing loans at the end of such period had been current in accordance with their terms during such periods was $438,000. The actual amount of interest recorded as income (on a cash basis) on such loans during the period amounted to $234,000.

    CLASSIFIED AND CRITICIZED ASSETS. Federal regulations require that each insured institution classify its assets on a regular basis. Furthermore, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high probability of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss. At December 31, 1997, Citizens Financial had an aggregate of $4.6 million of classified assets, all of which were classified substandard. At such date the Bank had no assets which were deemed special mention.

    ALLOWANCE FOR LOSSES ON LOANS. The Bank's policy is to establish reserves for estimated losses on delinquent loans when it determines that losses are expected to be incurred on such loans. The allowance for losses on loans is maintained at a level believed adequate by management to absorb potential losses in the portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loss experience, current economic conditions, volume, growth and composition of the portfolio, and other relevant factors. The allowance is increased by provisions for loan losses which are charged against income. As shown in the table below, at December 31, 1997, the Bank's allowance for loan losses amounted to $3.1 million or 68.2% and 1.02% of the Bank's non-performing loans and total loans receivable, respectively. The Bank's provision to the allowance for losses on loans amounted to $1.7 million for the year ended December 31, 1997 and $60,000 during 1996. Among other factors, Citizens Financial considers the amount of non-performing assets when establishing the appropriate amount of the provisions to the allowance for losses on loans. While no assurance can be given that future charge-offs and/or additional provisions will not be necessary, management of Citizens Financial believes that, as of December 31, 1997, the allowance for losses on loans was adequate.

    Effective December 21, 1993, the OTS, in conjunction with the Office of the Comptroller of the Currency, the FDIC and the Federal Reserve Board, issued a Policy Statement regarding an institution's allowance for loan and lease losses. The Policy Statement, which reflects the position of the issuing regulatory agencies and does not necessarily constitute GAAP, includes guidance (i) on the responsibilities of management for the assessment and establishment of an adequate allowance and
(ii) for the agencies' examiners to use in evaluating the adequacy of such allowance and the policies utilized to determine such allowance. The Policy Statement also sets forth quantitative measures for the allowance with respect to assets classified substandard and doubtful and with respect to the remaining portion of an institution's loan portfolio. Specifically, the Policy Statement sets forth the following quantitative measures which examiners may use to determine the reasonableness of an allowance: (i) 50% of the portfolio that is classified doubtful; (ii) 15% of the portfolio that is classified substandard; and (iii) for the portions of the portfolio that have not been classified (including loans designated special mention), estimated credit losses over the upcoming 12 months based on facts and circumstances available on the evaluation date. While the Policy Statement sets forth this quantitative measure, such guidance is not intended as a "floor" or "ceiling." Citizens Financial's policy for establishing loan losses is not inconsistent with the Policy Statement.

    The following table sets forth the activity in the Bank's allowance for loan losses during the periods indicated.

                                                                      YEAR ENDED DECEMBER 31,
                                                     -------------------------------------------------------
                                                         1997       1996       1995       1994      1993
                                                     ---------  ---------  ---------  ---------   ---------
                                                                      (DOLLARS IN THOUSANDS)
Allowance at beginning of period....................  $   1,566  $   1,509  $   1,389  $   1,298  $   1,565
                                                      ---------  ---------  ---------  ---------  ---------
Provisions..........................................      1,660         60        120        120        180
  Charge-offs:
    Mortgage loans:
      Single-family residential.....................         (8)       (19)        (2)       (33)       (31)
      Multi-family residential......................         --         --         --         --         --
      Commercial real estate........................         --         --         (6)        --       (441)
      Construction and land development.............         --         --         --         --         --
    Other loans.....................................       (125)        --         (1)        (4)        (9)
                                                      ---------  ---------  ---------  ---------  ---------
      Total charge-offs.............................       (133)       (19)        (9)       (37)      (481)
  Recoveries:
    Mortgage loans:
      Single-family residential.....................         --         16          9          7         33
      Multi-family residential......................         --         --         --         --         --
      Commercial real estate........................         --         --         --         --         --
      Construction and land development.............         --         --         --         --         --
    Other loans.....................................          1         --         --          1          1
                                                      ---------  ---------  ---------  ---------  ---------
      Total recoveries..............................          1         16          9          8          34
                                                      ---------  ---------  ---------  ---------  ---------
    Net loans charged-off to allowance for
      losses on loans...............................       (132)        (3)        --        (29)      (447)
                                                      ---------  ---------  ---------  ---------  ---------
Allowance at end of period..........................  $   3,094  $   1,566  $   1,509  $   1,389  $   1,298
                                                      ---------  ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------  ---------
Allowance for loan losses to total
  nonperforming loans at end of period..............      64.43%     81.48%    110.39%     74.72%    85.73%
                                                      ---------  ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------  ---------
Allowance for loan losses to total loans at end
  of period.........................................       1.02%      0.63%      0.62%      0.58%      0.54%
                                                      ---------  ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------  ---------


    Allocation of the Allowance for Loan Losses. Historically, Citizens Financial has not allocated its allowance for loan losses by category of loans. Management of the Bank has determined the sufficiency of the allowance for loan losses based upon its periodic assessment of the risk elements in its loan portfolio. Management of Citizens Financial utilizes analytical data as well as anticipated borrower performance in light of general economic conditions existing in the Bank's market area.

    The determination of the allowance at December 31, 1997 specifically considered various factors, including the fact that the outstanding balance of the Bank's commercial real estate, construction and land development, and multi-family residential loans continued to increase during the year. Such loans generally are considered to constitute a higher risk of loss than other components of the portfolio. At December 31, 1997, non-performing loans exceeded 1% of outstanding loans for the first time in the Bank's recent history. In addition, although anticipated losses on the sale of foreclosed properties are charged to the allowance at the time of the foreclosure, the unsold properties continue to expose the Bank to risk from declines in market value pending sale. The level of real estate owned, primarily related to the real estate development of its former joint venture activity, was at an unusually high level at December 31, 1997. Finally, the prospect of a general interest rate increase in the economy exists and, if it occurs, generally can be expected to result in an acceleration of loan delinquencies and, ultimately, in loan charge-offs.

    With respect to fiscal years prior to 1997, management of Citizens Financial considered similar factors and utilized a substantially identical analytical process in determining the level of its allowance. Management currently anticipates that the level of loan charge-offs by category expected to be experienced during 1998 should approximate the levels of charge-offs experienced in 1996, and 1995 and 1994.

    Citizens Financial will continue to monitor and modify its allowance for loan losses as conditions dictate. While management believes that, based on information currently available, the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurance will be given that the Bank's level of allowance for loan losses will be sufficient to absorb future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. In addition, the OTS, as an integral part of its examination process, periodically reviews the Bank's allowance for loan losses. Such agency may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management.

SECURITIES ACTIVITIES

    GENERAL. As of December 31, 1997, Citizens Financial had an aggregate of $406.5 million of securities, or 54.5% of the Bank's total assets at such date. At such date, the unrealized appreciation on the Bank's securities available for sale amounted to $393,000, net of income taxes. The securities investment policy of the Bank, which has been established by the Board of Directors, is designed, among other things, to assist the Bank in its asset/liability management policies. Citizens Financial's investment policy emphasizes principal preservation, favorable returns on investment, maintaining liquidity within designated guidelines, minimizing credit risk and maintaining flexibility. The Bank's current securities investment policy permits investments in various types of securities including obligations of the U.S. Treasury and federal agencies, investment grade corporate obligations ("A" rated or better), various types of mortgage-backed and mortgage-related securities, commercial paper, certificates of deposit, and federal funds sold to financial institutions approved by the Board of Directors.

    The Bank currently does not participate in hedging programs, interest rate swaps, or other activities involving the use of off-balance sheet derivative financial instruments. Similarly, the Bank has not and does not invest in mortgage derivative securities which are deemed to be "high risk" at the time of purchase or purchase privately issued securities which are not rated investment grade. The Bank tests its securities on at least a quarterly basis to determine if they are considered "high risk" securities under OTS regulations.

    At December 31, 1997, $24.7 million of the Bank's securities were classified as available for sale and $381.8 million were held to maturity. Securities classified as available for sale are carried at fair value. Unrealized gains and losses on available for sale securities are recognized as direct increases or decreases in equity, net of applicable income taxes. Securities which are held to maturity are carried at cost, adjusted for the amortization of premiums and the accretion of discounts using a method which approximates a level yield. See Notes 1 and 3 of the Citizens Financial Notes to Consolidated Financial Statements.

    The following table sets forth information regarding the carrying and fair value of Citizens Financial's securities at the dates indicated.

                                                                               DECEMBER 31,
                                                        -----------------------------------------------------------------------
                                                                 1997                    1996                    1995
                                                        ----------------------  ----------------------  -----------------------
                                                         CARRYING      FAIR      CARRYING      FAIR      CARRYING      FAIR
                                                           VALUE       VALUE       VALUE       VALUE       VALUE       VALUE
                                                        -----------  ---------  -----------  ---------  -----------  ---------
                                                                              (IN THOUSANDS)
Available for sale (at fair value):
  Mortgage-related securities.........................   $  24,713   $  24,713   $  45,830   $  45,830          --          --
                                                        -----------  ---------  -----------  ---------  -----------  ---------
                                                        -----------  ---------  -----------  ---------  -----------  ---------
Held to maturity:
  U.S. Government and agency obligations..............   $ 200,727   $ 201,706   $  51,794   $  50,991   $  17,860   $  18,161
  Other debt securities...............................       1,516       1,599       4,108       4,209       4,141       4,309
  Mortgage-related securities.........................     179,509     182,313     232,867     235,550     288,673     292,175
                                                        -----------  ---------  -----------  ---------  -----------  ---------
                                                         $ 381,752   $ 385,618   $ 288,769   $ 290,750   $ 310,674   $ 314,645
                                                        -----------  ---------  -----------  ---------  -----------  ---------
                                                        -----------  ---------  -----------  ---------  -----------  ---------

    The following table sets forth the activity in the Bank's aggregate securities portfolio during the periods indicated.

                                                                         YEAR ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                       1997       1996       1995
                                                                     ---------  ---------  ---------
                                                                             (IN THOUSANDS)
Securities at beginning of period..................................  $ 334,599  $ 310,674  $ 328,268
Purchases..........................................................    271,812    134,086    188,830
Sales of available for sale securities.............................    (20,426)        --         --
Repayments, prepayments and maturities.............................   (179,856)  (110,508)  (206,424)
Increase (decrease) in unrealized gains on available-for-sale
  securities.......................................................        336        347
                                                                     ---------  ---------  ---------
Securities at end of period(1).....................................  $ 406,465  $ 334,599  $ 310,674
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

------------------------

(1) At December 31, 1997, $28.3 million or 6.96% of the Bank's securities portfolio consisted of adjustable rate securities, as compared to $2.8 million or 0.84% and $3.2 million or 1.03% at December 31, 1996 and 1995, respectively.

    MORTGAGE-RELATED SECURITIES. At December 31, 1997, Citizens Financial's securities included $59.7 million of mortgage participation certificates (which are also known as mortgage-backed securities) and $144.5 million of collateralized mortgage obligations ("CMOs") which have qualified under the Code as real estate mortgage investment conduits ("REMICs").

    Mortgage-backed securities represent a participation interest in a pool of single-family or multi-family mortgages. The principal and interest payments on mortgage-backed securities are passed from the mortgage originators, as servicer, through intermediaries (generally U.S. Government agencies and government-sponsored enterprises) that pool and repackage the participation interests in the form of securities, to investors such as the Bank. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, the FNMA and the Government National Mortgage Association ("GNMA").

    The FHLMC is a private corporation chartered by the U.S. Government. The FHLMC issues participation certificates backed principally by conventional mortgage loans. The FHLMC guarantees the timely payment of interest and the ultimate return of principal on participation certificates. The FNMA is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. The FNMA guarantees the timely payment of principal and interest on FNMA securities. FHLMC and FNMA securities are not backed by the full faith and credit of the United States, but because the FHLMC and the FNMA are U.S. Government-sponsored enterprises, these securities are considered to be among the highest quality investments with minimal credit risks. The GNMA is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. GNMA securities are backed by FHA-insured and VA-guaranteed loans, and the timely payment of principal and interest on GNMA securities are guaranteed by the GNMA and backed by the full faith and credit of the U.S. Government. Because the FHLMC, the FNMA and the GNMA were established to provide support for low- and middle-income housing, there are limits to the maximum size of loans that qualify for these programs.

    Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable-rate loans. As a result, the risk characteristics of the underlying pool of mortgages, (i.e., fixed-rate or adjustable-rate) as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages. The Bank's mortgage-backed securities portfolio includes investments in mortgage-backed securities backed by ARMs or securities which otherwise have an adjustable rate feature.

    The Bank's securities also include $144.5 million in interests in REMICs, which are a form of CMO (which are also known as mortgage-related securities). CMOs have been developed in response to investor concerns regarding the uncertainty of cash flows associated with the prepayment option of the underlying mortgagor and are typically issued by governmental agencies, governmental sponsored enterprises and special purpose entities, such as trusts, corporations or partnerships, established by financial institutions or other similar institutions. In contrast to pass-through mortgage-backed securities, in which cash flow is received pro rata by all security holders, the cash flow from the mortgages underlying a CMO is segmented and paid in accordance with a predetermined priority to investors holding various CMO classes. By allocating the principal and interest cash flows from the underlying collateral among the separate CMO classes, different classes of bonds are created, each with its own stated maturity, estimated average life, coupon rate and prepayment characteristics. As of December 31, 1997, the Bank's mortgage-related securities did not include any residual interests or interest-only or principal-only securities. As a matter of policy, the Bank does not invest in residual interests of mortgage-related securities or interest-only and principal-only securities.

    Mortgage-backed and mortgage-related securities generally yield less than the loans which underlie such securities because of their payment guarantees. In addition, mortgage-backed and related securities are more liquid than individual mortgage loans and may be used to collateralize borrowings of the Bank. Mortgage-backed securities issued or guaranteed by the FNMA or the FHLMC (except interest-only securities or the residual interests in CMOs) are weighted at no more than 20.0% for risk-based capital purposes, compared to a weight of 50.0% to 100.0% for residential loans.

    Citizens Financial generally does not invest in mortgage-backed and mortgage-related securities with estimated average lives exceeding five years. At December 31, 1997, the estimated weighted average life of the Bank's mortgage-backed and mortgage-related securities was approximately 4.1 years. See "Management's Discussion and Analysis of Financial

Condition and Results of Operations of Citizens Financial-- Asset and Liability Management." Prepayments that are faster than anticipated may shorten the life of the security and adversely affect its yield to maturity. The yield is based upon the interest income and the amortization of any premium or discount related to the mortgage-backed security. In accordance with GAAP, premiums are amortized and discounts are accreted over the estimated lives of the loans, which decrease and increase interest income, respectively. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed or mortgage-related security, and these assumptions are reviewed periodically to reflect actual prepayments. Although prepayments of underlying mortgages depend on many factors, including the type of mortgages, the coupon rate, the age of mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates, the difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates generally is the most significant determinant of the rate of prepayments.

    During periods of rising mortgage interest rates, if the coupon rates of the underlying mortgages are less than the prevailing market interest rates offered for mortgage loans, refinancings generally decrease and slow the prepayment of the underlying mortgages and the related securities. Conversely, during periods of falling mortgage interest rates, if the coupon rates of the underlying mortgages exceed the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages and the related securities. Under such circumstances, the Bank may be subject to reinvestment risk because to the extent that the Bank's mortgage-backed and mortgage-related securities amortize or prepay faster than anticipated, the Bank may not be able to reinvest the proceeds of such repayments and prepayments at a comparable rate. At December 31, 1997, of the $204.2 million of mortgage-backed and mortgage-related securities, an aggregate of $175.9 million were secured by fixed-rate securities and an aggregate of $28.3 million were secured by adjustable-rate securities.

    OTHER SECURITIES. Other than mortgage-backed and mortgage-related securities, the Bank's securities consist primarily of U.S. Treasury and Federal agency obligations, which amounted to $200.7 million at December 31, 1997. As with its mortgage-backed and mortgage-related securities, the Bank attempts to maintain a high degree of liquidity in its other securities and generally does not invest in debt securities with estimated average lives in excess of 10 years. In recent periods, Citizens Financial has purchased substantial amounts of callable agency securities, which are U.S. Government agency debt obligations, generally having a contractual term to maturity of 10 years, which have a feature permitting the issuing agency to call them for redemption at predetermined dates (generally every three months) throughout their term. During 1996 and 1997, virtually all of the Bank's callable agency securities have been called within one year of purchase. As of December 31, 1997, the estimated weighted average lives of Citizens Financial's other securities were 1.5 years.

    The following table sets forth certain information regarding the maturities of the Bank's other securities (all of which were classified as held to maturity at December 31, 1997.

                                                                   CONTRACTUALLY MATURING
                                 -------------------------------------------------------------------------------------------------
                                                 WEIGHTED                  WEIGHTED               WEIGHTED               WEIGHTED
                                    UNDER 1       AVERAGE       1-5        AVERAGE      6-10      AVERAGE      OVER       AVERAGE
                                     YEAR          YIELD       YEARS        YIELD       YEARS      YIELD      10 YEARS     YIELD
                                ---------------  -----------  ---------  ----------  ---------   -----------  --------  ---------
                                                            (DOLLARS IN THOUSANDS)
U.S. Government and
  federal agency obligations...    $      --         --%      $  14,792     6.64%     $ 100,771    2.22%      $ 85,164      7.79%
Other..........................           --         --           1,500     8.70             --     --              15     10.00
                                       -----                  ---------               ---------               ---------
                                   $      --         --%      $  16,292     6.83%     $ 100,771    2.22%      $ 85,179      7.79%
                                       -----                  ---------               ---------               ---------
                                       -----                  ---------               ---------               ---------


SOURCES OF FUNDS.

    GENERAL. Deposits are the primary source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank derives funds from loan principal repayments and prepayments and borrowings. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. While Citizens Financial generally has not used borrowings as a source of funds, it may consider their use in the future.

    DEPOSITS. Citizens Financial's deposit products include a broad selection of deposit instruments, including negotiable order of withdrawal ("NOW") accounts, money market accounts, non-interest bearing checking accounts, passbook accounts and term certificate accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

    Citizens Financial utilizes traditional marketing methods to attract new customers and savings deposits. The Bank does not advertise for deposits outside of its market area. The Bank does not utilize the services of deposit brokers. The Bank traditionally has relied on customer service and convenience in marketing its deposit products. In addition, Citizens Financial generally has been competitive in the types of accounts and interest rates offered and often it has been among the leaders in its market area on the rates paid on its deposits. In recent years, many depository institutions have experienced disintermediation of their deposits due, in part, to higher returns provided by competing investment products offered by non-depository institutions. However, Citizens Financial experienced increases in deposits before interest credited of $67.0 million and $20.0 million during 1997 and 1996, respectively. The Bank attributes such growth in its deposits to, among other factors, the relatively high rates paid on its deposits as well as its efforts, through its business development officers and direct mail solicitations within its market area, to attract new deposits from the Bank's loan customers and other residents.

    The following table sets forth the activity in the Bank's deposits during the periods indicated.

                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                              1997        1996        1995
                                                           ----------  ----------  ----------
Beginning balance........................................  $  573,240  $  530,549  $  523,349
Net increase (decrease) before interest credited.........      67,027      20,091     (14,594)
Interest credited........................................      28,524      22,600      21,794
Net increase in deposits.................................      95,551      42,691       7,580
                                                           ----------  ----------  ----------
Ending balance...........................................  $  668,791  $  573,240  $  530,549
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    The following table sets forth by various interest rate categories the certificates of deposit with the Bank at the dates indicated.

                                                                      DECEMBER 31,
                                                           ----------------------------------
                                                              1997        1996        1995
                                                           ----------  ----------  ----------
                                                                 (DOLLARS IN THOUSANDS)
0.00% to 2.99%...........................................  $        0  $        0  $        0
3.00% to 3.99%...........................................           0           0         987
4.00% to 4.99%...........................................      17,702      28,890      35,561
5.00% to 6.99%...........................................     437,743     324,598     275,695
7.00% to 8.99%...........................................       9,348       9,001       9,670
9.00% to 10.99%..........................................         213         364         349
                                                           ----------  ----------  ----------
    Total................................................  $  465,006  $  362,853  $  322,244
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    The following table sets forth the amount and remaining maturities of the Bank's certificates of deposit at December 31, 1997.

                                                                           Over Six     Over One     Over Two
                                                                            Months        Year         Years       Over
                                                            Six Months   Through One   Through Two    Through      Three
                                                             and Less        Year         Years     Three Years    Years
                                                            -----------  ------------  -----------  -----------  ---------
                                                                                (Dollars in Thousands)
0.00% to 1.99%............................................   $      --    $       --    $      --   $       --  $       --
2.00% to 2.99%............................................          --            --           --           --          --
3.00% to 3.99%............................................          --            --           --           --          --
4.00% to 4.99%............................................      17,001           491          180           30          --
5.00% to 6.99%............................................     167,318       100,253       98,116       54,372      17,685
7.00% to 8.99%............................................         238           882        1,452          701       6,074
9.00% to 10.99%...........................................          --            --          213           --          --
                                                            -----------  ------------  -----------  -----------  ---------
      Total...............................................   $ 184,557    $  101,626    $  99,961    $  55,103   $  23,759
                                                            -----------  ------------  -----------  -----------  ---------
                                                            -----------  ------------  -----------  -----------  ---------

    As of December 31, 1997, the aggregate amount of outstanding time certificates of deposit in amounts greater than or equal to $100,000, was approximately $81.9 million. The following table presents the maturity of these time certificates of deposit at such dates.

                                                                                                 December 31, 1997
                                                                                                 -----------------
                                                                                                  (In Thousands)

3 months or less...............................................................................      $  12,080
Over 3 months through 6 months.................................................................         13,869
Over 6 months through 12 months................................................................         22,063
Over 12 months.................................................................................         33,912
                                                                                                       -------
                                                                                                     $  81,924
                                                                                                       -------
                                                                                                       -------

    The following table sets forth the dollar amount of deposits in various types of deposits offered by the Bank at the dates indicated.

                                                  DECEMBER 31,
                       ----------------------------------------------------------------------

                                1997                    1995                    1996
                       ----------------------  ----------------------  ----------------------
                          AMOUNT  PERCENTAGE      AMOUNT  PERCENTAGE      AMOUNT  PERCENTAGE
                       ---------  -----------  ---------  -----------  ---------  -----------
PASSBOOK ACCOUNTS....  $ 134,473       20.11%  $ 138,859       24.22%  $ 136,913       25.81%
CERTIFICATES OF
  DEPOSIT............    465,006       69.53     362,853       63.30     322,262       60.74
MONEY MARKET
  ACCOUNTS...........     29,661        4.43      34,113        5.95      37,243        7.02
NOW ACCOUNTS.........     39,651        5.93      37,415        6.53      34,131        6.43
                       ---------  -----------  ---------  -----------  ---------  -----------
    TOTAL............  $ 668,791      100.00%  $ 573,240      100.00%  $ 530,549      100.00%
                       ---------  -----------  ---------  -----------  ---------  -----------
                       ---------  -----------  ---------  -----------  ---------  -----------

TRUST ACTIVITIES

    Citizens Financial also provides a full range of trust services through the Bank's Trust Department which commenced operations in April 1996. Services offered include fiduciary services for trusts and estates, money management, custodial services and pension and employee benefits consulting. As of December 31, 1997, the Trust Department maintained approximately 33 trust/fiduciary accounts, with an aggregate principal balance of $1.0 million at such date. Revenues from the Trust Department amounted to $18,000 in the year ended December 31, 1997.

    The accounts maintained by the Trust/Investment Services Division consist of "managed" and "non-managed" accounts. "Managed accounts" are those accounts under custody for which the Bank has responsibility for administration and investment management and/or investment advice. "Non-managed" accounts are those accounts for which the Bank merely acts as a custodian. The Company receives fees dependent upon the level and type of service provided. The Trust Department administers various trust accounts (revocable, irrevocable and charitable trusts, and trusts under wills), agency accounts (various investment fund products), estate accounts, and employee benefit plan accounts (assorted plans and IRA accounts). One trust officer and related staff are assigned to the Trust Department.

SUBSIDIARIES

    The Bank currently has two active subsidiaries, CFS Insurance Agency, Inc. and CFS Investment Services, Inc.

    CFS Insurance Agency, Inc. ("CFS Insurance") is an independent insurance brokerage subsidiary which offers a full line of insurance products to the general public. CFS Insurance operates out of the Bank's Insurance/Investment Center in Munster, Indiana. While the Bank has owned CFS Insurance since 1972, in recent periods, it has significantly increased its efforts to expand insurance brokerage activities. At December 31, 1997, CFS Insurance had 15 licensed insurance agents on its staff. While CFS Insurance has primarily sold property, casualty and life insurance products to individuals in the Bank's market area, CFS has recently increased its efforts with respect to commercial products (which generally have higher premiums). Revenues of CFS Insurance were $576,000, $507,000 and $364,000 in 1997, 1996 and 1995, respectively, and net losses for such periods were $228,000, $186,000 and $78,000, respectively.

    CFS Investments, Inc. ("CFS Investments") is primarily involved in the sale of mutual funds and other securities to members of the general public in the Bank's market area. CFS Investments commenced full service securities brokerage activities in 1994. At December 31, 1994, CFS Investments had 13 licensed securities brokers on its staff. CFS Investments is affiliated with a registered securities broker-dealer which is responsible for supervision of CFS Investments and for execution of securities transactions. CFS Investments also offers fixed and variable annuities. In addition to its presence in the CFS Insurance/ Investments Center, CFS Investments maintains offices in eight of the Bank's branches. CFS Investments had total commission revenue of $380,000, $256,000 and $99,000 for 1997, 1996 and 1995,
respectively, and net losses of $230,000, $308,000 and $157,000 for the same respective periods.

LEGAL PROCEEDINGS

    In 1983, with the assistance of the Federal Savings and Loan Insurance Corporation ("FSLIC") as set forth in an assistance agreement ("Assistance Agreement"), Citizens Financial acquired through mergers First Federal Savings and Loan Association of East Chicago, East Chicago, Indiana ("East Chicago Savings"), and Gary Federal Savings and Loan Association, Gary, Indiana ("Gary Federal"). The FSLIC-assisted supervisory acquisitions of East Chicago Savings and Gary Federal were accounted for using the purchase method of accounting which resulted in supervisory goodwill (the excess of cost over fair value of net assets acquired), an intangible asset, of $52.9 million, compared to $40.2 million of goodwill as reported on a GAAP basis. Such goodwill was included in the Bank's regulatory capital. The Assistance Agreement relating to Citizens Financial's acquisitions of East Chicago Savings and Gary Federal provided for the inclusion of goodwill as an asset on Citizens Financial's balance sheet, to be amortized over 35 years for regulatory purposes and includible in capital. Pursuant to the regulations adopted by the OTS to implement the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the regulatory capital requirement for federal savings banks was increased and the amount of supervisory goodwill that could be included in regulatory capital decreased significantly. At September 30, 1989, Citizens Financial had approximately $26.0 million of remaining supervisory goodwill but, even excluding supervisory goodwill, Citizens Financial exceeded the capital requirements of FIRREA at such date.

    On May 13, 1993, Citizens Financial filed suit against the US government seeking damages and/or other appropriate relief on the grounds, among others, that the government had breached the terms of the Assistance Agreement. The suit is pending before Chief Judge Loren Smith in the United States Court of Federal Claims and is entitled Citizens Financial Services, FSB, et al. v. United States (Case No. 93-306-C). The case had been stayed pending disposition by the United States Supreme Court of three related supervisory goodwill cases ("the Winstar cases"). On July 1, 1996 the Supreme Court ruled in the Winstar cases the government had breached its contract with the Winstar parties and was liable in damages for those breaches. Thereafter, the stay applicable to the Bank's case and other Winstar-related cases was lifted. The Bank has filed a motion for leave to file a motion for summary judgment upon liability. Once leave is granted, the government will have 90 days to file a response to the Bank's motion. No decision has been rendered on the Bank's motion for leave or on the underlying issue of liability.

    In its complaint, Citizens Financial did not specify the amount of damages it is seeking from the United States. In addition, Citizens Financial has not retained an expert in order to attempt to quantify the amount of its damages. There have been no decisions determining damages in the Winstar cases or any of the Winstar-related cases. At this time, Citizens Financial anticipates that discovery with respect to its claims will not commence until 1999, at the earliest, that the discovery process will last approximately one year and that a trial will be scheduled thereafter. The Bank is unable to predict the outcome of its claim against the United States and the amount of damages that may be awarded to the Bank, if any, in the event that judgment is rendered in the Bank's favor. Consequently, no assurances can be given as to the results of this claim or the timing of any proceedings in relation thereto.

    Currently, Citizens Financial is awaiting commencement of the discovery phase with respect to its litigation against the government. At this point, Citizens Financial has not attempted to quantify the amount of its damages as a result of its supervisory goodwill case, nor has it engaged any third-party to undertake such quantification. However, RP Financial did consider the existence of Citizens Financial's pending claim in establishing the Estimated Valuation Range, and RP Financial's valuation reflects an upward adjustment (which was not quantified as to any specific amount) as a result of such claim.

    Other than the above referenced litigation, Citizens Financial is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

EMPLOYEES

    Citizens Financial had 282 full-time equivalent employees at December 31, 1997. None of these employees is represented by a collective bargaining agent, and the Bank believes that it enjoys good relations with its personnel.

OFFICE AND PROPERTIES

    The following table sets forth certain information relating to the Citizens Financial's offices at December 31, 1997. In addition, the Bank maintains 32 ATMs, with 10 of such ATMs at the Bank's branch offices.

                                                   Net Book Value of
                                                     Property and
                                        Lease          Leasehold
                         Owned or    Expiration     Improvements at       Deposits at
Location(1)               Leased        Date       December 31, 1997   December 31, 1997
----------------------  -----------  -----------  -------------------  -----------------
                                                              (In Thousands)
EXECUTIVE OFFICE:

707 Ridge Road
Munster, IN 46321            Owned          --         $   1,694           $ 137,238

BRANCH OFFICES:

5311 Hohman Avenue
Hammond, IN 46320            Owned          --               618             113,537

155 N. Main Street
Crown Point, IN 46307        Owned          --               460              93,358

1720 45th Street
Munster, IN 46321            Owned          --               782             109,900

4740 Indianapolis Blvd.
East Chicago, IN 46312       Owned          --               326              55,430

2115 Broadway
East Chicago, IN 46312       Owned          --                72              21,446

803 W 57th Avenue
Merrillville, IN 46410      Leased     11/30/98                4              31,995

855 Thornapple Way
Valparaiso, IN 46383         Owned          --               343              33,329

4005 Franklin
Marquette Mall
Michigan City, IN 46360      Leased     12/31/98                8              30,408

714 Lincolnway
La Porte, IN 46350           Owned          --               193              21,623

3853 45th Street
Highland, IN 46322           Owned          --               978              20,527

                                                   Net Book Value of
                                                     Property and
                                        Lease          Leasehold
                         Owned or    Expiration     Improvements at       Deposits at
Location(1)               Leased        Date       December 31, 1997   December 31, 1997
----------------------  -----------  -----------  -------------------  -----------------
                                                              (In Thousands)

2600 Roosevelt Road
Valparaiso, IN 46383        Leased     03/02/03        $    --(1)          $    --(1)

Other Property

1730 45th Street(2)
Munster, IN 46321            Owned          --             1,170                --(2)

------------------------
(1) Branch opened on March 2, 1998.
(2) Insurance and investment center.

                                BUSINESS OF SFC

GENERAL

    SFC is a Delaware corporation which was organized in 1991 by Suburban Federal Savings and Loan Association (the "Association") for the purpose of becoming a savings and loan holding company. The Association changed its name to "Suburban Federal Savings, A Federal Savings Bank" ("Suburban Federal") in connection with its conversion from the mutual to the stock form of organization. SFC owns all of the outstanding stock of Suburban Federal. Unless the context otherwise requires, all references herein to SFC include SFC and Suburban Federal on a consolidated basis.

    Suburban Federal, SFC's only operating subsidiary, was initially organized in 1910 as Harvey Building and Loan, an Illinois chartered building and loan association, and in 1934 converted to a federal charter.

    Suburban Federal is principally engaged in the business of attracting deposits from the general public and using such deposits, together with funds generated from operations and borrowings, to originate one-to four-family residential loans. Suburban Federal also originates consumer, construction, multi-family and commercial/non-residential loans. In addition, Suburban Federal also invests in mortgage-backed securities, investment securities and short-term liquid assets. Suburban Federal engages, to a lesser extent through its wholly-owned subsidiaries, in offering insurance and other financial services.

    Suburban Federal's operations are regulated by the OTS. Suburban Federal is a member of the FHLB System and a stockholder in the FHLB of Chicago. Suburban Federal is also a member of the SAIF and its deposit accounts are insured up to applicable limits by the FDIC.

    The executive offices of SFC are located at 3301 West Vollmer Road, Flossmoor, Illinois 60422 and its telephone is (708) 333-2200.

LENDING ACTIVITIES

    GENERAL. The principal lending activity of Suburban Federal is originating for its portfolio conventional first mortgage loans secured by owner occupied one- to four-family residential properties located in the greater Chicago metropolitan area and northwest Indiana. To a lesser extent, Suburban Federal also originates consumer, construction, multi-family and commercial/non-residential loans also located in the greater Chicago metropolitan area and northwest Indiana. Suburban Federal also invests in mortgage-backed securities.

    The aggregate amount of loans that Suburban Federal is permitted to make to any one borrower, including related entities, is generally limited to 15% (25% if the security for such loan has a "readily ascertainable" value) of unimpaired capital and surplus. Based on the 15% limitation, Suburban Federal's loan-to-one-borrower limit was $3.9 million at December 31, 1997.

A broader limitation is provided for loans secured by low-income housing. Suburban Federal's loan to a community development corporation for the acquisition of moderate to low income homes meets these additional limitations. At December 31, 1997, Suburban Federal's largest loan-to-one borrower was a series of loans to this community redevelopment program with current balances of $7.3 million, of which $5.8 million has been sold to Federal National Mortgage Association ("FNMA") and other participants. On the same date, Suburban Federal had no other loans or groups of loans to a single borrower or group of related borrowers in excess of $3.3 million. See "--One- to Four-Family Residential Real Estate Lending."

    The Board of Directors of Suburban Federal has the responsibility and authority for general supervision of the loan policies of Suburban Federal. All mortgage loans are reviewed and approved by the Board appointed Management Loan Committee. The Management Loan Committee reviews and approves loans to one borrower up to $500,000. All loans, or any portion of such loans, in excess of an aggregate loan amount of $500,000 to one borrower are reviewed and approved by the Board Loan Committee. All loans in which the aggregate loan amount to one borrower is in excess of $1,000,000 are reviewed and approved by the full Board.

    All of Suburban Federal's lending is subject to its written, nondiscriminatory, underwriting standards and to loan origination procedures prescribed by the Board of Directors. Decisions on loan applications are made on the basis of detailed applications and property valuations (based upon Suburban Federal's written appraisal policy) by independent appraisers approved by the Board of Directors. The loan applications are designed primarily to determine the borrower's ability to repay and the more significant items on the application are verified through use of credit reports, financial statements and confirmations.

    Suburban Federal requires evidence of marketable title and lien position as well as title insurance or a title opinion on all first mortgage loans and does a tract search to establish clear title on second mortgage loans and, for all loans secured by real property, requires fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. Suburban Federal may also require flood insurance to protect the property securing its interest.

    LOAN PORTFOLIO COMPOSITION. The following information concerning the composition of Suburban Federal's loan portfolios in dollar amounts and in percentages (before deductions for loans in process, net deferred yield adjustments and allowances for losses) as of the dates indicated.

                                                                      DECEMBER 31,
                            -------------------------------------------------------------------------------------------------
                                  1997                1996                 1995                1994                1993
                            -----------------   -----------------   ------------------   -----------------   ----------------
                             AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT     AMOUNT   PERCENT   AMOUNT   PERCENT
                            --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
                                                                 (DOLLARS IN THOUSANDS)
Real Estate Loans:
  One- to four-family.....  $251,223   84.96%   $201,110   82.58%   $120,652    80.68%   $ 88,116   81.03%   $74,179   82.11%
  Construction or
    development...........    10,299    3.48       8,988    3.69       4,471     2.99       4,543    4.18     4,407     4.88
  Commercial/non-
    residential...........     3,499    1.18       3,559    1.46       2,579     1.72       1,361    1.25     1,591     1.76
  Multi-family............    13,596    4.60      13,463    5.53       6,799     4.55       4,688    4.31     2,706     3.00
                            --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total real estate
       loans..............   278,617   94.22     227,120   93.26     134,501    89.94      98,708   90.77    82,883    91.75
                            --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
Other Loans:
  Consumer Loans:
    Second mortgages and
     home equity lines of
     credit...............    14,212    4.80      12,111    4.97       9,896     6.62       5,678    5.22     4,397     4.87
    Credit Card...........     1,711     .58       1,918    0.79       2,093     1.40       2,107    1.98     2,037     2.26
    Other.................     1,145     .39       1,167    0.48       1,324      .89         744     .68       815      .90
                            --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total consumer
       loans..............    17,068    5.77      15,196    6.24      13,313     8.91       8,529    7.84     7,249     8.03
                            --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
    Commercial warehouse
     line of credit.......        17     .01       1,229    0.50       1,724     1.15       1,507    1.38       202      .22
                            --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total other loans...    17,085    5.78      16,425    6.74      15,037    10.06      10,036    9.23     7,451     8.25
                            --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total loans
       receivable.........   295,702  100.00%    243,545  100.00%    149,538   100.00%    108,744  100.00%   90,334   100.00%
                                      -------             -------             --------             -------            -------
Less:
  Loans in process........     3,042               2,158               1,155                2,123             1,512
  Net deferred yield
    adjustments...........    (1,703)             (1,288)               (237)                 293               558
  Allowance for losses....       731                 860                 712                  698               612
                            --------            --------            --------             --------            -------
  Total loans receivables,
    net...................  $293,632            $241,815            $147,908             $105,630            $87,652
                            --------            --------            --------             --------            -------
                            --------            --------            --------             --------            -------

    The following table shows the composition of Suburban Federal's loan portfolios by fixed and adjustable rate at the dates indicated.

                                                                        DECEMBER 31,
                              -------------------------------------------------------------------------------------------------
                                    1997                1996                 1995                1994                1993
                              -----------------   -----------------   ------------------   -----------------   ----------------
                               AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT     AMOUNT   PERCENT   AMOUNT   PERCENT
                              --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
                                                                   (DOLLARS IN THOUSANDS)
Fixed Rate Loans:
Real estate:
  One- to four-family.......  $ 35,211    11.91%  $ 40,570    16.66%  $ 46,538    31.12%   $ 51,271    47.15%  $59,463    65.82%
  Construction or
    development.............       361     0.12        893     0.37        555     0.37         679     0.62     1,427     1.58
  Commercial/ non-
    residential.............     2,527     0.86      2,536     1.04        443     0.30         497     0.46       949     1.05
  Multi-family..............     8,543     2.89      9,617     3.95      5,796     3.87       4,352     4.00     2,350     2.60
                              --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total real
        estate loans........    46,642    15.78     53,616    22.02     53,332    35.66      56,799    52.23    64,189    71.05
  Consumer and other........     4,884     1.65      6,117     2.51      5,364     3.59       3,218     2.96     4,054     4.49
                              --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total fixed-rate
        loans...............    51,526    17.43     59,733    24.53     58,696    39.25      60,017    55.19    68,243    75.54
                              --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
Adjustable-Rate Loans:
Real estate:
  One- to four-family (1)...  $216,012    73.05%  $160,540    65.92%  $ 74,114    49.56%   $ 36,845    33.88%  $14,716    16.29%
  Construction or
    development.............     9,938     3.36      8,095     3.32      3,916     2.62       3,864     3.55     2,980     3.30
  Commercial/ non-
    residential.............       972     0.32      1,023     0.42      2,136     1.43         859     0.79       642     0.71
  Multi-family..............     5,053     1.71      3,846     1.58      1,003     0.67         341     0.31       356     0.40
                              --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total adjustable-rate
        real estate
        loans...............   231,975    78.44    173,504    71.24     81,169    54.28      41,909    38.54    18,694    20.70
  Consumer and other........    12,201     4.13     10,308     4.23      9,673     6.47       6,818     6.27     3,397     3.76
                              --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total adjustable-rate
        loans...............   244,176    82.57    183,812    75.47     90,842    60.75      48,727    44.81    22,091    24.46
                              --------  -------   --------  -------   --------  --------   --------  -------   -------  -------
      Total loans...........   295,828   100.00%  $243,545   100.00%   149,538   100.00%    108,744   100.00%   90,334   100.00%
                                        -------             -------             --------             -------            -------
Less:
Loans in process............     3,042               2,158               1,155                2,123              1,512
Net deferred yield
  adjustments...............    (1,703)             (1,288)               (237)                 293                558
  Allowance for loan
    losses..................       857                 860                 712                  698                612
                              --------            --------            --------             --------            -------
      Total loans
        receivable, net.....  $293,632            $241,815            $147,908             $105,630            $87,652
                              --------            --------            --------             --------            -------
                              --------            --------            --------             --------            -------

------------------------

(1) Includes $195.3 million, $152.1 million and $59.7 million of loans which carry a fixed rate of interest for the initial five years and then convert to an adjustable rate of interest for fiscal 1997, 1996 and 1995, respectively. See "--One- to Four-Family Residential Real Estate Lending."

    The following schedule illustrates the interest rate sensitivity of Suburban Federal's loan portfolios at December 31, 1997. Mortgage loans which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

                                                    REAL ESTATE
                            ----------------------------------------------------------
                               ONE- TO FOUR-      MULTI-FAMILY AND      CONSTRUCTION          CONSUMER
                                  FAMILY          NON-RESIDENTIAL     OR DEVELOPMENT         AND OTHER             TOTAL
                            ------------------   -----------------   -----------------   -----------------   ------------------
                                      WEIGHTED            WEIGHTED            WEIGHTED            WEIGHTED             WEIGHTED
                                      AVERAGE             AVERAGE             AVERAGE             AVERAGE              AVERAGE
                             AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE      AMOUNT     RATE
                            --------  --------   -------  --------   -------  --------   -------  --------   --------  --------
                                                                        (DOLLARS IN THOUSANDS)
Three months or less......  $    528    9.33%    $ --       --  %    $  789    10.00%    $  470    13.33%    $  1,787    9.89%
More than three months
  through six months......       448    8.00       --       --          782     9.82         91    11.93        1,321    9.35
More than six months
  through one year(1).....       197    8.79       --       --        4,476     9.70      1,142     9.24        5,815    9.58
More than one year through
  three years.............       657    7.95         14     9.00        814    10.12      5,747    10.98        7,232   10.61
More than three years
  through five years......     4,559    8.09      2,739     9.04        550     9.50      6,606     9.21       14,454    8.84
More than five years
  through ten years.......    12,741    7.76        727     8.27        361     9.50      2,245    10.12       16,074    8.15
More than ten years
  through twenty years....    13,355    7.94      8,376     8.23       --       --          784     9.58       22,515    8.11
More than twenty years....   218,738    7.78      5,239     8.34      2,527     7.81       --       --        226,504    7.79
                            --------             -------             -------             -------             --------
Total.....................  $251,223             $17,095             $10,299             $17,085             $295,702
                            --------             -------             -------             -------             --------
                            --------             -------             -------             -------             --------

------------------------

(1) Includes demand loans, loans having no stated maturity and overdraft loans.

    As of December 31, 1997, the total amount of loans due after December 31, 1998 which had predetermined interest rates was $50.3 million while the total amount of loans due after such dates which had floating or adjustable interest rates was $236.5 million.

    ONE- TO FOUR-FAMILY RESIDENTIAL REAL ESTATE LENDING. Suburban Federal's lending program has focused on the origination of permanent loans, to be held in its portfolio, secured by mortgages on owner-occupied one- to four-family residences. At December 31, 1997, $251.2 million, or 84.92% of Suburban Federal's loan portfolio, consisted of permanent loans on one- to four-family residences. Suburban Federal's one-to four-family residential loans have increased in recent years due to management's emphasis on this type of lending. Substantially all of the residential loans originated by Suburban Federal are secured by properties located in the greater Chicago Metropolitan area and northwest Indiana.

    Suburban Federal originates a variety of different residential loans including fixed and adjustable rate mortgage loans ("ARMs") primarily with 15 to 30 year maturities. In order to reduce the effective term to maturity of its residential loan portfolio, two approaches have been taken. Suburban Federal offers mortgage loans having a fixed rate for an initial 3, 5, or 10 years that convert to an annually adjusting rate based on the one year United States Treasury Constant ("One Year CMT") for the remainder of the term. In 1997, $76.4 million of these types of loans were made. At December 31, 1997, these loans accounted for $200.9 million, representing 67.91% of Suburban Federal's loan portfolio. Suburban Federal also originates fixed rate loans, most of which are sold to a federal agency or to other financial institutions with servicing retained. See "Management's Discussion and Analysis of Financial Condition and Results of Operation of SFC--Asset/Liability Management."

    Suburban Federal's other one- to four-family residential ARMs are fully amortizing loans with contractual maturities of up to 30 years. The interest rates on the ARMs originated by Suburban Federal are subject to adjustment at intervals. Most of Suburban Federal's ARMs have interest rates which adjust semi-annually. A few of Suburban Federal's ARMs adjust at one or three year intervals. Most of Suburban Federal's ARM loans carry interest rates which are reset to a stated margin over the index based on the National Median Cost of Funds ("National ARMs") or the One Year CMT ARMS, although some ARM loans originated in the past utilize other indices. At December 31, 1997, Suburban Federal had $6.1 million of National ARMs, representing 2.06% of its loan portfolio, and $8.8 million of One Year CMT ARMS (not including ARMs with interest rates which are fixed for the initial term), representing 2.98% of its loan portfolio.

    Suburban Federal's ARMs generally establish limits on the amount of the periodic interest rate changes. Decreases or increases in the interest rate of Suburban Federal's National ARM products are generally limited to 1% at any adjustment date, 2% annually and 3% over the life of the loan. Decreases or increases in the interest rate on Suburban Federal's One Year CMT ARMs are generally limited to 2% annually and 6% over the life of the loan, though lower limits to the life of the loan adjustment have been negotiated on some loans. Suburban Federal's delinquency experience on its ARMs has generally been similar to its experience on fixed-rate residential loans. Suburban Federal's ARMs are not convertible into fixed rate loans and do not produce negative amortization. In deciding whether to offer a loan to a particular borrower, on a particular property, Suburban Federal evaluates the borrower's ability to make all payments related to the property, other debt for which the borrower is obligated, other assets which the borrower has available, the borrower's past payment history, and the value of the property that will secure the loan. Suburban Federal generally originates residential mortgage loans with loan-to-value ratios of up to 95%. The evaluation noted above determines what Suburban Federal will require in the form of private mortgage insurance, additional collateral, or further guarantees. Suburban Federal's delinquency experience on higher loan-to-value ratio loans has generally been similar to its experience on loans with loan-to value ratios below 80%.

    In order to reduce its risk based capital requirement and to increase its available collateral for borrowings, Suburban Federal has securitized a portion of its residential loans. During the years ended December 31, 1996 and 1994, Suburban Federal securitized $1.6 million and $7.7 million, respectively, of its residential loans. No loans were securitized in 1997 or 1995. See "--Mortgage-Backed Securities."

    Starting in December 1989, Suburban Federal began originating loans to New Cities Community Development Corporation ("New Cities") for the acquisition of homes to be rehabilitated, occupied and sold to moderate and low income families. Currently, these loans are made for terms of up to 30 years and are originated for up to 95% of the original appraised value of the underlying properties and sold to FNMA and other participants. These properties are located in twelve different communities in the greater Chicago south suburban area. New Cities leases the properties to qualified individuals for a term of 36 months under a lease to purchase contract which provides for a portion of the rent to be accumulated as a down payment. At the end of the 36 month period, subject to compliance with underwriting standards and the current loan terms, the purchaser may assume the previously originated loan at Suburban Federal to purchase the residence or may obtain financing from a third party. At December 31, 1997, Suburban Federal had an aggregate of $7.3 million in loans to New Cities which were secured by first mortgages on 155 properties. Loans totaling $5.8 million have been sold to FNMA and other participants. All of these loans were performing in accordance with their terms at December 31, 1997.

    Suburban Federal has received a total of $16.0 million in forward purchase commitments from FNMA to buy certain future loans to be made to New Cities. During fiscal 1995, 1996 and 1997, $2.2 million, $2.0 million and $661,000, respectively, of loans were made under this program and sold to FNMA under the commitment agreement. Suburban Federal is obligated to deliver to FNMA all loans made under the program.

    In underwriting residential real estate loans, Suburban Federal evaluates both the borrower's ability to make principal and interest payments and the value of the property that will secure the loan. Suburban Federal's fixed- and adjustable-rate residential mortgage loans customarily include "due-on-sale" clauses, which are provisions giving Suburban Federal the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. Suburban Federal enforces due-on-sale clauses to the extent permitted under applicable laws.

    CONSTRUCTION AND DEVELOPMENT LENDING. Suburban Federal makes construction loans to individuals for the construction of their residences and loans to builders or developers for the acquisition of land and the construction or development of small or medium sized projects. At December 31, 1997, $10.3 million, or 3.48% of Suburban Federal's loan portfolio, consisted of construction and development loans.

    Construction loans to individuals for their residences are generally structured to be converted to permanent loans at the end of the construction phase, which typically runs six to twelve months. These construction loans generally have rates which match any one- to four-family loan then offered by Suburban Federal. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential loans. At December 31, 1997, approximately $3.1 million or 30.04% of Suburban Federal's total construction or development loan portfolio consisted of loans to borrowers intending to live in the properties upon completion.

    While construction and land loans to builders have terms that are individually negotiated, such loans are generally made in amounts of up to a maximum loan-to-value ratio of 75% (as compared to 80% in the case of loans to owner occupants) based upon an independent appraisal. Suburban Federal also obtains personal guarantees for substantially all of its construction and land loans. Although individually negotiated, Suburban Federal's land loan agreements generally provide that principal repayments are required as individual units are sold to third parties so that the remaining loan balance is in proportion to the value of the remaining security.

    Loan proceeds are generally disbursed in increments through an independent title company as construction progresses. The amount of each disbursement is based on the construction cost estimate of an independent architect, engineer or qualified inspector who inspects the project in connection with each disbursement request. Suburban Federal also reviews the progress of the underlying construction project.

    One- to four-family construction and land development loans are obtained principally through continued business from builders who have previously borrowed from Suburban Federal as well as walk-in customers, broker referrals and direct solicitations of builders. The application process includes a submission to Suburban Federal of accurate plans, specifications, and costs of the project to be constructed/ developed. These items are used as a basis to determine the appraised value of the subject property. Loans are based on the current appraised value of the property to be constructed and/or the costs of construction (land plus building).

    The table below sets forth by type of security property, Suburban Federal's construction and development loans at December 31, 1997.


                                NUMBER OF     OUTSTANDING PRINCIPAL     AMOUNT NON-PERFORMING
                                  LOANS              BALANCE                OR OF CONCERN
                                ---------     ---------------------     ---------------------
                                             (DOLLARS IN THOUSANDS)
One- to four-family...........      33              $ 9,938                     $  --
Vacant lots...................       7                  361                        --
                                  -----             -------                     -----
Total.........................      40              $10,299                     $  --
                                  -----             -------                     -----
                                  -----             -------                     -----

    Suburban Federal recognizes that construction and land lending is generally considered to involve a higher level of credit risk than one-to four-family lending. Suburban Federal also recognizes that construction and land lending generally affords Suburban Federal an opportunity to receive interest at rates higher than those obtainable from general residential lending and to receive higher origination and other loan fees. It is the intent of Suburban Federal to consider all opportunities for construction and land lending presented to it and to prudently select such opportunities that meet its objectives without impairing the safety and soundness of Suburban Federal.

    COMMERCIAL/NON-RESIDENTIAL AND MULTI-FAMILY REAL ESTATE LENDING. In order to enhance the yield on and decrease the average term to maturity of its assets, Suburban Federal originates permanent loans secured by commercial/non-residential and multi-family real estate. At December 31, 1997, $17.1 million or 5.78% of Suburban Federal's loan portfolio consisted of permanent loans on commercial/non-residential and multi-family real estate.

    Suburban Federal's permanent non-residential and multi-family real estate loans generally have terms ranging from 15 to 25 years and 15 to 25 year amortization schedules. Rates on permanent loans generally float (subject, in some cases, to specified interest rate caps) with changes in a specified prime rate or carry fixed rates. Under Suburban Federal's current loan policy, multi-family loans and non-residential real estate loans are generally written in amounts of up to 75% of the appraised value of the property.

    All of the multi-family residential and commercial real estate loans originated by Suburban Federal have been on properties located in Suburban Federal's principal market area.

    Appraisals on properties securing non-residential and multi-family real estate property loans originated by Suburban Federal are generally performed by an independent appraiser designated by Suburban Federal at the time the loan is made. All appraisals on multi-family and non-residential real estate loans are reviewed by Suburban Federal's management. In addition, Suburban Federal's underwriting procedures generally require verification of the borrower's credit history, income and financial statements, banking relationships, references and income projections for the property. Personal guarantees are generally obtained for all or a portion of most of Suburban Federal's multi-family and non-residential real estate loans. While Suburban Federal continues to monitor multi-family and non-residential real estate loans on a regular basis after origination, updated appraisals are not normally obtained after closing.

    At December 31, 1997, the Bank had one non-residential real estate loan with a carrying value of $2.3 million consisting of a three story office property and an adjacent commercial lot of comparable size located in Mattison, Illinois that was two payments past due. The loan was made in January 1996, and the current delinquency was precipitated by the loss of one major and several minor tenants in December 1996. The vacant space is being re-rented, however, cash flow is not yet sufficient to serivce the loans. In addition, there were seventeen multi-family loans with net carrying values between $300,000 and $500,000 that were performing in accordance with their terms.

    The table below sets forth, by type of security property, Suburban Federal's commercial/non-residential and multi-family real estate loans at December 31, 1997.

                                               NUMBER OF          OUTSTANDING
                                                 LOANS         PRINCIPAL BALANCE
                                               ---------       -----------------
                                                    (DOLLARS IN THOUSANDS)
Multi-family(1)..............................      59               $13,596
Commercial/non-residential:
  Small business facilities and office
    buildings................................      16                 3,133
  Church.....................................       5                   366
                                                   --               -------
Total........................................      80               $17,095
                                                   --               -------
                                                   --               -------

------------------------

(1) Consists primarily of loans in apartments having six or fewer units.

    Multi-family residential and non-residential real estate loans generally present a higher level of risk than loans secured by one-to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family residential and non-residential real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Suburban Federal recognizes the higher level of credit risk of such lending. However, such lending also generally affords Suburban Federal an opportunity to receive interest at rates higher than those obtainable from general residential lending and to receive higher origination and other loan fees. It is the intent of Suburban Federal to consider all opportunities for commercial/non-residential and multi-family presented to it and to prudently select such opportunities that meet its objectives without impairing the safety and soundness of Suburban Federal.

    MORTGAGE-BACKED SECURITIES. Consistent with Suburban Federal's asset/liability policy, Suburban Federal purchases mortgage-backed securities which primarily carry adjustable interest rates or are for short or intermediate effective terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of SFC--Asset/Liability Management." Included in mortgage-backed securities are CMOs and REMICs, including privately issued investment grade or federal agency guaranteed CMOs and REMICs having effective terms to maturity of seven years or less. At December 31, 1997, Suburban Federal had $36.4 million of adjustable rate mortgage-backed securities (including CMOs and REMICs) and $75.7 million of fixed rate CMOs and REMICs with estimated average lives of less than five years.

    Suburban Federal's holdings of mortgage-backed securities have decreased in recent years as a result of the significant increase in Suburban Federal's loan originations. During 1997, repayments of mortgage-based securities totaling $22.1 million and sales of $4.0 million exceeded purchases of $7.0 million, with the net proceeds being used to fund loans. Since federal agency mortgage-backed securities generally carry a yield approximately 50 to 100 basis points below that of the corresponding type of residential loan (due to the implied federal agency guarantee fee and the retention of a servicing spread by the loan servicer) Suburban Federal's asset yields have been positively affected. Should a sufficient quantity of loans not be available, yields could be negatively affected.

    The following table sets forth the contractual maturities of Suburban Federal's mortgage-backed securities (including CMO's and REMIC's) and excludes investments in adjustable rate mortgage mutual funds of $2.4 million at December 31, 1997. It should be noted that, due to anticipated prepayments, the actual maturity of Suburban Federal's long term mortgage-backed securities will likely be significantly shorter than the contractual maturities.

                                                                         DUE IN
                           --------------------------------------------------------------------------------------------------
                                   WEIGHTED           WEIGHTED             WEIGHTED              WEIGHTED            WEIGHTED
                                   AVERAGE            AVERAGE              AVERAGE               AVERAGE             AVERAGE
                           1 TO 3  INTEREST   3 TO 5  INTEREST   5 TO 10   INTEREST   10 TO 20   INTEREST   OVER 20  INTEREST
                           YEARS     RATE     YEARS     RATE      YEARS      RATE      YEARS       RATE      YEARS     RATE
                           ------  --------   ------  --------   -------   --------   --------   --------   -------  --------
                                                                 (DOLLARS IN THOUSANDS)
Federal Home Loan
  Mortgage Corporation...  $   --       --%   $   --       --%   $  183       9.00%   $    --         --%   $4,115      7.14%
Federal National Mortgage
  Association............      --       --        --       --        --         --        628       7.68     4,222      7.47
Real Estate Mortgage
  Investment Conduits....   2,976     6.94        --       --       316       7.50      2,098       8.23     8,212      6.21
Government National
  Mortgage Association...      --       --        --       --        --         --         --         --     1,184      6.97
Privately issued
  participation
  certificates and
  CMO's..................      --       --     1,703     6.99     3,143       7.31      8,602       7.48    74,775      7.15
                           ------             ------             -------              --------              -------
Total....................  $2,976             $1,703             $3,642               $11,328               $92,508
                           ------             ------             -------              --------              -------
                           ------             ------             -------              --------              -------


                           DECEMBER 31,   WEIGHTED
                               1997       AVERAGE
                             BALANCE      INTEREST
                           OUTSTANDING      RATE
                           ------------   --------

Federal Home Loan
  Mortgage Corporation...    $  4,298        7.22%
Federal National Mortgage
  Association............       4,850        7.50
Real Estate Mortgage
  Investment Conduits....      13,602        6.71
Government National
  Mortgage Association...       1,184        6.97
Privately issued
  participation
  certificates and
  CMO's..................      88,223        7.19
                           ------------
Total....................    $112,157
                           ------------
                           ------------

    CONSUMER LENDING. Suburban Federal originates a variety of consumer loans, including credit-card, second mortgage, home equity lines of credit, auto and deposit account loans. Management believes that the shorter terms and normally higher interest rates available on various types of consumer loans can be helpful in maintaining a profitable spread between Suburban Federal's loan yield and its cost of funds as well as in reducing the effective maturity of its assets. For the most part, Suburban Federal markets consumer loans to its existing customers as a part of its effort to offer comprehensive consumer financial services in its community.

    The largest dollar amount of Suburban Federal's consumer loans are second mortgages and home equity lines of credit. Consumer loan terms vary according to the type of collateral, length of contract and creditworthiness of the borrower. Terms to maturity vary up to 60 months, except for second mortgage loans which may have maturities up to 15 years. At December 31, 1997, Suburban Federal's consumer loan balances totaled $17.2 million, or 5.81% of its loan portfolio.

    During 1997 Suburban Federal increased its originations of second mortgage loans and home equity lines of credit. In contrast to most other types of consumer loans, the interest on these types of loans is typically fully deductible for tax purposes and, therefore, is more attractive to customers. Under Suburban Federal's underwriting procedures, the amount of the second mortgage, when combined with the balance of the first mortgage lien, generally does not exceed 90% of the appraised value of the property at the time of the loan commitment. During 1997, Suburban Federal began offering second mortgage amounts up to 125% of the appraised value to borrowers with excellent credit. Second mortgage loans are secured by a mortgage on the underlying real estate and carry a fixed interest rate. Home equity lines of credit carry adjustable rates indexed to the current prime rate. Underwriting procedures similar to those described under "--One- to Four-Family Residential Real Estate Lending" are followed with respect to these loans. Suburban Federal's second mortgage loans and home equity lines of credit outstanding at December 31, 1997 totaled $14.2 million or 4.80% of its loan portfolio.

    The underwriting standards employed by Suburban Federal for consumer loans include a determination of the applicant's payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although creditworthiness of the applicant is of primary consideration, the underwriting process may also include a comparison of the value of the security, if any, in relation to the proposed loan amount.

    Suburban Federal also offers VISA/Mastercard credit cards. At December 31, 1997, approximately 3,800 credit cards had been issued, with an aggregate outstanding balance of $1.8 million and a maximum available line of credit of $10.9 million. Minimum monthly payments are 5% of the outstanding loan balance.

    Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured, such as credit card receivables, or are secured by rapidly depreciable assets, such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Although the level of delinquencies in Suburban Federal's consumer loan portfolio has generally been low (at December 31, 1997, $310,000, or approximately 1.80% of the consumer loan portfolio, was 60 days or more delinquent), there can be no assurance that delinquencies will not increase in the future.

    Suburban Federal expects to continue, subject to market conditions, its consumer lending activities as part of its plan to provide a wide range of personal financial services to its customers.

    COMMERCIAL WAREHOUSE LINE OF CREDIT. As of December 31, 1997, Suburban Federal had two commercial warehouse lines of credit for a total commitment of $5.0 million with local mortgage origination companies. The lines of credit are for renewable one year terms at an adjustable rate of interest tied to the prime rate and carry a loan to value ratio of up to 95%. The one- to four-family residential mortgage loans serve as collateral for the line of credit. As of December 31, 1997, the mortgage origination companies had drawn $17,000 of their lines of credit.

    The lines of credit are used by the borrowers to fund mortgage loans from the date of origination until sales proceeds are received. The repayment of the line of credit is dependent upon the receipt of proceeds from a third party lender. In the event there is a delay between the time the loan commitment is issued and the time the proceeds are received, the mortgage loan originator may be unable to make timely payments to Suburban Federal. Other loans of a similar type are actively being sought by Suburban Federal.

    ORIGINATIONS, PURCHASES AND SALES OF LOANS AND MORTGAGE-BACKED
SECURITIES. Suburban Federal originates real estate and other loans through marketing efforts, Suburban Federal's customer base, walk-in customers and referrals from real estate brokers and builders. In addition, applications are received from outside mortgage originators and underwritten to the same credit standards as internally generated applications. Its ability to originate loans is dependent upon competition and the relative customer demand for adjustable rate or fixed rate loans in the origination market, which is affected by the term structure (short-term compared to long-term) of interest rates as well as the current and expected future level of interest rates.

    Suburban Federal has the authority to purchase loans, mortgage-backed securities and loan participations. Although Suburban Federal's loan purchases (in contrast to its mortgage-backed securities purchases) have been limited in recent years, as a result of significant competition for loans in Suburban Federal's market area, Suburban Federal may purchase loans in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of SFC--Asset/ Liability Management."

    When loans have been sold, Suburban Federal has retained the responsibility for servicing the loans. At December 31, 1997, Suburban Federal serviced $44.0 million of loans for others (including $490,000) of loans backing mortgage-backed securities still owned by Suburban Federal). During 1997, Suburban Federal began servicing $7.6 million of loans to moderate and low income borrowers made by New Cities.

    In May 1995, the FASB issued SFAS 122, "Accounting for Mortgage Servicing Rights" which requires that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. SFAS 122 requires that a mortgage banking enterprise assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. The mortgage servicing rights are to be amortized over the life of the asset in proportion to the estimated net servicing income.

    Implementation of SFAS 122 is effective for fiscal years beginning after December 15, 1995 and earlier adoption is permitted. SFC elected to adopt SFAS 122 effective January 1, 1995. SFC initially accounted for mortgage servicing rights using the discounted present value of estimated expected future cash flows. This amount was initially capitalized in other assets and subsequently amortized over the estimated life of the loan servicing income stream. The carrying value of SFC's mortgage servicing rights, in relation to estimated servicing values, and the related amortization is reviewed by management on a quarterly basis.

    During 1997, SFC sold mortgage loans to FNMA while retaining servicing, realizing proceeds of $4.3 million, gross gains of $19,000 and gross losses of $8,000. In addition, SFC recorded an additional gain of $31,000 on these sales, from the establishment of a mortgage servicing right asset in accordance with SFAS 122. During the year ended December 31, 1997, SFC amortized $24,000 of this type of asset against current servicing fee income.

    Suburban Federal has attempted to improve loan volume by expanding its market segment into northwest Indiana through its branch office in Dyer, Indiana which opened during fiscal 1993 and into the Chicago metropolitan area and expanding its product line to include loans that carry a fixed rate for three, five or 10 years and subsequently adjust on an annual basis. During 1997, Suburban Federal began using business development officers, primarily to solicit loans within its market area and in areas of growth in surrounding communities.

    The following table shows the loan origination, purchase and repayment activities of Suburban Federal for the periods indicated. Suburban Federal's securitization of its loans is not included as a sale of loans or a purchase of mortgage-backed securities.

                                    YEAR ENDED DECEMBER 31,
                                --------------------------------
                                  1997        1996        1995
                                --------    --------    --------
                                         (IN THOUSANDS)
Originations by type:
Adjustable rate:
  Real estate
    - one- to four-family.....  $ 81,694    $ 99,723(1) $ 42,929(1)
    - multi-family............       702       3,951         825
    - non-residential.........       375         363       1,673
    - construction............     4,658       7,324       3,918
  Consumer(2).................     8,390      13,615      10,394
  Commercial warehouse line of
    credit....................     8,953      24,677      25,647
                                --------    --------    --------
      Total adjustable-rate...   104,772     149,653      85,386
                                --------    --------    --------
Fixed rate:
  Real estate
    - one-to four-family......     6,060      12,934       8,437
    - multi-family............       809       4,407       1,707
    - non-residential.........        34       2,340          --
    - construction............       185         548          --
  Consumer....................     4,490       2,933       3,360
                                --------    --------    --------
      Total fixed-rate........    11,578      23,162      13,504
                                --------    --------    --------
      Total loans
        originated............   116,350     172,815      98,890
                                --------    --------    --------

Purchases:
Mortgage-backed
  securities(3)...............     7,022      13,885      11,414
                                --------    --------    --------
      Total additions.........   123,372     186,700     110,304
                                --------    --------    --------

Sales:
Real estate: one- to
  four-family.................     5,001       8,488       5,989
Mortgage-backed securities....     4,000      44,312       3,097
                                --------    --------    --------
      Total sales.............     9,001      52,800       9,086
Principal repayments..........    82,504      92,526      66,289
                                --------    --------    --------
      Total reductions........    91,505     145,326      75,375
                                --------    --------    --------
    Net increase..............  $ 31,867    $ 41,374(4) $ 34,929
                                --------    --------    --------
                                --------    --------    --------

------------------------
(1) Includes $74.4 million and $95.6 million for fiscal 1997 and 1996, respectively, of ARMs in which the initial interest rate is fixed for five years.

(2) Consist primarily of draws on home equity lines of credit and credit cards.

(3) Includes $3.0 million in 1995 of adjustable rate mortgage-backed securities with the balance consisting of CMOs and REMICs with short and intermediate average lives.

(4) Net unrealized gains were recorded under SFAS 115 of $508,000 and $4.4 million during 1997 and 1995, respectively which increased mortgage-backed securities available for sale. During 1996, a net unrealized loss recorded under SFAS 115 of $750,000 reduced mortgage-backed securities available for sale. See Notes 1 and 6 of the Notes to SFC's Consolidated Financial Statements.

DELINQUENCIES AND NON-PERFORMING ASSETS

    DELINQUENCY PROCEDURES. When a borrower fails to make a required payment on a loan, Suburban Federal attempts to cause the deficiency to be cured by contacting the borrower. In most cases, deficiencies are cured promptly. Notices are mailed to borrowers who have not made payments after the 15th day of each month. A penalty of 5% (4% in the case of loans originated prior to 1987) is assessed after the 15th day (20th day in the case of loans originated prior to 1987) on loans on which interest is paid in arrears and after the end of the month on loans on which interest is paid in advance. After a payment is 30 days past due, Suburban Federal's collections department will contact the borrower by telephone and mail. In the event a loan becomes delinquent for 60 to 90 days, it is classified as a delinquent or slow loan. In such cases, Suburban Federal regularly reviews the loan status, the condition of the property and circumstances of the borrower. Based upon the results of its review, Suburban Federal may negotiate and accept a repayment program with the borrower, accept a voluntary deed in lieu of foreclosure or, when deemed necessary, initiate foreclosure proceedings. If foreclosed on, real property is sold at a public sale and Suburban Federal may bid on the property to protect its interest. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan in relation to the original indebtedness, the extent of delinquency, the borrower's ability and willingness to cooperate in curing delinquencies and the current appraisal and market value.

    Real estate acquired by Suburban Federal as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired, it is recorded at the lower of cost or estimated fair value at the date of acquisition, and any write-down resulting therefrom is charged to the allowance for losses on loans. Upon acquisition, all costs incurred in maintaining the property are expensed. However, costs relating to the development and improvement of the property are capitalized to the extent of net realizable value.

    The following table sets forth information concerning delinquent mortgage and other loans at December 31, 1997 and 1996. The amounts presented represent the total remaining principal balances of the related loans, rather than the actual payment amounts which are overdue and are reflected as a percentage of total loans.

                                                                 LOANS DELINQUENT FOR:
                                     ------------------------------------------------------------------------------
                                            60-89 DAYS              90 DAYS AND OVER                TOTAL
                                     ------------------------   ------------------------   ------------------------
                                     NUMBER   AMOUNT  PERCENT   NUMBER   AMOUNT  PERCENT   NUMBER   AMOUNT  PERCENT
                                     ------   ------  -------   ------   ------  -------   ------   ------  -------
                                                                 (DOLLARS IN THOUSANDS)
AT DECEMBER 31, 1997
Real Estate:
  One- to four-family..............    11     $1,184   0.40%      10     $1,234   0.42%      21     $2,418     .82%
  Construction or development......    --         --     --       --         --     --       --         --      --
Non Residential....................     1      2,315   0.79        1         39   0.01        2      2,354     .80
Consumer...........................     9         98   0.03       12         86   0.03       21        184     .06
                                     ------   ------  -------   ------   ------  -------   ------   ------  -------
  Total............................    21     $3,597   1.22%      23     $1,359   0.46%      44     $4,956    1.68%
                                     ------   ------  -------   ------   ------  -------   ------   ------  -------
                                     ------   ------  -------   ------   ------  -------   ------   ------  -------
AT DECEMBER 31, 1996
Real Estate:
  One- to four-family..............    11     $1,554   0.64%       6     $  565   0.23%      17     $2,119    0.87%
  Construction or development......    --         --     --        1        498   0.20        1        498    0.20
  Nonresidential...................    --         --     --        1         41   0.02        1         41    0.02
Consumer...........................    13         53   0.02       13         53   0.02       26        106    0.04
                                     ------   ------  -------   ------   ------  -------   ------   ------  -------
  Total............................    24     $1,607   0.66%      21     $1,157   0.47%      45     $2,764    1.13%
                                     ------   ------  -------   ------   ------  -------   ------   ------  -------
                                     ------   ------  -------   ------   ------  -------   ------   ------  -------

    CLASSIFICATION OF ASSETS. Federal regulations require that each institution classify its own assets on a regular basis. In addition, in connection with examinations of institutions, OTS and FDIC examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: Substandard, Doubtful and Loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of Substandard assets, with the additional characteristics that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified Loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations have also created a Special Mention category, consisting of assets which do not currently expose a savings association to a sufficient degree of risk to warrant classification, but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as Substandard or Doubtful require the association to establish prudent general allowances for loan losses. If an asset or portion thereof is classified as Loss, the association must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified Loss, or charge off such amount. If an association does not agree with an examiner's classification of an asset, it may appeal this determination to the Regional Director of the OTS.

    In connection with the filing of its periodic reports with the OTS and in accordance with the classification of assets policy, Suburban Federal regularly reviews the problem loans in its portfolio to determine whether any loans require classification in accordance with applicable regulations. On the basis of management's review of its assets, at December 31, 1997, Suburban Federal had designated $3.5 million of its assets as Special Mention, and classified $1.2 million as substandard and $125,000 as doubtful. Suburban Federal's assets designated as special mention include the $2.3 million office property discussed under the heading "--Commercial/Non-Residential and Multi-Family Real Estate Lending." Suburban Federal's classified assets, excluding investment securities, consist of the non-performing loans and foreclosed assets discussed below. As of the date hereof, these asset classifications are consistent with those of the OTS and FDIC.

    NON-PERFORMING ASSETS. The table below sets forth the amounts and categories of non-performing assets in Suburban Federal's loan portfolio. Loans are placed on non-accrual status when either principal or interest is more than 90 days past due unless an agreement for payment has been made with the borrower. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. For all years presented, Suburban Federal has had no troubled debt restructurings (which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates or accruing loans more than 90 days delinquent). Foreclosed assets include assets acquired in settlement of loans.

                                                        DECEMBER 31,
                                          ----------------------------------------
                                           1997      1996     1995    1994    1993
                                          ------    ------    ----    ----    ----
                                                   (DOLLARS IN THOUSANDS)
Non-accrual loans:
  One- to four-family...................  $1,235    $  333    $ 78    $ 83    $ 13
  Construction or development...........      --       498(1)  494(1)  546(1)  879(1)
  Commercial............................      39        41      --      --      --
  Consumer and other....................      71        18      11      11      10
                                          ------    ------    ----    ----    ----
    Total...............................   1,345       890     583     640     902
                                          ------    ------    ----    ----    ----
Foreclosed assets:
  One- to four-family...................     135        14      14      --      74
                                          ------    ------    ----    ----    ----
    Total...............................     135        14      14     --       74
                                          ------    ------    ----    ----    ----
Total non-performing assets.............  $1,480    $  904    $597    $640    $976
                                          ------    ------    ----    ----    ----
                                          ------    ------    ----    ----    ----
Total as a percentage of total assets...    0.34%     0.22%   0.16%   0.20%   0.35%
                                          ------    ------    ----    ----    ----
                                          ------    ------    ----    ----    ----

------------------------

(1) Consists of a single construction loan to one builder discussed under the caption "--Construction and Development Lending."

    For the year ended December 31, 1997, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $94,000. No interest income on such loans was included for the year ended December 31, 1997.

    OTHER ASSETS OF CONCERN. As of December 31, 1997 there were no other loans with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories except for the assets designated as special mention discussed above.

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and changes in the nature and volume of its loan activity. Such evaluation, which includes a review of all loans (including those as to which full collectibility may not be reasonably assured) considers among other matters, the estimated net realizable value of the underlying collateral, economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan allowance. Suburban Federal has developed certain asset review policies and procedures in this regard. In determining the general reserves under these policies, historical charge-offs and recoveries, changes in the mix and levels of various types of loans, net realizable values, the current loan portfolio and current economic conditions are considered. These policies also consider delinquent and classified loans.

    Although management believes it uses the best information available to make such determinations, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the initial determinations. Suburban Federal's allowance reflects what Suburban Federal believes is an adequate level of reserves under its circumstances.

    At December 31, 1997, Suburban Federal had an allowance for loan losses of $731,000 or 49.39% of total non-performing assets, compared to an allowance of $860,000 or 95.13% of total non-performing assets, at December 31, 1996. This adjustment was a result of Suburban Federal's ongoing evaluation of its loan portfolio. The Recondev loan, resolved during 1997, resulted in a charge-off of $182,000. Non-performing assets at December 31, 1997 represent primarily first mortgages on single family properties which management believes are adequately secured by the underlying real estate.

    The following table sets forth an analysis of Suburban Federal's allowance for loan losses.

                                                                                             YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------------------------
                                                                                1997       1996       1995       1994       1993
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                                             (DOLLARS IN THOUSANDS)
Balance at beginning of period..............................................  $     860  $     712  $     698  $     612  $     438
Provision for loan losses:
  Real estate...............................................................         69         94         14        (49)        91
  Consumer..................................................................        111         99         63        107         50
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                                    180        193         77         58        141
                                                                              ---------  ---------  ---------  ---------  ---------
Loans charged off:
  Real estate...............................................................        182          5         --         --         --
  Consumer..................................................................        138        110         63         47         37
                                                                              ---------  ---------  ---------  ---------  ---------
    Total loans charged off.................................................        320        115         63         47         37
                                                                              ---------  ---------  ---------  ---------  ---------
Recoveries..................................................................         11         70         --         75         70
                                                                              ---------  ---------  ---------  ---------  ---------
  Net charge offs...........................................................       (309)       (45)       (63)        28         33
                                                                              ---------  ---------  ---------  ---------  ---------
Balance at end of period....................................................  $     731  $     860  $     712  $     698  $     612
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------  ---------
Ratio of net charge-offs during the period to average loans outstanding
  during the period.........................................................        .12%      0.02%      0.05%        --%        --%
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------  ---------
Ratio of allowance for loan losses to total non-performing assets at the end
  of period.................................................................      49.39%     95.13%    119.26%    109.06%     62.70%
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------  ---------
Ratio of allowance for loan losses to non-performing loans at end of
  period....................................................................      54.35%     96.63%    112.13%    109.06%     67.85%
                                                                              ---------  ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------  ---------

    The distribution of Suburban Federal's allowance for loan losses on loans at the dates indicated is summarized as follows:

                                                        DECEMBER 31,
                                  ---------------------------------------------------------
                                        1997                1996                1995
                                  -----------------   -----------------   -----------------
                                           PERCENT             PERCENT             PERCENT
                                           OF LOANS            OF LOANS            OF LOANS
                                           IN EACH             IN EACH             IN EACH
                                           CATEGORY            CATEGORY            CATEGORY
                                           TO TOTAL            TO TOTAL            TO TOTAL
                                  AMOUNT    LOANS     AMOUNT    LOANS     AMOUNT    LOANS
                                  ------   --------   ------   --------   ------   --------
                                                                           (IN THOUSANDS)
Real Estate:
  Construction..................   $ --       3.48%    $403       3.69%    $403       2.99%
  Other.........................    591      90.74      293      89.57      157      86.95
                                  ------   --------   ------   --------   ------   --------
    Total Real Estate...........    591      94.22      696      93.26      560      89.91
Consumer and other..............    140       5.78      164       6.74      152      10.06
                                  ------   --------   ------   --------   ------   --------
    Total.......................   $731     100.00%    $860     100.00%    $712     100.00%
                                  ------   --------   ------   --------   ------   --------
                                  ------   --------   ------   --------   ------   --------


                                        1994                1993
                                  -----------------   -----------------
                                           PERCENT             PERCENT
                                           OF LOANS            OF LOANS
                                           IN EACH             IN EACH
                                           CATEGORY            CATEGORY
                                           TO TOTAL            TO TOTAL
                                  AMOUNT    LOANS     AMOUNT    LOANS
                                  ------   --------   ------   --------

Real Estate:
  Construction..................   $403       4.18%    $347       4.88%
  Other.........................    143      86.59      173      86.87
                                  ------   --------   ------   --------
    Total Real Estate...........    546      90.77      520      91.75
Consumer and other..............    152       9.23       92       8.25
                                  ------   --------   ------   --------
    Total.......................   $698     100.00%    $612     100.00%
                                  ------   --------   ------   --------
                                  ------   --------   ------   --------

INVESTMENT ACTIVITIES

    As a part of its asset/liability management strategy, SFC invests in short-term investments such as interest-bearing deposits and U.S. government securities and, to a lesser extent, investment securities such as investment grade corporate obligations. SFC also invests, to a limited degree, in equity securities of financial companies.

    Suburban Federal is required by federal regulations to maintain a minimum amount of liquid assets that may be invested in specified securities and is also permitted to make certain other securities investments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of SFC--Liquidity and Capital Resources" in SFC's Annual Report filed as Exhibit 13 hereto. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided. As of December 31, 1997, Suburban Federal's liquidity ratio (liquid assets as a percentage of net withdrawable savings and current borrowings) was 5.00% as compared to the current OTS requirement of 4.00%. See "Regulation--Regulation of Federal Savings Bank--Liquid Assets."

    The following table sets forth the composition of SFC's investment securities at the dates indicated.

                                                                                       DECEMBER 31,
                                                          ----------------------------------------------------------------------
                                                                   1997                    1996                    1995
                                                          ----------------------  ----------------------  ----------------------
                                                             BOOK        % OF        BOOK        % OF        BOOK        % OF
                                                             VALUE       TOTAL       VALUE       TOTAL       VALUE       TOTAL
                                                          -----------  ---------  -----------  ---------  -----------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
Cash equivalents:
FHLB daily investment...................................  $     3,911      25.33% $     5,307      33.15% $     8,911      46.28%

Investment securities:
  U.S. government and agency securities.................  $     4,968      32.17% $     3,974      24.82% $     5,954      30.92%
FHLMC and FNMA preferred stock..........................        1,674      10.84        2,625      16.39        1,553       8.07
Corporate securities:
  Equity securities.....................................          994       6.44          703       4.39        1,692       3.59
  Fixed rate............................................           49       0.32          102       0.64          100       0.52
                                                          -----------  ---------  -----------  ---------  -----------  ---------
Subtotal................................................        7,685      49.77        7,404      46.24        8,299      43.10
                                                          -----------  ---------  -----------  ---------  -----------  ---------

FHLB stock..............................................        3,845      24.90        3,300      20.61        2,045      10.62
                                                          -----------  ---------  -----------  ---------  -----------  ---------

  Total cash equivalents, investment securities and FHLB
    stock...............................................  $    15,441     100.00% $    16,011     100.00% $    19,255     100.00%
                                                          -----------  ---------  -----------  ---------  -----------  ---------
                                                          -----------  ---------  -----------  ---------  -----------  ---------

Average remaining life or term to repricing, excluding
  FHLB stock, FHLMC and FNMA preferred stock and
  corporate securities..................................   0.57 years              0.52 years              1.10 years

    The composition and maturities of SFC's investment securities, excluding FHLB of Chicago stock, FHLMC and FNMA preferred stock and corporate securities are indicated in the following table.

                                                                                 DECEMBER 31, 1997
                                                 ----------------------------------------------------------------------------------
                                                  LESS THAN      1 TO 5         5 TO 10        OVER 10         TOTAL INVESTMENT
                                                   1 YEAR         YEARS          YEARS          YEARS             SECURITIES
                                                 -----------  -------------  -------------  -------------  ------------------------
                                                 BOOK VALUE    BOOK VALUE     BOOK VALUE     BOOK VALUE    BOOK VALUE   FAIR VALUE
                                                 -----------  -------------  -------------  -------------  -----------  -----------
                                                                               (DOLLARS IN THOUSANDS)
U.S. government and agency securities..........   $   3,989     $     979      $      --      $      --     $   4,968    $   4,974
                                                  ---------     ---------      ---------      ---------     ---------    ---------
Total investment securities....................   $   3,989     $     979      $      --      $      --     $   4,968    $   4,974
                                                  ---------     ---------      ---------      ---------     ---------    ---------
                                                  ---------     ---------      ---------      ---------     ---------    ---------
Weighted average yield.........................        4.98%         6.85%            --%            --%         5.34%
                                                  ---------     ---------      ---------      ---------     ---------
                                                  ---------     ---------      ---------      ---------     ---------

    SFC's investment securities at December 31, 1997 contained neither tax-exempt securities nor securities of any issuer with an aggregate book value in excess of 10% of SFC's capital, excluding securities issued by the United States Government, or its agencies.

SOURCES OF FUNDS

    GENERAL.

    Deposit accounts have traditionally been the principal source of Suburban Federal's funds for use in lending and for other general business purposes. In addition to deposits, Suburban Federal derives funds from loan repayments and cash flows generated from operations. Scheduled loan payments are a relatively stable source of funds, while deposit inflows and outflows and the related cost of such funds have varied. Suburban Federal also utilizes borrowings as a mechanism to raise additional funds without altering Suburban Federal's deposit pricing structure.

    DEPOSITS. Suburban Federal attracts both short-term and long-term deposits from its primary market area by offering a wide assortment of accounts and rates in convenient locations. Suburban Federal offers regular and tiered passbook accounts, NOW accounts, money market accounts and fixed interest rate certificates of deposits with varying maturities. Suburban Federal offers such accounts directly and through IRA, Keogh accounts and deferred compensation accounts for government employees.

    Deposit account terms vary, according to the minimum balance required, the time period the funds must remain on deposit and the interest rate, among other factors. Suburban Federal generally has not actively sought deposits outside of its primary market area.

    In setting rates, Suburban Federal regularly evaluates (i) its internal costs of funds, (ii) the rates offered by competing entities, (iii) its investment and lending opportunities and (iv) its liquidity position. In order to decrease the volatility of its deposits, Suburban Federal imposes stringent penalties on early withdrawal on its certificates of deposit. Suburban Federal has no brokered deposits and has no present intention to solicit additional such deposits.

    The following table sets forth the savings flows at Suburban Federal during the periods indicated.

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
                                                                                     (DOLLARS IN THOUSANDS)
Opening balance..............................................................  $  309,581  $  288,955  $  256,669
Deposits.....................................................................     942,469     941,499     900,441
Withdrawals..................................................................    (948,164)   (932,673)   (877,920)
Interest credited............................................................      12,770      11,800       9,765
                                                                               ----------  ----------  ----------

Ending balance...............................................................  $  316,656  $  309,581  $  288,955
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

Net increase.................................................................  $    7,075  $   20,626  $   32,286
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

Percent increase.............................................................        2.29%       7.14%      12.58%
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

   See also Note 10 of the Notes to SFC's Consolidated Financial Statements.

    The following table sets forth the balances of savings deposits in the various types of deposit programs offered by Suburban Federal at the dates indicated. See Note 10 of the Notes to SFC's Consolidated Financial Statements for rates paid on non-certificate accounts for the periods presented.

                                                                                          DECEMBER 31,
                                                             ----------------------------------------------------------------------
                                                                      1997                    1996                    1995
                                                             ----------------------  ----------------------  ----------------------
                                                                        PERCENT OF              PERCENT OF              PERCENT OF
                                                              AMOUNT       TOTAL      AMOUNT       TOTAL      AMOUNT       TOTAL
                                                             ---------  -----------  ---------  -----------  ---------  -----------
                                                                                     (DOLLARS IN THOUSANDS)
Checking and Passbook Accounts:
Passbook accounts..........................................  $  52,180       16.48%  $  54,552       17.62%  $  55,361       19.16%
Money market...............................................     12,652        4.00      14,630        4.73      13,188        4.57
NOW and checking accounts..................................     40,444       12.77      40,851       13.19      39,858       13.79
Non-interest bearing deposits..............................      9,545        3.01       9,615        3.11       9,589        3.32
                                                             ---------  -----------  ---------  -----------  ---------  -----------
  Total Non-Certificates...................................    114,821       36.26     119,648       38.65     117,996       40.84
                                                             ---------  -----------  ---------  -----------  ---------  -----------

Certificates:
2.00 - 3.99%...............................................        255         .08         514         .16         561         .19
4.00 - 5.99%...............................................    150,843       47.64     129,932       41.97      85,724       29.67
6.00 - 7.99%...............................................     50,261       15.87      59,029       19.07      84,385       29.20
8.00 - 9.99%...............................................        476         .15         458         .15         289         .10
                                                             ---------  -----------  ---------  -----------  ---------  -----------
  Total Certificates.......................................    201,835       63.74     189,933       61.35     170,959       59.16
                                                             ---------  -----------  ---------  -----------  ---------  -----------
  Total Deposits...........................................  $ 316,656      100.00%  $ 309,581      100.00%  $ 288,955      100.00%
                                                             ---------  -----------  ---------  -----------  ---------  -----------
                                                             ---------  -----------  ---------  -----------  ---------  -----------

    The following table shows rate and maturity information for Suburban Federal's certificates of deposit as of December 31, 1997.

                                                                   2.00-      4.00-       6.00-      8.00-                 PERCENT
                                                                   3.99%      5.99%       7.99%      9.99%      TOTAL     OF TOTAL
                                                                 ---------  ----------  ---------  ---------  ----------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Certificate accounts maturing in quarter ending:
March 31, 1998.................................................  $     171  $   20,358  $   8,262  $      78  $   28,869      14.30%
June 30, 1998..................................................          8      14,960        373         98      15,439       7.65
September 30, 1998.............................................          7      22,841      1,041        111      24,000      11.89
December 31, 1998..............................................         --      13,285     11,429         --      24,714      12.24
March 31, 1999.................................................         69      22,061        770         --      22,900      11.35
June 30, 1999..................................................         --      21,279        697         --      21,976      10.89
September, 30, 1999............................................         --      10,088      2,625         17      12,730       6.31
December 31, 1999..............................................         --       8,737      2,669        172      11,578       5.74
March 31, 2000.................................................         --       6,532      8,759         --      15,291       7.58
June 30, 2000..................................................         --       4,611      4,591         --       9,202       4.56
September 30, 2000.............................................         --         777      2,968         --       3,745       1.85
December 31, 2000..............................................         --       1,956      1,702         --       3,658       1.81
Thereafter.....................................................         --       3,358      4,375         --       7,733       3.83
                                                                 ---------  ----------  ---------  ---------  ----------     ------
  Total........................................................  $     255  $  150,843  $  50,261  $     476  $  201,835     100.00%
                                                                 ---------  ----------  ---------  ---------  ----------     ------
                                                                 ---------  ----------  ---------  ---------  ----------     ------
  Percent of Total.............................................       0.13%      74.74%     24.90%      0.23%
                                                                 ---------  ----------  ---------  ---------
                                                                 ---------  ----------  ---------  ---------

    The following table indicates the amount of Suburban Federal's certificates of deposit by time remaining until maturity as of December 31, 1997.

                                                                          MATURITY
                                                     --------------------------------------------------------------
                                                                    OVER          OVER
                                                      3 MONTHS     3 TO 6       6 TO 12         OVER
                                                       OR LESS     MONTHS        MONTHS      12 MONTHS     TOTAL
                                                     -----------  ---------  --------------  ----------  ----------
                                                                             (IN THOUSANDS)
Certificates of deposit less than $100,000.........   $  25,235   $  13,908    $   44,019    $   94,794  $  177,956
Certificates of deposit of $100,000 or more........       3,634       1,531         4,695        14,019      23,879
                                                      ---------   ---------    ----------    ----------  -----------
  Total certificates of deposit....................   $  28,869   $  15,439    $   48,714    $  108,813  $  201,835
                                                      ---------   ---------    ----------    ----------  -----------
                                                      ---------   ---------    ----------    ----------  -----------

    BORROWINGS. Suburban Federal's other available sources of funds include advances from the FHLB of Chicago. As a member of the FHLB of Chicago, Suburban Federal is required to own capital stock in the FHLB of Chicago and is authorized to apply for advances from the FHLB of Chicago. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB of Chicago may prescribe the acceptable uses for these advances, as well as limitations on the size of the advances and repayment provisions.

    Suburban Federal enters into sales of securities under agreements to purchase ("reverse repurchase agreements") with nationally recognized primary securities dealers. Reverse repurchase agreements are accounted for as borrowings by Suburban Federal and are secured by designated investment securities.

    In 1992 Suburban Federal established an Employee Stock Ownership Plan ("SFC ESOP"). The SFC ESOP was funded by the proceeds from a $624,000 loan from an unaffiliated third party lender. During 1994, SFC replaced the original lender and refinanced the loan on essentially the same terms as the original loan. The loan carries an interest rate of one-half percent above the prime rate, and matures in 1999. The loan is secured by the shares of SFC's Common Stock purchased with the loan proceeds. Suburban Federal intends to continue to make contributions to the SFC ESOP sufficient to allow the SFC ESOP to fund the debt service requirements of the loan. At December 31, 1997, the balance of the SFC ESOP loan was $81,000.

    During 1996 and 1997, advances from the FHLB increased to originate adjustable rate mortgage loans. If additional funds were required by Suburban Federal, management believes that credit would be available from the FHLB.

    The following table sets forth the maximum month-end balance and average balance of FHLB advances, securities sold under agreements to repurchase and other borrowings at the dates indicated.

                                                                         YEAR ENDED DECEMBER 31,
                                                                     --------------------------------
                                                                       1997       1996       1995
                                                                     ---------  ----------  ---------
                                                                             (IN THOUSANDS)
Maximum Balance:
FHLB advances......................................................  $  76,900   $  58,600  $  34,200
Securities sold under agreements to repurchase.....................      7,389       7,895     12,420
Other borrowings...................................................      5,000          --         --

Average Balance:
FHLB advances......................................................  $  59,339   $  53,137  $  27,001
Securities sold under agreements to repurchase.....................      6,352       7,043     10,885
Other borrowings...................................................      3,263          --         --

    The following table sets forth certain information as to Suburban Federal's FHLB advances and other borrowings at the dates indicated.

                                                                                   YEAR ENDED DECEMBER 31,
                                                                              --------------------------------
                                                                                1997         1996       1995
                                                                              ---------  ----------  ---------
                                                                                         (IN THOUSANDS)
FHLB advances...............................................................  $  76,200   $  55,500    $34,200
Securities sold under agreements to repurchase..............................      3,844       7,438      9,227
Other borrowings............................................................      5,000          --         --
                                                                              ---------  ----------  ---------
  Total borrowings..........................................................  $  85,044   $  62,938    $43,427
                                                                              ---------  ----------  ---------
                                                                              ---------  ----------  ---------
Weighted average interest rate of borrowings................................       6.03%       5.89%      5.82%

SUBSIDIARY ACTIVITIES

    As a federally chartered savings bank, Suburban Federal is permitted by OTS regulations to invest up to 2% of its assets, or $8.7 million at December 31, 1997, in the stock of, or unsecured loans to, service corporation subsidiaries. As of such date, the net book value of Suburban Federal's investment in its service corporations was $374,000. Suburban Federal may invest an additional 1% of its assets in service corporations where such additional funds are used for inner-city or community development purposes.

    Suburban Federal has two wholly owned subsidiaries and one second tier subsidiary engaged in real estate appraisals and the marketing of insurance products. The following is a description of the subsidiaries' principal activities.

    South Suburban Securities Corporation ("SSSC") offers appraisal and inspection services to the general public. Suburban Federal does not utilize these services for use in its loan underwriting. At December 31, 1997, Suburban Federal had an equity deficit of $6,000 in SSSC. In addition, SSSC markets property, casualty, liability and whole life insurance products, tax-deferred annuities and financial services on an agency basis to Suburban Federal's customers through its wholly owned subsidiary, Suburban Insurance Resources Agency, Inc. ("SIRA"). At December 31, 1997, SSSC had an equity deficit of $31,000 in SIRA. For the year ended December 31, 1997, SSSC had a net profit of $64,000.

    Suburban Federal is required to deduct from capital, in determining Suburban Federal's capital requirements, its investment in SSSC and SIRA. See "Regulation--Regulation of Federal Savings Banks--Regulatory Capital Requirements."

    Suburban Mortgage Services ("SMS") was formed in April 1988 to operate as a mortgage company, but is currently inactive. Management has no current intention to activate this subsidiary. At December 31, 1997, Suburban Federal had an equity investment of $200,000 in SMS.

     The following table sets forth information relating to each of the Suburban Federal's properties. The total net book value of the Suburban Federal's premises and equipment at December 31, 1997 was $5.0 million.

                                                       Date            Net Book Value at
  Location                   Owned or Leased      Acquired/Leased      December 31, 1997
------------                -----------------     ---------------      ------------------
Home Office:

3301 West Vollmer Road             Leased               1984               $183,000
Flossmoor, Illinois             Expires 2007

Branch Offices:

154th at Broadway(1)                Owned               1965                799,000
Harvey, Illinois

13323 S. Baltimore Avenue           Owned               1973                280,000
Chicago, Illinois

162nd & School Streets              Owned               1977                254,000
South Holland, Illinois

7101 W. 127th Street                Owned               1977                312,000
Palos Heights, Illinois

170th at South Park Avenue          Owned               1987                380,000
South Holland, Illinois

16145 S. State Street               Leased              1991(2)              79,000
South Holland, Illinois         Expires 2003

16039 S. Harlem                     Leased              1991(2)              74,000
Tinley Park, Illinois           Expires 2003

2345 W. 183rd Street                Leased              1991(2)              77,000
Homewood, Illinois              Expires 2003

1111 E. Exchange Road               Leased              1991(2)              72,000
Crete, Illinois                 Expires 2003

1218 Sheffield Avenue               Leased              1993(2)             133,000
Dyer, Indiana                   Expires 2002

10S660 State Route                  Owned               1995                852,000
Hinsdale, Illinois

Other Property:

197th and Governor's Highway        Owned             1974-1977             409,000
Flossmoor, Illinois


----------

(1)     Also Suburban Federal's administrative office.
(2) Full service branch facilities located in a local grocery store chain.

     The Suburban Federal's accounting and record keeping activities are maintained on an on-line basis with an independent service bureau. The net book value of the data processing and computer equipment utilized by Suburban Federal at December 31, 1997 was approximately $160,000.

                                   REGULATION

GENERAL

    Both Citizens Financial and Suburban Federal are federally chartered and insured savings banks subject to extensive regulation and supervision by the OTS, as the primary federal regulator of savings associations, and the FDIC, as the administrator of the SAIF.

    The federal banking laws contain numerous provisions affecting various aspects of the business and operations of savings associations and savings and loan holding companies. The following description of statutory and regulatory provisions and proposals, which is not intended to be a complete description of these provisions or their effects on the Company, SFC, Citizens Financial or Suburban Federal, is qualified in its entirety by reference to the particular statutory or regulatory provisions or proposals.

REGULATION OF SAVINGS AND LOAN HOLDING COMPANIES

    HOLDING COMPANY ACQUISITIONS. The Company, as a savings and loan holding company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), will be required to register with the OTS. SFC currently is registered as a unitary savings and loan holding company for Suburban Federal. The HOLA and OTS regulations generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring, directly or indirectly, the ownership or control of any other savings association or savings and loan holding company, or all, or substantially all, of the assets or more than 5% of the voting shares thereof. These provisions also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

    HOLDING COMPANY ACTIVITIES. Like SFC, the Company will operate as a unitary savings and loan holding company. Generally, there are limited restrictions on the activities of a unitary savings and loan holding company and its non-savings association subsidiaries. If the Company ceases to be a unitary savings and loan holding company, the activities of the Company and its non-savings association subsidiaries would thereafter be subject to substantial restrictions.

    The HOLA requires every savings association subsidiary of a savings and loan holding company to give the OTS at least 30 days' advance notice of any proposed dividends to be made on its guarantee, permanent or other non-withdrawable stock, or else such dividend will be invalid. See "--Regulation of Federal Savings Banks--Capital Distribution Regulation."

    AFFILIATE RESTRICTIONS. Transactions between a savings association and its "affiliates" are subject to quantitative and qualitative restrictions under Sections 23A and 23B of the Federal Reserve Act. Affiliates of a savings association include, among other entities, the savings association's holding company and companies that are under common control with the savings association.

    In general, Sections 23A and 23B and OTS regulations issued in connection therewith limit the extent to which a savings association or its subsidiaries may engage in certain "covered transactions" with affiliates to an amount equal to 10% of the association's capital and surplus, in the case of covered transactions with any one affiliate, and to an amount equal to 20% of such capital and surplus, in the case of covered transactions with all affiliates. In addition, a savings association and its subsidiaries may engage in covered transactions and certain other transactions only on terms and under circumstances that are substantially the same, or at least as favorable to the savings association or its subsidiary, as those prevailing at the time for comparable transactions with nonaffiliated companies. A "covered transaction" is defined to include a loan or extension of credit to an affiliate; a purchase of investment securities issued by an affiliate; a purchase of assets from an affiliate, with certain exceptions; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any party; or the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate.

    In addition, under the OTS regulations, a savings association may not make a loan or extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies; a savings association may not purchase or invest in securities of an affiliate other than shares of a subsidiary; a savings association and its subsidiaries may not purchase a low-quality asset from an affiliate; and covered transactions and certain other transactions between a savings association or its subsidiaries and an affiliate must be on terms and conditions that are consistent with safe and sound banking practices. With certain exceptions, each loan or extension of credit by a savings association to an affiliate must be secured by collateral with a market value ranging from 100% to 130% (depending on the type of collateral) of the amount of the loan or extension of credit.

    The OTS regulation generally excludes all non-bank and non-savings association subsidiaries of savings associations from treatment as affiliates, except to the extent that the OTS or the Federal Reserve Board decides to treat such subsidiaries as affiliates. The regulation also requires savings associations to make and retain records that reflect affiliate transactions in reasonable detail, and provides that certain classes of savings associations may be required to give the OTS prior notice of affiliate transactions.

REGULATION OF FEDERAL SAVINGS BANKS

    REGULATORY SYSTEM. As part of the Conversion, Citizens Financial will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank. Suburban Federal currently is a federally chartered stock savings bank. As a federally insured savings bank, lending activities and other investments of the Bank and Suburban Federal must comply with various statutory and regulatory requirements. The Bank and Suburban Federal are regularly examined by the OTS and must file periodic reports concerning its activities and financial condition.

    Although the OTS is their primary regulator, the FDIC has "backup enforcement authority" over the Bank and Suburban Federal. The eligible deposit accounts of Citizens Financial and Suburban Federal are insured by the FDIC under the SAIF, up to applicable limits.

    FEDERAL HOME LOAN BANKS. Citizens Financial and Suburban Federal are members of the FHLB System. Among other benefits, FHLB membership provides the Bank and Suburban Federal with a central credit facility. The Bank is required to own capital stock in an FHLB in an amount equal to the greater of: (i) 1% of its aggregate outstanding principal amount of its residential mortgage loans, home purchase contracts and similar obligations at the beginning of each calendar year, (ii) .3% of total assets, or (iii) 5% of its FHLB advances (borrowings).

    LIQUID ASSETS. Under OTS regulations, for each calendar month, a savings bank is required to maintain an average daily balance of liquid assets (including cash, certain time deposits and savings accounts, bankers' acceptances, certain government obligations and certain other investments) not less than a specified percentage of the average daily balance of its net withdrawable accounts plus short-term borrowings (its liquidity base) during the preceding calendar month. This liquidity requirement, which is currently at 4.0%, may be changed from time to time by the OTS to any amount between 4.0% to 10.0%, depending upon certain factors. Both Citizens Financial and Suburban Federal maintain liquid assets in compliance with these regulations.

    Regulatory Capital Requirements. OTS capital regulations require savings banks to satisfy minimum capital standards: risk-based capital requirements, a leverage requirement and a tangible capital requirement. Savings banks must meet each of these standards in order to be deemed in compliance with OTS capital requirements. In addition, the OTS may require a savings association to maintain capital above the minimum capital levels.

    All savings banks are required to meet a minimum risk-based capital requirement of total capital (core capital plus supplementary capital) equal to 8% of risk-weighted assets (which includes the credit risk equivalents of certain off-balance sheet items). In calculating total capital for purposes of the risk-based requirement, supplementary capital may not exceed 100% of core capital. Under the leverage requirement, a savings bank is required to maintain core capital equal to a minimum of 3% of adjusted total assets. In addition, under the prompt corrective action provisions of the OTS regulations, all but the most highly-rated institutions must maintain a minimum leverage ratio of 4% in order to be adequately capitalized. See "--Prompt Corrective Action." A savings bank is also required to maintain tangible capital in an amount at least equal to 1.5% of its adjusted total assets.

    Under OTS regulations, a savings bank with a greater than "normal" level of interest rate exposure must deduct an interest rate risk ("IRR") component in calculating its total capital for purposes of determining whether it meets its risk-based capital requirement. Interest rate exposure is measured, generally, as the decline in an institution's net portfolio value that would result from a 200 basis point increase or decrease in market interest rates (whichever would result in lower net portfolio value), divided by the estimated economic value of the savings association's assets. The interest rate risk component to be deducted from total capital is equal to one-half of the difference between an institution's measured exposure and "normal" IRR exposure (which is defined as 2%), multiplied by the estimated economic value of the institution's assets. In August 1995, the OTS indefinitely delayed implementation of its IRR regulation. Based on internal measures of interest rate risk at December 31, 1997, Citizens Financial would have been required to deduct $6.2 million pursuant to the IRR component in calculating total risk-based capital had the IRR component of the capital regulations been in effect. However, even in the event of such a deduction, the Bank would still be deemed to be a "well-capitalized" institution.

    These capital requirements are viewed as minimum standards by the OTS, and most institutions are expected to maintain capital levels well above the minimum. In addition, the OTS regulations provide that minimum capital levels higher than those provided in the regulations may be established by the OTS for individual savings associations, upon a determination that the savings association's capital is or may become inadequate in view of its circumstances. The OTS regulations provide that higher individual minimum regulatory capital requirements may be appropriate in circumstances where, among others: (1) a savings association has a high degree of exposure to interest rate risk, prepayment risk, credit risk, concentration of credit risk, certain risks arising from nontraditional activities, or similar risks or a high proportion of off-balance sheet risk; (2) a savings association is growing, either internally or through acquisitions, at such a rate that supervisory problems are presented that are not dealt with adequately by OTS regulations; and (3) a savings association may be adversely affected by the activities or condition of its holding company, affiliates, subsidiaries or other persons or savings associations with which it has significant business relationships. The Bank is not subject to any such individual minimum regulatory capital requirement.

    Citizens Financial's tangible and core capital ratios were 8.46% and its total risk-based capital ratio was 23.75% at December 31, 1997. Suburban Federal's tangible and core capital ratios were 5.99% and its total risk-based capital ratio was 13.65% at December 31, 1997.

    CERTAIN CONSEQUENCES OF FAILURE TO COMPLY WITH REGULATORY CAPITAL REQUIREMENTS. A savings bank's failure to maintain capital at or above the minimum capital requirements may be deemed an unsafe and unsound practice and may subject the savings bank to enforcement actions and other proceedings. Any savings bank not in compliance with all of its capital requirements is required to submit a capital plan that addresses the bank's need for additional capital and meets certain additional requirements. While the capital plan is being reviewed by the OTS, the savings bank must certify, among other things, that it will not, without the approval of its appropriate OTS Regional Director, grow beyond net interest credited or make capital distributions. If a savings bank's capital plan is not approved, the bank will become subject to additional growth and other restrictions. In addition, the OTS, through a capital directive or otherwise, may restrict the ability of a savings bank not in compliance with the capital requirements to pay dividends and compensation, and may require such a bank to take one or more of certain corrective actions, including, without limitation: (i) increasing its capital to specified levels, (ii) reducing the rate of interest that may be paid on savings accounts, (iii) limiting receipt of deposits to those made to existing accounts, (iv) ceasing issuance of new accounts of any or all classes or categories except in exchange for existing accounts, (v) ceasing or limiting the purchase of loans or the making of other specified investments, and (vi) limiting operational expenditures to specified levels.

    The HOLA permits savings banks not in compliance with the OTS capital standards to seek an exemption from certain penalties or sanctions for noncompliance. Such an exemption will be granted only if certain strict requirements are met, and must be denied under certain circumstances. If an exemption is granted by the OTS, the savings bank still may be subject to enforcement actions for other violations of law or unsafe or unsound practices or conditions.

    PROMPT CORRECTIVE ACTION. The prompt corrective action regulation of the OTS, promulgated under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), requires certain mandatory actions and authorizes certain other discretionary actions to be taken by the OTS against a savings bank that falls within certain undercapitalized capital categories specified in the regulation.

    The regulation establishes five categories of capital classification: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Under the regulation, the ratio of total capital to risk-weighted assets, core capital to risk-weighted assets and the leverage ratio are used to determine an institution's capital classification. Both the Bank and Suburban Federal meets the capital requirements of a "well capitalized" institution under applicable OTS regulations.

    In general, the prompt corrective action regulation prohibits an insured depository institution from declaring any dividends, making any other capital distribution, or paying a management fee to a controlling person if, following the distribution or payment, the institution would be within any of the three undercapitalized categories. In addition, adequately capitalized institutions may accept brokered deposits only with a waiver from the FDIC and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew or roll-over brokered deposits.

    Institutions that are classified as undercapitalized are subject to certain mandatory supervisory actions, including: (i) increased monitoring by the appropriate federal banking agency for the institution and periodic review of the institution's efforts to restore its capital, (ii) a requirement that the institution submit a capital restoration plan acceptable to the appropriate federal banking agency and implement that plan, and that each company having control of the institution guarantee compliance with the capital restoration plan in an amount not exceeding the lesser of 5% of the institution's total assets at the time it received notice of being undercapitalized, or the amount necessary to bring the institution into compliance with applicable capital standards at the time it fails to comply with the plan, and (iii) a limitation on the institution's ability to make any acquisition, open any new branch offices, or engage in any new line of business without the prior approval of the appropriate federal banking agency for the institution or the FDIC.

    The regulation also provides that the OTS may take any of certain additional supervisory actions against an undercapitalized institution if the agency determines that such actions are necessary to resolve the problems of the institution at the least possible long-term cost to the deposit insurance fund. These supervisory actions include: (i) requiring the institution to raise additional capital or be acquired by another institution or holding company if certain grounds exist, (ii) restricting transactions between the institution and its affiliates, (iii) restricting interest rates paid by the institution on deposits, (iv) restricting the institution's asset growth or requiring the institution to reduce its assets, (v) requiring replacement of senior executive officers and directors, (vi) requiring the institution to alter or terminate any activity deemed to pose excessive risk to the institution, (vii) prohibiting capital distributions by bank holding companies without prior approval by the FRB, (viii) requiring the institution to divest certain subsidiaries, or requiring the institution's holding company to divest the institution or certain affiliates of the institution, and (ix) taking any other supervisory action that the agency believes would better carry out the purposes of the prompt corrective action provisions of FDICIA.

    Institutions classified as undercapitalized that fail to submit a timely, acceptable capital restoration plan or fail to implement such a plan are subject to the same supervisory actions as significantly undercapitalized institutions. Significantly undercapitalized institutions are subject to the mandatory provisions applicable to undercapitalized institutions. The regulation also makes mandatory for significantly undercapitalized institutions certain of the supervisory actions that are discretionary for institutions classified as undercapitalized, creates a presumption in favor of certain discretionary supervisory actions, and subjects significantly undercapitalized institutions to additional restrictions, including a prohibition on paying bonuses or raises to senior executive officers without the prior written approval of the appropriate federal bank regulatory agency. In addition, significantly undercapitalized institutions may be subjected to certain of the restrictions applicable to critically undercapitalized institutions.

    The regulation requires that an institution be placed into conservatorship or receivership within 90 days after it becomes critically undercapitalized, unless the OTS, with concurrence of the FDIC, determines that other action would better achieve the purposes of the prompt corrective action provisions of FDICIA. Any such determination must be renewed every 90 days. A depository institution also must be placed into receivership if the institution continues to be critically undercapitalized on average during the fourth quarter after the institution initially became critically undercapitalized, unless the institution's federal bank regulatory agency, with concurrence of the FDIC, makes certain positive determinations with respect to the institution.

    Critically undercapitalized institutions are also subject to the restrictions generally applicable to significantly undercapitalized institutions and to a number of other severe restrictions. For example, beginning 60 days after becoming critically undercapitalized, such institutions may not pay principal or interest on subordinated debt without the prior approval of the FDIC. (However, the regulation does not prevent unpaid interest from accruing on subordinated debt under the terms of the debt instrument, to the extent otherwise permitted by law.) In addition, critically undercapitalized institutions may be prohibited from engaging in a number of activities, including entering into certain transactions or paying interest above a certain rate on new or renewed liabilities.

    If the OTS determines that an institution is in an unsafe or unsound condition, or if the institution is deemed to be engaging in an unsafe and unsound practice, the OTS may, if the institution is well capitalized, reclassify it as adequately capitalized; if the institution is adequately capitalized but not well capitalized, require it to comply with restrictions applicable to undercapitalized institutions; and, if the institution is undercapitalized, require it to comply with certain restrictions applicable to significantly undercapitalized institutions.

    CONSERVATORSHIP/RECEIVERSHIP. In addition to the grounds discussed under "--Prompt Corrective Action," the OTS (and, under certain circumstances, the FDIC) may appoint a conservator or receiver for a savings association if any one or more of a number of circumstances exist, including, without limitation, the following: (i) the institution's assets are less than its obligations to creditors and others, (ii) a substantial dissipation of assets or earnings due to any violation of law or any unsafe or unsound practice,
(iii) an unsafe or unsound condition to transact business, (iv) a willful violation of a final cease-and-desist order, (v) the concealment of the institution's books, papers, records or assets or refusal to submit such items for inspection to any examiner or lawful agent of the appropriate federal banking agency or state bank or savings association supervisor, (vi) the institution is likely to be unable to pay its obligations or meet its depositors' demands in the normal course of business, (vii) the institution has incurred, or is likely to incur, losses that will deplete all or substantially all of its capital, and there is no reasonable prospect for the institution to become adequately capitalized without federal assistance,
(viii) any violation of law or unsafe or unsound practice that is likely to cause insolvency or substantial dissipation of assets or earnings, weaken the institution's condition, or otherwise seriously prejudice the interests of the institution's depositors or the federal deposit insurance fund, (ix) the institution is undercapitalized and the institution has no reasonable prospect of becoming adequately capitalized, fails to become adequately capitalized when required to do so, fails to submit a timely and acceptable capital restoration plan, or materially fails to implement an accepted capital restoration plan, (x) the institution is critically undercapitalized or otherwise has substantially insufficient capital, or (xi) the institution is found guilty of certain criminal offenses related to money laundering.

    ENFORCEMENT POWERS. The OTS and, under certain circumstances, the FDIC, have substantial enforcement authority with respect to savings associations, including authority to bring various enforcement actions against a savings association and any of its "institution-affiliated parties" (a term defined to include, among other persons, directors, officers, employees, controlling stockholders, agents and stockholders who participate in the conduct of the affairs of the institution). This enforcement authority includes, without limitation: (i) the ability to terminate a savings association's deposit insurance, (ii) institute cease-and-desist proceedings, (iii) bring suspension, removal, prohibition and criminal proceedings against institution-affiliated parties, and

(iv) assess substantial civil money penalties. As part of a cease-and-desist order, the agencies may require a savings association or an institution-affiliated party to take affirmative action to correct conditions resulting from that party's actions, including to make restitution or provide reimbursement, indemnification or guarantee against loss; restrict the growth of the institution; and rescind agreements and contracts.

    CAPITAL DISTRIBUTION REGULATION. In addition to the prompt corrective action restriction on paying dividends, OTS regulations limit certain "capital distributions" by OTS-regulated savings associations. Capital distributions are defined to include, in part, dividends and payments for stock repurchases and cash-out mergers.

    Under the regulation, an association that meets its fully phased-in capital requirements both before and after a proposed distribution and has not been notified by the OTS that it is in need of more than normal supervision (a "Tier 1 association") may, after prior notice to, but without the approval of the OTS, make capital distributions during a calendar year up to the higher of: (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four-quarter period. A Tier 1 association may make capital distributions in excess of the above amount if it gives notice to the OTS and the OTS does not object to the distribution. A savings association that meets its regulatory capital requirements both before and after a proposed distribution but does not meet its fully phased-in capital requirement (a "Tier 2 association") is authorized, after prior notice to the OTS but without OTS approval, to make capital distributions in an amount up to 75% of its net income over the most recent four-quarter period, taking into account all prior distributions during the same period. Any distribution in excess of this amount must be approved in advance by the OTS. A savings association that does not meet its current regulatory capital requirements (a "Tier 3 association") cannot make any capital distribution without prior approval from the OTS, unless the capital distribution is consistent with the terms of a capital plan approved by the OTS.

    Citizens Financial and Suburban Federal both qualify as a Tier 1 association for purposes of the capital distribution rule. The OTS may prohibit a proposed capital distribution that would otherwise be permitted if the OTS determines that the distribution would constitute an unsafe or unsound practice. The requirements of the capital distribution regulation supersede less stringent capital distribution restrictions in earlier agreements or conditions.

    The OTS has proposed to amend its capital distribution regulation to conform its requirements to the OTS prompt corrective action regulation. Under the proposed regulation, an institution that would remain at least adequately capitalized after making a capital distribution, and that was owned by a holding company, would be required to provide notice to the OTS prior to making a capital distribution. "Troubled" associations and undercapitalized associations would be allowed to make capital distributions only by filing an application and receiving OTS approval, and such applications would be approved under certain limited circumstances.

    QUALIFIED THRIFT LENDER TEST. In general, savings associations are required to maintain at least 65% of their portfolio assets in certain qualified thrift investments (which consist primarily of loans and other investments related to residential real estate and certain other assets). A savings association that fails the qualified thrift lender test is subject to substantial restrictions on activities and to other significant penalties.

    Recent legislation permits a savings association to qualify as a qualified thrift lender not only by maintaining 65% of portfolio assets in qualified thrift investments (the "QTL test") but also, in the alternative, by qualifying under the Code as a "domestic building and loan association." The Bank is a domestic building and loan association as defined in the Code.

    Recent legislation also expands the QTL test to provide savings associations with greater authority to lend and diversify their portfolios. In particular, credit card and educational loans may now be made by savings associations without regard to any percentage-of-assets limit, and commercial loans may be made in an amount up to 10 percent of total assets, plus an additional 10 percent for small business loans. Loans for personal, family and household purposes (other than credit card, small business and educational loans) are now included without limit with other assets that, in the aggregate, may account for up to 20% of total assets. At December 31, 1997, under the expanded QTL test, approximately 69.4% of the Bank's portfolio assets were qualified thrift investments and approximately 98.2% of Suburban Federal's portfolio assets were qualified thrift investments.

    FDIC ASSESSMENTS. The deposits of both Citizens Financial and Suburban Federal are insured to the maximum extent permitted by the SAIF, which is administered by the FDIC, and are backed by the full faith and credit of the U.S. Government. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the OTS an opportunity to take such action.

    Under FDIC regulations, institutions are assigned to one of three capital groups for insurance premium purposes--'well capitalized," "adequately capitalized" and undercapitalized'--which are defined in the same manner as the regulations establishing the prompt corrective action system, as discussed below. These three groups are then divided into subgroups which are based on supervisory evaluations by the institution's primary federal regulator, resulting in nine assessment classifications. Effective January 1, 1997, assessment rates for both SAIF-insured institutions and Bank Insurance Fund ("BIF")-insured institutions ranged from 0% of insured deposits for well-capitalized institutions with minor supervisory concerns to 0.27% of insured deposits for undercapitalized institutions with substantial supervisory concerns. In addition, an assessment of 6.4 basis points and 1.3 basis points is added to the regular SAIF-assessment and the regular BIF-assessment, respectively, until December 31, 1999 in order to cover Financing Corporation debt service payments.

    Both the SAIF and the BIF are required by law to attain and thereafter maintain a reserve ratio of 1.25% of insured deposits. The BIF has achieved the required reserve ratio, and as a result, the FDIC reduced the average deposit insurance premium paid by BIF-insured banks to a level substantially below the average premium previously paid by savings institutions. Banking legislation was enacted on September 30, 1996 to eliminate the premium differential between SAIF-insured institutions and BIF-insured institutions. The legislation provided that all insured depository institutions with SAIF-assessable deposits as of March 31, 1995 pay a special one-time assessment to recapitalize the SAIF. Pursuant to this legislation, the FDIC promulgated a rule that established the special assessment necessary to recapitalize the SAIF at 65.7 basis points of SAIF-assessable deposits held by affected institutions as of March 31, 1995. Based upon their level of SAIF deposits as of March 31, 1995, Citizens Financial and Suburban Federal paid a special assessment of $3.5 million and $1.7 million, respectively. The assessment was accrued in the quarter ended September 30, 1996.

    The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank or Suburban Federal, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. There are no pending proceedings to terminate the deposit insurance of the Bank or Suburban Federal.

    THRIFT CHARTER. Congress has been considering legislation in various forms that would require federal thrifts, such as the Bank, to convert their charters to national or state bank charters. Recent legislation required the Treasury Department to prepare for Congress a comprehensive study on development of a common charter for federal savings associations and commercial banks, and, in the event that the thrift charter was eliminated by January 1, 1999, would require the merger of the BIF and the SAIF into a single DIF on that date. At this time, no determination can be made whether, or in what form, such legislation may eventually be enacted and there can be no assurance that any legislation that is enacted would not adversely affect the Bank or Suburban Federal.

    COMMUNITY REINVESTMENT ACT AND THE FAIR LENDING LAWS. Savings associations have a responsibility under the Community Reinvestment Act ("CRA") and related regulations of the OTS to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act (together, the "Fair Lending Laws") prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of CRA could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the Fair Lending Laws could result in enforcement actions by the OTS, as well as other federal regulatory agencies and the Department of Justice.

    NEW SAFETY AND SOUNDNESS GUIDELINES. The OTS and the other federal banking agencies have established guidelines for safety and soundness, addressing operational and managerial, as well as compensation matters for insured financial institutions. Institutions failing to meet these standards are required to submit compliance plans to their appropriate federal regulators. The OTS and the other agencies have also established guidelines regarding asset quality and earnings standards for insured institutions.

    CHANGE OF CONTROL. Subject to certain limited exceptions, no company can acquire control of a savings association without the prior approval of the OTS, and no individual may acquire control of a savings association if the OTS objects. Any company that acquires control of a savings association becomes a savings and loan holding company subject to extensive registration, examination and regulation by the OTS. Conclusive control exists, among other ways, when an acquiring party acquires more than 25% of any class of voting stock of a savings association or savings and loan holding company, or controls in any manner the election of a majority of the directors of the company. In addition, a rebuttable presumption of control exists if, among other things, a person acquires more than 10% of any class of a savings association or savings and loan holding company's voting stock (or 25% of any class of stock) and, in either case, any of certain additional control factors exist.

    Under recent legislation, companies subject to the Bank Holding Company Act that acquire or own savings associations are no longer defined as savings and loan holding companies under the HOLA and, therefore, are not generally subject to supervision and regulation by the OTS. OTS approval is no longer required for a bank holding company to acquire control of a savings association, although the OTS has a consultative role with the FRB in examination, enforcement and acquisition matters.

                                    TAXATION

FEDERAL TAXATION

    GENERAL. The Company and Citizens Financial will be subject to federal income taxation in the same general manner as other corporations with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to the Bank. The Bank's federal income tax returns have been closed without audit by the IRS through 1993.

    Following the Converion, the Company anticipates that it will file consolidated tax returns with Citizens Financial commencing with the first taxable year after consummation of the conversion. Accordingly, it is anticipated that any cash distributions made by the Company to its stockholders would be treated as cash dividends and not as a non-taxable return of capital to stockholders for federal and state tax purposes.

    METHOD OF ACCOUNTING. For federal income tax purposes, both Citizens Financial and SFC currently report their respective income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 (the "1996 Act") eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

    BAD DEBT RESERVES. Prior to the 1996 Act, the Bank and Suburban Federal were permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at taxable income. As a result of the 1996 Act, savings associations must use the specific chargeoff method in computing its bad debt deduction beginning with their 1996 Federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of such reserve subject to recapture as of December 31, 1997 is approximately $4.5 million and $1.5 million for Citizens Financial and SFC, respectively.

    TAXABLE DISTRIBUTIONS AND RECAPTURE. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions or cease to maintain a bank charter.

    At December 31, 1997 the total federal pre-1988 reserve was approximately $8.7 million and $3.8 million for Citizens Financial and SFC, respectively. This reserve reflects the cumulative effects of federal tax deductions by the Bank for which no Federal income tax provision has been made.

    MINIMUM TAX. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Neither Citizens Financial nor SFC has been subject to the alternative minimum tax or have any such amounts available as credits for carryover.

    NET OPERATING LOSS CARRYOVERS. A financial institution may carry back net operating losses to the preceding three taxable years and forward to the succeeding 15 taxable years. This provision applies to losses incurred in taxable years beginning after 1986. At December 31, 1997, neither Citizens Financial nor SFC had any net operating loss carryforwards for federal income tax purposes.

    CORPORATE DIVIDENDS-RECEIVED DEDUCTION. The Company and SFC may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

STATE AND LOCAL TAXATION

    INDIANA STATE TAXATION. The Company and the Bank will be subject to an 8.5% franchise tax, imposed by the State of Indiana, on the net income of financial (including thrift) institutions, exempting them from the current gross income, supplemental net income and intangible taxes. Net income for franchise tax purposes will constitute federal taxable income before net operating loss deductions and special deductions, adjusted for certain items, including Indiana income taxes, property taxes, charitable contributions, tax exempt interest and bad debts. Other applicable Indiana taxes include sales, use and property taxes.

    DELAWARE STATE TAXATION. As a Delaware holding company not earning income in Delaware, the Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware. The tax is imposed as a percentage of the capital base of the Company with an annual maximum of $150,000.

    Illinois Taxation. SFC files a combined Illinois income tax return with Suburban Federal and its subsidiaries. For Illinois income tax purposes, SFC and its subsidiaries will be taxed at an effective rate equal to 7.18% of Illinois taxable income. For these purposes, "Illinois Taxable Income" generally means federal taxable income, subject to certain adjustments (including the addition of interest income on state and municipal obligations and the exclusion of interest income on United States Treasury obligations). The exclusion of income on United States Treasury obligations has the effect of reducing the Illinois taxable income of Suburban Federal.

\

                                   MANAGEMENT


Management of the Company

     The Board of Directors of the Company is divided into three classes, each of which contains approximately one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Blaine and Burns and Ms. Abbott, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. Diamond and James W. Prisby, has a term of office expiring at the second annual meeting of stockholders and a third class, consisting of Mr. Thomas F. Prisby has a term of office expiring at the third annual meeting of stockholders. In connection with the consummation of the Merger, the Company and Citizens Financial agreed to appoint Mr. Daniel P. Ryan to the Boards of Directors of both the Company and the Bank in the class whose term expires at the third annual meeting. Their names and biographical information are set forth under "- Management of the Bank."

     The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.


                Executive                Position Held with Company
            --------------------        ----------------------------

            Thomas F. Prisby(1)         Chairman of the Board and Chief
                                         Executive Officer

            James W. Prisby(1)          Vice Chairman, President and Chief
                                         Operating Officer

            John T. Stephens            Executive Vice President and Chief
                                         Financial Officer

            Monica F. Sullivan          Corporate Secretary

------------

(1)      Messrs. Thomas F. and James W. Prisby are brothers.

     In connection with the consummation of the Merger, Mr. Ryan will be elected as Senior Executive Vice President of the Company and the Bank as well as Vice Chairman of the Board. The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

     Information concerning the principal occupations, employment and compensation of the directors and officers of the Company during the past five years is set forth under "- Management of the Bank" and "- Executive Officers Who Are Not Directors." Directors of the Company initially will not be compensated by the Company but will serve and be compensated by the Bank. It is not anticipated that separate compensation will be paid to directors of the Company until such time as such persons devote significant time to the separate management of the Company's affairs, which is not expected to occur until the Company becomes actively engaged in additional businesses other than holding the stock of the Bank. The Company may determine that such compensation is appropriate in the future.

Management of the Bank

     The following table sets forth certain information regarding the Board of Directors of the Bank.

                                   Positions Held
                                        With                     Director
     Name            Age(1)           the Bank                     Since
-----------------    ------  -----------------------------       ---------
Sally A. Abbott       63      Director                             1986
Gregory W. Blaine     49      Director                             1998
Bernard W. Bolls      72      Director                             1970
Thomas J. Burns       64      Director                             1994
James Dal Santo       72      Director                             1988
Gene Diamond          45      Director                             1994
James W. Prisby       47      Vice Chairman, President and         1977
                              Chief Operating Officer

Thomas F. Prisby      56      Chairman of the Board and Chief      1996
                              Executive Officer

John T. Stephens      53      Director, Executive Vice President   1986
                              and Chief Financial Officer

------------------------------

(1)      As of December 31, 1997.

     Set forth below is information with respect to the principal occupations during at least the last five years for the directors of the Bank.

     Sally A. Abbott. Ms. Abbott is currently retired. Previously, Ms. Abbott retired from the Bank as a Vice President in 1994.

     Gregory W. Blaine. Mr. Blaine has served as Chairman and Chief Executive Officer of TN Technologies since 1996. TN Technologies is a subsidiary of True North

Communications, Inc, Hinsdale, Illinois. Mr. Blaine has served in various positions with True North Communications, Inc. since joining the Company in 1979 including serving on the Board thereof from 1990 to 1997 and as director of Global Operating Systems.

     Bernard W. Bolls. Mr. Bolls is currently retired. Previously Mr. Bolls was the owner of O.E. Bolls and Company, Hammond, Indiana, a wholesale food products distributor.

     Thomas J. Burns. Mr. Burns has operated the Burns-Kish Funeral Homes, Hammond, Indiana since 1954.

     James Dal Santo. Mr. Dal Santo retired from Price Real Estate in 1980. He currently is self-employed as a real estate manager.

     Gene Diamond. Mr. Diamond is President and Chief Executive Officer of St. Margaret Mercy Healthcare Centers, located in Hammond and Dyer, Indiana, serving in such positions since April 1993.

     James W. Prisby. Mr. Prisby has served as Vice Chairman of the Board, President and Chief Operating Officer of the Bank since February 1996. Previously, Mr. Prisby served as Executive Vice President since 1993 and Corporate Secretary of the Bank from 1977 to 1996. Mr. Prisby joined the Bank in 1974 as internal auditor.

     Thomas F. Prisby. Mr. Prisby has served as Chairman of the Board and Chief Executive Officer of the Bank since February 1996. Previously, Mr. Prisby served as President and Chief Operating Officer of the Bank from 1989 to 1996. Mr. Prisby joined the Bank in 1982 as Executive Vice President.

     John T. Stephens. Mr. Stephens currently serves as Executive Vice President, Chief Financial Officer and Treasurer and has done so since 1993. Mr. Stephens joined the Bank in 1983 as Senior Vice President, Chief Financial Officer and Treasurer.

     Upon consummation of the Merger, Mr. Ryan and another director of SFC and Suburban Federal selected by the Bank will be appointed as directors of the Bank. Mr. Ryan will also be appointed as a director and Vice Chairman of the Board of the Company. Set forth below is certain biographical information with respect to Mr. Ryan.

     Daniel P. Ryan. Mr. Ryan, age 57 years, currently serves as President and Chief Executive Officer of SFC and Suburban Federal and has held such positions with SFC since its formation in 1991 and with Suburban Federal since 1986. He was elected Vice Chairman of the Boards of Directors of SFC and Suburban Federal in 1992 and Chairman of the Boards of SFC and Suburban Federal in 1997.

Executive Officers Who Are Not Directors

     Set forth below is information with respect to the principal occupations during at least the last five years for the one executive officer of the Bank who does not serve as a director.

     Jeffrey C. Stur. Age 49 years. Mr. Stur has served as Senior Vice President of the Bank for Lending since December 1992. Mr. Stur has been employed by the Bank since 1972 and has previously served as a loan officer, a staff appraiser and the Manager of the Appraisal Department.

     In connection with the consummation of the Merger, Messrs. Byron G. Thoren and Steven E. Stock, currently executive officers of SFC and Suburban Federal, will be appointed Executive Vice President - Operations and Senior Vice President, respectively, of the Bank. Set forth below is information with respect to such persons' principal occupations during the past five years.

     Byron G. Thoren. Age 50 years. Mr. Thoren currently is Executive Vice President and Chief Operating Officer of SFC and Suburban Federal. He has held such positions since 1988, with respect to Suburban Federal and 1991 with respect to SFC.

     Steven E. Stock. Age 48 years. Mr Stock currently is Senior Vice President, Chief Financial Officer and Treasurer of SFC and Suburban Federal. Mr. Stock joined Suburban Federal in 1991.

Directors' Compensation

     Members of the Bank's Board of Directors, except for Messrs. James W. Prisby, Thomas F. Prisby and John T. Stephens and upon his appointment to the Board, Mr. Daniel P. Ryan, receive $1,800 per meeting attended of the Board, $350 per Compensation Committee meeting, $250 per Executive Committee meeting, $200 per Audit Committee meeting, $175 per Asset Liability Management Committee meeting and $100 per Trust Committee meeting attended. Board fees are subject to periodic adjustment by the Board of Directors. See "- Benefits - Stock Option Plan" and "- Recognition Plan."

Compensation Committee Interlocks and Insider Participation

     Determinations regarding compensation of the Bank's employees are made by the Compensation Committee of the Board of Directors. Sally A. Abbott and Gene Diamond, directors of the Bank, and Thomas J. Prisby, Chairman and Chief Executive Officer, serve as members of the Compensation Committee.

Summary Compensation Table

     The following table sets forth a summary of certain information concerning the compensation paid by the Bank (including amounts deferred to future periods by the officers) for services rendered in all capacities during the year ended December 31, 1997 to the Chairman and Chief Executive Officer of the Bank and the two other officers of the Bank whose compensation exceeded $100,000.

----------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                    Long Term Compensation
                                    ------------------------------------      -------------------------
                                                                                    Awards                Payouts
                                                                              -------------------------   -------     All Other
                                                            Other                           Securities     LTIP     Compensation(2)
    Name and                                                Annual            Restricted    Underlying    Payouts
Principal Position         Year     Salary      Bonus     Compensation(1)       Stock       Options
-----------------------------------------------------------------------------------------------------------------------------------
Thomas F. Prisby
  Chairman and Chief
  Executive Officer        1997     $333,600     $53,206      $113,036          --            --           --            $9,500
-----------------------------------------------------------------------------------------------------------------------------------
James W. Prisby
  President and Chief
  Operating Officer        1997     $294,680     $46,688      $93,849           --            --            --           $9,500
-----------------------------------------------------------------------------------------------------------------------------------
John T. Stephens
  Executive Vice
  President and Chief
  Financial Officer        1997     $216,840     $33,482      $42,237           --            --            --            $9,500
-----------------------------------------------------------------------------------------------------------------------------------



---------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officers. The costs to the Bank of providing such benefits to the named executive officers during the year ended December 31, 1997 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each individual. Includes a payment of $113,036, $93,849 and $42,237 in supplemental retirement benefits to Messrs. Thomas F. Prisby, James W. Prisby and John T. Stephens, respectively, which is an amount equal to the difference between the benefits that would be payable under the Bank's retirement plans but for the limitation set forth in the Internal Revenue Code with respect to includable compensation and the maximum benefit payable under the Bank's retirement plans.

(2) Consists of the Bank's contributions to the Bank's 401(k) profit sharing plan to the account of the named executive officers.

Employment Agreements

     In connection with the Conversion, the Company and the Bank (the "Employers") intend to enter into employment agreements with each of Messrs. James W. Prisby, Thomas F. Prisby and John T. Stephens (the "Executives"), which agreements will supersede existing employment agreements with such persons. The Employers have agreed to employ the executives for a term of three years, in each case in their current respective positions. The agreements with the Executives initially will be at their current salary levels. The Executives' compensation and expenses shall be paid by the Company and the Bank in the same proportion as the time and services actually expended by the Executives on behalf of each respective Employer. With respect to the Executives, the employment agreements will be reviewed annually by the Boards of Directors of the Employers. The term of the Executives' employment agreements shall be extended daily for a successive additional one-day period unless the Company and the Bank provide notice not less than 60 days prior to such date, not to extend the employment term.

     Each of the employment agreements shall be terminable with or without cause by the Employers. The Executives shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death. In the event that (i) the Executive terminates his employment because of failure to comply with any material provision of the employment agreement or the Employers change the Executive's title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the executive as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control of the Company, as defined, will be entitled to a cash severance amount equal to three times their average annual compensation, as defined, plus an amount to reimburse the executives for certain tax obligations.

     A change in control is generally defined in the employment agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any three-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period. If a change-of-control of the Company had occurred on March 31, 1998, Messrs. Thomas F. Prisby, James W. Prisby and John Stephens would be entitled to receive $1.1 million, $967,000 and $701,000, respectively, in severance payments.

     In addition, in accordance with the terms of the Merger Agreement, the Company and the Bank will enter into one year employment agreements with Messrs. Ryan, Thoren and Stock (the "Other Executives") upon the consummation of Merger. Other than the one-year terms of the agreements and the amount of severance payments due in the event of a change of control, the substantive provisions of such agreements with the Other Executives will be similar to the agreements with the Executives. Each of the employment agreements with the Other Executives shall be terminable with or without cause by the Employers. The Other Executives shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, or retirement or death. In the event that (i) the Other Executive terminates his employment because of failure to comply with any material provision of the employment agreement or the Employers change the Other Executive's title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the Other Executive as a result of certain adverse actions which are taken with respect to the Other Executive's employment following a change in control of the Company, as defined, the Other Executive will be entitled to a cash severance amount equal to the amount of the base salary, as defined, as of the date of termination, that he would have received for the remaining term of the agreement.

     Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect. The Company and/or the Bank may determine to enter into similar employment agreements with other officers of the Company and/or the Bank in the future.

Benefits

     Employee Stock Ownership Plan. The Company has established the ESOP for employees of the Company and the Bank to become effective upon the Conversion. Full-time employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a twelve month period are eligible to participate in the ESOP.

     As part of the Conversion, in order to fund the purchase of up to 8% of the Common Stock sold in the Conversion, it is anticipated that the ESOP will borrow funds from the Company. It is anticipated that such loan will equal 100% of the aggregate purchase price of the Common Stock acquired by the ESOP. The loan to the ESOP will be repaid principally from the Company's and the Bank's contributions to the ESOP over a period of not less than 12 years, and the collateral for the loan will be the Common Stock purchased by the ESOP. The interest rate for the ESOP loan is expected to be a fixed rate at the Bank's prime rate as of the date of the loan. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

     Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released to participants on a pro rata basis as debt service payments are made. Shares released from the ESOP will be allocated to the accounts of ESOP participants pursuant to two methods. First, for each eligible ESOP participant, a portion of the shares released for the plan year will be allocated to a special "matching" account under the ESOP equal in value to the amount matching the contribution, if any, that such participant would be entitled to under the terms of the Bank's 401(k) profit sharing plan for the plan year. Second, the remaining shares which have been released for the plan year will be allocated to each eligible participant's general ESOP account based on the ratio of each such participant's base compensation to the total base compensation of all eligible ESOP participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Upon the completion of two years of service, the account balances of participants within the ESOP will become 20% vested and will continue to vest at the rate of 20% for each additional year of service completed by the participant, such that a participant will become 100% vested upon the completion of six years of service. Credit is given for years of service with the Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     Messrs. James W. Prisby and John T. Stephens and Ms. Janice S. Dobrinich will serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Impact of Accounting Pronouncements" for a discussion of SOP 93-6, which addresses the measure of compensation expense recorded by employers for leveraged ESOPs from the cost of ESOP shares to the fair value of ESOP shares.

     GAAP requires that any third party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Since the ESOP is borrowing from the Company, such obligation is not treated as a liability, but will be excluded from stockholders' equity. If the ESOP purchases newly issued shares from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the ESOP participants.

     The ESOP will be subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations of the IRS and the Department of Labor thereunder.

     Stock Option Plan. Following consummation of the Conversion, the Board of Directors of the Company intends to adopt a Stock Option Plan, which will be designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options intended to comply with the requirements of
Section 422 of the Code ("incentive stock options"), non-incentive or compensatory stock options, stock appreciation rights and limited rights which will be exercisable only upon a change in control of the Company or the Bank (collectively "Awards"). Awards may be granted to directors and key employees of the Company and any subsidiaries. The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee"). Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of 10 years from the date the Stock Option Plan is adopted by the Board of Directors. Subject to any applicable OTS regulations, upon exercise of "Limited Rights" in the event of a change in control, the employee will be entitled to receive a lump sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option.

     Under the Stock Option Plan, the Committee will determine which directors, officers and key employees will be granted Awards, whether options will be incentive or compensatory options, the number of shares subject to each Award, the exercise price of each option, whether options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of an incentive stock option must at least equal the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who are 5% stockholders). The granting or vesting of stock options may be conditioned upon the achievement of individual or company-wide performance goals, which could include goals such as the achievement by the Company or the Bank of specified levels of net income, asset growth, return on assets, return on equity or other specific performance goals.

     At a meeting of stockholders of the Company following the Conversion, which under applicable OTS regulations may be held no earlier than six months after the completion of the Conversion, the Board of Directors intends to present the Stock Option Plan to stockholders for approval and to reserve an amount equal to 10% of the shares of Common Stock sold in the Offerings (or 1,552,500 shares based upon the issuance of 15,525,000 shares), for issuance under the Stock Option Plan. Under the terms of the Merger Agreement, at least 75,000 shares reserved for issuance under the Stock Option Plan will be available for grant to certain officers of SFC and Suburban Federal who become employees of the Company or the Bank as a result of the Merger. OTS regulations provide that, in the event such plan is implemented within the one year following the Conversion, no individual officer or employee of the Bank may receive more than 25% of the options granted under the Stock Option Plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the Stock Option Plan. OTS regulations also provide that the exercise price of any options granted under any such plan must be the fair market value of the Common Stock as of the date of grant. Each stock option or portion thereof will be exercisable at any time on or after it vests and will be exercisable until 10 years after its date of grant or for periods of up to one year following the death, disability or other termination of the optionee's employment or service as a director. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee.

     At the time an Award is granted pursuant to the Stock Option Plan, the recipient will not be required to make any payment in consideration for such grant. With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of Common Stock. The shares reserved for issuance under the Stock Option Plan may be authorized but previously unissued shares, treasury shares, or shares purchased by the Company on the open market or from private sources. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common
Stock outstanding. In the event the Company declares a special cash dividend or return of capital following the implementation of the Stock Option Plan in an amount per share which exceeds 10% of the fair market value of a share of Common Stock as of the date of declaration, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration shall, subject to certain limitations, be proportionately adjusted to give effect to such special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital.

     Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. As regards incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.

     It is currently expected that the Stock Option Plan will provide that no individual officer will be able to receive stock options for more than 25% of the shares available under the Stock Option Plan, or 388,125 if the amount of Common Stock sold in the Conversion is equal to the maximum of the Estimated Offering Range, vesting over a five-year period (or 77,625 shares per year based upon the maximum of the Estimated Offering Range). In addition, under the terms of the Merger Agreement, each SFC Option that is outstanding as of the Effective Time of the Merger, whether or not exercisable, shall be converted into the right to purchase shares of Company Common Stock, the number and exercise price of each such SFC Option being adjusted to reflect the Exchange Ratio. The Company will maintain the SFC Option Plans (as hereinafter defined), substituting Company Common Stock for SFC Common Stock, adjusted for the Exchange Ratio.

         Recognition Plan. Following consummation of the Conversion, the Board of Directors of the Company intends to adopt a Recognition Plan for directors, officers and employees. The objective of the Recognition Plan will be to enable the Company to provide directors, officers and employees with a proprietary interest in the Company as an incentive to contribute to its success. The Company intends to present the Recognition Plan to stockholders for their approval at a meeting of stockholders which, pursuant to applicable OTS regulations, may be held no earlier than six months subsequent to completion of the Conversion.

     The Recognition Plan will be administered by a committee of the Board of Directors, which will have the responsibility to invest all funds contributed to the trust created for the Recognition Plan (the "Trust"). The Company will contribute sufficient funds to the Trust so that the Trust can purchase, following the receipt of stockholder approval, a number of shares equal to an aggregate of 4% of the Common Stock sold in the Conversion (621,000 shares based on the sale of 15,525,000 shares at the maximum of the Estimated Offering Range and 714,150 shares based on the sale of 17,853,750 shares at the maximum, as adjusted of the Estimated Offering Range). Based on the Purchase Price, the shares of Common Stock in the Recognition Plan will have an aggregated value of $6.2 million and $7.1 million assuming the sale of Conversion Shares at the maximum and the maximum, as adjusted of the Estimated Offering Range. Shares of Common Stock granted pursuant to the Recognition Plan generally will be in the form of restricted stock vesting at the rate of 20% per year over the five years following the date of grant. For accounting purposes, compensation expense in the amount of the fair market value of the Common Stock at the date of the grant to the recipient will be recognized pro rata over the period during which the shares are payable. A recipient will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in the Trust. Under the terms of the Recognition Plan, recipients of awards will be entitled to instruct the trustee of the Recognition Plan as to how the underlying shares should be voted, and the trustee will be entitled to vote all unallocated shares in its discretion. If a recipient's employment is terminated as a result of death or disability, all restrictions will expire and all allocated shares will become unrestricted. The Board of Directors of the Company can terminate the Recognition Plan at any time, and if it does so, any shares not allocated will revert to the Company. Recipients of grants under the Recognition Plan will not be required to make any payment at the time of grant or when the underlying shares of Common Stock become vested, other than payment of withholding taxes.

     It is currently expected that the Recognition Plan will provide that no individual officer will be able to receive an award for more than 25% of the shares available under the Recognition Plan, or 155,250 shares if the amount of Common Stock sold in the Conversion is equal to the maximum of the Estimated Offering Range, vesting over a five-year period (or 31,050 shares per year based upon the maximum of the Estimated Offering Range).

     Retirement Plan. The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the "Retirement Plan") for eligible employees. All salaried employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including executive officers named in the Executive Compensation Table above, equal to 2% of the participant's final average compensation (highest average annual compensation during 60 consecutive calendar months multiplied by the participant's years (and any fraction thereof)) of eligible employment. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on a actuarial basis and all assets are held in trust by the Retirement Plan trustee.

     The following table illustrates the annual benefit payable upon normal retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the Retirement Plan.

                                      Years of Service
                    -------------------------------------------------------
Remuneration         15           20           25            30            35
------------      -------       -------     -------       -------       -------
 $125,000         $37,500       $50,000     $62,500       $75,000       $87,500
  150,000          45,000        60,000      75,000        90,000       105,000
  175,000          48,000        64,000      80,000        96,000       112,000
  200,000          48,000        64,000      80,000        96,000       112,000
  225,000          48,000        64,000      80,000        96,000       112,000
  250,000          48,000        64,000      80,000        96,000       112,000
  300,000          48,000        64,000      80,000        96,000       112,000
  400,000          48,000        64,000      80,000        96,000       112,000
  450,000          48,000        64,000      80,000        96,000       112,000

------------

(1) The annual retirement benefits shown in the table do not reflect a deduction for Social Security benefits and there are no other offsets to benefits.

(2) For the fiscal year of the Retirement Plan beginning on January 1, 1998, the average final compensation for computing benefits under the Retirement Plan cannot exceed $160,000 (as adjusted for subsequent years pursuant to Code provisions). Benefits in excess of the limitation are provided through cash payments made annually to each officer effected by such limitation.

(3) For the fiscal year of the Retirement Plan beginning on January 1, 1998, the maximum annual benefit payable under the Retirement Plan cannot exceed $130,000 (as adjusted for subsequent years pursuant to Code provisions).

     The following table sets forth the years of credited service and the average annual earnings (as defined above) determined as of June 30, 1997, the end of the 1997 plan year, for each of the individuals named in the Summary Compensation Table.

                          Years of Credited    Average Annual
                              Service            Earnings(1)
                          -----------------    --------------
                                Yrs.
     Thomas F. Prisby            14               $152,000
     James W. Prisby             22                152,000
     John T. Stephens            13                152,000

-----------

(1) Reflects effect of limitation of compensation that may be used in calculating benefits under the provisions of the Code.

     Supplemental Executive Retirement Plan. The Bank is considering adopting a supplemental executive retirement plan ("SERP") to provide for eligible employees benefits that would be due under the ESOP if such benefits were not limited under the Code. The Board of Directors may also provide that the SERP will provide eligible employees with benefits that would be due under the Retirement Plan and the 401(k) Plan if such benefits were not limited under the Code.

     401(k) Plan. The Bank has adopted the 401(k) Plan, which is a tax-qualified defined contribution plan which permits salaried employees with at least one year of service and who are 21 years of age or older to make pre-tax salary deferrals under section 401(k) of the Code. Salary deferrals are made by the election and are limited to 15% of compensation up to $10,000 (for 1998). The Bank generally makes matching contributions equal to 100% of deferred amounts up to 6% of salary with an annual limit of the lesser of 25% of an employee's compensation for the plan year or $30,000. Employees are fully vested in their salary deferrals, and become 100% vested in the Bank's contribution upon commencement of participation in the Plan. The 401(k) Plan provides that employees select the investment of their accounts among several options.

     The Bank 401(k) Plan includes the option to invest 401(k) Plan assets in Common Stock. In addition, participating employees may elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued or treasury shares acquired from the Company or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan will be held by an independent trustee and allocated to the accounts of individual participants. Participants will control the exercise of voting and tender rights relating to the Common Stock held in their accounts.

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                          THE CONVERSION AND THE MERGER

     THE BOARD OF DIRECTORS OF THE COMPANY AND THE BOARD OF DIRECTORS OF THE BANK HAVE APPROVED THE PLAN OF CONVERSION, AS HAS THE OTS, SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY SUCH AGENCY. IN ADDITION, THE BOARDS OF DIRECTORS OF THE COMPANY AND THE BANK HAVE ADOPTED THE MERGER AGREEMENT.

General

     In connection with the approval of the Merger Agreement, on December 29, 1997, the Board of Directors of the Bank unanimously adopted the Plan, pursuant to which the Bank will be converted from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and the Company will offer and sell the Conversion Shares. The Plan was subsequently amended on March 16, 1998. It is intended that all of the common stock of the Bank following the Conversion will be held by the Company, which is incorporated under Delaware law. The Plan has been approved by the OTS, subject to, among other things, approval of the Plan by the members of the Bank. A Special Meeting has been called for this purpose to be held on _______ __, 1998.

     Simultaneously with, or immediately after, the completion of the Conversion, SFC will merge with and into the Company with the Company being the survivor thereof. Immediately thereafter, Suburban Federal will merge with and into the Bank with the Bank being the survivor thereof. The Merger is governed by the Merger Agreement, which was unanimously adopted by the respective Boards of Directors of the Bank and SFC and upon its formation, by the Board of Directors of the Company. The Conversion and the Merger and the Offerings are interdependent transactions, and none of such transactions will occur unless all of them do.

     In adopting the Plan, the Board of Directors of the Bank determined that the Conversion and the Merger were advisable and in the best interests of its members and the Bank and further determined that the interests of certain holders of its deposit accounts in the net worth of the Bank would be equitably provided for and that the Conversion would not have any adverse impact on the reserves and net worth of the Bank.

     The Conversion and the Merger are interdependent transactions and neither transaction will occur unless both of them do. Thus, in the event the conditions to the Merger are not satisfied or waived, the Conversion will not be consummated, the Offerings will be terminated and the funds received in connection therewith returned to subscribers. The consummation of the Merger is expected to occur simultaneously with or, immediately after, the consummation of the Conversion.

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     The Company has applied to the OTS for permission to become a savings and loan holding company and to acquire all of the common stock of the Bank to be issued in connection with the Conversion as well as all of the SFC Common Stock. The Company plans to retain 50% of the proceeds from the sale of the Conversion Shares (net of expenses and the loan to be made to the ESOP), with all the remaining proceeds used to purchase all of the then to be issued and outstanding capital stock of the Bank. Based on the minimum and maximum of the Estimated Offering Range, approximately $9.2 million and $12.4 million, respectively, of the net proceeds retained by the Company are intended to be used to loan funds to the ESOP to enable the ESOP to purchase up to 8% of the Conversion Shares sold in the Conversion. The Conversion will be effected only upon completion of the sale of all of the Conversion Shares to be issued pursuant to the Plan.

     The Plan provides generally that, in connection with the Conversion, the Company will offer shares of Common Stock for sale in the Subscription Offering to the Bank's (i) Eligible Account Holders (defined as depositors of the Bank with account balances of $50.00 or more as of the close of business on January 31, 1996), (ii) ESOP, (iii) Supplemental Eligible Account Holders (defined as depositors of the Bank with account balances of $50.00 or more as of the close of business on ______ __, 1998), (iv) Other Members (defined as depositors and certain borrowers of the Bank as of the close of business on ______ __, 1998), and (v) officers, directors and employees of the Bank. Any shares remaining upon completion of the Subscription Offering are expected to be offered in a Community Offering to certain members of the general public, subject to the prior rights of holders of subscription rights. See "The Offerings - Subscription Offering and Subscription Rights" and "The Offerings - Community Offering." It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Company to the general public in a Syndicated Community Offering. See "The Offerings-Syndicated Community Offering."

     The aggregate price of the Conversion Shares to be sold in the Conversion within the Estimated Offering Range, currently estimated to be between $114.75 million and $155.25 million, will be determined based upon an independent appraisal of the estimated pro forma market value of the Conversion Shares. All Conversion Shares to be issued and sold in the Conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Subscription Offering, if all shares are subscribed for, or at the completion of the Community Offering and/or Syndicated Community Offering. The appraisal has been performed by RP Financial, a consulting firm experienced in the valuation and appraisal of savings institutions. See "The Offerings - Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the Conversion Shares.

     In furtherance of the Bank's commitment to the community which it serves, the Plan provides for the establishment of the Foundation as part of the Conversion. As is described in greater detail below, the Foundation is intended to complement the Bank's existing community reinvestment activity and is a means of establishing a common bond between the Bank and the communities that it serves and thereby enable such communities to share in the growth and

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profitability of the Company over the long term. Consistent with the Bank's goal, the Company intends to donate to the Foundation immediately following the Conversion 300,000 shares of its authorized, but unissued Common Stock.

     The following is a brief summary of pertinent aspects of the Conversion and the Merger as well as the Merger Agreement. The summary is qualified in its entirety by reference to the provisions of the Plan and the Merger Agreement. A copy of the Plan is available for inspection at the offices of the Bank and at the offices of the OTS. The Plan and the Merger Agreement are also filed as exhibits to the Registration Statement and the Application for Conversion of which this Prospectus is a part, copies of which may be obtained from the SEC and the OTS. See "Additional Information."

Reasons for and Purposes of the Conversion and the Merger

     The Bank, as a federally-chartered mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, most business entities and a large number of savings institutions. The Conversion will permit the Bank's customers and members of the local community and of the general public to become equity owners and to share in the future of the Company and the Bank. The Conversion will also provide additional funds for lending and investment activities, facilitate future access to the capital markets, enhance the ability of the Company to diversify and expand into other markets and enable the Bank to compete more effectively with other financial institutions.

     The holding company form of organization will provide additional flexibility to diversify the Company's and the Bank's business activities through existing or newly formed subsidiaries, or through acquisition of or mergers with other financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities other than the Merger, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise.

     After completion of the Conversion, the unissued common and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities (other than the issuance of the Exchange Shares in connection with the Merger), other than the possible issuance of additional shares to the Recognition Plan or upon exercise of stock options. Following the Conversion, the Company will also be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "Management - Benefits."

     The Boards of Directors of the Bank, the Company and SFC believe that the combination of the Parties will enhance the competitive position of the combined entities and will enable the

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resulting institution to compete more effectively than either the Bank or
Suburban Federal could on its own. The combined entity will have greater financial resources and, as a result of the Offerings, increased capital levels. The Company's pro forma stockholders' equity will amount to 17.2% of pro forma total assets at December 31, 1997, assuming the Conversion Shares are sold at the maximum of the Estimated Offering Range. The combination will result in increased funds being available for lending purposes, greater resources for expansion of services and better opportunities for attracting and retaining qualified personnel.

     The terms of the Merger Agreement were the result of arm's length negotiations between the representatives of the Bank and SFC. Among the factors considered by the Board of Directors of the Bank were (i) the ability to expand the Bank's presence in the southeastern Chicago metropolitan area (upon consummation of the Merger, the Bank will have 12 branches in the southeastern Chicago metropolitan area); (ii) information concerning the financial condition, results of operations, capital levels, asset quality and prospects of the Bank and SFC; (iii) the short-term and long-term impact the Conversion and the Merger will have on the Company's consolidated results of operations, including expanded residential, multi-family and commercial real estate lending as well as expanded retail banking products and services; (iv) the general structure of the transaction and the compatibility of the respective managements and business philosophies; (v) the enhancement of the franchise value of the Company and the Bank; (vi) the ability of the combined enterprise to compete in relevant banking and non-banking markets; (vii) industry and economic conditions; and (viii) the impact of the Conversion and the Merger on the depositors, employees, customers and communities served by the Bank and SFC through the contemplated expansion of residential, multi-family and commercial real estate lending as well as the expansion of retail banking products and services.

     The Bank and Suburban Federal currently serve contiguous market areas. The Bank operates in Lake, Porter and LaPorte counties in Northwest Indiana while Suburban Federal operates in Cook, DuPage and Will Counties in Illinois, and Lake County, Indiana. As a result of Merger, the Bank will operate 23 full-service banking center offices.

     In light of the foregoing, the Boards of Directors of the Company, the Bank and SFC believe that the Conversion and the Merger are in the best interest of the Parties and their respective members and stockholders .

Establishment of the Foundation

     General. In furtherance of the Bank's commitment to the communities that it serves, the Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of the Company. By further enhancing the Bank's visibility and reputation in the communities that it serves, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. The Foundation will be dedicated to charitable purposes within the communities served by the Bank (taking into account the Merger), including community development activities.

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     Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. Traditionally, the Bank has emphasized community lending and community development activities within the communities that it serves. The Foundation is being formed as a complement to the Bank's existing community activities, not as a replacement for such activities. While the Bank intends to continue to emphasize community lending and community development activities following the Conversion, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not currently available to the Bank. The Bank believes that the Foundation will enable the Company and the Bank to assist their local community in areas beyond community development and lending. The Bank believes the establishment of the Foundation will enhance its activities under the CRA. In this regard, the Board of Directors believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the communities served by the Bank to share in the growth and success of the Company long after completion of the Conversion. The Foundation will accomplish that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation will also enable the Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending activities.

     Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's Bylaws, the Foundation's initial Board of Directors will be comprised of one member of the Company's and the Bank's Boards of Directors (Mr. Thomas F. Prisby) and three other individuals chosen in light of their commitment and service to charitable and community purposes. The other persons expected to serve as directors of the Foundation are Bruce E. Huey, Rocharda Moore Morris and Jerome J. Reppa, none of whom is affiliated with the Company or Citizens Financial. The are no plans to change the size of the Foundation's Board of Directors during the one-year period subsequent to consummation of the conversion. Citizens Financial has committed to the OTS that, for at least the three-year period subsequent to consummation of the Conversion, less than a majority of the Bank's directors will also serve as directors of the Foundation. A Nominating Committee of the Foundation's Board will nominate individuals eligible for election to the Board of Directors. The members of the Foundation, who are comprised of its Board members, will elect the Directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as Directors of the Foundation qualify as members of the Foundation, with voting authority. Directors will be divided into three classes with each class appointed for three-year terms. It is not anticipated that the one member of the Company's and the Bank's Boards of Directors who also serves as a director of the Foundation will receive any additional compensation for serving as a director of the Foundation. No determination has been made at this point what, if any, compensation the other Foundation directors will receive. The certificate

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of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members. No award, grant or distribution shall be made by the Foundation to any director, officer or employee of the Company or the Bank or any affiliate thereof. In addition, any of such persons, to the extent that they serve as an officer, director or employee of the Foundation will be subject to the conflict of interest regulations of the OTS.

     The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock of the Company held by the Foundation. However, it is expected that as a condition to receiving the approval of the OTS to the Bank's Conversion, that the Foundation will be required to commit to the OTS that all shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company; provided, however, that, consistent with such expected condition, the OTS would waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware and the OTS determines that federal law would not preempt the application of the laws of Delaware to the Foundation; (ii) would cause the Foundation to lose its tax-exempt status, or cause the IRS to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or (iii) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel would be required to render an opinion satisfactory to the OTS that compliance with the voting requirement would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the OTS would grant a waiver of the voting restriction upon submission of such legal opinions(s) by the Company or the Foundation that are satisfactory to the OTS. In the event that the OTS were to waive the voting requirement, the Directors would direct the voting of the Common Stock held by the Foundation.

     The Foundation's place of business is expected to initially be located at the Bank's administrative offices and initially the Foundation is expected initially to have no separate employees but will utilize the members of the staff of the Company or the Bank. The Board of Directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. In this regard, it is expected that the Bank will be required to

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provide the OTS with a commitment that, to the extent applicable, the Bank will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between the Bank and the Foundation.

     The Company intends to capitalize the Foundation with 300,000 shares of Common Stock of the Company which would have a market value of $3.0 million, based on the Purchase Price of $10.00 per share. Mr. Thomas F. Prisby and his affiliates intend to purchase, subject to availability, an aggregate of 225,000 conversion shares. Mr. Huey, who currently serves as a director of SFC, will receive an aggregate of 51,570 Exchange Shares (assuming the exercise of all options prior to the Acquisition). No other director of the Foundation expects to purchase any Conversion Shares. The shares of Common Stock to be acquired by the Foundation, when combined with the proposed purchases of Conversion Shares by Mr. Prisby and his affiliates and the Exchange shares to be received by Mr. Huey will total 576,570 shares or 2.7% of the total number of shares of Common Stock to be issued and outstanding (assuming the sale of 15,525,000 Conversion Shares and the issuance of 5,507,424 Exchange Shares).

     The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond with the communities the Bank serves in a manner that would allow such communities to share in the growth and success of the Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a stockholder, the Foundation will share in the growth and success of the Company. As such, the contribution of Common Stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

     The Foundation will receive working capital from any dividends that may be paid on the Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of Common Stock greater than such amount would result in a longer term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Conversion and the Merger and the contribution of shares of Common Stock to the Foundation immediately following the Conversion, the Company would have 16,331,452, 18,356,452 and 20,381,452 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Offering Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of

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stockholders in the Company's Common Stock would be diluted by 1.8% and 1.5%
at the minimum and the maximum, respectively, of the Estimated Offering Range as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

     Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created and operated for the above charitable purposes would generally qualify as a Section 501(c)(3) exempt organization under the Code, and further that such an organization would likely be classified as a private foundation. This opinion presumes that the Foundation will submit a timely request to the IRS to be recognized as an exempt organization. As long as the Foundation files its application for recognition of tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's and the Bank's independent tax advisor, however, has not rendered any advice on the regulatory condition to the contribution which requires that all shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock of the Company on all proposals considered by stockholders of the Company. Consistent with the expected condition, in the event that the Company or the Foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation, or subject the Foundation to an excise tax under Section 4941 of the Code, it is expected that the OTS would waive such voting restriction upon submission of a legal opinion(s) by the Company or the Foundation satisfactory to the OTS. See "- Regulatory Conditions Imposed on the Foundation."

     Under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company is generally allowed a deduction for charitable contributions made to qualifying donees within the taxable year of up to 10% of its taxable income (with certain modifications) for such year. Charitable contributions made by the Company in excess of the annual deductible amount will be deductible over each of the five succeeding taxable years, subject to certain limitations. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the contribution of Common Stock to the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual deduction limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the communities served by the Bank (including the expansion thereof resulting from the Merger). In this regard, assuming the sale of the Conversion Shares at the maximum of the Estimated

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Offering Range and completion of the Merger, the Company would have pro forma stockholders' equity of $226.1 million or 17.2% of pro forma consolidated assets and the Bank's pro forma tangible, core and total risk-based capital ratios would be 11.7%, 11.7% and 30.8%, respectively. See "Regulatory Capital," "Capitalization," "Comparison of Valuation and Pro Forma
Information with No Foundation" and "Pro Forma Data." The Company and the
Bank believe that the amount of the charitable contribution is reasonable given the Company's and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.

     The Company and the Bank have received an opinion of their independent tax advisors that the Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay to the Company for such stock, subject to the annual deduction limitation described above. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution, subject to certain limitations. The Company's and the Bank's independent tax advisor, however, has not rendered advice as to fair market value for purposes of determining the amount of the tax deduction. If the Foundation would have been established in 1997, the Company would have received tax benefit of approximately $1.0 million (based on the Bank's pre-tax income for 1997, an assumed marginal tax rate of 34.0% and a deduction for the contribution of Common Stock equal to $3.0 million). The Company is permitted under the Code to carry over the excess contribution over the five-year period following the contribution to the Foundation. Assuming the close of the Offerings at the maximum of the Estimated Price Range and the completion of the Merger, the Company estimates that all of the contribution should be deductible over the six-year period. Neither the Company nor the Bank currently expect to make any further contributions to the Foundation within the first five years following the initial contribution. In addition, the Bank and the Company anticipate that their charitable contributions to other qualifying organizations will be substantially reduced during such period due to, among other factors, the limitation on the deductibility of additional contributions. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of stockholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

     Although the Company and the Bank have received an opinion of their independent tax advisors that the Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that a deduction for the charitable contribution will be allowed. In such event, the Company's tax benefit related to the contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors-Establishment of the Foundation."

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     As a private foundation, earnings and gains, if any, from the sale of
Common Stock or other assets are generally exempt from federal and state corporate income taxation. However, investment income, such as interest, dividends and capital gains, of a private foundation will generally be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant. The Foundation will also be required to file an annual report with the Secretary of State of the State of Indiana.

     Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is expected to be subject to the following conditions being agreed to by the Foundation in writing as a condition to receiving the OTS' approval of the Conversion: (i) the Foundation will be subject to examination by the OTS;
(ii) the Foundation must comply with supervisory directives imposed by the OTS;
(iii) the Foundation will operate in accordance with written policies adopted by its Board of Directors, including a conflict of interest policy; (iv) any shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of Common Stock voting on all proposals considered by stockholders of the Company; provided, however, that, consistent with the condition, the OTS would waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware, and the OTS determines that federal law would not preempt the application of the laws of Delaware to the Foundation; (b) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code; and (v) any shares of Common Stock subsequently purchased by the Foundation will be aggregated with any shares repurchased by the Company or the Bank for purposes of calculating the number of shares which may be repurchased during the three-year period subsequent to Conversion. In order for the OTS to waive such voting restriction, the Company's or the Foundation's legal counsel would be required to render an opinion satisfactory to the OTS. While there is no current intention for the Company or the Foundation to seek a waiver from the OTS from such restrictions, there can be no assurances that a legal opinion addressing these issues could be rendered, or if rendered, that the OTS would grant an unconditional waiver of the voting restriction. If the voting restriction is waived or becomes unenforceable, the OTS may either impose a condition that provides a certain portion of the members of the Foundation's Board of Directors shall be persons who are not directors, officers or employees of the Company, the Bank or any affiliate or impose such other conditions relating to control of the Foundation's Common Stock as is determined by the OTS to be appropriate at the time. In no event would the voting restriction survive the sale of shares of the Common Stock held by the Foundation.

     Various OTS regulations may be deemed to apply to the Foundation including regulations regarding (i) transactions with affiliates, (ii) conflicts of interest, (iii) capital distributions and (iv)

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

repurchases of capital stock within the three-year period subsequent to a mutual-to-stock conversion. Because only one of the directors of the Company and the Bank is expected to serve as a director of the Foundation, the Company and the Bank do not believe that the Foundation should be deemed an affiliate of the Bank. The Company and the Bank anticipate that the Foundation's affairs will be conducted in a manner consistent with the OTS' conflict of interest regulations. The Bank has provided information to the OTS demonstrating that the initial contribution of Common Stock to the Foundation would be within the amount which the Bank would be permitted to make as a capital distribution assuming such contribution is deemed to have been made by the Bank.

Description of the Conversion and the Merger

     On December 29, 1997, the Board of Directors of the Bank adopted the Plan and the Merger Agreement. In March 1998 the Bank incorporated the Company under Delaware law for the purpose of holding all of the capital stock of the Bank and in order to facilitate the Conversion and the Merger. Pursuant to the Plan and the Merger Agreement, (i) the Bank will convert to the stock form of organization and simultaneously issue all of its to be outstanding shares of Bank common stock in exchange for 50% of the net proceeds of the Offerings (net of expenses and the anticipated loan to be made to the ESOP), and (ii) the Company is offering shares of Common Stock in the Offerings as part of the Conversion. Immediately upon consummation of the Offerings, SFC will merge with and into the Company and Suburban Federal will merge with and into the Bank. As a result of the Merger of SFC with and into the Company, shares of SFC Common Stock will be converted into the right to receive the Exchange Shares.

Effects of the Conversion and the Merger

     General. Prior to the Conversion, each depositor in the Bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the Bank based upon the balance in his account, which interest may only be realized in the event of a liquidation of the Bank. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any person who opens a deposit account obtains a pro rata ownership interest in the net worth of the Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the Bank, which is lost to the extent that the balance in the account is reduced.

     Consequently, the depositors of the Bank normally have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the Bank is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of the Bank after other claims, including claims of depositors to the amount of their deposits, are paid.

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

     When the Bank converts to stock form, permanent nonwithdrawable capital stock will be created to represent the ownership of the net worth of the Bank, and the Bank will become a wholly owned subsidiary of the Company. Additional shares of Company Common Stock will be issued in connection with the consummation of the Merger. In conjunction with the Merger, Suburban Federal will be merged with and into the Bank, with the Bank as the survivor. The Common Stock of the Bank and the Company is separate and apart from deposit accounts of the Bank and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock of the Company. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the Bank.

     Continuity. While the Conversion and Merger are being accomplished, the normal business of the Bank and Suburban Federal of accepting deposits and making loans will continue without interruption. The Bank and Suburban Federal will continue to be subject to regulation by the OTS and the FDIC. After the Conversion and Merger, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The directors and officers of the Bank at the time of the Conversion will continue to serve as directors and officers of the Bank after the Conversion. The directors and officers of the Company consist of individuals currently serving as directors and officers of the Bank, and they will retain their positions in the Bank after the Conversion. In addition, upon consummation of the Merger, certain of the officers and directors of SFC and Suburban Federal will become officers and directors of the Company and/or the Bank.

     Effect on Deposit Accounts. Under the Plan, each depositor in the Bank and Suburban Federal at the time of the Conversion and the Merger will automatically continue as a depositor after the Conversion and the Merger, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the account are withdrawn to purchase the Conversion Shares and except with respect to voting and liquidation rights. Subject to certain limitations, each such account will be insured by the FDIC to the same extent as before the Conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effect on Loans. No loan outstanding from either the Bank or Suburban Federal will be affected by the Conversion and the Merger, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

     Effect on Voting Rights of Members. At present, all depositors and certain borrowers of the Bank are members of, and have voting rights in, the Bank as to all matters requiring membership action. Upon completion of the Conversion, depositors and borrowers will cease to be members and will no longer be entitled to vote at meetings of the Bank. Upon completion of the Conversion and the Merger, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors and borrowers of the Bank will not have

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voting rights in the Company after the Conversion, except to the extent that they become stockholders of the Company.

     Tax Effects. Consummation of the Conversion and Merger is conditioned on prior receipt by the Company and the Bank of rulings or opinions with regard to federal and Indiana income taxation which indicate that the adoption and implementation of the Plan of Conversion described herein will not be taxable for federal or Indiana income tax purposes to the Company and the Bank or the Bank's Eligible Account Holders or Supplemental Eligible Account Holders, except as discussed below. The Bank has received favorable opinions regarding the federal and Indiana income tax consequences of the Conversion. See "- Tax Aspects."

     Effect on Liquidation Rights. Were the Bank to liquidate, all claims of the Bank's creditors (including those of depositors, to the extent of their deposit balances) would be paid first. Thereafter, if there were any assets remaining, members of the Bank would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at the Bank immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after the Conversion and the Merger, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account" to certain depositors (see "- Liquidation Rights"), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to the rules and regulations of the OTS, a post-Conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be required to be assumed by the surviving institution.

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

Conditions to the Merger

     The Merger Agreement provides that consummation of the proposed transaction is subject to the satisfaction of certain conditions, or the waiver of certain of such conditions by the Party entitled to do so, at or prior to the Closing Date, as defined in the Merger Agreement. Each of the Parties' obligations under the Merger Agreement are subject to the following conditions, among others: (a) the receipt of all necessary regulatory approvals required to consummate the transactions contemplated by the Merger Agreement and the Plan of Conversion, and the expiration of all waiting periods with respect thereto; (b) the approval of the Plan of Conversion by the members of the Bank; (c) the approval of the Merger Agreement by the stockholders of SFC; (d) compliance with or satisfaction of all representations, warranties, covenants and conditions set forth in the Merger Agreement, unless waived by the other Party entitled to the benefit thereof; (e) the filing of a Certificate of Merger with the Secretary of State of Delaware with respect to the Merger of SFC with and into the Company; (f) the filing of Articles of Combination with the OTS, and endorsement thereof by the OTS, with respect to the Bank Merger; (g) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits any of the Parties from consummating either the Conversion or the Merger; (h) the receipt by the Parties of tax opinions that (i) the transactions contemplated by the Merger Agreement qualify as a reorganization within the meaning of Section 368 of the Code and (ii) among other things, the stockholders of the SFC will not recognize any gain or loss upon receipt of the Exchange Shares in exchange for their SFC Common Stock in the Merger (see"-Tax Aspects");
(i) the receipt by the Bank and SFC of a letter from Ernst & Young LLP that the Merger shall be accounted for as a pooling of interests under GAAP and (j) the holders of not more than 10% of the outstanding SFC Common Stock shall have elected to exercise dissenters' rights.

     In addition to the foregoing conditions, the obligations of the Bank under the Merger Agreement are further subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which can be waived by the Bank: (a) the performance and compliance in all material respects by SFC of all covenants and obligations required to be performed by it at or prior to the Closing Date and the accuracy in all material respects as of December 29, 1997 and as of the Closing Date of the representations and warranties of SFC, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, properties or financial condition of SFC and its subsidiaries taken as a whole; (b) the receipt of certain legal opinions from counsel to SFC; and (c) the receipt from SFC of such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in the Merger Agreement as the Bank may reasonably request.

     In addition to the conditions set forth in the second preceding paragraph, the obligations of SFC under the Merger Agreement are further subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which can be waived by SFC: (a)

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

the performance and compliance in all material respects by the Bank of all covenants and obligations required to be performed by it at or prior to the Closing Date and the accuracy in all material respects as of December 29, 1997 and as of the Closing Date of the representations and warranties of the Bank, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, properties or financial condition of the Bank and its subsidiaries taken as a whole; (b) the receipt of certain legal opinions from counsel to the Bank; and (c) the receipt from the Bank of such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in the Merger Agreement as SFC may reasonably request.

Conduct of Business Prior to the Closing Date

     Under the terms of the Merger Agreement, the Bank and SFC shall, and shall cause each of their respective subsidiaries to, conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice or to the extent otherwise contemplated under the Merger Agreement, except with the prior written consent of the Bank or SFC, as the case may be. SFC also shall use its reasonable efforts to (i) preserve its business organization and that of its subsidiaries intact, (ii) keep available to itself and the Bank the present services of its employees and those of its subsidiaries, and (iii) preserve for itself and the Bank the goodwill of its customers and those of its subsidiaries and others with whom business relationships exist.

     In addition, under the terms of the Merger Agreement, SFC has agreed that, except as otherwise approved by the Bank in writing or as permitted, contemplated or required by the Merger Agreement, it will not, nor will it permit any of its subsidiaries to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the SFC Common Stock, except for regular quarterly cash dividends at a rate not in excess of $.08 per share and except, in the event the Effective Time occurs more than 45 days after the commencement of any calendar quarter but prior to the normal dividend payment date for such calendar quarter, a pro rata cash dividend based on SFC's normal quarterly cash dividend rate;

                  (ii) issue any shares of its capital stock, other than upon exercise of the SFC Options or issue, grant, modify or authorize any warrants, options, rights or convertible securities relating to such capital stock; purchase any shares of SFC Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Certificate of Incorporation, Bylaws or similar organizational documents; impose, or suffer the imposition, on any share of stock or other ownership interest held by SFC in a subsidiary thereof, of any lien,

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

         charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to previously disclosed commitments existing on the date hereof, (ii) as may be required by law and (iii) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities;

                  (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any of SFC's qualified defined benefit or contribution plans or stock grant plans (other than as required by law or regulation or in a manner and amount consistent with past practices);

                  (vi) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by SFC or a subsidiary thereof or guarantee by SFC or any subsidiary thereof of any such obligation, except in the case of Suburban Federal for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; or (z) any contract, agreement or understanding with a labor union;

                  (vii) change its method of accounting in effect for the year ended December 31, 1996, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                  (viii) make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the December 29, 1997 and other than expenditures necessary to maintain

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

         existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $25,000;

                  (ix) file any applications or make any contract with respect to branching or site location or relocation;

                  (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

                  (xi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xii) change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                  (xiii) take any action that would prevent or impede the Merger or the Conversion from qualifying as a reorganization within the meaning of Section 368 of the Code or from being accounted for as a pooling-of-interests under GAAP;

                  (xiv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest; or

                  (xv) take any action that would result in any of the representations and warranties of the Company contained in the Merger Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions to consummation of the Merger from being satisfied.

     Pursuant to the Merger Agreement during the period from the date of the Merger Agreement and continuing until the Effective Time, except with the prior written consent of SFC or as expressly contemplated in the Merger Agreement, the Bank shall not, and shall cause each subsidiary thereof not to (i) take any action that would prevent or impede the Merger or the Conversion from qualifying as a reorganization within the meaning of Section 368 of the Code or from being accounted for as a pooling-of-interests under GAAP; or (ii) take any action that would result in any of the representations and warranties of the Bank contained in the Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions to consummation of the Merger from being satisfied.

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

Required Approvals

     Various approvals of the OTS are required in order to consummate the Conversion and the Merger. The OTS [has approved] the Plan of Conversion, subject to approval by the Bank's members. In addition, consummation of the Conversion and the Merger is subject to OTS approval of the Company's holding company application to acquire all the SFC Common Stock and the Bank and the applications under the Bank Merger Act with respect to the merger of Suburban Federal with and into the Bank with the Bank being the surviving entity. Applications for these approvals [have been filed and are currently pending.] The period for the OTS review of any proposed acquisition, such as the transaction contemplated by the holding company and merger applications currently pending, commences upon receipt by the OTS of an application deemed sufficient by the OTS. Once an application is deemed sufficient, the OTS generally has a 60-day period for review of the application, which may be extended by the OTS for up to an additional 30 days. There can be no assurances that the requisite OTS approvals will be received in a timely manner, in which event the consummation of the Conversion and the Merger may be delayed beyond the expiration of the Offerings. In the event the Conversion and the Merger are not consummated on or before September 30, 1998, the Merger Agreement may be terminated by either the Bank or SFC.

     Pursuant to OTS regulations, the Plan of Conversion must be approved by at least a majority of the total number of votes eligible to be cast by the Bank's members. In addition, the Parties have conditioned the consummation of the Conversion and the Merger on the approval of the Merger Agreement by the stockholders of SFC at a special meeting thereof called for _________, 1998 ("SFC Special Meeting"). Under Delaware law, the Merger Agreement must be approved by a majority of the outstanding SFC Common Stock entitled to vote thereon at SFC's Special Meeting.

     The Company is required to make certain filings with state securities regulatory authorities in connection with the issuance of Common Stock in the Conversion and Merger.

Acquisition Proposals

     Until the Closing Date or the earlier termination of the Merger Agreement, SFC shall not, and shall cause each subsidiary thereof not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, SFC or any of its subsidiaries (other than with the Bank or an affiliate thereof), provided, however, that the Board of Directors of SFC may furnish such information or participate in such negotiations or discussions if the Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same may cause the members of such Board of Directors to breach their fiduciary duties under applicable law. SFC is required to promptly inform the Bank orally and in writing of any such request for information or of any such negotiations or discussions.

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

Representations and Warranties

     The Merger Agreement contains representations and warranties of SFC and the Bank which are customary in merger transactions, including, but not limited to, representations and warranties concerning: (a) the organization and capitalization of SFC and the Bank and their respective subsidiaries; (b) the due authorization, execution, delivery and enforceability of the Merger Agreement; (c) the consents or approvals required, and the lack of conflicts or violations under applicable certificates of incorporation, charter, bylaws, instruments and laws, with respect to the transactions contemplated by the Merger Agreement; (d) the absence of material adverse changes, (e) the documents to be filed by the Parties with the SEC and other regulatory agencies; (f) the conduct of business in the ordinary course and absence of certain changes; (g) the financial statements; (h) the compliance with laws; and (i) the allowance for loan losses and real estate owned. The representations and warranties of the Bank and SFC will not survive beyond the Effective Time if the Merger is consummated, and, if the Merger Agreement is terminated without consummation of the Merger, there will be no liability on the part of any Party to the Merger Agreement except that no Party shall be relieved from any liability arising out of a willful misrepresentation in the Merger Agreement.

Closing Date of the Conversion and the Merger; Termination and Amendment

     The Effective Time of the Conversion and the Merger shall be the date specified in the Certificate of Merger to be filed with the Delaware Secretary of State with respect to the merger of SFC with and into the Company unless a later date and time is specified as the effective time in such Certificate of Merger. Such filing will occur only after the receipt of all requisite regulatory approvals, approval of the transactions by the requisite vote of the stockholders of SFC and of the members of the Bank (with respect to the Plan of Conversion), and the satisfaction or waiver of all other conditions to the Conversion and the Merger.

     A closing (the "Closing") shall take place on the Closing Date, which shall be at such time as the Bank and SFC may mutually agree to following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Conversion and the Merger.

     The Merger Agreement may be terminated prior to the Effective Time by: (i) the Bank or SFC in the event of (a) failure of SFC stockholders to approve the Merger Agreement; (b) the failure of the Bank's members to approve the Conversion; (c) a material failure to perform or comply by the other Party with any covenant or agreement which failure has not been timely cured after notice;
(d) any material inaccuracy or omission in the representations or warranties of the other Party which has not been timely cured after notice; (ii) by the Bank or SFC if any approval, consent or waiver of a governmental authority required to permit consummation of the transactions shall have been denied or any governmental authority of competent jurisdiction shall have issued a final unappealable order prohibiting consummation of the transactions contemplated by the Merger Agreement; (iii) by the Bank or SFC in the event that the Merger is not

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consummated by September 30, 1998; and (iv) by the Bank in the event a Purchase
Event has occurred. The term "Purchase Event" means any of the following events or transactions occurring after the date of the Merger Agreement:

     (i) SFC or Suburban Federal, without having received the Bank's prior written consent, enter into an agreement to engage in an Acquisition Transaction (as defined) with any person other than the Company or the Bank or the Board of Directors of SFC shall have recommended that the stockholders of SFC approve or accept any Acquisition Transaction with any person other than the Company or the Bank;

     (ii) After a bona fide proposal is made by any person other than the Company or the Bank to SFC or its stockholders to engage in an Acquisition Transaction, (A) SFC or Suburban Federal shall have breached any covenant or obligation contained in the Merger Agreement and such breach would entitle the Bank to terminate the Merger Agreement or (B) the holders of the SFC Common Stock shall not have approved the Merger Agreement at the SFC Special Meeting or
(C) the SFC Special Meeting to approve the Merger Agreement shall not have been held or shall have been canceled prior to termination of the Merger Agreement or
(D) the Board of Directors of SFC shall have withdrawn or modified in a manner adverse to the Bank the recommendation of the Board of Directors of SFC with respect to the Merger Agreement.

     For purposes of the Merger Agreement, "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction, involving SFC or Suburban Federal, (y) a purchase, lease or other acquisition of all or substantially all of the assets of SFC or Suburban Federal, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of SFC or Suburban Federal.

     In the event of the termination of the Merger Agreement, as provided above, the Merger Agreement shall thereafter become void and have no effect, and there shall be no liability on the part of any Party to the Merger Agreement or their respective officers or directors, except that (i) certain provisions regarding confidential information and expenses shall survive and remain in full force and effect; and (ii) no Party shall be relieved from any liability arising out of the willful breach by such Party of any covenant or agreement of it or the willful misrepresentation in the Merger Agreement of any material fact. If the Merger Agreement is terminated by the Bank other than due to (i) SFC's material breach of a material covenant or undertaking or representation or warranty contained therein; (ii) the occurrence of a Purchase Event, (iii) SFC's refusal to convene the Special Meeting to vote on the Merger Agreement or the meeting is held and the stockholders do not approve the Merger Agreement, (iv) the existence of a preceding initiated by a governmental entity seeking an order, injunction or decree preventing consummation of the Merger or (v) SFC terminates the Merger Agreement prior to September 30, 1998, the Bank shall pay to SFC the sum of $2.5 million. Likewise, SFC shall pay the Bank the sum of $2.5 million upon occurrence of a Purchase Event prior to a Fee Termination Event.

     A Fee Termination Event shall be the first to occur of the following: (i) the Effective Date, (ii) termination of the Merger Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of the Merger Agreement by the Bank as a result of a willful breach of any representation, warranty, covenant or agreement of SFC or Suburban Federal or (iii) 12 months following termination of the Merger Agreement by the Bank under a Purchase Event shall have occurred prior thereto.

     The Merger Agreement may be amended or supplemented at any time by mutual agreement of the Bank and SFC, subject to certain limitations. Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Boards of Directors.

Interests of Certain Persons in the Conversion and the Merger

     Boards of Directors. Upon consummation of the Conversion and the Merger, the Company will also take all necessary action to appoint Mr. Ryan, currently a member of SFC's and Suburban Federal's Boards, to the Company's Board of Directors for a three-year term. Mr. Ryan and another director of SFC to be chosen by the Bank will also be appointed to the Bank's Board for a three-year term. The remaining directors of Suburban Federal as of the Effective Time will be appointed to an advisory board of the Company for a three-year term.

     Executive Officers. Effective as of the Effective Time, the Company and the Bank will enter into a one-year employment agreement with Mr. Ryan pursuant to which Mr. Ryan will be employed as Senior Executive Vice President of the Company and the Bank as well be appointed as Vice Chairman of the Board of both entities. In addition, at such time the Company and the Bank will enter one-year employment agreements with Messrs. Stock and Thoren pursuant to which such persons will be appointed Senior Vice President and Executive Vice President - Operations, respectively, of the Bank. The terms of such agreements shall be similar to those of the employment agreements to be entered into with the Bank's and Company's Executives except that they shall only be for a one-year term and shall provide for lesser severance benefits. See "Management -Benefits -Employment Agreements."

     Existing Benefit Plans and Employment Agreements. As of December 31, 1997, there were an aggregate of 264,159 stock options to purchase SFC Common Stock outstanding under SFC's 1991 Stock Option and Incentive Plan, 1995 Stock Option and Incentive Plan and the 1997 Stock Option and Incentive Plan (the "SFC Option Plans"). Of these stock options 159,309 are currently exercisable. If any of the SFC Options remain outstanding immediately prior to consummation of the Conversion and the Merger, they will be converted into options to purchase Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged. In addition, certain executive officers of SFC who become employees of the Company and/or the Bank will be entitled to receive options covering up to an aggregate of 75,000 shares of Company Common

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

Stock to be available in connection with the Stock Option Plan expected to be adopted by the Company subsequent to the Conversion. See "Management - Benefits
- Stock Option Plan."

     As of December 31, 1997, there was an aggregate of 37,923 shares of SFC Common Stock that had been awarded to the directors and officers of SFC pursuant to the Bank Incentive Plan and Trusts and which had not yet vested. Upon consummation of the Conversion and the Merger, all unvested awards will be deemed fully vested and shares will be converted into Company Common Stock based upon the Exchange Ratio and issued to recipients of the awards. For a description of these plans, see "

     As of December 31, 1997, the SFC ESOP held 24,727 shares of SFC Common Stock which had not yet been allocated to participants and which were pledged as collateral for the remaining $81,000 loan to the SFC ESOP. The loan balance is expected to be repaid immediately prior to consummation of the Conversion and the Merger, at such time the remaining unallocated shares will be allocated to the participants and the ESOP will be terminated.

     Pursuant to the Merger Agreement, the Bank has agreed to retain employees of SFC and Suburban Federal after the Effective Time provided that the Company and the Bank shall not have any obligation to continue the employment of such persons. The Merger Agreement provides that officers and employees of SFC and the Bank who become employees of the Bank after the Merger will be entitled to participate in the Bank's employee benefit plans maintained generally for the benefit of its employees. The Bank shall treat SFC's employees who become employees of the Bank as new employees, but shall amend its employee benefit plans to provide credit, for purposes of vesting and eligibility to participate, for service with SFC to the extent that such service was recognized for similar purposes under SFC's plans. In addition, the provisions of certain employment agreements with officers of SFC will result in cash payments aggregating approximately $2.4 million to certain of SFC's officers including Messrs. Ryan, Thoren and Stock.

Delivery of Certificates

     Conversion Shares. Certificates representing Conversion Shares issued in the Conversion will be mailed by the Company's transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following consummation of the Conversion and the Merger. Any certificates returned as undeliverable will be held by the Company until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for Conversion Shares are available and delivered to subscribers, such subscribers may not be able to sell the Conversion Shares for which they have subscribed, even though trading of the Common Stock may have commenced.

     Exchange Shares. After consummation of the Conversion and the Merger, each holder of a certificate or certificates previously evidencing issued and outstanding shares of SFC Common Stock, upon surrender of the same to an agent, duly appointed by the Company (the "Exchange Agent") shall be entitled to receive in exchange therefore a certificate or certificates representing the number of full shares of Company Common Stock for which the shares of SFC Common Stock surrendered shall have been converted based on the Exchange Ratio. The Exchange Agent shall promptly mail to each such holder of record of an outstanding certificate which immediately prior to the consummation of the Conversion and the Merger evidenced shares of SFC Common Stock, and which is to be exchanged for Company Common Stock based on the Exchange Ratio as provided in the Merger Agreement, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Company Common Stock. The stockholders of SFC should not forward SFC Common Stock certificates to the Company or the Exchange Agent until they have received the transmittal letter.

     No holder of a certificate representing shares of SFC Common Stock shall be entitled to receive any dividends in respect of the Company Common Stock into which such shares shall have been converted by virtue of the Conversion and the Merger until the certificate representing such shares of SFC Common Stock is surrendered in exchange for certificates representing shares of Company Common Stock. In the event that dividends are declared and paid by the Company in respect of Company Common Stock after the consummation of the Conversion and the Merger but prior to surrender of certificates representing shares of SFC Common Stock, dividends payable in respect of shares of Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of SFC Common Stock. The Company shall be entitled, after the consummation of the Conversion and the Merger, to treat certificates representing shares of SFC Common Stock as evidencing ownership of the number of full shares of Company Common Stock into which the shares of SFC Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     The Company shall not be obligated to deliver a certificate or certificates representing shares of Company Common Stock to which a holder of SFC Common Stock would otherwise be entitled as a result of the Conversion and the Merger until such holder surrenders the certificate of certificates representing the shares of SFC Common Stock for exchange as provided above, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Company. If any certificate evidencing shares of Company Common Stock is to be issued in a name other than that in which the certificate evidencing SFC Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer tax or other tax required by reason of the issuance of a certificate for shares of Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

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

Resale Considerations With Respect to the Company Common Stock Issued in the Merger

     The shares of Company Common Stock that will be issued if the Conversion and the Merger are consummated have been registered under the Securities and Exchange Act and approved for listing on the Nasdaq National Market and will be freely transferable, except for shares of Company Common Stock received in the Merger by persons, including directors and executive officers of any of the Parties, who may be deemed to be "affiliates" of any of the Parties under Rule 145 promulgated under the Securities Act. Affiliates may not sell their shares of Company Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares of Company Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of any of the Parties generally include individuals or entities that control, are controlled by, or are under common control with, any of the Parties and may include certain officers and directors of any of the Parties as well as any stockholders who own more than 10% of the common stock of any of the Parties.

Certain Restrictions on Purchase or Transfer of Shares After the Conversion and the Merger

     All Conversion Shares owned by a director or an executive officer of the Company and the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such director or executive officer or pursuant to a merger or similar transaction approved by the OTS. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Common Stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions.

     Purchases of Common Stock of the Company by directors, executive officers and their associates during the three-year period following completion of the Conversion and the Merger may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Company's outstanding Common Stock or to certain purchases of stock pursuant to an employee stock benefit plan.

     In addition, under the terms of the gift instrument contributing shares to the Foundation the Foundation will not be permitted to sell an amount of Common Stock in any one year that exceeds 5% of the Merger market value of the assets held by the foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of Common Stock greater than such amount would result in a longer term reduction of the value of the Foundation's assets and thus offset its ability to carry out its purposes.

     Pursuant to OTS regulations, the Company will generally be prohibited from repurchasing any shares of the Common Stock within one year following consummation of the Conversion and the Merger, although the OTS under its current policies may approve a request to repurchase shares of Common Stock following the six-month anniversary of the Conversion. During the second and third years following consummation of the Conversion and the Merger, the Company may not repurchase any shares of its Common Stock other than pursuant to (i) an offer to all stockholders on a pro rata basis which is approved by the OTS; (ii) the repurchase of qualifying shares of a director, if any;
(iii) purchases in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan; or (iv) purchases that are part of an open-market stock repurchase program not involving more than 5% of its outstanding capital stock during a 12-month period, if the repurchases do not cause the Bank to become undercapitalized and the Bank provides to the Regional Director of the OTS no later than 10 days prior to the commencement of a repurchase program written notice containing a full description of the program to be undertaken and such program is not disapproved by the Regional Director. The OTS may permit stock repurchases in excess of such amounts prior to the third anniversary of the Conversion and the Merger if exceptional circumstances are shown to exist. However, in order to preserve pooling-of-interests accounting treatment for the Merger and GAAP, the Company's ability to repurchase shares of its Common Stock will be limited during the two-year period following consummation of the Merger.

Liquidation Rights

     In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor of the Bank would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation of the Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his claim would be solely in the amount of the balance in his deposit account plus accrued interest. He would not have an interest in the value or assets of the Bank above that amount.

     The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the Bank's net worth as of the date of its latest statement of financial condition contained in the final prospectus utilized in the Conversion. As of December 31, 1997, the initial balance of the liquidation account would be approximately $65.7 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he were to continue to maintain his deposit account at the Bank, would be entitled, upon a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the Company as the sole stockholder of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, NOW accounts, money market deposit accounts, and certificates of deposit, held in the Bank at the close of business on January 31, 1996 or __________ __, 1998, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on the January 31, 1996 Eligibility Record Date (or the ________ __, 1998 Supplemental Eligibility Record Date, as the case may be) bore to the balance of all deposit accounts in the Bank on such dates.

     If, however, on any December 31 annual closing date of the Bank, commencing December 31, 1998, the amount in any deposit account is less than the amount in such deposit account on January 31, 1996 or _______ __, 1998, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the claims of general creditors (including the claims of all depositors to the withdrawal value of their accounts) and the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

     Suburban Federal currently maintains a liquidation account of the benefit of savings account holders of Suburban Federal on December 31, 1990. Upon consummation of the Conversion and the Merger, the Bank will assume Suburban Federal's current liquidation account in addition to the establishment of the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of the Bank described above.

Tax Aspects

     Consummation of the Conversion and the Merger is expressly conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Indiana tax laws, to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Parties or to account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued.

     Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., has issued an opinion to the Bank to the effect that, for federal income tax purposes: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under Section 368(a)(1)(F) of the Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion; (ii) no gain or loss will be recognized by the Bank or the Company upon the purchase of the Bank's capital stock by the Company; (iii) no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the issuance to them of deposit accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the mutual Bank; (iv) assuming the non-transferable subscription rights to purchase Common Stock have no value, the tax basis of the depositors' deposit accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion; (v) assuming the non-transferable subscription rights to purchase Common Stock have no value, the tax basis of each Eligible Account Holder's and Supplemental Eligible Account Holder's interest in the liquidation account will be zero; and (vi) the tax basis to the stockholders of the Conversion Shares purchased in the Conversion will be the amount paid therefor, and the holding period for the Conversion Shares of Common Stock purchased by such persons will begin on the date of consummation of the Conversion if purchased through the exercise of subscription rights and on the day after the date of purchase if purchased in the Community Offering. Ernst & Young LLP, has also rendered an opinion to the effect that the foregoing tax effects of the Conversion under Indiana law are substantially the same as they are under federal law.

     The Company and the Bank have received a letter from RP Financial stating its belief that the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Conversion Shares at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed Conversion Shares. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, receipt of such rights would be taxable probably only to those eligible subscribers who exercise the subscription rights (either as a capital gain or ordinary income) in an amount equal to such value, and the Company and the Bank could recognize gain on such distribution. Eligible subscribers are encouraged to consult with their own tax advisor as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

     Unlike private rulings, the letter of RP Financial is not binding on the IRS, and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

     In addition, Elias, Matz, Tiernan & Herrick L.L.P. has issued an opinion to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Silver, Freedman & Taff, L.L.P., counsel to SFC and Suburban Federal, has issued an opinion to the effect that (i) no gain or loss will be recognized by the stockholders of SFC who receive Exchange Shares in exchange for their SFC Common Stock in the Merger; (ii) the tax basis of a stockholder in the Exchange Shares received in the Merger in exchange for his or her SFC Common Stock will be the same as the tax basis of the SFC Common Stock surrendered in exchange therefor; and (iii) the holding period of the Exchange Shares received in the Merger will include the holding period of the shares of SFC Common Stock surrendered therefore, provided that such SFC Common Stock was held as a capital asset by such stockholder.

Accounting Treatment

     Consummation of the Conversion and the Merger will be accounted for under the pooling- of-interests method of accounting. As a result, the historical basis of the assets and liabilities of SFC and the Company will be combined at the Closing Date and carried forward at their previously recorded amounts, and the stockholders' equity accounts of SFC and the Company will also be combined. The consolidated income and other financial statements of the Company issued after consummation of the Conversion and the Merger will be restated retroactively to reflect the consolidated operations of the Company and SFC as if the Conversion and the Merger had taken place prior to the periods covered by such financial statements. See "Pro Forma Unaudited Financial Information."

Judicial Review

     Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. ss.563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

Expenses of the Conversion and the Merger

     The Merger Agreement provides, in general, that the Bank and SFC shall each bear and pay all their respective costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of their respective financial consultants, investment banking accountants and counsel.

                                  THE OFFERINGS

Subscription Offering and Subscription Rights

     In accordance with the Plan of Conversion, rights to subscribe for the purchase of Conversion Shares have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) Eligible Account Holders, (2) the ESOP, (3) Supplemental Eligible Account Holders, (4) Other Members, and (5) directors, officers and employees of the Bank. All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases."

     Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of (i) $500,000 of Conversion Shares, (ii) one-tenth of one percent (0.10%) of the total offering of Conversion Shares or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Conversion Shares to be issued by a fraction, of which the numerator is the amount of the Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on January 31, 1996 (the "Eligibility Record Date"), subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders will be subordinated to the priority rights of Tax-Qualified Employee Stock Benefit Plans to purchase shares in excess of the maximum of the Estimated Offering Range.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all accounts in which he has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also directors or officers of the Bank or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding January 31, 1996.

     Priority 2: Employee Stock Ownership Plan. The ESOP will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 10% of the Conversion Shares, including any increase in the number of Conversion Shares after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Offering Range. The ESOP intends to purchase 8% of the Conversion Shares sold in the Conversion, or 918,000 shares and 1,242,000 shares based on the minimum and maximum of the Estimated Offering Range, respectively. Subscriptions by the ESOP will not be aggregated with Conversion Shares purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's directors, officers, employees or associates thereof. In the event that the total number of shares offered in the Conversion is increased to an amount greater than the number of shares representing the maximum of the Estimated Offering Range ("Maximum Shares"), the ESOP will have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 10% of the Conversion Shares. See "Management Benefits - Employee Stock Ownership Plan."

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the ESOP, each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of (i) $500,000 of Conversion Shares, (ii) one-tenth of one percent (0.10%) of the total offering of Conversion Shares or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Conversion Shares to be issued by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on ________ __, 1998 (the "Supplemental Eligibility Record Date"), subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

     Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority, nontransferable subscription rights to subscribe for Conversion Shares in the Subscription Offering up to the greater of (i) $500,000 of Conversion Shares or (ii) one-tenth of one percent

(0.10%) of the total offering of Conversion Shares, subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, the ESOP and Supplemental Eligible Account Holders, is in excess of the total number of Conversion Shares offered in the Conversion, available shares first will be allocated so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any remaining shares will be allocated among such subscribing Other Members on a pro rata basis in the same proportion as each Other Member's subscription bears to the total subscriptions of all subscribing Other Members, provided that no fractional shares shall be issued.

     Priority 5: Directors, Officers and Employees. To the extent that there are sufficient shares remaining after satisfaction of all subscriptions by Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders and Other Members, then directors, officers and employees of the Bank will receive, without payment therefor, fifth priority, nontransferable subscription rights to subscribe for, in this category, an aggregate of up to 15% of the Conversion Shares offered in the Subscription Offering. The ability of directors, officers and employees to purchase Conversion Shares under this category is in addition to rights which are otherwise available to them under the Plan as they may fall within higher priority categories, and the Plan generally allows such persons to purchase in the aggregate up to 25% of Conversion Shares sold in the Conversion. See "- Limitations on Common Stock Purchases."

     In the event of an oversubscription in this category, subscription rights will be allocated among the individual directors, officers and employees on a point system basis, whereby such individuals will receive subscription rights in the proportion that the number of points assigned to each of them bears to the total points assigned to all directors, officers and employees, provided that no fractional shares shall be issued. One point will be assigned for each year of service with the Bank, one point for each salary increment of $5,000 per annum and five points for each office presently held in the Bank, including directorships. For information as to the number of shares proposed to be purchased by certain of the directors and officers, see " -Beneficial Ownership and Proposed Management Purchases."

     Expiration Date for the Subscription Offering. The Subscription Offering will expire at 12:00 noon, Central Time, on _______ __, 1998 (the "Subscription Expiration Date"), unless extended for up to 45 days or for such additional periods by the Company and the Bank as may be approved by the OTS. The Subscription Offering may not be extended beyond _______ __, 2000. Subscription rights which have not been exercised prior to the Subscription Expiration Date (unless extended) will become void.

     The Company and the Bank will not execute orders until at least the minimum number of Conversion Shares (11,475,000 shares) have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Subscription Expiration Date, unless such period is extended with the consent of the OTS, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be cancelled. If an extension beyond the 45-day period following the Subscription Expiration Date is granted, the Company and the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.

Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, Other Members and directors, officers and employees of the Bank, the Company and the Bank anticipate that they will offer shares pursuant to the Plan to certain members of the general public, with preference given to natural persons residing in Lake, Porter and LaPorte Counties, Indiana (such natural persons referred to as "Preferred Subscribers"). Such persons, together with associates of and persons acting in concert with such persons, may purchase up to the greater of (i) $500,000 of Conversion Shares, or (ii) one-tenth of one percent (0.10%) of the total offering of Conversion Shares, subject to the maximum purchase limitations. See "- Limitations on Common Stock Purchases." This amount may be increased at the sole discretion of the Company and the Bank up to 5% (provided that any such increased amount may not exceed the maximum purchase limit provided to subscribers in the Subscription Offering. See "- Limitations on Common Stock Purchases"). The opportunity to subscribe for Conversion Shares in any Community Offering category will be subject to the right of the Company and the Bank, in their sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the Expiration Date.

     If there are not sufficient shares available to fill the orders of Preferred Subscribers after completion of the Community Offering, such stock will be allocated first to each Preferred Subscriber whose order is accepted by the Company, in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied on an equal number of shares basis per order until all orders have been filled or the remaining shares have been allocated, provided that no fractional shares shall be issued. Orders for Conversion Shares in the Community Offering will first be filled to a maximum of 2% of the total number of Conversion Shares sold in the Conversion and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the Community Offering applying the same allocation described above for Preferred Subscribers.

Syndicated Community Offering

     As a final step in the Conversion, the Plan provides that, if feasible, all Conversion Shares not purchased in the Subscription and Community Offerings may be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed. The Company and the Bank expect to market any shares which remain unsubscribed after the Subscription and Community Offerings through a Syndicated Community Offering. The Company and the Bank have the right to reject orders in whole or part in their sole discretion in the Syndicated Community Offering. Neither Webb nor any registered broker-dealer shall have any obligation to take or purchase any Conversion Shares in the Syndicated Community Offering; however, Webb has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     The price at which Conversion Shares are sold in the Syndicated Community Offering will be the same price at which shares are offered and sold in the Subscription and Community Offerings. No person will be permitted to subscribe in the Syndicated Community Offering for more than $500,000 of Conversion Shares, subject to the maximum purchase limitations. See "- Limitations on Common Stock Purchases." This amount may be increased to up to 5% of the total offering of shares in the Subscription Offering, provided that orders for Conversion Shares in the Syndicated Community Offering will first be filled to a maximum of 2% of the total number of Conversion Shares sold in the Conversion. Thereafter, any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled.

     Webb may enter into agreements with broker-dealers ("Selected Dealers") to assist in the sale of the shares in the Syndicated Community Offering, although no such agreements exist as of the date of this Prospectus. No orders may be placed or filled by or for a Selected Dealer during the Subscription Offering. After the close of the Subscription Offering, Webb will instruct Selected Dealers as to the number of shares to be allocated to each Selected Dealer. Only after the close of the Subscription Offering and upon allocation of shares to Selected Dealers may Selected Dealers take orders from their customers. During the Subscription and Community Offerings, Selected Dealers may only solicit indications of interest from their customers to place orders with the Company as of a certain date ("Order
Date") for the purchase of Conversion Shares. When and if Webb and the Company believe that enough indications of interest and orders have not been received in the Subscription and Community Offerings to consummate the Conversion, Webb will request, as of the Order Date, Selected Dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. Selected Dealers will send confirmations of the orders to such customers on the next business day after the Order Date. Selected Dealers will debit the accounts of their customers on the "Settlement Date" which date will be three business days from the Order Date. Customers who authorize Selected Dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, Selected Dealers will remit funds to the account established by the Bank for each Selected Dealer. Each customer's funds so forwarded to the Bank, along with all other accounts held in the same title, will be insured by the FDIC up to $100,000 in accordance with applicable FDIC regulations. After payment has been received by the Bank from Selected Dealers, funds will earn interest at the Bank's passbook rate until the consummation or termination of the Conversion. Funds will be promptly returned, with interest, in the event the Conversion is not consummated as described above.

     The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Company and the Bank with the approval of the OTS. See "- Stock Pricing and Number of Shares to be Issued" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Stock Pricing and Number of Shares to be Issued

     The Plan of Conversion requires that the purchase price of the Conversion Shares must be based on the appraised pro forma market value of the Conversion Shares, as determined on the basis of an independent valuation. The Bank has retained RP Financial to make such valuation. For its services in making such appraisal and for preparation of a business plan, RP Financial will receive a fee of $50,000 for the initial appraisal (including an update thereto) and $15,000 for the business plan plus out-of-pocket expenses not to exceed $10,000. The Bank has agreed to indemnify RP Financial and any employees of RP Financial who act for or on behalf of RP Financial in connection with the appraisal against any and all loss, cost, damage, claim, liability or expense of any kind (including claims under federal and state securities laws) arising out of any misstatement or untrue statement of a material fact or an omission to state a material fact in the information supplied by the Bank to RP Financial, unless RP Financial is determined to be negligent or otherwise at fault.

     An appraisal has been made by RP Financial in reliance upon the information contained in this Prospectus, including the Financial Statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Parties and the economic and demographic conditions in the Bank's and Suburban Federal's existing marketing area; certain historical, financial and other information relating to the Bank and SFC; a comparative evaluation of the operating and financial statistics of the Bank and SFC with those of other similarly situated publicly traded savings institutions and saving and loan holding companies located in Indiana, Illinois and other midwestern states; the aggregate size of the offering of the Conversion Shares; the impact of the Conversion and the Merger on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities. In its review of the appraisal provided by RP Financial, the Board of Directors reviewed the methodologies and the appropriateness of the assumptions used by RP Financial in addition to the factors enumerated above, and the Board of Directors believes that such assumptions were reasonable.

     On the basis of the foregoing, RP Financial has advised the Company and the Bank that in its opinion, dated March 13, 1998, the estimated pro forma market value of the Conversion

Shares ranged from a minimum of $114.75 million to a maximum of $155.25 million with a midpoint of $135.00 million. The Board of Directors of the Bank and the Board of Directors of the Company determined that the Conversion Shares should be sold at $10.00 per share, resulting in a range of 11,475,000 to 15,525,000 Conversion Shares being offered. Upon consummation of the Conversion (assuming consummation occurs at the maximum of the Estimated Offering Range) and the Merger, the Conversion Shares and the Exchange Shares will represent approximately 77.3% and 22.7%, respectively, of the total Company Common Stock issued in the Conversion and the Merger, assuming no fractional Exchange Shares, no exercise of dissenters' rights, a purchase price of $10.00 per share and no exercise of outstanding SFC Options to purchase SFC Common Stock prior to such consummation. The Estimated Offering Range may be amended with the approval of the OTS, if required, or if necessitated by subsequent developments in the financial condition of the Company and the Bank or market conditions generally, or to fill the order of the ESOP. In the event the Estimated Offering Range is updated to amend the value of the Bank below $114.75 million or above $178.54 million (the maximum of the Estimated Offering Range, as adjusted by 15%), the new appraisal will be filed with the Securities and Exchange Commission ("SEC") by post-effective amendment.

     Based upon current market and financial conditions and recent practices and policies of the OTS, in the event the Company receives orders for Conversion Shares in excess of $155.25 million (the maximum of the Estimated Offering Range) and up to $178.54 million (the maximum of the Estimated Offering Range, as adjusted by 15%), the Company may be required by the OTS to accept all such orders. No assurances, however, can be made that the Company will receive orders for Conversion Shares in excess of the maximum of the Estimated Offering Range or that, if such orders are received, that all such orders will be accepted because the Company's final valuation and number of shares to be issued are subject to the receipt of an updated appraisal from RP Financial which reflects such an increase in the valuation and the approval of such increase by the OTS. In addition, an increase in the number of shares above 15,525,000 shares will first be used, if necessary, to fill the order of the ESOP. There is no obligation or understanding on the part of management to take and/or pay for any shares in order to complete the Conversion.

     RP Financial's valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the consolidated financial statements and other information provided by the Parties, nor did RP Financial value independently the assets or liabilities of the Parties. The valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Conversion Shares in the Conversion or receiving Exchange Shares in the Merger will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof.

     Prior to completion of the Conversion, the maximum of the Estimated Offering Range may be increased up to 15% and the number of Conversion Shares may be increased to up to 17,853,750 shares to reflect changes in market and financial conditions or to fill the order of the ESOP, without the resolicitation of subscribers. See "- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Offering Range to fill unfilled orders in the Subscription Offering.

     No sale of shares of Conversion Shares or issuance of the Exchange Shares may be consummated unless prior to such consummation RP Financial confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the Purchase Price is materially incompatible with the estimate of the pro forma market value of the Conversion Shares upon consummation of the Conversion and the Merger. If such is not the case, a new Estimated Offering Range may be set and a new Subscription and Community Offering and/or Syndicated Community Offering may be held or such other action may be taken as the Company and the Bank shall determine and the OTS may permit or require.

     Depending upon market or financial conditions following the commencement of the Subscription Offering, the total number of Conversion Shares may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the Purchase Price is not below the minimum or more than 15% above the maximum of the Estimated Offering Range. In the event market or financial conditions change so as to cause the aggregate Purchase Price of the shares to be below the minimum of the Estimated Offering Range or more than 15% above the maximum of such range, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Offering Range must be approved by the OTS. If the number of Conversion Shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Offering Range to reflect changes in market or financial conditions or to fill the order of the ESOP, persons who subscribed for the maximum number of shares will be given the opportunity to subscribe for the adjusted maximum number of shares. See "- Limitations on Common Stock Purchases."

     An increase in the number of Conversion Shares as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net income and stockholders' equity on a per share basis while increasing pro forma net income and stockholders' equity on an aggregate basis. A decrease in the number of Conversion Shares would increase both a subscriber's ownership interest and the Company's pro forma net income and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. See "Risk Factors - Possible Increase in Number of Shares Issued in the Conversion" and "Pro Forma Data."

     Copies of the appraisal report of RP Financial, including any amendments thereto, and the detailed report of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

Limitations on Common Stock Purchases

     The Plan includes the following limitations on the number of shares of Conversion Shares which may be purchased in the Conversion:

                  (1) No fewer than 25 Conversion Shares may be purchased, to the extent such shares are available;

                  (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (i) $500,000 of Conversion Shares, (ii) one-tenth of one percent (0.10%) of the total offering of shares of Common Stock or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Conversion Shares to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders, in each case as of the close of business on the Eligibility Record Date, subject to the overall limitation in clause (7) below;

                  (3) The ESOP may purchase in the aggregate up to 10% of the Conversion Shares sold in the Conversion, including any additional shares issued in the event of an increase in the Estimated Offering Range; although at this time it only intends to purchase 8% of such shares;

                  (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of (i) $500,000 of Conversion Shares, (ii) one-tenth of one percent (0.10%) of the total offering of Conversion Shares or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Conversion Shares to be issued by a fraction, of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, in each case as of the close of business on the Supplemental Eligibility Record Date, subject to the overall limitation in clause
         (7) below;

                  (5) Each Other Member or any Person purchasing Conversion Shares in the Community Offering may subscribe for and purchase in the Subscription Offering or Community Offering, as the case may be, up to the greater of (i) $500,000 of Conversion Shares or (ii) one-tenth of one percent (0.10%) of the total offering of shares of Conversion Shares, subject to the overall limitation in clause (7) below;

                  (6) Persons purchasing Conversion Shares in the Community Offering or Syndicated Community Offering may purchase in the Community Offering or Syndicated

         Community Offering up to $500,000 of Conversion Shares, subject to the overall limitation in clause (7) below;

                  (7) Except for the ESOP and certain Eligible Account Holders and Supplemental Eligible Account Holders whose subscription rights are based upon the amount of their deposits, the maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed $3.0 million; and

                  (8) No more than 15% of the total number of shares offered for sale in the Subscription Offering may be purchased by directors and officers of the Bank in the fourth priority category in the
         Subscription Offering. No more than 25% of the total number of shares offered for sale in the Conversion may be purchased by directors and officers of the Bank and their associates in the aggregate, excluding purchases by the ESOP.

     Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of the Bank, both the individual amount permitted to be subscribed for and the overall purchase limitation may be increased up to a maximum of 5% of the number of Conversion Shares sold in the Conversion and the individual limit may be decreased to 0.1% of the number of Conversion Shares sold in the Conversion in the sole discretion of the Company and the Bank. The overall purchase limitation may not be decreased below $3.0 million. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Company and the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit.

     The term "associate" of a person is defined to mean (i) any corporation or other organization (other than the Company and the Bank or a majority-owned subsidiary of the Bank) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Company and the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Company and the Bank or any of their subsidiaries.

     The term "acting in concert" is defined to mean (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Company and the Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

Marketing Arrangements

     The Company and the Bank have retained Webb to consult with and to advise the Bank and the Company, and to assist the Company, on a best efforts basis, in the distribution of the shares of Common Stock in the Subscription and Community Offering. Webb is a division of Keefe, Bruyette a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. The services that Webb will provide include, but are not limited to (i) training the employees of the Bank who will perform certain ministerial functions in the Subscription and Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Stock Information Center by assisting interested stock subscribers and by keeping records of all stock orders, (iii) preparing marketing materials, and (iv) assisting in the solicitation of proxies from the Bank's members for use at the Special Meeting. For its service with respect to the Conversion, Webb will receive a management fee of $40,000 and a success fee of 1.15% of the aggregate Purchase Price of the Conversion Shares sold in the Subscription Offering and Community Offering excluding shares purchased by the ESOP, and officers, directors and employees of the Bank and members of their immediate families as well as shares issued to the Foundation. The success fee with respect to the Conversion paid to Webb will be reduced by the amount of the management fee. In the event that selected dealers are used to assist in the sale of Conversion Shares in the Community Offering, such dealers will be paid a fee of up to 5.5% of the aggregate Purchase Price of the shares sold by such dealers. In addition, with respect to the Merger, Webb will receive for its services a success fee equal to 0.5% of the aggregate fair market value of the Exchange Shares and the shares of Company Common Stock available for issuance pursuant to the SFC Options. The Company and the Bank have agreed to reimburse Webb for the fees and out-of-pocket expenses of its counsel and to indemnify Webb against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments Webb may be required to make in connection with any such claims or liabilities.

     Crowe, Chizek and Company LLP will perform conversion and records management services for the Bank in the Conversion and will receive a fee for this service of $40,000 plus reimbursement of actual out-of-pocket expenses.

     Sales of Conversion Shares will be made primarily by registered representatives affiliated with Webb or by the broker-dealers managed by Webb. A Stock Information Center will be established at the main office of the Bank. The Company will rely on Rule 3a4-1 of the Exchange Act and sales of Common Stock will be conducted within the requirements of such Rule, so as to permit officers, directors and employees to participate in the sale of the Conversion Shares in those states where the law so permits. No officer, director or employee of the Company or the Bank will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of Conversion Shares.

Procedure for Purchasing Shares in the Subscription Offering

     To ensure that each purchaser receives a prospectus at least 48 hours before the Subscription Expiration Date (unless extended) in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

     To purchase shares in the Subscription Offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at the Bank (which may be given by completing the appropriate blanks in the order form), must be received by the Bank by 12:00 noon, Central Time, on the Subscription Expiration Date (unless extended). In addition, the Company and the Bank will require a prospective purchaser to execute a certification in the form required by applicable OTS regulations in connection with any sale of Conversion Shares. Order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank will not accept orders submitted on photocopied or facsimilied order forms nor order forms unaccompanied by an executed certification form. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Company and the Bank, unless the Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (January 31, 1996) or the Supplemental Eligibility Record Date (________ __, 1998) and depositors and certain borrowers as of the close of business on the Voting Record Date (________ __, 1998) must list all accounts on the stock order form giving all names in each account and the account numbers.

     Payment for subscriptions may be made (i) in cash if delivered in person,
(ii) by check or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check or money order at the Bank's passbook rate of interest from the date payment is received until completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be cancelled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

     If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such Conversion Shares subscribed for by it at the Purchase Price upon consummation of the Subscription and Community Offerings, if all shares are sold, or upon consummation of the Syndicated Community Offerings if shares remain to be sold in such offering, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     Owners of self-directed IRAs may use the assets of such IRAs to purchase Conversion Shares in the Subscription and Community Offerings provided such IRAs are not maintained at the Bank. ERISA provisions and IRS regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase Conversion Shares in the Offerings make such purchases for the exclusive benefit of the IRAs. Any interested parties wishing to use IRA funds for stock purchases are advised to contact the Stock Information Center at (219) ___-____ for additional information.

Persons in Nonqualified States or Foreign Countries

     The Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Conversion Shares pursuant to the Plan reside. However, the Company and the Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which: (a) the number of persons otherwise eligible to subscribe for shares under the Plan who reside in such jurisdiction is small; (b) the granting of subscription rights or the offer or sale of Conversion Shares to such persons would require any of the Company and the Bank or their officers, directors or employees, under the laws of such jurisdiction, to register as a broker, dealer, salesman or selling agent or to register or otherwise qualify its securities for sale in such jurisdiction or to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Company and the Bank would be impracticable or unduly burdensome for reasons of cost or otherwise. Where the number of persons eligible to subscribe for shares in one state is small, the Company and the Bank will base their decision as to whether or not to offer the Conversion Shares in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares or the need to register the Company, its officers, directors or employees as brokers, dealers or salesmen.

Proposed Management Purchases

        The following table sets forth for each of the Company's and/or the Bank's directors and executive officers and for all directors and executive officers as a group, the proposed purchases of Conversion Stock, assuming sufficient shares are available to satisfy their subscriptions, assuming that 11,475,000 (the minimum of the Estimated Offering Range) and 15,525,000 (the maximum of the Estimated Offering Range) Conversion Shares are sold at a price of $10.00 per share.

                                                                         At the Minimum of the   At the Maximum of the
                                                                           Estimated Offering      Estimated Offering
                                                                               Range (1)               Range (1)
                                                                         ---------------------  -----------------------

                                                                                       As a                    As a
                                                                                      Percent                Percent of
                             Position with Company                       Number of      of      Number of      Shares
Name                              and/or Bank                  Amount      Shares    Shares(2)    Shares     Issued (2)
------------------     ----------------------------------    ----------  ----------  ---------  ----------  -----------
Sally A. Abbott .....   Director of the Company and         $  300,000    $ 30,000     0.17%      30,000        0.14%
                          the Bank
Gregory W. Blaine ...   Director of the Company and             20,000       2,000     0.01        2,000        0.01
                          the Bank
Bernard W. Bolls ....   Director of the Bank                   100,000      10,000     0.06       10,000        0.05
Thomas J. Burns .....   Director of the Company and            300,000      30,000     0.17       30,000        0.14
                          the Bank
James Dal Santo .....   Director of the Bank                   780,000      78,000     0.45       78,000        0.37
Gene Diamond ........   Director of the Company and            150,000      15,000     0.09       15,000        0.07
                          the Bank
James W. Prisby .....   Vice Chairman, President and         1,250,000     125,000     0.72      125,000        0.59
                          Chief Operating Officer of
                          the Company and the Bank
Thomas F. Prisby ....   Chairman of the Board and            1,000,000     100,000     0.58      100,000        0.42
                          Chief Executive Officer of
                          the Company and the Bank
John T. Stephens ....   Director of the Bank; Executive        500,000      50,000     0.29       50,000        0.23
                          Vice President and Chief
                          Financial Officer of the
                          Company and the Bank
All directors and
 executive officers
 of the Company as a
 group (9 persons)...                                       $4,400,000     440,000(3)  2.55%(3)  440,000(3)     2.06%(3)


-----------------------

(1) Includes proposed subscriptions, if any, by associates. Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the Conversion Shares issued in the Conversion. Does not include Common Stock which may be awarded under the Recognition Plan to

                                         (footnotes continued on following page)
     be adopted equal to 4% of the Conversion Shares issued in the Conversion (or 459,000 shares and 621,000 shares at the minimum and the maximum, respectively, of the Estimated Offering Range), and Common Stock which may be purchased pursuant to options which may be granted under the Stock Option Plan equal to 10% of the number of Conversion Shares issued in the Conversion (or 1,147,500 shares or 1,552,500 shares at the minimum and the maximum, respectively, of the Estimated Offering Range).

(2) Reflects percentage of total number of shares of Common Stock to be issued in the Conversion and the Merger (assuming all SFC Options are exercised prior to the Merger) and the issuance of 300,000 shares to the Foundation.

(3) Does not reflect shares of Common Stock to be issued to Messrs. Ryan, Stock and Thoren who are directors and/or executive officers of SFC who will become directors and/or executive officers of the Company and/or the Bank upon consummation of the Conversion and the Merger. None of such persons are Eligible Account Holders or Supplemental Eligible Account Holders. If such persons' shares of SFC Common Stock (assuming all SFC Options held by them are exercised prior to the Merger) are included, based on the Exchange Ratio, all directors and executive officers of the Company as a group (12 persons) upon completion of the Merger would be deemed to own 1,004,321 shares of Common Stock, or 5.92% and 4.78% at the minimum and maximum, respectively of the Estimated Offering Range. The table below sets forth information with respect to the number of Exchange Shares to be received by the three executive officers of SFC who will become executive officers of the Company and/or the Bank. For purposes of the table, options to purchase SFC Common Stock are assumed to be exercised prior to the Merger.

                                                             Number of
                       Position with the Company and/or       Exchange        Exchange Shares as a Percent of
Name                       the Bank after the Merger           Shares           Total Number of Shares at the
------------------   ------------------------------------   ------------     ---------------------------------
                                                                               Minimum of         Maximum of
                                                                                Estimated          Estimated
                                                                                Offering           Offering
                                                                                  Range               Range
                                                                             ---------------    ---------------
Daniel P. Ryan       Vice Chairman of the Board of              253,476           1.47%               1.19%
                       Company; Director of the Bank;
                       Senior Executive Vice President
                       of the Company and the Bank
Steven E. Stock      Senior Vice President of the Bank          123,663             .72                 .58
Byron G. Thoren      Executive Vice President - Operations      187,182            1.08                 .88
                       of the Bank

Restrictions on Transfer of Subscription Rights and Shares

     Pursuant to the rules and regulations of the OTS, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the Conversion Shares to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his account. Each person exercising such subscription rights will be required to certify that he is purchasing shares solely for his own account and that he has no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or Conversion Shares prior to the completion of the Conversion.

     The Company and the Bank will refer to the OTS any situations that they believe may involve a transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.


                   RESTRICTIONS ON ACQUISITION OF THE COMPANY
                                  AND THE BANK

General

     As described below, certain provisions in the Company's Certificate of Incorporation and Bylaws and in the Company's and the Bank's benefit plans, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank. Below is a summary of certain material restrictions on acquisitions of the Company and the Bank.

Restrictions in the Company's Certificate of Incorporation and Bylaws

     General. A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

     Limitation on Voting Rights. Article 12.B. of the Company's Certificate of Incorporation provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Company, or
(ii) any securities convertible into, or exercisable for, any equity securities of the Company if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of the Company. The terms "person" and "beneficial ownership" are broadly defined to prevent circumvention of this restriction.

     The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to the Company by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by the Company or the Bank and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of the Company's entire Board of Directors. In the event that shares are acquired in violation of Article 12.B., all shares beneficially owned by any person in excess of 10% shall be considered "Excess Shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote, and the Board of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of sale. In addition, the Company may refuse to recognize any transfer or attempted transfer of the Company's equity securities which would result in the transferee becoming the beneficial owner of Excess Shares.

     Board of Directors. Article 7.A. of the Certificate of Incorporation of the Company contains provisions relating to the Board of Directors and provides, among other things, that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. See "Management - Management of the Company." The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. Cumulative voting in the election of directors is not permitted.

     Directors may be removed only for cause at a duly constituted meeting of stockholders called expressly for that purpose upon the vote of the holders of at least 80% of the total votes eligible to be cast by stockholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by order of a court, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Company. Any vacancy occurring in the Board of Directors for any reason (including an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the remaining directors, whether or not a quorum of the Board of Directors is present, or the sole remaining director of the Company, and a director appointed to fill a vacancy shall serve until the expiration of the term to which he was appointed.

     The Company's Bylaws govern nominations for election to the Board, and requires all nominations for election to the Board of Directors other than those made by the Board to be made by a stockholder eligible to vote at an annual meeting of stockholders who has complied with the notice provisions in that section. Written notice of a stockholder nomination must be delivered to, or mailed to and received at, the principal executive offices of the Company not later than 120 days prior to the anniversary date of the immediately preceding annual meeting, provided that, with respect to the first scheduled annual meeting following completion of the Conversion, notice must be received no later than the close of business on November 30, 1998. Each such notice shall set forth certain information as specified in Section 4.15 of the Bylaws, including
(a) as to each person whom the stockholder proposes to nominate as a director, and as to the stockholder giving the notice, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company's stock beneficially owned by such person; and (iv) such other information regarding such person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (b) the name and address of any other stockholders supporting such nominees and/or those affiliated with, controlling or under common control with such persons, and the class and number of shares of the Company's stock beneficially owned by such other stockholders.

     The Company's Certificate of Incorporation provides that the personal liability of the directors and officers of the Company for monetary damages shall be eliminated to the fullest extent permitted by the DGCL as it exists on the effective date of the Certificate of Incorporation or as such law may be thereafter in effect. Section 102(b)(7) of the DGCL currently provides that directors (but not officers) of corporations that have adopted such a provision will not be so liable, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to the Company and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

     The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company or any predecessor of the Company, or is or was serving at the request of the Company or any predecessor of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by the DGCL, provided that the Company shall not be liable for any amounts which may be due in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification thereunder without its prior written consent. The indemnification provisions also permit the Company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the Company's Board of Directors, provided that the indemnified person undertakes to repay the Company if it is ultimately determined that such person was not entitled to indemnification. The rights of indemnification provided in the Company's Certificate of Incorporation are not exclusive of any other rights which may be available under the Company's Bylaws, any insurance or other agreement, by vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the Certificate of Incorporation authorizes the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the Company to attract and retain the best personnel available.

     The provisions regarding director elections and other provisions in the Certificate of Incorporation and Bylaws are generally designed to protect the ability of the Board of Directors to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company by making it more difficult and time-consuming to change majority control of the Board, whether by proxy contest or otherwise. The general effect of these provisions will be to generally require at least two (and possibly three) annual stockholders' meetings, instead of one, to effect a change in control of the Board of Directors of the Company even if holders of a majority of the Company's capital stock believed that a change in the composition of the Board of Directors was desirable. Because a majority of the directors at any given time will have prior experience as directors, these requirements will help to ensure continuity and stability of the Company's management and policies and facilitate long-range planning for the Company's business. The provisions relating to removal of directors and filling of vacancies are consistent with and supportive of a classified board of directors.

     The procedures regarding stockholder nominations will provide the Board of Directors with sufficient time and information to evaluate a stockholder nominee to the Board and other relevant information, such as existing stockholder support for the nominee. The proposed procedures, however, will provide incumbent directors advance notice of a dissident slate of nominees for directors, and will make it easier for the Board to solicit proxies resisting such nominees. This may make it easier for the incumbent directors to retain their status as directors, even when certain stockholders view the stockholder nominations as in the best interests of the Company or its stockholders.

     Authorized Shares. Article 4 of the Certificate of Incorporation authorizes the issuance of 85,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans and to the Foundation.

     Meetings of Stockholders. The Company's Certificate of Incorporation provides that any action required or permitted by the DGCL of the State of Delaware or the Certificate of Incorporation to be approved by or consented to by the stockholders of the Company, must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent by stockholders in lieu of a meeting of stockholders. The Certificate of Incorporation further provides that, with limited exceptions, special meetings of stockholders may be called only by a three-fourths vote of the Board of Directors.

     Stockholder Proposals. The Company's Bylaws provide that only such business as shall have been properly brought before an annual meeting of stockholders shall be conducted at the annual meeting. In order to be properly brought before an annual meeting following completion of the Conversion, business must be (a) brought before the meeting by or at the direction of the Board of Directors or
(b) otherwise properly brought before the meeting by a stockholder who has given timely and complete notice thereof in writing to the Company. For stockholder proposals to be included in the Company's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act. With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Company's proxy materials, the stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that with respect to the first scheduled annual meeting following completion of the Conversion, such written notice must be received by the Company not later than the close of business on November 30, 1998. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting certain information as specified in Section
2.14 of the Bylaws, including (a) a brief description of the proposal desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by the stockholder; and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, (d) the identification of any person retained to make stockholder solicitations or recommendations with respect to such proposal, and (e) any material interest of the stockholder in such proposal. Any such proposal not made in accordance with the Bylaws may be rejected.

     The procedures regarding stockholder proposals are designed to provide the Board with sufficient time and information to evaluate a stockholder proposal and other relevant information, such as existing stockholder support for the proposal. The proposed procedures, however, will give incumbent directors advance notice of a stockholder proposal. This may make it easier for the incumbent directors to defeat a stockholder proposal, even when certain stockholders view such proposal as in the best interests of the Company or its stockholders.

     Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer to the Company from another party to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, consistent with the exercise of its fiduciary duties and in connection with the exercise of its judgment in determining what is in the best interest of the Company and the stockholders of the Company, give due consideration to the extent permitted by law not only to the price or other consideration being offered, but also to all other relevant factors, including, without limitation, the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Company and its subsidiaries and on the employees, customers, suppliers and creditors of the Company and its subsidiaries, and the effects on the communities in which the Company's and its subsidiaries' facilities are located. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

     Stockholder Approval of Mergers and Certain Other Extraordinary Transactions. Article 11 of the Company's Certificate of Incorporation provides that any action taken by stockholders under Subchapter IX of the DGCL (which relates to merger or consolidation transactions) and Subchapter X (which relates to sale of assets, dissolution and winding up transactions) shall, with certain exceptions, generally require the affirmative vote of at least 80% of the votes eligible to be cast by stockholders. The supermajority 80% vote requirement of
Article 11 of the Certificate of Incorporation shall not be applicable to any transaction approved in advance by at least two-thirds of the entire Board of Directors of the Company, in which case the transaction will require only such stockholder approval as specified under Delaware law. The DGCL requires the approval of the Board of Directors and the holders of a majority of the outstanding stock of the Company entitled to vote thereon for mergers or consolidations, and for sales, leases or exchanges of all or substantially all of the Company's assets. The Delaware

General Corporation Law permits the Company to merge with another corporation without obtaining the approval of the Company's stockholders if: (i) the Company is the surviving corporation of the merger; (ii) the merger agreement does not amend the Company's Certificate of Incorporation; (iii) each share of the Company's stock outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the Company after the merger; and (iv) any authorized but unissued shares or treasury shares of Common Stock to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of the Common Stock outstanding immediately prior to the effective date of the merger.

     Amendment of Certificate of Incorporation and Bylaws. Article 13 of the Company's Certificate of Incorporation generally provides that any amendment of the Certificate of Incorporation must be approved first by a majority of the Board of Directors and then by the holders of 80% of the shares of the Company entitled to vote in an election of directors, except that the approval of only a majority of the shares of the Company entitled to vote in an election of directors is required for any amendment previously approved by at least two-thirds of the entire Board of Directors.

     The Bylaws of the Company may be amended by a majority of the Board of Directors or by the affirmative vote of a majority of the total shares entitled to vote in an election of directors, except that the affirmative vote of at least 80% of the total shares entitled to vote in an election of directors shall be required to amend, adopt, alter, change or repeal any provision inconsistent with certain specified provisions of the Bylaws.

Delaware Corporate Law

     In addition to the provisions contained in the Company's Certificate of Incorporation, the DGCL includes certain provisions applicable to Delaware corporations, such as the Company, which may be deemed to have an anti-takeover effect. Such provisions include requirements relating to certain business combinations.

     Section 203 of the DGCL ("Section 203") imposes certain restrictions on business combinations between the Company and large shareholders. Specifically,
Section 203 prohibits a "business combination" (as defined in Section 203, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) between the Company or a subsidiary and an "interested shareholder" (as defined in Section 203, generally the beneficial owner of 15% or more of the Company Common Stock) within three years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by the Company's Board of Directors, (ii) upon consummation of the transaction in which the interested shareholder became such, the interested shareholder holds at least 85% of the Company Common Stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) the business combination is approved by the Company's Board of Directors and by the holders of at least two-thirds of the outstanding Company Common Stock, excluding shares owned by the interested shareholders.

     One of the effects of Section 203 may be to prevent highly leveraged takeovers, which depend upon getting access to the acquired corporation's assets to support or repay acquisition indebtedness and certain coercive acquisition tactics. By requiring approval of the holders of two-thirds of the shares held by disinterested shareholders for business combinations involving an interested shareholder, Section 203 may prevent any interested shareholder from taking advantage of its position as a substantial, if not controlling, shareholder and engaging in transactions with the Company that may not be fair to the Company's other shareholders or that may otherwise not be in the best interests of the Company, its shareholders and other constituencies.

     For similar reasons, however, these provisions may make more difficult or discourage an acquisition of the Company, or the acquisition of control of the Company by a principal shareholder, and thus the removal of incumbent management. In addition, to the extent that Section 203 discourages takeovers that would result in the change of the Company's management, such a change may be less likely to occur.

Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Management Remuneration Adopted in the Conversion

     The foregoing provisions of the Certificate of Incorporation and Bylaws of the Company and Delaware law could have the effect of discouraging an acquisition of the Company or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the Company's Common Stock. In addition, such provisions may result in the Company being deemed to be less attractive to a potential acquiror and/or might result in stockholders receiving a lesser amount of consideration for their shares of Common Stock than otherwise could have been available.

     In addition, the Company and the Bank have also entered into agreements with certain of their officers and will enter into agreement with certain officers of SFC who will become officers of the Company and/or the Bank upon consummation of the Merger which provide such officers with additional payments upon the officers' termination in connection with a change in control of the Company or the Bank. See "Management - Management of the Bank" and "Management - Employment Agreements." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of the Bank. Additionally, the provisions could deter offers to the stockholders which might be viewed by such stockholders to be in their best interests.

     The Board of Directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by the Board of Directors of the Company. The Board of Directors believes that these provisions are in the best interests of the Company and its future stockholders. In the Board of Directors' judgment, the Board of Directors is in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interests of the Company and its future stockholders to encourage potential acquirors to negotiate directly with the Board of Directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Company and where the transaction is in the best interests of all stockholders.

     Despite the Board of Directors' belief as to the benefits to the Company's stockholders of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. The Board of Directors, however, has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

     The Board of Directors of the Company and the Bank are not aware of any effort that might be made to acquire control of the Bank or the Company.

Regulatory Restrictions

     The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings and loan holding company unless the OTS has been given 60 days' prior written notice. The HOLA provides that no company may acquire "control" of a savings and loan holding company without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS. Pursuant to federal regulations, control of a savings and loan holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock, of a savings and loan holding company where certain enumerated "control factors" are also present in the acquisition. The OTS may prohibit an acquisition if (i) it would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security.


                   DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

General

     The Company is authorized to issue 85,000,000 shares of Common Stock having a par value of $0.01 per share and 15,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"). The Company currently expects to issue up to a maximum of 15,525,000 shares (17,853,750 shares in the event that the maximum of the Estimated Offering Range is increased by 15%) of Common Stock and no shares of Preferred Stock in the Conversion and 4,556,452 shares of Common Stock in connection with the Merger. Each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of the Company's capital stock which are deemed material to an investment decision with respect to the Conversion.

     The Common Stock of the Company will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

     Distributions. The Company can pay dividends if, as and when declared by its Board of Directors, subject to compliance with limitations which are imposed by law. See "Dividend Policy." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Voting Rights. Upon Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares which they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his votes for one nominee or disperse his votes among nominees as he chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation's board of directors. Under certain circumstances, shares in excess of 10.0% of the issued and outstanding shares of Common Stock may be considered "Excess Shares" and, accordingly, not be entitled to vote. See "Restrictions on Acquisition of the Company and the Bank." If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders and the distribution to certain depositors of Suburban Federal of the liquidation account of Suburban Federal established in its conversion and assumed in the Merger (see "The Conversion and the Merger - Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

Preferred Stock

     None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion and the Merger. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control. The Company has no present plans to issue Preferred Stock.


                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

General

     The Federal Stock Charter of the Bank authorizes the issuance of capital stock consisting of 1,000 shares of common stock, par value $0.01 per share. Each share of common stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon Conversion, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. The capital stock of the Bank will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC. Presented below is a description of all aspects of the Bank's capital stock which are deemed material to an investment decision with respect to the Conversion.

Dividends

     The Company, as the holder of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefore. See "Dividend Policy" for certain restrictions on the payment of dividends.

Voting Rights

     Immediately after the Conversion, the holders of the Bank's common stock, which will consist solely of the Company, will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held and there shall be no right to cumulate votes.

Liquidation

     In the event of any liquidation, dissolution or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders and the Suburban Federal liquidation account, all assets of the Bank available for distribution in cash or in kind. If additional preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.


                          TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is LaSalle National Bank.

                                     EXPERTS

     The consolidated financial statements of Citizens Financial Services, FSB at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in this Prospectus and the Company's registration statement on Form S-1 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing.

     The financial statements of SFC as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included in this Prospectus have been audited by Cobitz, Vandenberg & Fennessy, independent public accountants, as stated in their report appearing elsewhere herein and have been so included in reliance upon the report of such firm given as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its opinion with respect to subscription rights.


                             LEGAL AND TAX OPINIONS

     The legality of the Common Stock and the Federal income tax consequences of the Conversion and the Merger will be passed upon for the Bank and the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to the Bank and the Company. The Indiana income tax consequences of the Conversion will be passed upon for the Bank and the Company by Ernst & Young LLP. Certain other tax matters with respect to the Merger will be passed upon for SFC by Silver, Freedman & Taff, L.L.P., Washington, D.C. The federal income tax consequences of certain matters relating to establishment of the Foundation will be passed upon for the Bank and the Company by Ernst & Young LLP. Certain legal matters will be passed upon for Webb by Muldoon, Murphy & Faucette, Washington, D.C.


                             ADDITIONAL INFORMATION

     The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the Registration Statement. Such information, including the Conversion Valuation Appraisal Report which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company.

     The Bank has filed an Application for Conversion with the OTS with respect to the Conversion. This Prospectus omits certain information contained in that application. The Application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552, and at the Central Regional Office of the OTS located at 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

     The Company has filed with the Office of Thrift Supervision an Application to Form a Holding Company and for permission to acquire SFC. This Prospectus omits certain information contained in such Application. Such Application may be inspected at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552, and at the Central Regional Office of the OTS located at 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

     In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12 of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion.

     A copy of the Plan of Conversion and Certificate of Incorporation and the Bylaws of the Company and the Federal Stock Charter and Bylaws of the Bank are available without charge from the Bank. Requests for such information should be directed to: Monica F. Sullivan, Corporate Secretary, Citizens Financial Services, FSB, 707 Ridge Road, Munster, Indiana 46321.

                    INDEX TO FINANCIAL STATEMENTS OF THE BANK

                                                                 Page
                                                                 ----
Report of Independent Public Accountants ..............           F-1

Consolidated Statements of Condition as of
  and December 31, 1997 and 1996 ......................           F-2

Consolidated Statements of Income for the Years
  Ended December 31, 1997, 1996 and 1995 ..............          51, 52

Consolidated Statements of Changes in Equity for the
  Years Ended December 31, 1997, 1996 and 1995 ........           F-3

Consolidated Statements of Cash Flows for the Years Ended
 December 31, 1997, 1996 and 1995 .....................           F-4

Notes to Consolidated Financial Statements ............           F-5


All schedules are omitted as the required information is not applicable or the information is presented in the Financial Statements of the Bank.

The financial statements of CFS Bancorp, Inc. have been omitted because CFS Bancorp, Inc. has not yet issued any stock, has no assets or liabilities, and has not conducted any business other than of an organizational nature.

                      INDEX TO FINANCIAL STATEMENTS OF SFC

                                                                Page
                                                                ----


Report of Independent Public Accountants.................       F-22

Consolidated Statements of Financial Condition as of
 and December 31, 1997 and 1996..........................       F-23

Consolidated Statements of Earnings for the Years
 Ended December 31, 1997, 1996 and 1995..................         74

Consolidated Statements of Changes in Stockholders'
 Equity for the Years Ended December 31, 1997, 1996
 and 1995................................................       F-24

Consolidated Statements of Cash Flows for the Years Ended
 December 31, 1997, 1996 and 1995........................       F-25

Notes to Consolidated Financial Statements...............       F-26


All schedules are omitted as the required information is not applicable or the information is presented in the Financial Statements of the SFC.

                       Report of Independent Auditors

The Board of Directors
Citizens Financial Services, FSB

We have audited the accompanying consolidated statements of condition of Citizens Financial Services, FSB (the Bank) as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Citizens Financial Services, FSB at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP

January 30, 1998
Chicago, Illinois

Citizens Financial Services, FSB

Consolidated Statements of Condition

                                                           DECEMBER 31
                                                      1997            1996
                                                  ------------    ------------
ASSETS
Cash............................................  $  8,289,821    $  9,116,724
Interest-bearing deposits.......................     3,369,928      11,400,000
Federal funds sold..............................     1,000,000      18,000,000
                                                  ------------    ------------
Cash and cash equivalents.......................    12,659,749      38,516,724

Investment securities available-for-sale            24,713,756      45,829,989
Investment securities held-to-maturity (fair
   value: 1997--$385,618,043;
   1996--$290,750,414)..........................   381,751,735     288,768,927
Loans receivable................................   301,933,516     249,058,114
Investment in Federal Home Loan Bank stock--
   at cost......................................     2,836,500       2,836,500
Office properties and equipment.................    11,398,053       9,864,746
Accrued interest receivable.....................     6,009,040       4,158,076
Investment in and advances to a limited
   liability company............................            --       6,456,571
Real estate held for development and sale.......     1,071,285              --
Real estate owned...............................     1,160,152              --
Other assets....................................     2,515,765       1,503,687
                                                  ------------    ------------
Total assets....................................  $746,049,551    $646,993,334
                                                  ------------    ------------
                                                  ------------    ------------

LIABILITIES AND EQUITY
Deposits........................................  $669,416,758    $573,728,468
Advance payments by borrowers for taxes and
   insurance....................................     2,289,768       2,169,657
Other liabilities...............................     8,654,225       7,365,609
                                                  ------------    ------------
Total liabilities...............................   680,360,751     583,263,734
EQUITY
   Retained income, substantially restricted....    65,295,800      63,519,600
   Unrealized appreciation on investment
      securities available-for-sale, net
      of taxes..................................      393,000          210,000
                                                  ------------    ------------
                                                    65,688,800      63,729,600
                                                  ------------    ------------
Total liabilities and equity....................  $746,049,551    $646,993,334
                                                  ------------    ------------
                                                  ------------    ------------


See accompanying notes.

                      Citizens Financial Services, FSB

                Consolidated Statements of Changes in Equity



                                                       Unrealized
                                                    Appreciation on
                                                   Available-for-Sale
                                       Retained     Securities, Net       Total
                                        Income           of Tax           Equity
                                     -----------------------------------------------
Balance at January 1, 1995........    $58,347,800     $      --         $58,347,800
Net income for 1995...............      3,677,400            --           3,677,400
                                     -----------------------------------------------
Balance at December 31, 1995.......    62,025,200            --          62,025,200
Net income for 1996................     1,494,400            --           1,494,400
Change in unrealized appreciation
  on available-for-sale securities,
  net of tax.......................            --       210,000             210,000
                                     -----------------------------------------------
Balance at December 31, 1996           63,519,600       210,000          63,729,600
Net income for 1997                     1,776,200                         1,776,200
Change in unrealized appreciation
  on available-for-sale securities,
  net of tax.......................                     183,000             183,000
                                     -----------------------------------------------
Balance at December 31, 1997          $65,295,800      $393,000         $65,688,800
                                     -----------------------------------------------
                                     -----------------------------------------------

See accompanying notes.

                        CITIZENS FINANCIAL SERVICES, FSB

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            YEAR ENDED DECEMBER 31
OPERATING ACTIVITIES                                                1997             1996             1995
                                                               ---------------  ---------------  ---------------
Net Income...................................................  $     1,776,200  $     1,494,400  $     3,677,400
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Provision for losses on loans..............................        1,660,000           60,000          120,000
  Depreciation Expense.......................................        1,146,656          839,965          718,258
  Deferred income taxes......................................         (186,297)         (60,546)         281,605
  Net gain on sale of investment securities available-for-
    sale.....................................................         (277,788)              --               --
  Amortization of deferred loan fees.........................         (685,177)        (481,629)        (425,534)
  Increase in interest receivable............................       (1,850,964)        (655,227)         (38,795)
  Loss on real estate held for development and sale..........        1,177,436          605,731           57,371
Proceeds from sale of real estate held for development
  and sale...................................................        4,737,776               --               --

Construction costs of real estate held for development
  and sale...................................................       (1,529,253)              --               --
Cash received in acquisition of 50% ownership interest
  of LLC.....................................................          109,834               --               --
  Increase in other assets...................................         (652,359)        (156,396)        (269,131)
Increase in other liabilities................................          931,758        1,281,133          871,267
                                                               ---------------  ---------------  ---------------
Net cash provided by operating activities....................        6,434,967        2,931,222        5,139,387

INVESTING ACTIVITIES

Available-for-sale-investments:
  Purchases..................................................               --      (45,503,673)              --
  Repayments.................................................        1,025,965           20,684               --
  Sales......................................................       20,704,056               --               --
Held-to-maturity investments securities:
  Purchases..................................................     (271,811,781)     (88,582,762)    (188,829,555)
  Repayments and maturities..................................      178,828,973      110,487,469      206,423,442
  Increase in advances to limited liability company..........               --       (1,482,145)      (2,514,896)
Loan originations and principal payments on loans............      (54,225,776)      (7,130,485)      (4,500,096)
Sale of real estate owned....................................          135,328               --               --
Purchases of properties and equipment........................       (2,709,672)      (5,001,265)      (2,155,143)
Disposal of properties and equipment.........................           29,709        1,968,824               --
                                                               ---------------  ---------------  ---------------
Net cash (used in) provided by investing activities..........     (128,023,198)     (35,223,353)       8,423,752

FINANCING ACTIVITIES

Net (decrease) increase in NOW, passbook, and money
  market accounts............................................       (6,601,627)       2,100,158       (3,837,530)
Net increase in certificates of deposit......................      102,152,772       40,591,521       11,037,508
Increase (decrease) in advance payments by borrowers for
  taxes and insurance........................................          120,111       (1,294,039)         103,772
                                                               ---------------  ---------------  ---------------
Net cash provided by financing activities....................       95,671,256       41,397,640        7,303,700
                                                               ---------------  ---------------  ---------------
(Decrease) increase in cash and cash equivalents.............      (25,856,975)       9,105,509       20,866,839
Cash and cash equivalents at beginning of year...............       38,516,724       29,411,215        8,544,376
                                                               ---------------  ---------------  ---------------
Cash and cash equivalents at end of year.....................  $    12,659,749  $    38,516,724  $    29,411,215
                                                               ---------------  ---------------  ---------------
                                                               ---------------  ---------------  ---------------
Supplemental disclosure of noncash investing activities:
Loans transferred to real estate owned.......................  $     1,295,481  $       668,000  $       550,000

See accompanying notes

                       Citizens Financial Services, FSB

                  Notes to Consolidated Financial Statements

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Citizens Financial Services, FSB (the Bank) is a federal savings bank offering a full range of financial services to customers who are primarily located in Northwest Indiana. The Bank is principally engaged in the business of attracting deposits from the general public and using such deposits to originate residential and commercial mortgage loans.

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements included the accounts and transactions of the Bank and its wholly owned subsidiaries, CFS Insurance Agency, Inc. and CFS Investments Service, Inc., and its wholly owned subsidiary, CFS Development Co., LLC (LLC). See Note 5 for further discussion of LLC. Significant intercompany accounts and transactions have been climinated in consolidation.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include amounts due from depository banks and federal funds sold. Generally, federal funds sold are purchased and sold for one-day periods.

INVESTMENT SECURITIES

Management determines the classification of debt securities at the time of purchase. Securities are classified as held-to-maturity and carried at amortized cost if management has the intent and ability to hold the securities to maturity. Securities not classified as held-to-maturity are classified as available-for-sale and are carried at fair value, with the unrealized appreciation, net of tax, as a separate component of equity.

                       Citizens Financial Services, FSB

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-related securities, over the life of the security using a method which approximates the level yield method. Such amortization is included in interest income from investments. Gains and losses on sales of securities are determined by specifically identifying the carrying amount of the security sold.

LOANS

Loans are carried at the principal amount outstanding, net of unearned income, including net deferred loan origination and commitment fees. Interest on loans is recorded as income as borrowers' monthly payments become due. Interest on mortgage loans is not accrued on loans which are 90 days or more past due or for loans which management believes, after giving consideration to economic and business conditions and collection efforts, collection of interest is doubtful.

MORTGAGE LOAN FEES

Loan origination and commitment fees and direct loan origination costs are deferred and amortized as an adjustment of the related loans yield. The Bank is accreting these amounts over the contractual life of the related loans. Remaining deferred loan fees are reflected in income upon sale or repayment of the loan.

ALLOWANCE FOR LOSSES ON LOANS

The allowance for losses of loans are maintained at a level believed adequate by management to absorb losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio and, among other things, the borrowers' ability to repay, estimated collateral values, prior loss experience, and growth and composition of the portfolio; however, future additions to the allowance may be necessary based on changes in economic conditions.

Specific reserves are established for impaired loans for which the recorded investment in the loan exceeds the value of the loan. Management considers a loan to be impaired when it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the note agreement, including principal and interest. The value of the loan is determined based on the fair value of the collateral, if the loan is collateral-dependant, at the present value of expected future cash flows discounted at the loan's effective interest rate or at the observable market price of the impaired loan. Interest income on impaired loans is recorded when cash is received and only if

                      Citizens Financial Services, FSB

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

principal is considered to be fully collectible. Homogeneous loans are collectively evaluated for impairment, including real estate mortgage and installment. At December 31, 1997 and 1996, the amount of loans considered impaired by management was immaterial.

REAL ESTATE OWNED

Real estate owned is comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure. Real estate owned is recorded at fair value at the date of foreclosure. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated costs to sell.

REAL ESTATE HELD FOR DEVELOPMENT AND SALE

Real estate held for development and sale is carried at the lower of cost or net realizable value. Costs relating to development and improvement of property are capitalized, whereas costs relating to maintenance of the property are expensed. Valuations are periodically performed by management, and an allowance for loss is established by a charge to operations if the carrying value of a property exceeds it's estimated net realizable value.


OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment are stated at cost less accumulated depreciation. Provisions for depreciation of office properties and equipment are computed using the straight-line method over the estimated useful lives of the related assets. Long-lived assets are periodically evaluated for impairment.

ACCOUNTING CHANGES

During 1997, the Bank adopted the requirements of FASB Statement No. 125. Accounting for Transfer and Serving of Financial Assets and Extinguishments of Liabilities, for various transfer or receivables and other financial assets that occurred during the year. The effect of adopting the requirements of FASB Statement No. 125 was not material.

2. MERGER AND CONVERSION

On December 29, 1997, the Board of Directors of the Bank adopted a Plan of Conversion (the Plan). On the same date the Bank entered into an Agreement and Plan of Merger (Agreement) with SuburFed Financial Corp. (Suburban), a parent of Suburban Federal Savings, federal savings bank, headquartered in Flossmoor, Illinois. In connection with the merger, the Bank will convert from a mutual to a stock institution and form a holding company. Under the terms of the Agreement, (a) Suburban will be merged with and into the newly formed holding company of the Bank, CFS Bancorp, Inc. (the Company), with the Company being the surviving corporation, and (b) the issued and outstanding shares of common stock of Suburban will be converted into the right to receive 3.6 shares of

Citizens Financial Services, FSB

2. MERGER AND CONVERSION (continued)

common stock of the Company based on a purchase price of $10 per share. Conditions to the consummation of the merger include, among other things, receipt of requisite and satisfactory stockholder and regulatory approvals. The merger, which will be accounted for as a pooling-of-interests, will be consummated simultaneously with the completion of the Conversion in the third quarter of 1998. For the year ended December 31, 1997, Suburban had net interest income of $11,639,000 and net income of $2,790,000.

Under the terms of the Plan, newly authorized shares of the Company will be offered to the Bank's members and employee benefit plans in accordance with applicable federal regulations. The amount and pricing of the proposed stock offering will be based upon an independent appraisal of the Bank. The Plan must be approved by members of the Bank and the Office of Thrift Supervision. In connection with the conversion, the costs of issuing the common stock will be deferred and deducted from the sale proceeds. At December 31, 1997, no costs related to the conversion have been recorded. In the event that consummation of the conversion does not occur, any recorded costs will be expensed.

At the time of conversion, the Bank will establish a liquidation account in an amount equal to its net worth as of the date of the latest consolidated statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders, if any, who continue to maintain their deposit accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders and supplemental eligible account holders, if any, have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's or a supplemental eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder and supplemental eligible account holder, if any, will be entitled to receive balances for accounts then held.

Pursuant to the Plan, the Company intends to establish The Citizens Foundation, a private charitable foundation (the Foundation), in connection with the conversion. Pursuant to the terms of the Plan, the Bank and the Company will create the Foundation immediately following the conversion by contributing 300,000 shares of Company common stock. The Foundation is being formed as a complement to the Bank's existing community activities and will be dedicated to community activities and the promotion of charitable causes.

                      Citizens Financial Services, FSB

2.  MERGER AND CONVERSION (continued)

The Foundation will submit a request to the Internal Revenue Service to be recognized as a tax-exempt organization. A contribution of common stock to the Foundation by the Company will be tax deductible, subject to certain limitations. The Company, however, would be able to carry forward any unused portion of the deduction for five years following the contribution. Upon funding the Foundation, the Company will recognize an expense in the full amount of the contribution, offset in part by the corresponding tax benefits, during the quarter in which the contribution is made.

The Company plans to set up an employee stock ownership plan (ESOP), a tax-qualified benefit plan for officers and employees of the Company and the Bank. It is assumed that 8% of the shares of common stock sold in the conversion will be purchased by the ESOP with funds loaned by the Company. The Company and the Bank intend to make annual contributions to the ESOP in an amount equal to the principal and interest requirement of the debt.

Following consummation of the conversion, the Company intends to adopt a Stock Option Plan and a Recognition and Retention Plan, pursuant to which the Company intends to reserve a number of shares of common stock equal to an aggregate of 10% and 4%, respectively, of the common stock issued in the conversion for issuance pursuant to stock options and stock grants.

3.  INVESTMENT SECURITIES

The amortized cost of investment securities and their fair values are as follows:

                                                              AVAILABLE-FOR-SALE AT DECEMBER 31, 1997
                                                     ----------------------------------------------------------
                                                                       GROSS          GROSS
                                                       AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                                         COST          GAINS          LOSSES          VALUE
                                                      -----------   ------------  --------------  -------------
Mortgage-backed securities.........................   $ 24,030,756   $  711,974      $ 28,974      $ 24,713,756
                                                      -----------   ------------  --------------  -------------
                                                      -----------   ------------  --------------  -------------


                                                              HELD-TO-MATURITY AT DECEMBER 31, 1997
                                                     ----------------------------------------------------------
                                                                       GROSS          GROSS
                                                       AMORTIZED     UNREALIZED     UNREALIZED        FAIR
                                                         COST          GAINS          LOSSES          VALUE
                                                      -----------   ------------  --------------  -------------
Callable agency securities and corporate bonds.....   $170,203,937   $1,180,107      $ 13,835      $171,370,209
Zero coupon agency securities......................     32,038,393       26,145       129,538        31,935,000
Mortgage-backed securities.........................     34,974,592      104,929        54,236        35,025,285
Real estate mortgage investment conduits...........    144,534,813    2,995,470       242,734       147,287,549
                                                      -----------   ------------  --------------  -------------
                                                      $381,751,735   $4,306,651      $440,343      $385,618,043
                                                      -----------   ------------  --------------  -------------
                                                      -----------   ------------  --------------  -------------

                        CITIZENS FINANCIAL SERVICES, FSB

3. INVESTMENT SECURITIES (CONTINUED)

                                                               AVAILABLE-FOR-SALE AT DECEMBER 31, 1996
                                                      ----------------------------------------------------------
                                                                         GROSS         GROSS
                                                        AMORTIZED      UNREALIZED    UNREALIZED        FAIR
                                                           COST          GAINS         LOSSES         VALUE
                                                      --------------  ------------  ------------  --------------
Mortgage-backed securities..........................  $   45,482,989  $    347,000  $         --  $   45,829,989
                                                      --------------  ------------  ------------  --------------
                                                      --------------  ------------  ------------  --------------

                                                                HELD-TO-MATURITY AT DECEMBER 31, 1996
                                                      ----------------------------------------------------------
                                                                         GROSS         GROSS
                                                        AMORTIZED      UNREALIZED    UNREALIZED        FAIR
                                                           COST          GAINS         LOSSES         VALUE
                                                      --------------  ------------  ------------  --------------
Callable agency securities and corporate bonds......   $  55,901,375  $     91,885      $792,942  $   55,200,318
Mortgage-backed securities..........................       6,342,088       116,241         1,360       6,456,969
Collateralized mortgage obligations.................          18,492                          --          18,492
Real estate mortgage investments conduits...........     226,506,972     3,466,840       899,177     229,074,635
                                                      --------------  ------------  ------------  --------------
                                                      $  288,768,927  $  3,674,966  $  1,693,479  $  290,750,414
                                                      --------------  ------------  ------------  --------------
                                                      --------------  ------------  ------------  --------------

    All mortgage-related securities are backed by loans insured or guaranteed by U.S. government agencies.

    The callable agency securities at December 31, 1997 and 1996 have call features at amounts not less than par and were not purchased with significant premiums or discounts. Proceeds from the sale of available-for-sale securities for the year ended December 31, 1997 were 20,704,056 with gross gains of $295,220 and gross losses of $17,432 realized on those sales, resulting in a tax liability of $108,337. There were no sales of securities in 1996 or 1995.

    The amortized cost and fair value of investment securities at December 31, 1997, by contractual maturity, are shown below.

                                                            HELD-TO-MATURITY             AVAILABLE-FOR-SALE
                                                      ----------------------------  ----------------------------
                                                        AMORTIZED         FAIR       AMORTIZED         FAIR
                                                           COST          VALUE         COST           VALUE
                                                      --------------  ------------  ------------  --------------
Due in one year or less.............................  $           --  $         --  $         --  $           --
Due after one year through five years...............      16,292,281    16,380,310            --              --
Due after five years through ten years..............     100,771,421   101,372,361            --              --
Due more than ten years.............................      85,178,628    85,552,538            --              --
                                                      --------------  ------------  ------------  --------------
                                                         202,242,330   203,305,209            --              --
Mortgage-related securities.........................     179,509,405   182,312,834    24,030,756      24,713,756
                                                      --------------  ------------  ------------  --------------
                                                      $  381,751,735  $385,618,043  $ 24,030,756  $   24,713,756
                                                      --------------  ------------  ------------  --------------
                                                      --------------  ------------  ------------  --------------

                       Citizens Financial Services, FSB
                  Notes to Consolidated Financial Statements

3.  INVESTMENT SECURITIES (CONTINUED)

The mortgage-related securities have contractual maturities which range from 1998 to 2024. Expected maturities are expected to differ from contractual maturities because the underlying mortgages collateralizing the securities are subject to prepayment without penalty.

4.  LOANS RECEIVABLE

Loans receivable consist of the following:

                                                       DECEMBER 31
                                                   1997            1996
                                               ------------     ------------
Mortgage loans...............................  $272,567,438     $221,728,333
Construction and land development loans......    30,024,843       32,321,966
                                                 12,201,241       12,082,215
                                               ------------     ------------
Other loans..................................   314,793,522      266,132,514

Less:
  Undisbursed portion of loan proceeds.......     8,177,431       13,426,827
  Allowance for losses on loans..............     3,093,799        1,565,853
  Deferred loan fees.........................     1,588,776        2,081,720
                                               ------------     ------------
                                               $301,933,516     $249,058,114
                                               ------------     ------------
                                               ------------     ------------


The Bank's lending activities have been concentrated primarily within its immediate geographic area. The largest portion of the Bank's loans are made for the purpose of enabling borrowers to purchase residential real property secured by first liens on such property. At December 31, 1997, approximately 90% of the Bank's mortgage loans are secured by one to four-family residential dwellings; the remaining loans are secured primarily by multi-family income producing properties and commercial real estate. The Bank generally require collateral on loans and generally requires loan-to-value ratios of no greater than 80%.

                        Citizens Financial Services, FSB

4.  LOANS RECEIVABLE (CONTINUED)

At December 31, 1997, 1996, and 1995, the Bank serviced $6,276844, $7,944,965, and $9,688,768, respectively, of loans for others.

Activity in the allowance for losses on loans is summarized as follows:


                                                1997        1996        1995
                                            ----------  ----------  -----------
Balance at beginning of year............... $1,565,853  $1,508,662  $1,389,087
Provision for losses on loans..............  1,660,000      60,000     120,000
Charge-offs................................   (132,715)    (18,979)     (9,686)
Recoveries.................................        661      16,170       9,261
Balance at end of year..................... $3,093,799  $1,565,853  $1,508,662
                                            ----------  ----------  ----------
Nonperforming loans plus real estate owned. $5,962,000  $1,927,000  $1,462,000
                                            ----------  ----------  ----------
                                            ----------  ----------  ----------


5.  LIMITED LIABILITY COMPANY

In 1996 and 1995, a subsidiary of the Bank had a 50% ownership interest in CFS Development Co. (formerly known as C&CF Development Co., a Limited Liability Company (LLC) engaged in the construction and sale of townhomes. On March 5, 1997, the subsidiary purchased the remaining 50% ownership interest in a transaction accounted for as a purchase.

Prior to 1997, this project was accounted for by the equity method with 50% of the results of operations being included in income and 100% of the losses from operations being recorded after the other member's investment was reduced to zero. The financial statements of the LLC for 1997 have been consolidated herein.

As of December 31, 1997, the LLC was dissolved and is winding up its affairs. The remaining units and land held by the LLC were written down to the anticipated recoverable amounts to reflect the accelerated efforts to dispose of the properties resulting in charges to earnings in 1997 of $690,000. Vacant land and three unsold units, with a balance of $919,929 were transferred to the Bank as real estate owned and the remaining five units are included in real estate held for development and sale.

The carrying value of real estate held for development and sale included capitalized interest of $682,136 and $360,296 at December 31, 1996 and 1995, respectively. As of December 31, 1997, all such interest previously capitalized has been charged to operations. Therefore, the Bank no longer carries any deferred interest with respect to this property.

                       Citizens Financial Services, FSB
                  Notes to Consolidated Financial Statements


5.  LIMITED LIABILITY COMPANY (CONTINUED)

Condensed financial statements of this project for the periods indicated, which were included in the consolidated financial statements using the equity method, follow:

                                                    DECEMBER 31
                                                       1996
                                                    -----------
ASSETS
Cash..............................................  $  109,834
Real estate held for development and sale.........   6,377,173
Other assets......................................     326,422
                                                    -----------
                                                    $6,813,429

LIABILITIES AND MEMBERS' EQUITY
Note payable to subsidiary of Bank................  $4,929,000
Mortgage loans payable to Bank....................   2,114,095
Other liabilities.................................     356,858
                                                    -----------
                                                     7,399,953
Members' equity...................................    (586,524)
                                                    -----------
                                                    $6,813,429
                                                    -----------
                                                    -----------


Statements of Operations:

                                            YEAR ENDED DECEMBER 31
                                             1996           1995
                                          ----------     ----------

Sales..................................   $3,989,295     $4,926,614
Cost of sales..........................    4,108,490      4,834,546
                                          ----------     ----------
                                            (119,195)        92,068
Interest income on contract............        4,273             --
                                          ----------     ----------
                                            (114,922)        92,068
Interest expense.......................      181,230         44,226
Selling expense........................      196,395        105,346
General and administrative expenses....      132,392         57,238
                                          ----------     ----------
Net loss...............................   $ (624,939)    $ (114,742)
                                          ----------     ----------
                                          ----------     ----------


                       Citizens Financial Services, FSB

6. OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment are summarized as follows:


                                         ESTIMATED                    DECEMBER 31
                                        USEFUL LIVES             1997             1996
                                     ------------------       ----------       ----------
Cost:
  Land...........................                            $1,454,527       $1,454,527
  Buildings......................     30-40 years             9,885,621        8,131,514
  Leasehold improvements.........     Over term of lease        110,054          110,054
  Furniture and equipment........     3-15 years              7,242,698        6,143,819
  Construction in progress.......                               760,725        1,105,794
                                                             -----------      ----------
                                                              19,453,625      16,945,708
Less: Accumulated for depreciation
  and amortization................                             8,055,572       7,080,962
                                                             $11,398,053      $9,864,746
                                                             -----------      ----------
                                                             -----------      ----------


7. ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consists of the following:


                                                          DECEMBER 31
                                                      1997             1996
                                                   ----------       ----------
Interest-bearing deposits.....................     $    2,352      $   23,812
Callable agency securities and other
investments...................................      2,997,952       1,036,628
Mortgage-backed securities....................        427,395         367,855
Collateralized mortgage obligations...........              -             555
Real estate mortgage investments conduits.....        825,604       1,353,238
Loans receivable..............................      1,755,737       1,469,178
                                                    ---------       ---------
                                                    6,009,040       4,251,266
Less: Allowance or uncollected interest.......              -          93,190
                                                    ---------      ----------
                                                   $6,009,040      $4,158,076
                                                   ----------      ----------
                                                   ----------      ----------

                         Citizens Financial Services, FSB

8. DEPOSITS

Deposits and interest rate data are summarized as follows:

                                                                DECEMBER 31
                                                           1997             1996
                                                      -----------------------------
Non-interest-bearing negotiable order of
 withdrawal accounts                                  $  4,768,838     $  6,170,313
Negotiable order of withdrawal accounts:
 (1.75%-1997; 1.75%-1996)                               34,882,597       31,244,999
Passbook accounts: (3.49%-1997; 3.60%-1996)            134,472,769      138,858,963
Money market accounts: (3.25%-1997; 3.35%-1996)         29,661,137       34,112,693
Certificate accounts:
 3.00%-5.00%                                            17,702,124       30,062,958
 5.01%-7.00%                                           437,742,484      325,429,623
 7.01%-9.00%                                             9,348,089        7,138,211
 9.01% and over                                            213,474          222,607
Accrued interest payable                                   625,246          488,101
                                                      -----------------------------
                                                      $669,416,758     $573,728,468
                                                      -----------------------------
                                                      -----------------------------
Weighted-average cost of deposits                            5.13%            4.82%
                                                      -----------------------------
                                                      -----------------------------


Certificates of deposit are summarized by maturity as follows:

                                                                DECEMBER 31
                    MATURITY                              1997             1996
               --------------------------------------------------------------------
               Less than one year                     $286,183,255     $215,815,081
               One to two years                         99,960,928       71,467,464
               Two to three years                       55,103,385       51,408,413
               Three to four years                       5,830,302       12,203,048
               Four to five years                        9,409,276        2,628,063
               After five years                          8,519,025        9,331,230
                                                      -----------------------------
                                                      $465,006,171     $362,853,299
                                                      -----------------------------
                                                      -----------------------------

                       Citizens Financial Services, FSB

8. DEPOSITS (CONTINUED)

Interest expense on deposits consists of the following:

                                  YEAR ENDED DECEMBER 31
                             1997          1996           1995
                        -------------   ------------   -----------
Passbook accounts        $ 4,866,757  $ 4,983,870   $ 5,204,795
NOW accounts                 557,754      540,383       643,612
Money market accounts      1,179,554    1,270,730     1,517,308
Certificates of deposit   25,772,606   19,006,772    18,008,180
                         -----------   -----------   ----------
                          32,376,671   25,801,755    25,373,895
                         -----------   -----------   ----------
                         -----------   -----------   ----------


The aggregate amount of deposits in denominations of $100,000 or more was $81,923,825 and $65,650,000 at December 31, 1997 and 1996 respectively.
Deposits in excess of $100,000 are not federally insured.

Interest paid on deposits during 1997, 1996 and 1995 totaled $32,239,526, $25,797,964, and $25,226,949, respectively.

9. RETAINED INCOME AND INCOME TAXES

The Bank has qualified under provisions of the Internal Revenue Code, which permitted it to deduct from taxable income an allowance for bad debts, which differs from the provision for such losses charged to income. Accordingly, retained income at December 31, 1997, includes approximately $8,657,000 for which no provision for federal income taxes has been made. If in the future this portion of retained income is distributed, or the Bank no longer qualifies as a bank for tax purpose, federal income taxes may be imposed at the lien-applicable rates. If federal income taxes had been provided, the deferred tax liability would have been approximately $2,943,000.

The income tax provision consists of the following:

                                          YEAR ENDED DECEMBER 31
                                      1997         1996         1995
                                   ----------    ---------   -----------
Current tax expense
  Federal                          $1,068,909    $804,473    $1,416,475
  State                               331,388     252,204       613,040
Deferred tax expense (benefit):
  Federal                            (149,037)    (42,927)      396,645
  State                               (37,260)    (17,619)     (115,040)
                                   ----------    ---------   -----------
                                   $1,214,000    $996,131     $2,311,120


                       Citizens Financial Services, FSB

9.  RETAINED INCOME AND INCOME TAXES (CONTINUED)

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

                                   YEAR ENDED DECEMBER 31
                                  1997      1996      1995
                                --------  --------  --------
Statutory rate...............    34.0%     34.0%     34.0%
State taxes..................     6.5       6.1       5.2
Other........................      .1       (.1)      (.6)
                                --------  --------  --------
Effective rate...............    40.6%     40.0%     38.6%
                                --------  --------  --------
                                --------  --------  --------

Significant components of deferred tax assets and liabilities are as follows:

                                                                       DECEMBER 31
                                                                   1997          1996
                                                                ----------    ----------
Deferred tax assets:
  Allowance for loan losses...................................  $1,314,865    $  665,488
  Loan fees deferred..........................................     402,700       612,731
  Deferred compensation.......................................     155,364       185,227
  Unrealized appreciation on available-for-sale securities....     290,000       137,000
  Other.......................................................      25,500       152,115
                                                                ----------    ----------
                                                                 2,188,429     1,752,561
Deferred tax liabilities:
  Excess tax accumulated provision in losses over base year...   1,526,004     1,526,004
  Depreciation................................................     307,141       221,184
  Stock dividends on FHLB stock...............................     193,379       193,379
  Other.......................................................      96,511        85,897
                                                                ----------    ----------
                                                                 2,123,035     2,026,464
                                                                ----------    ----------
  Net deferred (asset) liability..............................  $  (65,394)   $  273,903
                                                                ----------    ----------
                                                                ----------    ----------


Deferred income taxes result from temporary differences in the basis of assets and liabilities for financial reporting and income taxes. The source of these temporary differences and their resulting effect on the income tax expense are as follows:

                                                         YEAR ENDED DECEMBER 31
                                                      1997         1996        1995
                                                   ----------   ---------   ---------
Allowance for loan losses........................  $(649,377)   $(24,307)   $(90,964)
Loan fees deferred for income tax purposes.......    210,031      39,589     240,117
Depreciation.....................................     85,957     (28,391)     32,432
Other, net.......................................    167,092     (47,437)    100,020
                                                   ----------   ---------   ---------
                                                   $(186,297)   $(60,546)   $281,605
                                                   ----------   ---------   ---------
                                                   ----------   ---------   ---------

                                       F-17

                       Citizens Financial Services, FSB

9. RETAINED INCOME AND INCOME TAXES (CONTINUED)

The Bank made federal and state income tax payments of approximately $3,245,000, $1,560,000 and $2,230,000 during 1997, 1996, and 1995, respectively.

10. REGULATORY CAPITAL

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum total requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to quantitative judgments by the regulators about component risk weightings, and other factors.

Quantitative measures established by regulators ensure capital adequacy require the Bank to maintain minimum amounts and ratios, set forth in the table below of the total risk-based, tangible and core capital, as defined in the regulations. Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

The Bank, according to federal regulatory standards, is well-capitalized under the regulatory framework the prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, tangible, and core ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.



                                                                                             TO BE WELL-
                                                                                          CAPITALIZED UNDER
                                                         FOR CAPITAL                      PROMPT CORRECTIVE
                                 ACTUAL               ADEQUACY PURPOSES                   ACTION PROVISIONS
                          --------------------   -------------------------------    ---------------------------------
                            AMOUNT      RATIO       AMOUNT           RATIO            AMOUNT            RATIO
                          -----------   ------   ----------    ------------------   ----------    -------------------
AS OF DECEMBER 31, 1997
                                                               less than                          less than
Risk-based                $65,951,000   23.76%   $22,201,000   or equal to  8.00%   $27,752,000   or equal to  10.00%

                                                               less than                          less than
Tangible                   62,857,800    8.46     11,147,000   or equal to  1.50     18,578,000   or equal to  2.50

                                                               less than                          less than
Core                       62,857,800    8.46     22,294,000   or equal to  3.00     37,157,000   or equal to  5.00

AS OF DECEMBER 31,1996

                                                               less than                          less than
Risk-based                 58,971,000   24.83     18,999,000   or equal to  8.00     23,749,000   or equal to  10.00

                                                               less than                          less than
Tangible                   57,405,000    8.95      9,621,000   or equal to  1.50     16,036,000   or equal to  2.50

                                                               less than                          less than
Core                       57,405,000    8.95     19,243,000   or equal to  3.00     32,072,000   or equal to  5.00


                  Citizens Financial Services, FSB
       Notes to Consolidated Financial Statements (continued)

10.  REGULATORY CAPITAL (CONTINUED)

     At December 31, 1997, adjusted total assets were $743,139,000 and risk-weighted assets were $277,518,000.

     A reconciliation of the Bank's equity capital in accordance with generally accepted accounting principles to regulatory capital at December 31, 1997 is as follows:


                                                      (amounts in thousands)
                                                      ----------------------

Total Equity                                                 $65,689

Unrealized Gain on
Investment Securities
Available-for-Sale                                              (393)

Investments &  Advances to
Non-includable Subsidiaries                                   (2,439)
                                                      ----------------------
Tangible & Core Capital                                       62,857

Allowance for Loan Losses                                      3,094
                                                      ----------------------
Risk-based Capital                                           $69,951
                                                      ----------------------
                                                      ----------------------

11.  EMPLOYEE BENEFIT PLANS

     The Bank participates in an industrywide, multi-employer, defined-benefit pension plan, which covers all full-time employees who have attained at least 21 years of age and completed one year of service. Calculations to determine full-funding status are made annually as of June
30. The Bank was not required to make a contribution for the plan year ending June 30, 1998, and made a contribution of approximately $61,000 for the plan year ended June 30, 1997. Pension expense was approximately $20,000 in 1997, $68,000 in 1996, and $200,000 in 1995. Asset and plan benefit information is not available for participating associations on an individual basis.

     The Bank also participates in an industrywide, multi-employers, defined-contribution plan, which qualifies under section 401(k) of the Internal Revenue Code. Participation eligibility in this plan is substantially the same as in the aforementioned defined-benefit pension plan. This plan calls for a discretionary contribution within specified limits and a matching Bank contribution equal to a specified percentage of employee contributions. Plan expense was approximately $285,000 in 1997, $257,000 in 1996, and $227,000 in 1995.

     The Bank provides supplemental retirement benefits for certain senior officers in the form of payments upon retirement, death, or disability. The annual benefit is based upon annual salary (as defined) plus interest. Expenses related to this plan for the years ended December 31, 1997, 1996 and 1995 were approximately $257,000, $203,000, and $110,000, respectively.

12.  COMMITMENTS

     The Bank had outstanding commitments as follows:

                                                                DECEMBER 31
TYPE OF COMMITMENT                                          1997           1996
------------------                                       -----------    -----------
To originate loans on residential property
  - fixed rates (6.85%-9.25% in 1997,
                 7.35%-9.80% in 1996)................      $5,229,000     $1,782,000
  - variable rates...................................       4,930,000      4,368,000

To originate loans on nonresidential property
  - fixed rates (0.0% in 1997, 9.6% in 1996).........          38,000        150,000
  - variable rates...................................         306,000         80,000

To purchase investment securities (mortgage-backed
  securities)........................................             --      20,561,000
Unused lines of credit...............................      6,801,000       5,616,000
Letters of credit:
  Secured by cash....................................         22,000          40,000
  Other..............................................        304,000         526,000


                         Citizens Financial Services, FSB

12. COMMITMENTS (CONTINUED)

Commitments to fund loans and those under letter of credit arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies. The Bank estimates that substantially all commitments will be funded or will expire within one year.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

Disclosure of fair value information about financial instruments, whether or not recognized in the consolidated statement of condition, for which it is practicable to estimate their value, is summarized below. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The fair value of certain financial instruments and all nonfinancial instruments is not required. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The carrying amounts and fair values of financial instruments consisted of the following:

                                             DECEMBER 31
                       ------------------------------------------------------
                                   1997                       1996
                       ------------------------------------------------------
                         CARRYING         FAIR        CARRYING        FAIR
                          AMOUNT         VALUE         AMOUNT        VALUE
                       ------------  ------------  ------------  ------------
ASSETS
Cash and cash
  equivalents          $ 12,659,749  $ 12,659,749  $ 38,516,724  $ 38,516,724
Investment securities
  available-for-sale     24,713,756    24,713,756    45,829,989    45,829,989
Investment securities
  held-to-maturity      381,751,735   385,618,043   288,768,927   290,750,414
Loans receivable        301,933,516   310,837,440   249,058,114   255,997,845
                       ------------  ------------  ------------  ------------
Total asset financial
  instruments          $721,058,756  $733,828,988  $622,173,754  $631,094,972
                       ------------  ------------  ------------  ------------

LIABILITIES
Deposits               $669,416,758  $672,545,587  $573,728,468  $574,834,000
                       ------------  ------------  ------------  ------------

The fair value of the Bank's off-balance-sheet instruments is nominal

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

                          Citizens Financial Services, FSB

13. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

CASH AND CASH EQUIVALENTS

The carrying amounts reported in the consolidated statement of condition for cash and short-term investments approximate those assets' fair values.

Investment Securities (including callable agency securities and other investments, mortgage-backed securities, collateralized mortgage obligations, and real estate mortgage investment conduits)

Fair values for investment securities are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted or estimated market prices of comparable instruments.

LOANS RECEIVABLE

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans (e.g., one- to four-family residential) and consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair value for other loans (e.g., commercial real estate and rental property mortgage loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

DEPOSITS

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

OFF-BALANCE-SHEET INSTRUMENTS

Given the underlying terms and conditions of off-balanced-sheet instruments (commitments to originate loans and purchase securities), these agreements do not pose significant credit or interest rate risk to the Bank, and the attendant fair values are deemed to be nominal.

14. LEGAL PROCEEDINGS

     In 1983, with the assistance of the Federal Savings and Loan Insurance Corporation ("FSLIC") as set forth in an assistance agreement ("Assistance Agreement"), the Bank acquired through mergers First Federal Savings and Loan Association of East Chicago, East Chicago, Indiana ("East Chicago Savings"), and Gary Federal Savings and Loan Association, Gary, Indiana ("Gary Federal"). The FSLIC-assisted supervisory acquisitions of East Chicago Savings and Gary Federal were accounted for using the purchase method of accounting which resulted in supervisory goodwill (the excess of cost over fair value of net assets acquired), an intangible asset, of $52.9 million, compared to $40.2 million of goodwill as reported on a generally accepted accounting principles basis. Such goodwill was included in the Bank's regulatory capital. The Assistance Agreement relating to the Bank's acquisitions of East Chicago Saving and Gary Federal provided for the inclusion of goodwill as an asset on the Bank's balance sheet, to be amortized over 35 years for regulatory purposes and includible in capital. Pursuant to the regulations adopted by the Office of Thrift Supervision to implement the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the regulatory capital requirement for federal savings banks was increased and the amount of supervisory goodwill that could be included in regulatory capital decreased significantly. At September 30, 1989, the Bank had approximately $26.0 million of remaining supervisory good will but, even excluding goodwill, the Bank exceeded the capital requirements of FIRREA at such date.

     On May 13 1993, the Bank filed suit against the U.S. government seeking damages and/or other appropriate relief on the grounds, among others, that the government had breached the term of the Assistance Agreement. The suit is pending before Chief Judge Loren Smith in the United States Court of Federal Claims and is entitled Citizens Financial services, FSB., et al. v. United States (Case No. 93-306-C). The case had been stayed pending disposition by the United States Supreme Court of three related supervisory goodwill cases ("the Winstar cases"). On July 1, 1996, the Supreme Court ruled in the Winstar cases the government had breached its contract with the Winstar parties and was liable in damages for those breaches. Thereafter, the stay applicable to the Bank's case and other Winstar-related cases was lifted. The Bank has filed a motion for leave to file a motion for summary judgment upon liability. Once leave is granted, the government will have 90 days to file a response to the Bank's motion. No decision has been rendered on the Bank's motion for leave or on the underlying issue of liability.

     In its complaint, the Bank did not specify the amount of damages it is seeking from the United States. In addition, the Bank has not retained an expert in order to attempt to qualify the amount of its damages. There have been no decisions determining damages in the Winstar cases or any of the Winstar-related cases. At this time, the Bank anticipates that discovery with respect to its claims will not commence until 1999, at the earliest, that the discovery process will last approximately one year and that a trial will be schedule thereafter. The Bank is unable to predict the outcome of its claim against the United States and the amount of damages that may be awarded to the Bank, if any, in the event that judgment is rendered in the Bank's favor. Consequently, no assurances can be given as to the results of this claim or the timing of any proceedings in relation thereto.

     Other than the above referenced litigation, the Bank is involved in routine legal proceedings occurring in the ordinary course of business which,in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

                                 F-21A

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
SuburbFed Financial Corp.
Flossmoor, Illinois

         We have audited the consolidated statements of financial condition of SuburbFed Financial Corp. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ending December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SuburbFed Financial Corp. and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ending December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Cobitz, Vandenberg & Fennessy

February 6, 1998
Palos Hills, Illinois

                            SUBURBFED FINANCIAL CORP.
                                AND SUBSIDIARIES

                 Consolidated Statements of Financial Condition

                                                                                              December 31,
                                                                                    --------------------------------
                                                                                         1997               1996
                                                                                    -------------      -------------
Assets

Cash and amounts due from depository institutions .............................     $   4,265,615          3,545,166
Interest-bearing deposits .....................................................         3,911,510          5,307,070
                                                                                    -------------      -------------
   Total cash and cash equivalents ............................................         8,177,125          8,852,236
Investment securities, held to maturity (fair value: 1997 - $3,994,688;
  1996 - $3,918,125) (note 2) .................................................         3,988,542          3,974,167
Investment securities available for sale,
  at fair value (note 3) ......................................................         3,696,349          3,430,277
Trading Securities (note 4) ...................................................         1,740,883          1,361,638
Mortgage-backed securities, held to maturity (fair value: 1997 - $77,201,169;
  1996 - $93,408,866) (note 5) ................................................        77,161,513         93,562,881
Mortgage-backed securities available for sale,
  at fair value (note 6) ......................................................        37,426,637         39,923,032
Loans receivable (net of allowance for loan losses:
  1997 - $857,577; 1996 - $967,360)(note 7) ...................................       293,631,549        241,815,183
Real estate owned - net .......................................................           135,361             14,076
Stock in Federal Home Loan Bank of Chicago ....................................         3,845,000          3,300,000
Office properties and equipment - net (note 8) ................................         5,043,797          4,699,195
Accrued interest receivable (note 9) ..........................................         2,597,917          2,319,523
Prepaid expenses and other assets .............................................           929,911            713,523
Deposit base intangible .......................................................            87,448            126,263
                                                                                    -------------      -------------
   Total assets ...............................................................       438,462,032        404,091,994
                                                                                    -------------      -------------
                                                                                    -------------      -------------

Liabilities and Stockholders' Equity

Liabilities:
Deposits (note 10) ............................................................       316,655,755        309,581,005
Borrowed money (note 11) ......................................................        85,044,000         62,938,000
Advance payments by borrowers for taxes and insurance .........................         3,052,895          2,799,782
Other liabilities .............................................................         4,202,269          2,519,525
                                                                                    -------------      -------------
   Total liabilities ..........................................................       408,954,919        377,838,312
                                                                                    -------------      -------------

Stockholders' Equity:
Preferred stock, $.01 par value: authorized
  500,000 shares; none outstanding ............................................              --                 --
Common stock, $.01 par value: authorized 2,000,000 shares;
  1,371,162 shares issued and 1,265,681 shares outstanding at December 31, 1997 and 1,365,263 shares issued and
  1,254,763 shares outstanding at December 31, 1996 ...........................            13,712             13,653
Additional paid-in capital ....................................................         8,605,578          8,420,472
Retained earnings, substantially restricted ...................................        22,407,548         20,021,403
Unrealized gain (loss) on securities available for sale,
  net of income taxes .........................................................           166,865           (340,285)
Treasury stock, at cost (105,481 and 110,500 shares
  at December 31, 1997 and 1996) ..............................................        (1,605,185)        (1,681,562)
Common stock acquired by Employee Stock Ownership Plan ........................           (81,405)          (170,530)
Common stock awarded by Bank Incentive Plan ...................................              --               (9,469)
                                                                                    -------------      -------------
   Total stockholders' equity (notes 15 and 16) ...............................        29,507,113         26,253,682
                                                                                    -------------      -------------
Commitments and contingencies  (notes 17 and 18)

   Total liabilities and stockholders' equity .................................     $ 438,462,032        404,091,994
                                                                                    -------------      -------------
                                                                                    -------------      -------------

See accompanying notes to consolidated financial statements.

                            SUBURBFED FINANCIAL CORP.
                                AND SUBSIDIARIES

            Consolidated Statement of Changes in Stockholders' Equity

                       Three Years Ended December 31, 1997

                                                                       Unrealized
                                                                      Gain (Loss)
                                                                          on                     Common     Common
                                            Additional                 Securities                 stock      stock
                                   Common    Paid-in      Retained     Available    Treasury     Acquired    Awarded
                                   Stock     Capital      Earnings      For Sale      Stock       by ESOP    by BIPs      Total
                                  --------   ---------   ----------   ----------   ----------    --------    --------   -----------
Balance at December 31, 1994 ..   $ 13,518   8,206,200   17,967,329   (2,832,906)        --      (348,778)   (123,102)   22,882,261

Net income ....................                           1,818,447                                                       1,818,447
Purchase of treasury stock
  (71,500 shares) .............                                                    (1,032,625)                           (1,032,625)
Adjustment of securities
  available for sale to
  fair value, net of tax effect                                        2,944,917                                          2,944,917
Tax benefit related to
  vested BIP's stock ..........                 19,632                                                                       19,632
Amortization of award of
  BIP's stock .................                                                                                56,816        56,816
Contribution to fund ESOP loan                                                                     89,124                    89,124
Dividends declared on
  common stock ................                            (412,946)                                                       (412,946)
3 for 2 stock split related
  to fractional shares ........                              (1,518)                                                         (1,518)
                                  --------   ---------   ----------   ----------   ----------    --------    --------   -----------
Balance at December 31, 1995 ..     13,518   8,225,832   19,371,312      112,011   (1,032,625)   (259,654)    (66,286)   26,364,108

Net income ....................                           1,052,097                                                       1,052,097
Purchase of treasury stock
  (39,000 shares) .............                                                      (648,937)                             (648,937)
Adjustment of securities
  available for sale to
  fair value, net of tax effect                                         (452,296)                                          (452,296)
Exercise of stock options .....        135     122,509                                                                      122,644
Tax benefit related to
 stock options exercised ......                 43,550                                                                       43,550
Tax benefit related to
  vested BIP's stock ..........                 28,581                                                                       28,581
Amortization of award of
  BIP's stock .................                                                                                56,817        56,817
Contribution to fund ESOP loan                                                                     89,124                    89,124
Dividends declared on
  common stock ................                            (402,006)                                                       (402,006)
                                  --------   ---------   ----------   ----------   ----------    --------    --------   -----------
Balance at December 31, 1996 ..     13,653   8,420,472   20,021,403     (340,285)  (1,681,562)   (170,530)     (9,469)   26,253,682

Net income ....................                           2,790,316                                                       2,790,316
Treasury stock purchased
  by employee benefit plan
  (5,019 shares) ..............                 41,953                                 76,377                               118,330
Adjustment of securities
  available for sale to
  fair value, net of tax effect                                          507,150                                            507,150
Exercise of stock options .....         59      82,909                                                                       82,968
Tax benefit related to
  stock options exercised .....                 12,836                                                                       12,836
Tax benefit related to
  vested BIP's stock ..........                 47,408                                                                       47,408
Amortization of award of
  BIP's stock .................                                                                                 9,469         9,469
Contribution to fund ESOP loan                                                                     89,125                    89,125
Dividends declared on
  common stock ................                            (404,171)                                                       (404,171)
                                  --------   ---------   ----------   ----------   ----------    --------    --------   -----------
Balance at December 31, 1997 ..   $ 13,712   8,605,578   22,407,548      166,865   (1,605,185)    (81,405)       --      29,507,113
                                  --------   ---------   ----------   ----------   ----------    --------    --------   -----------
                                  --------   ---------   ----------   ----------   ----------    --------    --------   -----------


See accompanying notes to consolidated financial statements.

                            SUBURBFED FINANCIAL CORP.
                                AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                                                                  Years Ended December 31,
                                                        ---------------------------------------------
                                                            1997            1996            1995
                                                        -------------    ------------    ------------
Cash flows from operating activities:
 Net income .........................................   $   2,790,316       1,052,097       1,818,447
 Adjustments to reconcile net income to
  net cash from operating activities:
    Depreciation ....................................         687,051         667,979         705,785
    Amortization of premiums and discounts ..........         325,015         667,078         669,749
    Amortization of intangible ......................          38,815          47,021          56,281
    Amortization of cost of stock benefit plans .....          98,594         145,941         145,940
    Provision for loan losses .......................         180,000         192,680          76,700
    Proceeds from sale of loans held for sale........       5,011,874       8,487,647       5,988,885
    Origination of loans held for sale...............      (5,171,874)     (8,010,647)     (6,725,885)
    Gain on sale of trading securities...............        (308,765)       (108,343)       (123,784)
    Net gain on sale of loans and securities ........         (50,648)       (112,158)        (82,554)
    Unrealized gain on trading securities ...........        (459,972)       (197,292)       (230,310)
    Proceeds from sales of trading account securities       1,375,345         756,646         752,934
    Purchase of trading account securities ..........        (887,978)       (497,995)       (602,040)
    Federal Home Loan Bank stock dividend ...........            --              --           (29,100)
    Net changes in:
     Accrued interest receivable ....................        (278,394)       (204,560)       (347,563)
     Accrued interest payable .......................          98,917          70,002          82,044
     Deferred income on loans .......................        (414,983)     (1,036,521)       (560,320)
     Deferred and accrued federal and state
      income taxes ..................................         479,541         189,069         226,945
     Other, net .....................................         677,837         (59,434)       (144,893)
                                                        -------------    ------------    ------------
Net cash flows provided by operating activities .....       4,190,691       2,049,210       1,677,261
                                                        -------------    ------------    ------------
Investing activities:
    Proceeds from sale of investment securities,
      available for sale.............................       1,293,249         200,000       1,162,527
    Proceeds from maturities of investment securities       1,004,388       2,010,418       1,002,016
      Held to maturity...............................       1,000,000       2,000,000       1,000,000
      Available for sale.............................           4,388          10,418           2,016
    Purchase of investment securities ...............      (2,335,312)     (1,374,995)     (1,150,000)
      Held to maturity...............................      (1,000,000)         --          (1,000,000)
      Available for sale.............................      (1,335,312)     (1,374,995)       (150.000)
    Proceeds from sale of mortgage-backed securities,
      available for sale.............................       3,991,671      44,311,609       3,097,490
    Proceeds from repayments of mortgage-backed
     securities .....................................      22,089,434      22,213,676      14,444,376
      Held to maturity...............................      16,171,550      16,108,474      12,362,696
      Available for sale.............................       5,917,884       6,105,202       2,081,680
    Purchase of mortgage-backed securities ..........      (7,021,872)    (13,885,048)    (11,414,416)
      Held to maturity...............................          --          (1,722,484)     (6,534,278)
      Available for sale.............................      (7,021,872)    (12,162,564)     (4,880,138)
    Purchase of Federal Home Loan Bank stock ........        (545,000)     (1,255,000)       (127,100)
    Disbursements for loans .........................    (111,178,464)   (164,804,074)    (92,163,780)
    Loan repayments .................................      59,635,796      69,780,479      51,137,360
    Property and equipment expenditures .............      (1,031,653)       (531,727)     (1,322,875)
                                                        -------------    ------------    ------------
Net cash flows provided for investing activities ....     (34,097,763)    (43,334,662)    (35,334,402)
                                                        -------------    ------------    ------------
Financing activities:
    Proceeds from exercise of stock options .........          82,968         122,644            --
    Dividends paid on common stock ..................        (403,200)       (404,046)       (418,673)
    Proceeds from issuance of treasury stock ........         118,330            --              --
    Purchase of treasury stock ......................            --          (648,937)     (1,032,625)
    Net increase in deposits.........................       7,074,750      20,625,539      32,286,795
    Proceeds from borrowed money ....................     266,368,000     247,748,000     235,076,155
    Repayment of borrowed money .....................    (244,262,000)   (228,237,000)   (231,272,155)
    Net increase in advance payments
     by borrowers for taxes and insurance ...........         253,113         412,024          89,522
                                                        -------------    ------------    ------------
Net cash flow provided by financing activities ......      29,231,961      39,618,224      34,729,019
                                                        -------------    ------------    ------------
Increase (decrease) in cash and cash equivalents ....        (675,111)     (1,667,228)      1,071,878
Cash and cash equivalents at beginning of year ......       8,852,236      10,519,464       9,447,586
                                                        -------------    ------------    ------------
Cash and cash equivalents at end of year ............   $   8,177,125       8,852,236      10,519,464
                                                        -------------    ------------    ------------
                                                        -------------    ------------    ------------
Cash paid during period for:
    Interest ........................................   $  18,382,244      15,846,447      13,238,014
    Income taxes ....................................       1,211,600         375,204         823,846
                                                        -------------    ------------    ------------
                                                        -------------    ------------    ------------
Non cash investing activities:
    Transfer of loans to real estate owned ..........         152,361          18,926          13,597
    Loans securitized into mortgage-backed
     securities .....................................   $        --         1,596,500            --
                                                        -------------    ------------    ------------
                                                        -------------    ------------    ------------

See accompanying notes to consolidated financial statements.

                            SUBURBFED FINANCIAL CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

1)       Summary of Significant Accounting Policies

         SuburbFed Financial Corp. (the "Company") is a Delaware corporation incorporated on October 23, 1991 for the purpose of becoming the savings and loan holding company for Suburban Federal Savings, A Federal Savings Bank (the "Bank"). On March 3, 1992, the Bank converted from a mutual to a stock form of ownership, and the Company completed its initial public offering, and, with a portion of the net proceeds acquired all of the issued and outstanding capital stock of the Bank (the "Conversion").

         The accounting and reporting policies of the Company and its subsidiaries conform to generally accepted accounting principles and to general practice within the thrift industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The following is a description of the more significant policies which the Company follows in preparing and presenting its consolidated financial statements.

         Principles of Consolidation

         The accompanying consolidated financial statements consist of the accounts of the Company, and its wholly owned subsidiary Suburban Federal Savings, A Federal Savings Bank, and the Bank's wholly owned subsidiaries, Suburban Mortgage Services Inc., South Suburban Securities Corporation, and the wholly owned subsidiary of South Suburban Securities Corporation, Suburban Insurance Resources Agency, Inc. Significant intercompany accounts and transactions have been eliminated in consolidation.

         Investment Securities and Mortgage-Backed Securities, Available for
         Sale

         Investment securities and mortgage-backed securities available for sale are recorded in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities". SFAS 115 requires the use of fair value accounting for securities available for sale or trading and retains the use of the amortized cost method for investments the Company has the positive intent and ability to hold to maturity.

         SFAS 115 requires the classification of debt and equity securities into one of three categories: held to maturity, available for sale, or trading. Held to maturity securities are measured at amortized cost. Unrealized gains and losses on trading securities are included in income. Unrealized gains and losses on available for sale securities are excluded from income and reported net of taxes as a separate component of stockholders' equity.

         The Company has designated a portion of its investment securities and mortgage-backed securities as available for sale, and has recorded these investments at their current fair values. Unrealized gains and losses are recorded in a valuation account which is included, net of income taxes, as a separate component of stockholders' equity. Gains and losses on the sale of securities are determined using the specific identification method.

         Investment Securities and Mortgage-Backed Securities, Held to Maturity

         These securities are carried at cost, and adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted into income over the remaining life of the security using the level-yield method. These securities are not carried at fair value because the Company has both the ability and intent to hold them to maturity.

1)       Summary of Significant Accounting Policies (continued)

         Trading Securities

         Trading account securities are carried at fair value, and net unrealized gains and losses are reflected in the consolidated statements of earnings. Recognized but unrealized net gains at December 31, 1997 amounted to $902,200.

         Loans Receivable and Related Fees

         Loans are stated at the principal amount outstanding, net of loans in process, net deferred yield adjustments and the allowance for losses. Interest on loans is credited to income as earned and accrued only if deemed collectible. Loans are placed on nonaccrual status when, in the opinion of management, the full timely collection of principal or interest is in doubt. As a general rule, the accrual of interest is discontinued when principal or interest payments become 90 days past due or earlier if conditions warrant. When a loan is placed on nonaccrual status, previously accrued but unpaid interest is charged against current income.

         Loan origination fees are being deferred in accordance with SFAS No.
         91. "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". This statement requires that loan origination fees and direct loan origination costs for a completed loan be netted and then deferred and amortized into interest income as an adjustment of yield over the contractual life of the loan.

         The Bank has adopted the provisions of SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" which impose certain requirements on the measurement of impaired loans. These statements apply to all loans that are identified for evaluation except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment. These loans include, but are not limited to, credit card, residential mortgage and consumer installment loans. Substantially all of the Bank's lending is excluded from the provisions of SFAS 114 and SFAS 118.

         Under these statements, of the remaining loans which are evaluated for impairment (a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement), there were no material amounts of loans which met the definition of an impaired loan during the year ended December 31, 1997 and no loans to be evaluated for impairment at December 31, 1997.

         Allowance for Loan Losses

         The determination of the allowance for loan losses involves material estimates that are susceptible to significant change in the near term. The allowance for loan losses is maintained at a level adequate to provide for losses through charges to operating expense. The allowance is based upon past loss experience and other factors which, in management's judgement, deserve current recognition in estimating losses. Such other factors considered by management include growth and composition of the loan portfolio, the relationship of the allowance for losses to outstanding loans and economic conditions.

         Management believes that the allowance is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses. Such agencies may require the Company to recognize additions to the allowance based on their judgements about information available to them at the time of their examination.

         Real Estate Owned

         Real estate acquired through foreclosure or deed in lieu of foreclosure is carried at the lower of fair value minus estimated costs to sell or the related loan balance at the date of foreclosure plus capital improvements. Valuations are periodically performed by management and an allowance for loss is established by a charge to operations if the carrying value of a property exceeds its fair value minus estimated costs to sell.

1)       Summary of Significant Accounting Policies (continued)

         Depreciation

         Depreciation of office properties and equipment are accumulated on the straight line basis over estimated lives of the various assets. Estimated lives are 25 to 40 years for office buildings, 5 to 10 years for parking lot improvements, and 3 to 10 years for furniture, fixtures and equipment. The cost of leasehold improvements is being amortized using the straight-line method over the lesser of the life of the leasehold improvement or the term of the related lease.

         Amortization of Intangibles

         The value of the previously acquired deposit base intangible is being amortized over a period not exceeding the estimated average remaining life of the existing deposit base acquired, principally seven years, using a method which approximates the sum of the years digit method. The value of the deposit base intangible acquired in connection with the acquisition of the branch location from St. Anthony Bank is being amortized over a fifteen year period using the straight line method.

         Mortgage Servicing Rights

         The Company has adopted the provisions of SFAS No. 122 "Accounting for Mortgage Servicing Rights". This statement amends SFAS 65 "Accounting for Certain Mortgage Banking Activities" to require that a mortgage banking enterprise recognize as separate assets rights to service mortgage loans for others, however those servicing rights are acquired. SFAS 122 requires that a mortgage banking enterprise assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. The mortgage servicing rights are to be amortized over the life of the asset in proportion to the estimated net servicing income.

         The Company initially accounts for mortgage servicing rights using the discounted present value of estimated expected future cash flows. This amount is initially capitalized in other assets and subsequently amortized over the estimated life of the loan servicing income stream. The carrying value of the Company's mortgage serving rights, in relation to estimated servicing values, and the related amortization is reviewed by management on a quarterly basis.

         Income Taxes

         The Company files a consolidated federal income tax return with the Bank. The provision for federal and state taxes on income is based on earnings reported in the financial statements. Deferred income taxes arise from the recognition of certain items of income and expense for tax purposes in years different from those in which they are recognized in the consolidated financial statements. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Consolidated Statements of Cash Flows

         For the purposes of reporting cash flows, the Company has defined cash and cash equivalents to include cash on hand, amounts due from depository institutions, interest-bearing deposits in other financial institutions and Federal funds sold.

1)       Summary of Significant Accounting Policies (continued)

         Earnings per Share

         The Company computes its earnings per share (EPS) in accordance with SFAS No. 128 "Earnings per Share". This statement simplifies the standards for computing EPS previously found in Accounting Principles Board Opinion No. 5 "Earnings per Share" and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS and fully diluted EPS with diluted EPS.

         Basic EPS, unlike primary EPS, excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

         The following presentation illustrates basic and diluted EPS in accordance with the provisions of SFAS 128:

                                                Years Ended December 31,
                                           ----------------------------------
                                              1997         1996        1995
                                           ----------   ---------   ---------
Weighted average number of
  common shares outstanding used
  in basic EPS calculation .............    1,260,900   1,258,174   1,296,695
Add common stock equivalents
  for shares issuable under
  Stock Option Plans ...................       79,982      52,400      53,152
                                           ----------   ---------   ---------
Weighted average number of shares
  outstanding adjusted for common
  stock equivalents ....................    1,340,882   1,310,574   1,349,847
                                           ----------   ---------   ---------
                                           ----------   ---------   ---------
Net income .............................   $2,790,316   1,052,097   1,818,447
Basic earnings per share ...............   $     2.21         .84        1.40
Diluted earnings per share .............   $     2.08         .80        1.35


         EPS for prior periods has been restated to comply with the provisions of SFAS 128.

         Reclassifications

         Certain 1995 and 1996 amounts have been reclassified to conform with the 1997 presentation.

2)       Investment Securities, Held To Maturity

         Investment securities, held to maturity, are summarized as follows:

                                               Gross     Gross
                                  Amortized Unrealized  Unrealized     Fair
                                    Cost       Gains     Losses       Value
                                 ---------- ----------- ---------   ---------
December 31, 1997

  FNMA debenture .............   $2,000,000      --         4,062   1,995,938
  FHLB note ..................    1,988,542    10,208        --     1,998,750
                                 ----------    ------   ---------   ---------
                                 $3,988,542    10,208       4,062   3,994,688
                                 ----------    ------   ---------   ---------
                                 ----------    ------   ---------   ---------

Weighted average interest rate        4.98%
                                 ----------
                                 ----------
December 31, 1996

  FNMA debenture .............   $2,000,000      --        61,250   1,938,750
  FHLB note ..................    1,974,167     5,208        --     1,979,375
                                 ----------    ------   ---------   ---------
                                 $3,974,167     5,208      61,250   3,918,125
                                 ----------    ------   ---------   ---------
                                 ----------    ------   ---------   ---------

Weighted average interest rate        4.99%
                                 ----------
                                 ----------

         The contractual maturity of investment securities held to maturity are summarized as follows:

                                  December 31, 1997        December 31, 1996
                                 ----------------------   ---------------------
                                 Amortized      Fair      Amortized     Fair
Term to Maturity                    Cost        Value       Cost        Value
                                 ----------   ---------   ---------   ---------
Due in one year or less ......   $3,988,542   3,994,688        --          --
Due after one year
 through five years ..........         --          --     3,974,167   3,918,125
                                 ----------   ---------   ---------   ---------

                                 $3,988,542   3,994,688   3,974,167   3,918,125
                                 ----------   ---------   ---------   ---------
                                 ----------   ---------   ---------   ---------

3)       Investment Securities Available for Sale

         Investment securities available for sale are recorded at fair value in accordance with SFAS 115. This portfolio is summarized as follows:

                                           Gross       Gross
                              Amortized  Unrealized  Unrealized     Fair
                                 Cost       Gains      Losses       Value
                              ---------- ----------  ----------  ---------
December 31, 1997

  FHLB note ...............   $1,000,000      --        20,729     979,271
  Corporate debt securities       50,000      --         1,000      49,000
  Equity securities:
    Preferred stocks ......    1,942,164    69,573       9,790   2,001,947
    Financial Institution
     common stock mutual
      funds ...............      292,723   373,408        --       666,131
                              ----------   -------   ---------   ---------
                              $3,284,887   442,981      31,519   3,696,349
                              ----------   -------   ---------   ---------
                              ----------   -------   ---------   ---------

December 31, 1996

  Corporate debt securities   $  100,000     2,500        --       102,500
  Equity securities:
    Preferred stocks ......    2,991,311    17,945      29,440   2,979,816
    Financial Institution
     common stock mutual
      funds ...............      237,111   110,850        --       347,961
                              ----------   -------   ---------   ---------
                              $3,328,422   131,295      29,440   3,430,277
                              ----------   -------   ---------   ---------
                              ----------   -------   ---------   ---------

         During the current year, the Company sold securities realizing gross proceeds of $1,293,249, with gross gains of $18,249 and gross losses of $1,271 realized on those sales. Proceeds from the sale of investment securities available for sale during the years ended December 31, 1996 and 1995 were $200,000 and $1,162,527 with gross gains of $-0- and $90,819 and gross losses of $-0- and $21,875 realized on those sales. The change in net unrealized gains and losses during the current year of $309,607, net of the tax effect of $117,651, resulted in a $191,956 credit to stockholders' equity.

4)       Trading Securities

         Investment securities held for trade at December 31, 1997 consists of common stock equity securities with a carrying value of $1,740,883. The investment securities held for trade at December 31, 1996 consisted of equity securities (convertible preferred stock with a carrying value of $250,115 and common stock with a carrying value of $1,111,523).

         The adjustment of these securities to their current fair values has resulted in a net unrealized gain of $902,200 as of December 31, 1997 and a net unrealized gain of $442,228 as of December 31, 1996. Proceeds from sales of investment securities held for trade during the years ended December 31, 1997, 1996 and 1995 were $1,375,345, $756,646 and
         $752,934 with gross gains of $308,765, $108,343 and $123,784 realized on those sales.

5)       Mortgage-Backed Securities, Held to Maturity

         Mortgage-backed securities held to maturity are summarized as follows:

                                                          Gross         Gross
                                          Amortized     Unrealized    Unrealized       Fair
                                             Cost          Gains        Losses         Value
                                         -----------    ----------    ----------     ----------
December 31, 1997

 Participation certificates:
   FHLMC - adjustable rate (a) .....     $ 3,608,949       41,853         30,244      3,620,558
   FNMA  - adjustable rate (a) .....       3,495,170        4,875          6,825      3,493,220
   GNMA  - adjustable rate (a) .....       1,183,562       25,792           --        1,209,354
 Privately issued
  participation
   certificates: (b)
    Fixed rate .....................      40,239,281      150,982        115,521     40,274,742
    Adjustable rate ................      18,592,693      235,116         22,896     18,804,913
 Investment in real
  estate mortgage
   investment conduits:
    FHLMC - fixed rate (c) .........       2,162,768        9,625           --        2,172,393
    FHLMC - adjustable rate (c) ....       5,000,000         --          265,625      4,734,375
    FNMA  - fixed rate .............       2,879,090       13,561          1,037      2,891,614
                                         -----------      -------     ----------     ----------
                                         $77,161,513      481,804        442,148     77,201,169
                                         -----------      -------     ----------     ----------
                                         -----------      -------     ----------     ----------

Weighted average interest rate .....           7.22%
                                         ----------
                                         ----------
December 31, 1996

 Participation certificates:
   FHLMC - adjustable rate .........     $ 4,226,031        6,661         39,420      4,193,272
   FNMA  - adjustable rate .........       4,211,922       41,981         25,534      4,228,369
   GNMA  - adjustable rate .........       1,466,466       20,377           --        1,486,843
 Privately issued
  participation
   certificates: (b)
    Fixed rate .....................      46,872,110      122,508        291,024     46,703,594
    Adjustable rate ................      23,233,624      236,619         83,727     23,386,516
 Investment in real
  estate mortgage
   investment conduits:
    FHLMC - fixed rate .............       3,372,908       40,592         23,986      3,389,514
    FHLMC - adjustable rate ........       5,000,390         --          205,859      4,794,531
    FNMA  - fixed rate .............       5,179,430       46,797           --        5,226,227
                                         -----------      -------     ----------     ----------
                                         $93,562,881      515,535        669,550     93,408,866
                                         -----------      -------     ----------     ----------
                                         -----------      -------     ----------     ----------

Weighted average interest rate .....          7.23%
                                         ----------
                                         ----------


5)       Mortgage-Backed Securities Held to Maturity (continued)

         (a) Mortgage-backed securities with an amortized cost basis of $2,768,464 and a fair value of $2,798,576 are collateral for repurchase agreements totaling $2,607,000 (see note 11).

         (b) Consists of privately issued mortgage-backed securities and collateralized mortgage obligations with intermediate and long-term contractual maturities and, due to anticipated prepayments, expected average lives of approximately two to five years at date of purchase. All securities have a AAA rating due to credit enhancements.

         (c) A fixed rate FHLMC real estate mortgage investment conduit (REMIC) with an amortized cost basis of $1,171,327 and a fair value of $1,175,719 and an adjustable rate FHLMC REMIC with an amortized cost basis of $5,000,000 and a fair value of $4,734,375 are collateral for a line of credit advance totaling $5,000,000 (see note 11).

         At December 31, 1997, the Bank has pledged as collateral approximately $910,000 of FHLMC participation certificates and $2,570,000 of a FNMA REMIC security to depositors with large deposit accounts at the Bank.

6)       Mortgage-Backed Securities Available for Sale

         Mortgage-backed securities available for sale are recorded at fair value in accordance with SFAS 115. This portfolio is summarized as follows:

                                                         Gross         Gross
                                          Amortized    Unrealized    Unrealized       Fair
                                           Cost           Gains        Losses         Value
                                        -----------    ----------    ----------     ----------
December 31, 1997

 Participation certificates:
   FHLMC - fixed rate .............     $   643,088       46,328           --          689,416
   FNMA  - fixed rate (a) .........       1,361,500         --            6,862      1,354,638
 Privately issued
  participation
   certificates: (b)
    Fixed rate ....................      24,951,215       23,360        131,022     24,843,553
    Adjustable rate ...............       4,567,065         --           19,132      4,547,933
 Investment in real
  estate mortgage
   investment conduits:
    FHLMC - fixed rate ............         645,039        3,695           --          648,734
    FNMA  - fixed rate ............       2,905,660       12,572          6,777      2,911,455
 Mutual Funds:
   Adjustable Rate
    Mortgage Funds ................       2,495,395         --           64,487      2,430,908
                                        -----------      -------     ----------     ----------
                                        $37,568,962       85,955        228,280     37,426,637
                                        -----------      -------     ----------     ----------
                                        -----------      -------     ----------     ----------

Weighted average interest rate ....            6.89%
                                        -----------
                                        -----------

December 31, 1996

 Participation certificates:
   FHLMC - fixed rate .............     $   880,499       58,631           --          939,130
   FNMA  - fixed rate .............       1,697,633         --           22,343      1,675,290
 Privately issued
  participation
   certificates: (b)
    Fixed rate ....................      24,631,927        7,702        563,767     24,075,862
    Adjustable rate ...............       2,917,219         --           37,219      2,880,000
 Investment in real
  estate mortgage
   investment conduits:
    FHLMC - fixed rate ............       4,299,427           32         31,363      4,268,096
    FNMA  - fixed rate ............       3,651,635       29,308         24,702      3,656,241
 Mutual Funds:
   Adjustable Rate
    Mortgage Funds ................       2,495,395         --           66,982      2,428,413
                                        -----------      -------     ----------     ----------
                                        $40,573,735       95,673        746,376     39,923,032
                                        -----------      -------     ----------     ----------
                                        -----------      -------     ----------     ----------

Weighted average interest rate ....           7.00%
                                        -----------
                                        -----------

6)       Mortgage-Backed Securities Available for Sale (continued)

         (a) Mortgage-backed securities with an amortized cost basis of $1,361,500 and a fair value of $1,354,638 are collateral for repurchase agreements totaling $1,237,000 (see note 11).

         (b) Consists of privately issued mortgage-backed securities and collateralized mortgage obligations with intermediate and long-term contractual maturities and, due to anticipated prepayments, expected average lives of approximately three to seven years at date of purchase. All securities have a AAA rating due to credit enhancements.

         Proceeds from sales of mortgage-backed securities available for sale during the years ended December 31, 1997, 1996 and 1995 were $3,991,671, $44,311,609 and $3,097,490 with gross gains of $10,628,
         $301,538 and $2,978 and gross losses of $18,459, $185,619 and $18,905 realized on those sales. The change in net unrealized gains and losses during the current year of $508,378, net of the tax effect of $193,184 resulted in a $315,194 credit to stockholders' equity.

7)       Loans Receivable

         Loans receivable are summarized as follows:

                                                            December 31,
                                                  --------------------------------
                                                       1997               1996
                                                  -------------       ------------
Mortgage loans:
   One-to-four family .......................     $ 251,223,467        201,110,161
   Multi-family .............................        13,595,803         13,462,720
   Commercial ...............................         3,499,322          3,559,006
   Construction and development .............        10,298,859          8,987,778
                                                  -------------       ------------
Total mortgage loans ........................       278,617,451        227,119,665
                                                  -------------       ------------
Other loans:
   Commercial warehouse line of credit ......            17,269          1,229,234
   Credit card ..............................         1,837,431          2,025,247
   Second mortgages and
    home equity lines of credit .............        14,211,633         12,110,511
   Other ....................................         1,144,608          1,167,323
                                                  -------------       ------------
Total other loans ...........................        17,210,941         16,532,315
                                                  -------------       ------------
Total loans receivable ......................       295,828,392        243,651,980
                                                  -------------       ------------
Less:
   Loans in process .........................         3,042,566          2,157,754
   Net deferred yield adjustments ...........        (1,703,300)        (1,288,317)
   Allowance for loan losses ................           857,577            967,360
                                                  -------------       ------------
Loans receivable, net .......................     $ 293,631,549        241,815,183
                                                  -------------       ------------
                                                  -------------       ------------
Weighted average interest rate ..............              7.88%              7.93%
                                                           ----               ----
                                                           ----               ----


         During the current year, the Company sold mortgage loans to the Federal National Mortgage Association, while retaining servicing, realizing proceeds of $4,269,793, gross gains of $18,982 and gross losses of $8,427. The Company recorded an additional gain of $30,946 on these sales, from the establishment of a mortgage servicing right asset in accordance with SFAS No. 122. During the years ended December 31, 1997, 1996 and 1995, the Company amortized $23,577, $14,925 and $3,324 of mortgage servicing rights against current servicing fee income. In addition, the Company sold a participating interest in mortgage loans to third party investors, realizing proceeds of $742,081 at no gain or loss.

         At December 31, 1997, 1996 and 1995, loans serviced for others amounted to $43,988,489, $41,269,040 and $36,935,216 respectively.

         Activity in the allowance for loan losses is summarized as follows:

                                             Years Ended December 31,
                                       ---------------------------------
                                          1997        1996        1995
                                       ---------    --------    --------
Balance, beginning of year .........   $ 967,360     772,850     734,868

Provision for loan losses ..........     180,000     192,680      76,700

Charge-offs ........................    (300,962)    (68,824)    (39,030)

Recoveries .........................      11,179      70,654         312
                                       ---------    --------    --------
Balance, end of year ...............   $ 857,577     967,360     772,850
                                       ---------    --------    --------
                                       ---------    --------    --------

        During the year ended December 31, 1997, the Bank was able to resolve an ongoing matter relating to a bankruptcy filing on a construction loan with a balance of $498,000. Net proceeds received from the bankruptcy trustee amounted to $316,000 resulting in a charge-off of $182,000 during the current year. The amount charged-off had been specifically reserved by the Bank in preceding periods and the loan balance had been carried as a nonaccrual loan. The remaining balance of charge-offs for the year ended December 31, 1997, as well as the prior two year periods, resulted primarily from credit card loans.

        The balance of nonaccrual loans at December 31, 1997 and 1996 was approximately $1,273,000 and $997,000 respectively.

        For the years ended December 31, 1997 and 1996, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to approximately $118,500 and $75,200 respectively.

        Loans to directors and executive officers aggregated $1,489,000 at December 31, 1997 and $1,132,000 at December 31, 1996. Such loans are made on the same terms as those for other loan customers.

        Activity in loans to directors and executive officers for the year ended December 31, 1997 is summarized as follows:

        Balance, beginning of year................................   $1,132,000
        Loans disbursed ..........................................      708,000
        Principal repayments......................................     (351,000)
                                                                     ----------
        Balance, end of year......................................   $1,489,000
                                                                     ----------
                                                                     ----------

8)       Office Properties and Equipment

         Office properties and equipment are summarized as follows:

                                                       December 31,
                                               ------------------------
                                                   1997          1996
                                               -----------   ----------
Land .......................................   $   954,935      954,935
Buildings ..................................     4,738,117    4,649,279
Parking lot improvements ...................        80,359       80,359
Property held for future expansion .........       408,871      408,871
Furniture, fixtures and equipment ..........     4,081,499    3,380,069
Leasehold improvements .....................     1,478,315    1,303,909
Automobiles ................................       131,803      119,753
                                               -----------   ----------
                                                11,873,899   10,897,175
Less accumulated depreciation ..............     6,830,102    6,197,980
                                               -----------   ----------
                                               $ 5,043,797    4,699,195
                                               -----------   ----------
                                               -----------   ----------

         Depreciation of office properties and equipment for the years ended December 31, 1997, 1996 and 1995 amounted to $687,051, $667,979 and
         $705,785 respectively.

         At December 31, 1997, the Bank was leasing one branch office facility under an operating lease which expires in 2007 and five operating leases relating to branch facilities in a local grocery chain. These five leases carry terms which expire between December, 2002 and October, 2003.

         Rent expense for the years ending December 31, 1997, 1996 and 1995 amounted to $269,095, $259,776 and $258,617 respectively.

         Minimum long-term operating lease commitments are as follows:

        Year Ending December 31                            Amount
        ----------------------                            --------
               1998 ..................................    $276,988
               1999 ..................................     277,198
               2000 ..................................     278,248
               2001 ..................................     278,464
               2002 ..................................     279,544
               Thereafter ............................     367,603

9)       Accrued Interest Receivable

         Accrued interest receivable is summarized as follows:

                                                        December 31,
                                                -------------------------
                                                     1997          1996
                                                -----------    ----------
Investment securities .......................   $   138,094       104,575
Mortgage-backed securities ..................       683,043       808,621
Loans receivable ............................     1,912,086     1,801,636
Allowance for uncollected interest ..........      (124,387)     (388,327)
Interest collected in advance ...............       (10,919)       (6,982)
                                                -----------    ----------
                                                $ 2,597,917     2,319,523
                                                -----------    ----------
                                                -----------    ----------

10)      Deposits

         Deposit accounts are summarized as follows:

                                             December 31, 1997         December 31, 1996
                                           ----------------------     ------------------------
                                           Weighted                   Weighted
                                            Average                    Average
                                            Nominal                     Nominal
                                              Rate      Balance           Rate      Balance
                                           --------  ------------     ---------  ------------
Passbook accounts ...................         2.50%  $ 52,180,172         2.50%  $ 54,551,829
Demand deposit and
  NOW accounts ......................         1.71     49,988,507         1.63     50,465,958
Money market accounts ...............         3.15     12,651,802         3.11     14,629,882
                                                     ------------                ------------
                                                      114,820,481                 119,647,669
Certificates of deposit:
  7-91 days .........................         2.75        159,502         2.75        271,155
  6-11 months .......................         5.73     42,098,431         5.58     32,973,057
  12-29 months ......................         5.82    108,603,704         5.91    107,286,879
  30 months and over ................         6.05     38,395,439         5.78     29,351,814
  Prime advantage certificate(a) ....         6.09        693,916         5.88      1,754,575
  IRA and Keogh .....................         6.13      9,995,280         6.06     16,067,664
  Other .............................         5.65      1,889,002         5.76      2,228,192
                                                     ------------                ------------
                                              4.54%  $316,655,755         4.43%  $309,581,005
                                                     ------------                ------------
                                                     ------------                ------------

         (a) The prime advantage account is an adjustable rate certificate of deposit with either a 3 year or 5 year maturity. The interest rate on the 5 year term is 50% of the prime rate plus 1.875% while the 3 year term is 50% of the prime rate plus 1.625%. The guaranteed minimum rate on this account is 5.00%.

         A summary of certificates of deposit by maturity is as follows:

                                                          December 31,
                                                  ----------------------------
                                                      1997            1996
                                                  ------------     -----------
Within 12 months ............................     $ 93,022,144     111,433,122
13 months to 24 months ......................       69,184,216      42,197,182
25 months to 36 months ......................       31,895,933      26,502,094
37 months to 48 months ......................        3,264,983       5,952,572
Over 48 months ..............................        4,467,998       3,848,366
                                                  ------------     -----------
  Total .....................................     $201,835,274     189,933,336
                                                  ------------     -----------
                                                  ------------     -----------

         Interest expense on deposits consists of the following:

                                               Years Ended December 31,
                                      -----------------------------------------
                                          1997           1996          1995
                                      -----------     ----------     ----------
Passbook and Certificate accounts     $13,099,911     12,129,386      9,817,401
NOW and Money market accounts ...       1,190,261      1,157,013      1,185,130
                                      -----------     ----------     ----------
  Total .........................     $14,290,172     13,286,399     11,002,531
                                      -----------     ----------     ----------
                                      -----------     ----------     ----------

         The aggregate amount of deposit accounts with a balance of $100,000 or greater was approximately $30,858,000 and $34,400,000 at December 31, 1997 and 1996, respectively. Deposits in excess of $100,000 are not insured by the Federal Deposit Insurance Corporation.

11)      Borrowed Money

         Borrowed money is summarized as follows:

                                                 December 31, 1997           December 31, 1996
                                              -----------------------     -------------------------
                                              Weighted                    Weighted
                                               Average                     Average
                                                Rate       Amount            Rate         Amount
                                              --------   ------------     ---------     -----------
Secured advances from
  the FHLB - Chicago:

  Open line - variable rate ............        5.83%     $ 3,500,000           -- %           --
  Maturing in 1997 - fixed rate ........        --               --             5.67     27,500,000
  Maturing in 1998 - fixed rate ........        5.92       18,000,000           5.87     15,000,000
  Maturing in 1999 - fixed rate ........        6.04       12,000,000           6.28      7,000,000
  Maturing in 2000 - fixed rate ........        6.28       16,000,000           --             --
  Maturing in 2001 - fixed rate ........        6.40       11,000,000           6.65      6,000,000
  Maturing in 2002 - fixed rate ........        5.80       15,700,000           --             --

Secured advance from
  Advance National Bank:

  Line of credit .......................        5.65        5,000,000           --             --

Securities sold under
  agreements to repurchase:

  Maturing in January, 1997 ............        5.80             --             5.80      7,438,000
  Maturing in January, 1998 ............        6.05        3,844,000           --             --
                                                         ------------                    ----------
                                                         $ 85,044,000                    62,938,000
                                                         ------------                    ----------
                                                         ------------                    ----------

Weighted average interest rate .........                        6.03%                         5.89%
                                                                ----                          ----
                                                                ----                          ----

         Pursuant to collateral agreements with the Federal Home Loan Bank of Chicago (FHLB), advances are secured by all stock in the FHLB and qualifying first mortgage loans with unpaid principal balances aggregating no less than approximately 170% of the outstanding secured advances from the FHLB.

         The borrowing agreement with American National Bank (ANB) is for a maximum $5,000,000 fed funds borrowing line of credit at a rate quoted as the market rate by ANB for the purchase of fed funds at the time the purchase of fed funds is requested. The advance is secured by certain mortgage-backed securities which are held in safekeeping at ANB (see note 5).

         The Bank enters into sales of securities under agreements to repurchase (reverse repurchase agreements). Fixed-coupon reverse repurchase agreements are treated as financings and the obligations to repurchase securities sold are reflected as borrowed funds in the consolidated statements of financial condition. The dollar amount of securities underlying the agreements remains in the asset accounts. Securities sold under agreements to repurchase consisted of mortgage-backed securities. The securities underlying the agreement were delivered to the dealer who arranged the transaction. The agreement calls for the Bank to repurchase similar securities.

         Information concerning borrowings under fixed-coupon dollar reverse repurchase agreements is summarized as follows:

                                                         1997          1996
                                                         ----          ----
Average balance during the year ...................   $6,292,769    7,043,154
Average interest rate during the year .............         5.69%        5.59%
Maximum month-end balance during the year .........    7,389,000    7,895,000
Mortgage-backed securities underlying the
  agreements at year end:
    Carrying value ................................    4,130,000    8,251,000
    Estimated fair value ..........................   $4,153,000    8,267,000

         In connection with the Company's initial public offering, the Bank established an Employee Stock Ownership Plan (ESOP). The ESOP was funded by the proceeds from a $623,870 loan from an unaffiliated third party lender. During 1994, the Company refinanced this loan on essentially the same terms as the original lender. The loan carries an interest rate of one-half of one percent above the prime rate, and matures in the year 1999. The loan is secured by the shares of the Company purchased with the loan proceeds. The Bank has committed to make contributions to the ESOP sufficient to allow the ESOP to fund the debt service requirements of the loan. At December 31, 1997, the balance of this loan amounted to $81,405.

         Interest expense on borrowed money is summarized as follows:

                                                       Years Ended December 31,
                                                  ----------------------------------
                                                     1997        1996       1995
                                                  ----------   ---------   ---------
Advances from the FHLB ........................   $3,639,173   2,236,495   1,629,202
American National Bank line of credit .........      180,818        --          --
Securities sold under agreements
  to repurchase ...............................      370,998     393,555     688,325
                                                  ----------   ---------   ---------
                                                  $4,190,989   2,630,050   2,317,527
                                                  ----------   ---------   ---------
                                                  ----------   ---------   ---------

12)      Retirement Plans and Other Employee Benefits

         The Bank and its subsidiaries have a defined benefit plan which covers full-time employees with six months or more of service, and who are at least 21 years of age. The Bank's funding policy is to generally make the minimum annual contribution required by applicable regulations.

         The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated financial statements at December 31.

                                                                          1997          1996
                                                                      -----------    ----------
Projected benefits obligation (actuarial present value of projected benefits attributed to employee service to date based on
   future compensation levels) ....................................   $ 2,570,567     2,329,550
Plan assets at fair value .........................................     2,110,043     1,765,552
                                                                      -----------    ----------
Plan assets less than projected benefit obligation ................      (460,524)     (563,998)
Unrecognized net loss .............................................       321,671       261,471
Unrecognized transition amount amortized over 29 years ............        20,155        21,163
                                                                      -----------    ----------

Net pension liability included in accrued expenses ................   $  (118,698)     (281,364)
                                                                      -----------    ----------
                                                                      -----------    ----------


         Included in the projected benefit obligation is an amount called the accumulated benefit obligation. The accumulated benefit obligation represents the actuarial present value of benefits attributed to employee service and compensation levels to date. At December 31, 1997, the accumulated benefit obligation was $1,732,753. The vested portion was $1,632,479.

         Net pension expense for the years ended December 31, 1997, 1996 and 1995 is being accounted for per SFAS No. 87 "Employers' Accounting for Pensions" and include the following components:

                                                     Years Ended December 31,
                                                ---------------------------------
                                                   1997         1996       1995
                                                ---------    --------    --------
Service cost-benefits earned during the year    $ 237,918     220,098     166,226
Interest cost on projected benefit obligation     171,561     155,687     135,837
Actual return on plan assets ................    (127,338)    (98,871)   (105,419)
Net amortization and deferral ...............     (28,378)    (44,527)    (17,105)
                                                ---------    --------    --------
   Net pension expense ......................   $ 253,763     232,387     179,539
                                                ---------    --------    --------
                                                ---------    --------    --------


         The discount rate used in determining the actuarial present value of the projected benefit obligation at the beginning of the year to determine the net periodic pension cost and at the end of the year for the present value of the benefit obligation during 1997, 1996 and 1995 was 6.75%. The expected long-term rate of return on assets was 8.0% during 1997, 1996 and 1995, and the rate of increase in future compensation was 5.0% in 1997, 1996 and 1995.

12)      Retirement Plans and Other Employee Benefits (continued)

         Additionally, the Bank has a contributory qualified pension plan (401(k) Plan) which is available to all full-time employees having six months or more of service. Participants may make tax-deferred contributions within a range specified by the Plan. The Bank makes matching contributions in an amount equal to 50 percent of each eligible participant's contribution up to a specified percentage of the deferred contribution. Subsequent to the conversion, employees eligible under the stock option plan who contribute to the 401(k) are no longer eligible for the Bank's matching of their contributions. Contributions by the Bank to the 401(k) Plan were $61,803, $31,740 and $29,282 for the years ended December 31, 1997, 1996 and 1995 respectively.

13)      Officer, Director and Employee Plans

         Stock Option Plan. The Company and its shareholders have adopted three stock option and incentive plans (the "1991 Stock Option and Incentive Plan", the "1995 Stock Option and Incentive Plan" and the "1997 Stock Option and Incentive Plan", respectively) reserving 133,687, 135,000 and 80,000 options on common shares, respectively, for issuance to directors, officers and key employees. The Plans provide that option prices will not be less than the fair market value of the stock at the grant date. The date on which the options are first exercisable is determined by the Stock Option Committee of the Board of Directors. The options expire no later than ten years from the grant date. The following is an analysis of the stock option activity for each of the years in the three year period ended December 31, 1997 and the stock options outstanding at the end of the respective periods.

                                                              Exercise Price
                                                        ----------------------------
                                           Number
Options                                  of Shares      Per Share           Total
-------                                  ---------      ------------     -----------
Outstanding at January 1, 1995 ......      110,859      $ 6.67-15.67     $   863,476
Granted .............................       82,200       17.20-21.20       1,472,640
Exercised ...........................            0
Forfeited ...........................            0
                                          --------      ------------     -----------
Outstanding at December 31, 1995 ....      193,059        6.67-21.20       2,336,116
Granted .............................       71,640       16.50-24.60       1,416,560
Exercised ...........................      (13,500)       6.67-17.20        (122,644)
Forfeited ...........................      (25,059)      17.20-21.20        (445,751)
                                          --------      ------------     -----------

Outstanding at December 31, 1996 ....      226,140        6.67-24.60       3,184,281
Granted .............................       44,255       23.00-49.81       1,675,514
Exercised ...........................       (5,899)       6.67-20.50         (82,968)
Forfeited ...........................         (337)            21.20          (7,144)
                                          --------      ------------     -----------

Outstanding at December 31, 1997 ....      264,159      $ 6.67-49.81     $ 4,769,683
                                          --------      ------------     -----------
                                          --------      ------------     -----------
Exercisable at December 31, 1997 ....      159,309      $ 6.67-49.81     $ 2,138,253
                                          --------      ------------     -----------
                                          --------      ------------     -----------
Options available for future
  grants at December 1997 ...........      50,152
                                          -------
                                          -------

         The weighted average fair value of options granted during the years ended December 31, 1997, 1996 and 1995 was $37.86, $19.77 and
         $17.92, respectively. As of December 31, 1997, the weighted average exercise price for options outstanding was $18.06 with a weighted average remaining contractual life of 6.7 years.

         The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

         The Company implemented SFAS No. 123 "Accounting for Stock-Based Compensation" during 1996. The Company will retain its current accounting method for its stock-based compensation plans. This statement will only result in additional disclosures for the Company, and as such, its adoption did not, nor is it expected to have, a material impact on the Company's financial condition or its results of operations.

         The following summarizes the pro forma net income as if the fair value method of accounting for stock-based compensation plans had been utilized:

                                                      Years Ended December 31,
                                            ------------------------------------------
                                                 1997           1996           1995
                                                -----          ------         ------
Net income (as reported) ...............   $   2,790,316      1,052,097      1,818,447
Pro forma net income ...................       2,522,427        976,800      1,779,340

Diluted earnings per share (as reported)   $        2.08            .80           1.35
Pro forma diluted earnings per share ...            1.88            .75           1.34

         The pro forma results presented above may not be representative of the effects reported in pro forma net income for future years.

         The fair value of the option grants for the years ended December 31, 1997, 1996 and 1995 was estimated on the date of grant using the Black Scholes option value model, with the following assumptions: dividend yield of approximately 1.5% for 1997 and approximately 2.0% for 1996 and 1995, expected volatility of 6.5% for all periods, risk free interest rate of 5.30%, 6.69% and 6.27% respectively, and an expected life of approximately 10 years during all periods.

         Employee Stock Ownership Plan. In conjunction with the Conversion, the Bank formed an Employee Stock Ownership Plan ("ESOP"). The ESOP covers substantially all employees with more than one year of employment and who have attained the age of 21. The ESOP borrowed $623,870 from an unaffiliated third-party lender and purchased 93,580 common shares issued in the Conversion. During 1994, the Company refinanced this loan on essentially the same terms as the original lender. In accordance with generally accepted accounting principles, the unpaid balance of the ESOP loan, which is comparable to unearned compensation, is reported as a reduction of stockholders' equity. Total contributions to the ESOP which were used to fund principal and interest payments on the ESOP debt totaled $101,494, $109,251, and $118,931 for the years ended December 31, 1997, 1996 and 1995, respectively. The Bank has committed to make cash contributions to the ESOP sufficient to service the requirements of the loan.

         Bank Incentive Plans. In conjunction with the Conversion, the Company formed two Bank Incentive Plans ("BIPs"), which purchased in the aggregate, 40,107 shares or 3.0% of the shares of common stock issued in the Conversion. The shares were purchased for $283,830 with funds contributed to the BIP's from the Bank. As of December 31, 1997, all shares were awarded and vested. The $283,830 contributed to the BIPs was amortized to compensation expense as the plan participants became vested in those shares. As of December 31, 1997, the entire amount of deferred compensation expense has been recognized.

14)      Income Taxes

         The Company has adopted SFAS No. 109 which requires a change from the deferred method to the liability method of accounting for income taxes. Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax bases of existing assets and liabilities.

         Among the provisions of SFAS 109 which impact the Bank is the tax treatment of bad debt reserves. SFAS 109 provides that a deferred tax asset is to be recognized for the bad debt reserves established for financial reporting purposes and requires a deferred tax liability to be recorded for increases in the tax bad debt reserve since January 1, 1988, the effective date of certain changes made by the Tax Reform Act of 1986 to the calculation of savings institutions' bad debt deduction. Accordingly, retained earnings at December 31, 1997 includes approximately $3,840,000 for which no deferred federal income tax liability has been recognized.

         The provision for income taxes consists of the following:

                                                 Years Ended December 31,
                                           ----------------------------------
                                              1997         1996        1995
                                           ----------   ---------   ---------
Current ................................   $1,445,240     108,470     780,390
Deferred ...............................       54,660     455,830     290,610
                                           ----------   ---------   ---------
                                           $1,499,900     564,300   1,071,000
                                           ----------   ---------   ---------
                                           ----------   ---------   ---------


         A reconciliation of the statutory federal income tax rate to effective income tax rate is as follows:

                                                  Years Ended December 31,
                                               ------------------------------
                                               1997         1996         1995
                                               ----         ----         ----
Statutory federal income tax rate .........    34.0%        34.0%        34.0%
State income taxes ........................     4.5          4.7          4.7
Dividends received exclusion ..............    (2.1)        (3.8)        (1.6)
Other items ...............................    (1.4)         --           --
                                               ----         ----         ---
Effective income tax rate .................    35.0%        34.9%        37.1%
                                               ----         ----         ---
                                               ----         ----         ---


         Deferred federal income tax expense consists of the following tax effects of timing differences:

                                                     Years Ended December 31,
                                                ---------------------------------
                                                   1997        1996        1995
                                                ---------    --------    --------
Loan fees ...................................   $ 180,720     470,160     219,500
Depreciation ................................       8,700     (32,035)    (48,400)
Compensation related expenses ...............      (5,545)    (10,600)      9,100
Book loan loss provision (in excess of)

  less than tax deduction ...................    (132,015)    (23,825)     45,700
Mortgage servicing rights ...................       2,800      36,880      15,200
Other .......................................        --        15,250      49,510
                                                ---------    --------    --------
                                                $  54,660     455,830     290,610
                                                ---------    --------    --------
                                                ---------    --------    --------

         The approximate tax effect of temporary differences that give rise to the Company's net deferred tax liability at December 31, 1997 and 1996 under SFAS 109 is as follows:

December 31, 1997                               Assets    Liabilities     Net
-----------------                              --------   -----------   --------
 Loan fees deferred for financial
   reporting purposes, net of costs ........   $   --       (718,820)   (718,820)
 Nondeductible incentive and
retirement plan expense ....................     56,035         --        56,035
 Nondeductible deferred directors fees .....     64,670         --        64,670
 Accelerated book depreciation .............     52,505         --        52,505
 Bad debt reserves established for
   financial reporting purposes ............    269,200         --       269,200
 Increases to tax bad debt reserves
   since January 1, 1988 ...................       --       (556,130)   (556,130)
 Unrealized loss on securities
   available for sale ......................       --       (102,273)   (102,273)
 Other .....................................       --        (39,680)    (39,680)
                                               --------   ----------    --------

   Total ...................................   $442,410   (1,416,903)   (974,493)
                                               --------   ----------    --------
                                               --------   ----------    --------



 December 31, 1996                              Assets   Liabilities      Net
 -----------------                             --------  -----------    --------
 Loan fees deferred for financial
   reporting purposes, net of costs ........   $   --       (538,100)   (538,100)
 Nondeductible incentive and
retirement plan expense ....................     73,705         --        73,705
 Nondeductible deferred directors fees .....     41,457         --        41,457
 Accelerated book depreciation .............     61,205         --        61,205
 Bad debt reserves established for
   financial reporting purposes ............    137,185         --       137,185
 Increases to tax bad debt reserves
   since January 1, 1988 ...................       --       (556,130)   (556,130)
 Unrealized loss on securities
   available for sale ......................    208,562         --       208,562
 Other .....................................       --        (36,880)    (36,880)
                                               --------   ----------    --------
   Total ...................................   $522,114   (1,131,110)   (608,996)
                                               --------   ----------    --------
                                               --------   ----------    --------

15)      Regulatory Capital Requirements

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum total requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

         To be categorized as adequately capitalized, the Bank must maintain a minimum regulatory tangible capital ratio equal to 1.5% of total adjusted assets, a minimum 3.0% core capital ratio and an 8.0% risk-based capital ratio. For purposes of the regulation, the core and tangible capital of Suburban Federal Savings, A Federal Savings Bank is defined as stockholders' equity, adjusted for investments in non-includable subsidiaries, certain intangible assets, and net unrealized gains and losses on securities available for sale (other than unrealized losses in equity securities), net of taxes. Adjusted total assets are the Bank's total assets as determined under generally accepted accounting principles, adjusted for assets of non-includable subsidiaries, certain intangible assets, and net unrealized gains and losses on securities available for sale, net of taxes.

         In determining compliance with the risk-based capital requirement, the Bank is allowed to use both core capital and supplementary capital provided the amount of supplementary capital used does not exceed the Bank's core capital. Supplementary capital of Suburban Federal Savings, A Federal Savings Bank is defined to include all of the Bank's general loss allowances. The risk-based capital requirement is measured against risk-weighted assets which equals the sum of each asset and the credit-equivalent amount of each off-balance sheet item after being multiplied by an assigned risk weight.

         The Bank, according to federal regulatory standards, is well-capitalized under the regulatory framework for prompt corrective action.

         At December 31, 1997 and 1996, the Bank's regulatory equity capital was as follows:

                                                   Tangible            Core           Risk-based
                                                    Capital           Capital           Capital
                                                 ------------       -----------       -----------
December 31, 1997
Stockholders' equity .......................     $ 26,234,637        26,234,637        26,234,637
Investment in and advances to
  nonincludable subsidiary .................          (73,957)          (73,957)          (73,957)
Deposit base intangible ....................          (87,448)          (72,858)          (72,858)
Unrealized loss on securities
  available for sale, net of taxes .........           24,264            24,264            24,264
General loss allowances ....................             --                --             708,428
                                                 ------------       -----------       -----------
Regulatory capital computed ................       26,097,496        26,112,086        26,820,514
Minimum capital requirement for capital
  adequacy purposes ........................        6,530,220        13,060,440        15,715,360
                                                 ------------       -----------       -----------
Minimum capital requirements to be
  well-capitalized under prompt corrective
  action provisions ........................       10,883,700        21,767,400        19,644,200

Computed capital ratio .....................             5.99%             5.99%            13.65%
Minimum capital ratio for capital adequacy
  purposes .................................             1.50              3.00              8.00
                                                 ------------       -----------       -----------

Minimum capital ratio to be well-
  capitalized under prompt corrective
  action provisions ........................             2.50%             5.00%            10.00%
                                                 ------------       -----------       -----------
                                                 ------------       -----------       -----------

         At December 31, 1997, adjusted total assets were $435,300,000 and risk-weighted assets were $19,442,000.

         A reconciliation of the Bank's equity capital at December 31, 1997 is as follows:

Stockholders' equity .......................                                         $ 29,507,113
Less Company stockholders' equity not
  available for regulatory capital .........                                           (3,272,476)
                                                                                     ------------
                                                                                     ------------
Stockholders' equity of the Bank ...........                                         $ 26,234,637
                                                                                     ------------
                                                                                     ------------

                                                   Tangible            Core           Risk-based
                                                   Capital            Capital          Capital
                                                 ------------       -----------       -----------
December 31, 1996

Stockholders' equity .......................     $ 23,190,547        23,190,547        23,190,547
Investment in and advances to
  nonincludable subsidiary .................          (99,402)          (99,402)          (99,402)
Deposit base intangible ....................         (126,263)          (78,847)          (78,847)
Unrealized loss on securities
  available for sale, net of taxes .........          355,646           355,646           355,646
General loss allowances ....................             --                --             361,010
                                                 ------------       -----------       -----------
Regulatory capital computed ................       23,320,528        23,367,944        23,728,954
Minimum capital requirement for capital
  adequacy purposes........ ................        6,026,745        12,054,900        15,457,040
                                                 ------------       -----------       -----------
Minimum capital requirement to be well-
  capitalized under prompt corrective
  action provisions.........................       10,044,575        20,091,500        19,321,300
Computed capital ratio .....................             5.80%             5.82%            12.28%
Minimum capital ratio for capital adequacy
  purposes........... ......................             1.50              3.00              8.00
                                                 ------------       -----------       -----------
Minimum capital ratio to be well-
  capitalized under prompt corrective
  action provisions.........................             2.50%             5.00%            10.00%
                                                 ------------       -----------       -----------
                                                 ------------       -----------       -----------

         At December 31, 1997, adjusted total assets were $401,800,000 and risk-weighted assets were $193,213,000.

         A reconciliation of the Bank's equity capital at December 31, 1996 is as follows:

 Stockholders' equity                                                                $ 26,253,682
 Less Company stockholders' equity not
   available for regulatory capital                                                    (3,063,135)
                                                                                     ------------
 Stockholders' equity of the Bank                                                    $ 23,190,547
                                                                                     ------------
                                                                                     ------------

16)      Stockholders' Equity

         As part of the Conversion, the Bank established a liquidation account for the benefit of all eligible depositors who continue to maintain their deposit accounts in the Bank after conversion. In the unlikely event of a complete liquidation of the Bank, each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account, in the proportionate amount of the then current adjusted balance for deposit accounts held, before distribution may be made with respect to the Bank's capital stock. The Bank may not declare or pay a cash dividend to the Company on, or repurchase any of, its capital stock if the effect thereof would cause the retained earnings of the Bank to be reduced below the amount required for the liquidation account. Except for such restrictions, the existence of the liquidation account does not restrict the use or application of retained earnings.

         In addition, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration and payment would otherwise violate regulatory requirements.

         On October 24, 1995, the Board of Directors of the Company authorized management to purchase up to 62,925 shares of its outstanding stock in a repurchase program. Under the authorization, repurchases are to be made from time to time through open market purchases or unsolicited negotiated transactions. Shares purchased under this authorization will be held in treasury and will be available for various corporate purposes. As of December 31, 1997, 39,500 shares were repurchased at an average price of $16.43 per share while 23,425 shares remain to be purchased.

         Unlike the Bank, the Company is not subject to these regulatory restrictions on the payment of dividends to its stockholders. However, the Company's source of funds for future dividends may depend upon dividends received by the Company from the Bank.

17)      Financial Instruments with Off-Balance Sheet Risk

         The Bank is a party to various transactions with off-balance sheet risk in the normal course of business. These transactions are primarily commitments to originate loans and to purchase securities. These financial instruments carry varying degrees of credit and interest-rate risk in excess of amounts recorded in the consolidated financial statements.

         Commitments to originate mortgage loans of $7,723,000 and other loans of $21,000 at December 31, 1997 represent amounts which the Bank plans to fund within the normal commitment period of 60 to 90 days. Of this amount, $1,707,000 are in fixed rate commitments with rates ranging from 7.125% to 9.00%, and $6,037,000 are in adjustable rate commitments. Because the credit worthiness of each customer is reviewed prior to extension of the commitment, the Bank adequately controls their credit risk on these commitments, as it does for loans recorded on the balance sheet. The Bank conducts all of its originated lending activities in the greater Chicagoland area. Management believes the Bank has a diversified loan portfolio and the concentration of lending activities in these local communities does not result in an acute dependency upon economic conditions of the lending region.

         The Bank has approved, but unused, home equity lines of credit of approximately $8,300,000 at December 31, 1997. Approval of lines of credit is based upon underwriting standards that generally do not allow total borrowings, including the line of credit, to exceed 80% of the estimated market value of the customer's home. In addition, the Bank also has issued to two local mortgage brokers, warehouse lines of credit, that at December 31, 1997, had approved but unused lines of credit of approximately $5,000,000. The Bank also has approved but unused credit card lines of credit of approximately $9,100,000. The Bank is also committed to fund an additional investment of approximately $1,630,000, through the year 2000, in notes secured by adjustable rate mortgage loans issued by the Community Investment Corporation to fund multi-family properties in low income areas, if sufficient loans can be originated by CIC to support the notes.

         At December 31, 1997, the Bank had committed to sell mortgage loans to the Federal National Mortgage Association in the amount of $418,600. In addition, at December 31, 1997, the Bank had committed to sell participating interests in mortgage loans to private investors in the amount of $34,000.

         The Bank has issued outstanding letters of credit totaling approximately $334,000 to a municipality regarding an incomplete residential construction project on which the Bank has made a construction loan.

18)      Contingencies

         The Bank is, from time to time, a party to certain lawsuits arising in the ordinary course of its business, wherein it enforces its security interest. Management, based upon discussions with legal counsel, believes that the Company and the Bank are not engaged in any legal proceedings of a material nature at the present time.

19)      Disclosures About the Fair Value of Financial Instruments

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         Cash and cash equivalents: For cash and interest-bearing deposits, the carrying amount is a reasonable estimate of fair value.

         Investment securities: Fair values for securities held for investment, sale or trading account purposes are based on quoted market prices as published in financial publications or dealer quotes.

         Mortgage-backed securities: Fair values for mortgage-backed securities are based on the lower of quotes received from third-party brokers.

         Loans receivable: The Company determined that for both variable-rate and fixed rate loans, fair values are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and collateral to borrowers of similar credit quality.

         Deposit liabilities: The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

         Borrowed money: Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

         The fair value of the Company's off-balance-sheet instruments is nominal.

         The estimated fair value of the Company's financial instruments at December 31, 1997 and 1996 are as follows:

                                                         December 31, 1997
                                                   -----------------------------
                                                      Carrying         Fair
                                                       Amount          Value
                                                   ------------     ------------
Financial assets:
  Cash and cash equivalents .................      $  8,177,125        8,177,125
  Investment securities .....................         3,988,542        3,994,688
  Investment securities available of sale ...         3,696,349        3,696,349
  Trading securities ........................         1,740,883        1,740,883
  Mortgage-backed securities ................        77,161,513       77,201,169
  Mortgage-backed securities available
    for sale ................................        37,426,637       37,426,637
  Loans receivable ..........................       293,631,549      294,428,000

Financial liabilities:

  Deposits ..................................       316,655,755      316,580,000
  Borrowed money ............................      $ 85,044,000       84,984,000


                                                         December 31, 1996
                                                   -----------------------------
                                                      Carrying         Fair
                                                       Amount          Value
                                                   ------------     ------------
Financial assets:
  Cash and cash equivalents .................      $  8,852,236        8,852,236
  Investment securities .....................         3,974,167        3,918,125
  Investment securities available of sale ...         3,430,277        3,430,277
  Investment securities held for trade ......         1,361,638        1,361,638
  Mortgage-backed securities ................        93,562,881       93,408,866
  Mortgage-backed securities available
    for sale ................................        39,923,032       39,923,032
  Loans receivable ..........................       241,815,183      240,117,000

Financial liabilities:

  Deposits ..................................       309,581,005      309,425,000
  Borrowed money ............................      $ 62,938,000       62,942,000

20)      SAIF Special Assessment and its Impact on SAIF Insurance Premiums

         The deposits of Suburban Federal Savings, A Federal Savings Bank, are presently insured by the Savings Association Insurance Fund ("SAIF"), which together with the Bank Insurance Fund ("BIF"), are the two insurance funds administered by the Federal Deposit Insurance Corporation ("FDIC"). Financial institutions which are members of the BIF were experiencing substantially lower deposit insurance premiums because the BIF had achieved its required level of reserves while the SAIF had not yet achieved its required reserves. In order to help eliminate this disparity and any competitive disadvantage due to disparate deposit insurance premium schedules, legislation to recapitalize the SAIF was enacted in September 1996.

         The legislation required a special one-time assessment of 65.7 cents per $100 of SAIF insured deposits held by the Bank at March 31, 1995. The one-time special assessment has resulted in a charge to earnings of approximately $1,690,000 during the year ended December 31, 1996. The after-tax effect of this one-time charge to earnings totaled $1,035,000. The legislation was intended to fully recapitalize the SAIF fund so that commercial bank and thrift deposits would be charged the same FDIC premiums beginning January 1, 1997. As of such date, deposit insurance premiums for highly rated institutions, such as the Bank, have been substantially reduced.

         The Bank, however, will continue to be subject to an assessment to fund repayment of the Financing Corporation's ("FICO") obligations. The FICO assessment for SAIF insured institutions will be 6.48 cents per $100 of deposits while BIF insured institutions will pay 1.52 cents per $100 of deposits until the year 2000 when the assessment will be imposed at the same rate on all FDIC insured institutions.

21)      Proposed Merger

         On December 29, 1997, the Board of Directors announced the execution of a definitive agreement pursuant to which the Company will merge with and into Citizens Financial Services, FSB of Munster, Indiana. In connection with the merger, Citizens Financial will undertake to convert from a mutual to a stock institution and form a holding company. Under the terms of the agreement, each share of the Company will be exchanged for shares of Citizens' common stock with an initial conversion offering price equivalent to $36.00, based on the initial public offering price of Citizens' common stock. Consummation of the merger is subject to the approval of the Company's stockholders, the conversion of Citizens and all required regulatory approvals. The transaction is expected to close in the third quarter of 1998.

22)      Condensed Parent Company Only Financial Statements

         The following condensed statement of financial condition, as of December 31, 1997 and 1996 and condensed statements of earnings and cash flows for the years ended December 31, 1997, 1996 and 1995 for SuburbFed Financial Corp. should be read in conjunction with the consolidated financial statements and the notes thereto.

                        Statements of Financial Condition

                                                           December 31,
                                                  -----------------------------
                                                       1997            1996
                                                  ------------      -----------
Assets

Cash and cash equivalents ...................     $    490,455          185,267
Investment securities available for sale ....        1,125,273        1,299,473
Trading securities ..........................        1,740,883        1,361,638
Loans receivable ............................          165,524          262,888
Equity investment in the Bank ...............       26,245,454       23,687,529
Accrued interest receivable .................           16,021           17,209
Prepaid expenses and other assets ...........           61,741           91,211
                                                  ------------      -----------
                                                    29,845,351       26,905,215
                                                  ------------      -----------
                                                  ------------      -----------

Liabilities and Stockholders' Equity

Liabilities:
Accrued taxes and other liabilities .........          327,421          154,552
                                                  ------------      -----------
Stockholders' Equity:
Common stock ................................           13,712           13,653
Additional paid-in capital ..................        8,470,409        8,332,710
Retained earnings ...........................       22,407,548       20,021,403
Unrealized gain on securities
  available for sale ........................          231,446           64,459
Treasury stock ..............................       (1,605,185)      (1,681,562)
                                                  ------------      -----------
  Total stockholders' equity ................       29,517,930       26,750,663
                                                  ------------      -----------
                                                  $ 29,845,351       26,905,215
                                                  ------------      -----------
                                                  ------------      -----------

                             Statements of Earnings

                                                          Years Ended December 31,
                                               -------------------------------------------
                                                   1997            1996           1995
                                               -----------      ----------      ----------
Interest income ..........................     $   128,036         158,148         212,204
Gain on sale of investment securities, net         325,743         108,343         130,778
Unrealized gain on trading securities ....         459,972         197,292         230,310
Non-interest income ......................               7            --               953
Non-interest expense .....................        (580,067)       (397,313)       (351,032)
                                               -----------      ----------      ----------

Net income before income taxes
  and equity in earnings of subsidiaries .         333,691          66,470         223,213
Benefit from (provision for) income taxes         (101,300)          4,700         (56,000)
                                               -----------      ----------      ----------

Net income before equity in earnings of
  subsidiaries ...........................         232,391          71,170         167,213
Equity in earnings of subsidiaries .......       2,557,925         980,927       1,651,234
                                               -----------      ----------      ----------
  Net income .............................     $ 2,790,316       1,052,097       1,818,447
                                               -----------      ----------      ----------
                                               -----------      ----------      ----------

22)      Condensed Parent Company Only Financial Statements (continued)

                            Statements of Cash Flows

                                                            Years Ended December 31,
                                                     ---------------------------------------
                                                         1997         1996          1995
                                                     -----------    ----------    ----------
 Operating activities:
   Net income ....................................   $ 2,790,316     1,052,097     1,818,447
   Equity in earnings of the Bank ................    (2,557,925)     (980,927)   (1,651,234)
   Unrealized gain on trading securities .........      (459,972)     (197,292)     (230,310)
   Gain on sale of investment
     and mortgage-backed securities ..............       (16,978)         --          (6,994)
   Gain on sale of trading securities ............      (308,765)     (108,343)     (123,784)
   Proceeds from sales of trading
     account securities ..........................     1,375,345       756,646       752,934
   Purchase of trading account securities ........      (887,978)     (497,995)     (602,040)
   Decrease in accrued interest receivable .......         1,188         7,455        14,954
   (Increase) decrease in prepaid expenses
     and other assets ............................        68,978       (19,465)      (26,925)
   Increase (decrease) in accrued taxes and
     other liabilities ...........................        42,880        (3,384)       48,727
                                                     -----------    ----------    ----------
 Net cash provided by (for)
  operating activities ...........................        47,089         8,792        (6,225)
                                                     -----------    ----------    ----------

 Investing activities:
   Proceeds from sales of investment
     securities available for sale ...............       693,249       200,000     1,110,538
   Proceeds from redemption of
     investment securities available for sale ....         4,388        10,418         2,016
   Purchase of investment securities
     available for sale ..........................      (335,000)     (149,995)     (150,000)
   Proceeds from sales of mortgage-backed
     securities available for sale ...............          --            --         188,582
   Purchase of mortgage-backed securities
     available for sale ..........................          --            --          (1,299)
   Loan repayments ...............................        97,364        96,705        96,118
                                                     -----------    ----------    ----------
 Net cash provided by investing activities .......       460,001       157,128     1,245,955
                                                     -----------    ----------    ----------
 Financing activities:
   Proceeds from sale of treasury stock ..........       118,330          --            --
   Purchase of treasury stock ....................          --        (648,937)   (1,032,625)
   Proceeds from exercise of stock options .......        82,968       122,644          --
   Payment in lieu of issuing
     fractional shares ...........................          --            --          (1,518)
   Dividends received from Bank ..................          --            --         600,000
   Dividends paid on common stock ................      (403,200)     (404,046)     (418,673)
                                                     -----------    ----------    ----------

 Net cash provided for
   financing activities ..........................      (201,902)     (930,339)     (852,816)
                                                     -----------    ----------    ----------
 Net change in cash and cash equivalents .........       305,188      (764,419)      386,914
 Cash and cash equivalents at
   beginning of year .............................       185,267       949,686       562,772
                                                     -----------    ----------    ----------
 Cash and cash equivalents at end of year ........   $   490,455       185,267       949,686
                                                     -----------    ----------    ----------
                                                     -----------    ----------    ----------

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE BANK OR WEBB. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE BANK SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.

                  ---------------------

                    TABLE OF CONTENTS

                  ---------------------

                                                  PAGE

Summary............................................
Selected Financial and Other Data of Citizens
Financial..........................................
Selected Financial and Other Data of SFC...........
Summary of Recent Developments of Citizens
Financial..........................................
Summary of Recent Developments of SFC..............
Selected Pro Forma Unaudited Combined
  Consolidated Financial Data of
  Citizens Financial...............................
Risk Factors.......................................
CFS Bancorp, Inc...................................
Citizens Financial Services, Inc...................
Use of Proceeds....................................
Dividend Policy....................................
Market for Company's Common Stock..................
Regulatory Capital.................................
Capitalization.....................................
Pro Forma Unaudited Financial Information..........
Comparison of Valuation and Pro Forma
  Information With No Foundation...................
Citizens Financial Services, FSB
  Consolidated Statements of Income................
SuburbFed Financial Corp., Consolidated 1998
  Statements of Earnings...........................
Management's Discussion and Analysis of Financial
  Condition and Results of Operations of Citizens
  Financial........................................
Management's Discussion and Analysis of Financial
  Condition and Results of Operations of SFC ......
Business of Citizens Financial.....................
Business of SFC....................................
Regulation.........................................
Taxation...........................................
Management ........................................
The Conversion and the Merger......................
The Offerings......................................
Restrictions on Acquisition of the
  Company and the Bank.............................
Description of Capital Stock of the
  Company..........................................
Description of Capital Stock of the
  Bank.............................................
Transfer Agent and Registrar.......................
Experts............................................
Legal and Tax Opinions.............................
Additional Information  ...........................
Index to Financial Statements......................

UNTIL ________ __, 1998, OR 25 DAYS AFTER COMMENCEMENT OF THE COMMUNITY OFFERING OR SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A



                                17,853,750 SHARES
                       (ANTICIPATED MAXIMUM, AS ADJUSTED)





                                CFS BANCORP, INC.
                          (PROPOSED HOLDING COMPANY FOR
                        CITIZENS FINANCIAL SERVICES, FSB)




                                  COMMON STOCK




                                  ------------

                                   PROSPECTUS

                                  ------------






                             CHARLES WEBB & COMPANY
                   A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.





                            ________________ __, 1998

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution (1).

     SEC filing fees . . . . . . . . . . . . . . . . . . . . . .    $69,801
     OTS filing fees . . . . . . . . . . . . . . . . . . . . . .     14,400
     Nasdaq filing fees. . . . . . . . . . . . . . . . . . . . .     95,000
     Printing, postage and mailing . . . . . . . . . . . . . . .    400,000
     Legal fees. . . . . . . . . . . . . . . . . . . . . . . . .    250,000
     Blue Sky filing fees and expenses . . . . . . . . . . . . .     30,000
     Accounting fees . . . . . . . . . . . . . . . . . . . . . .    150,000
     Appraiser's fees. . . . . . . . . . . . . . . . . . . . . .     50,000
     Fees and expenses related to business plan. . . . . . . . .     15,000
     Conversion agent fees and expenses. . . . . . . . . . . . .     50,000
     Transfer agent fees and expenses. . . . . . . . . . . . . .     25,000
     Conversion center telephone, temporary support
          staff and equipment. . . . . . . . . . . . . . . . . .    100,000
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .    100,188
                                                                 ----------
     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,350,000
                                                                 ----------
                                                                 ----------

     In addition to the foregoing expenses, Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc. will receive fees based on the number of shares of Common Stock sold in the Conversion, plus expenses. Based upon the assumptions and the information set forth under "Pro Forma Data" and "The Conversion - Marketing Arrangements" in the Prospectus, it is estimated that such fees will amount to $1,150,805, $1,365,050, $1,579,295 and $1,825,677 in
the event that 11,475,000 shares, 13,500,000 shares, 15,525,000 shares and 17,853,750 shares of Common Stock are sold by the Bank in the Conversion, respectively.


Item 14.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacity as such. The Certificate of Incorporation and the Bylaws of the Company provide that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by law. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions.

     Article 10 of the Registrant's Certificate of Incorporation provides as follows:

     Article 10. Indemnification. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

     Article VI of the Company's Bylaws provides as follows:

     6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

     6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

     6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

     6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this
Article VI.

     6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 15.  Recent Sales of Unregistered Securities

     Not applicable.

Item 16.  Exhibits and Financial Statements Schedules

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a)  List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letter with Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc.*
1.2 Form of Agency Agreement with Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc.
2.1       Plan of Conversion, as amended
2.2 Agreement and Plan of Merger between Citizens Financial Services, FSB and SuburbFed Financial Corp. (without exhibits)*
3.1       Certificate of Incorporation of CFS Bancorp, Inc.*
3.2       Bylaws of CFS Bancorp, Inc.*
4.0       Form of Stock Certificate of CFS Bancorp, Inc.*
5.0       Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality
8.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal tax matters
8.2       Opinion of Ernst & Young LLP re: Indiana and Illinois tax matters
8.3       Letter of RP Financial, LC. re: Subscription Rights*
10.1 Form of Employment Agreement to be entered into between Citizens Financial Services, FSB and Thomas F. Prisby, James W. Prisby and John
          T. Stephens*
10.2 Form of Employment Agreement to be entered into between CFS Bancorp, Inc. and each of Thomas F. Prisby, James W. Prisby and John T. Stephens*
10.3 Form of Employment Agreement to be entered into between CFS Bancorp, Inc, Citizens Financial Services, FSB and each of Daniel P. Ryan, Steven E. Stock and Bryon G. Thoren*
23.1      Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibits
          5.0 and 8.1, respectively)
23.2      Consent of Ernst & Young LLP
23.3      Consent of RP Financial, LC.*
23.4      Consent of Cobitz, Vandenberg & Fennessy
23.5      Consent of Ernst & Young LLP (included in Exhibits 8.2 and 8.4)
24.0 Power of Attorney (previously included in Signature Page of this Registration Statement)

27.0      Financial Data Schedule*
99.1      Appraisal Report of RP Financial, LC.
99.2      Subscription Order Form and Instructions*
99.3      Additional Solicitation Material*
99.4      Form of The Citizens Foundation Gift Instrument*
99.5      Consent of Daniel P. Ryan to be identified as a proposed director.*
99.6      Form of SFC proxy card
--------------------------
  *  Previously filed

     (b)  Financial Statement Schedules

     All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Indiana on May 7, 1998.

                         CFS BANCORP, INC.


                         By:  /s/Thomas F. Prisby
                              -------------------------------------------------
                              Thomas F. Prisby
                              Chairman of the Board and Chief Executive Officer


            Name                          Title                      Date



/s/Thomas F. Prisby            Chairman of the Board and        May 7, 1998
---------------------------    Chief Executive Officer
Thomas F. Prisby

/s/James W. Prisby             Vice Chairman, President and     May 7, 1998
---------------------------    Chief Operating Officer
James W. Prisby


/s/John T. Stephens            Executive Vice President         May 7, 1998
---------------------------    and Chief Financial Officer
John T. Stephens               (principal financial
                               and accounting officer)

/s/Sally A. Abbott             Director                         May 7, 1998
---------------------------
Sally A. Abbott

/s/Gregory W. Blaine           Director                         May 7, 1998
---------------------------
Gregory W. Blaine


/s/Thomas J. Burns             Director                         May 7, 1998
---------------------------
Thomas J. Burns


/s/Gene Diamond                Director                         May 7, 1998
---------------------------
 Gene Diamond